As filed with the Securities and Exchange Commission on July 22, 2020.

Registration No. 333-239646

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ecoark Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	3089	30-0680177
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

5899 Preston Road #505, Frisco, TX

(479) 259-2977

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Randy S. May

Chief Executive Officer

Ecoark Holdings, Inc.

5899 Preston Road #505, Frisco, TX

(479) 259-2977

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ross D. Carmel, Esq.

Arif Soto, Esq.

Carmel, Milazzo & Feil LLP

55 W 39th Street, 18th Floor

New York, New York 10018

(212) 658-0458

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common stock, $0.001 par value per share, upon exercise of warrants(3)	5,882,358	$1.10	$6,470,593.80	$839.88

Total:	5,882,358	$1.10	$6,470,593.80	$839.88

(1)	This Registration Statement covers the resale by certain selling securityholders named herein of up to 5,882,358 shares of our common stock issuable upon exercise of outstanding warrants that were issued to the selling securityholders.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended.
(3)	Represents 5,882,358 shares of common stock that the Registrant expects could be issuable upon exercise of certain warrants to purchase shares of common stock at an exercise price of $1.10 per share.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 22, 2020

PROSPECTUS

Up to 5,882,358 Shares

Common Stock

This prospectus relates to the offer and sale from time to time by the selling stockholders identified in this prospectus, or the Selling Stockholders, of up to 5,882,358 shares, or the Warrant Shares, of our common stock issuable upon exercise of certain outstanding warrants.

The shares of our common stock registered hereby may be offered and sold by the Selling Stockholders from time to time in the over-the-counter market or other national securities exchange or automated interdealer quotation system on which our common stock is then listed or quoted, or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution.”

We are not selling any shares of common stock under this prospectus, and we will not receive any of the proceeds from the offer and sale of shares of our common stock by the Selling Stockholders. We will, however, receive proceeds from the exercise of the Warrants if and when they are exercised in cash. See “Use of Proceeds.”

This prospectus describes the general manner in which shares of common stock may be offered and sold by any Selling Stockholders. When the Selling Stockholders sell shares of common stock under this prospectus, we may, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. We urge you to read carefully this prospectus, any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement before you make your investment decision.

Our common stock is quoted on the OTCQB which is maintained by the OTC Market Group Inc. under the symbol “ZEST.” On July 20, 2020, the last reported sale price of our common stock was $3.70 per share.

You should read this prospectus, together with additional information described under the heading “Where You Can Find More Information” carefully before you invest in any of our securities.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page 8 of the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July            , 2020

Neither we nor the selling stockholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the selling stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our shares. Our business, financial condition, results of operations and prospects may have changed since that date.

We use our registered trademarks and trade names, such as Zest™, in this prospectus. Solely for convenience, trademarks and trade names referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Unless the context requires otherwise, references in this prospectus to “we,” “us,” “our,” “our company,” “Ecoark Holdings,” or similar terminology refer to Ecoark Holdings, Inc.

i

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information that you should consider before investing in our common stock. This summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. You should read this entire prospectus carefully, including the information set forth in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes thereto contained in this prospectus, before making an investment decision.

Dollar amounts and number of shares below are expressed in thousands, except per share amounts.

General Corporate History

Ecoark Holdings, Inc. was incorporated in the State of Nevada on November 19, 2007 under the name Magnolia Star Corporation (“Magnolia Star”). On March 24, 2016, Magnolia consummated a reverse merger with Ecoark, Inc., a Delaware corporation (“Ecoark”), pursuant to that certain Agreement and Plan of Merger, dated January 29, 2016 (the “Merger Agreement”), by and among, Magnolia Solar, Magnolia Solar Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Magnolia Star (the “Merger Sub”), and Ecoark. Pursuant to the Merger Agreement, Merger Sub merged with and into Ecoark with Ecoark surviving the Merger and becoming a wholly-owned subsidiary of the Company (the “Merger”). At the effective time of the Merger, each share of issued and outstanding Ecoark common stock was automatically converted into 0.5 shares of Magnolia Star common stock. On March 18, 2016, Magnolia Star filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of Nevada thereby changing its name to Ecoark Holdings, Inc.

The Merger was intended to constitute a tax-free reorganization within the meaning of Section 368 of the United States Internal Revenue Code of 1986, as amended. In accordance with the accounting treatment for a “reverse merger,” the Company’s historical financial statements prior to the Merger was replaced with the historical financial statements of Ecoark prior to the Merger. The financial statements after completion of the reverse merger include the assets, liabilities, and results of operations of the combined company from and after the closing date of the reverse merger, with only certain aspects of pre-consummation stockholders’ equity remaining in the consolidated financial statements.

On March 31, 2020, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of Nevada therein increasing the number of its authorized shares of common stock from 100,000 to 200,000 shares, effective March 31, 2020. The increase was approved by the Company’s shareholders at its annual stockholders meeting held on February 27, 2020. The 5,000 authorized shares of “blank check” preferred stock were unchanged.

Overview

Ecoark Holdings is a diversified holding company incorporated in the state of Nevada on November 19, 2007. Ecoark Holdings has four wholly-owned subsidiaries: Ecoark, Inc. (“Ecoark”), a Delaware corporation which is the parent of Zest Labs, Inc. (“Zest Labs”), 440IoT Inc., a Nevada corporation (“440IoT”), Banner Midstream Corp., a Delaware corporation (“Banner Midstream”), and Trend Discovery Holdings Inc., a Delaware corporation (“Trend Holdings”).

Through its subsidiaries, the Company is engaged in three separate and distinct business segments: (i) technology; (ii) commodities; and (iii) financial.

Zest Labs offers the Zest Fresh solution, a breakthrough approach to quality management of fresh food, is specifically designed to help substantially reduce the $161 billion amount of food loss the U.S. experiences each year.

Banner Midstream is engaged in oil and gas exploration, production and drilling operations on over 10,000 cumulative acres of active mineral leases in Texas, Louisiana, and Mississippi. Banner Midstream also provides transportation and logistics services and procures and finances equipment to oilfield transportation service contractors.

Trend Holding’s primary asset is Trend Discovery Capital Management. Trend Discovery Capital Management provides services and collects fees from entities. Trend Holdings invests in a select number of early stage startups each year as part of the fund’s Venture Capital strategy.

440IoT is a cloud and mobile software developer based near Boston, Massachusetts and is a software development and information solutions provider for cloud, mobile, and IoT (Internet of Things) applications.

Developments During Fiscal 2020

Acquisition of Trend Discovery

On May 31, 2019, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Trend Discovery Holdings Inc., a Delaware corporation (“Trend Holdings”) for the Company to acquire 100% of Trend Holdings pursuant to a merger of Trend Holdings with and into the Company (the “Merger”). The Merger was completed on the May 31, 2019 and as agreed in the Merger Agreement, the Company is the surviving entity in the Merger and the separate corporate existence of Trend Holdings has ceased to exist.

Trend Holding’s primary asset is Trend Discovery Capital Management. Trend Discovery Capital Management provides services and collects fees from entities including Trend Discovery LP and Trend Discovery SPV I. Trend Discovery LP and Trend Discovery SPV I invest in securities. Neither Trend Holdings nor Trend Discovery Capital Management invest in securities or have any role in the purchase of securities by Trend Discovery LP and Trend Discovery SPV I. In the near-term, Trend Discovery LP’s performance will be driven by its investment in Volans-i, a fully autonomous vertical takeoff and landing (“VTOL”) drone delivery platform. Trend Discovery LP currently owns approximately 1% of Volans-i and has participation rights to future financings to maintain its ownership at 1% indefinitely. More information can be found at flyvoly.com.

The Company does not intend to acquire any other companies in the financial services industry.

Acquisition of Banner Midstream Corp.

On March 27, 2020, the Company acquired Banner Midstream Corp., a Delaware corporation (“Banner Midstream”), pursuant a Stock Purchase Agreement, dated March 27, 2020 (the “Banner Purchase Agreement”), between the Company and Banner Energy Services, Inc., a Nevada corporation and former parent company of Banner Midstream (“Banner Parent”). Pursuant to the Banner Purchase Agreement, the Company acquired 100% of the outstanding capital stock of Banner Midstream in consideration for 8,945 shares of common stock of the Company valued at $0.544 per share and assumed up to $11,774 in short-term and long-term debt of Banner Midstream and its subsidiaries.

Banner Midstream has four operating subsidiaries: Pinnacle Frac Transport LLC, a Texas limited liability company (“Pinnacle Frac”); Capstone Equipment Leasing LLC, a Texas limited liability company (“Capstone”); White River Holdings Corp., a Delaware corporation (“White River”); and Shamrock Upstream Energy LLC, a Texas limited liability company (“Shamrock”). Pinnacle Frac provides transportation of frac sand and logistics services to major hydraulic fracturing and drilling operations. Capstone procures and finances equipment to oilfield transportation service contractors. These two operating subsidiaries of Banner Midstream are revenue producing entities. White River and Shamrock are engaged in oil and gas exploration, production, and drilling operations on over 10,000 cumulative acres of active mineral leases in Texas, Louisiana, and Mississippi.

The Company issued 8,945 shares of common stock (which Banner Parent issued to certain of its noteholders) and assumed $11,774 in debt and lease liabilities of Banner Midstream, per the Banner Purchase Agreement. The Company’s Chief Executive Officer and another director recused themselves from all board discussions on the acquisition of Banner Midstream as they are stockholders and/or noteholders of Banner Midstream. The transaction was approved by all of the disinterested members of the Board of Directors of the Company. The Chairman and CEO of Banner Parent is a former officer of the Company and is currently the Principal Accounting Officer of the Company and Chief Executive Officer and President of Banner Midstream.

Commitment on Secured Funding

The Company has secured a commitment for a $35 million long-term loan from an institutional lender to make additional investments in the energy sector. The supply-side shock from OPEC production increases coupled with the demand-side impact of the COVID-19 pandemic is continuing to drive oil prices to historic lows, resulting in unprecedented investment opportunities. This financing positions the Company to take advantage of these unique investment opportunities in the energy market. The loan commitment specifies a 20-year term and will carry a 6.25% interest rate. The agreement is pending final review and is not guaranteed to close.

Conversion of Credit Facility to Common Shares

The Company converted all principal and interest in Trend SPV’s credit facility into shares of the Company’s common stock on March 31, 2020. The conversion of approximately $2,525 of principal and $290 of accrued interest resulted in the issuance of 3,855 shares of common stock at a value of $0.59 per share. This transaction resulted in a gain of $541 upon conversion.

Recent Developments

●	On April 15, 2020, the Company issued 200 warrants to purchase shares of common stock of the Company for $0.73 per share in consideration for extending the maturity date of the senior secured debt assumed by the Company in the Banner Midstream acquisition consummated on March 27, 2020.

●	On April 15, 2020, the Company granted 50 warrants with an exercise price of $0.73 per share in consideration for extending the maturity date of the senior secured debt assumed by the Company in the Banner Midstream acquisition to March 27, 2020. The Company does not believe this transaction constitutes an accounting extinguishment of debt due to a material modification of the debt instrument.

●	On April 16, 2020, the Company received $386 in Payroll Protection Program (“PPP”) established as part of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) relating to Ecoark Holdings. On April 13, 2020, the Company received $1,482 in PPP funds under the CARES Act for Pinnacle Frac.

●	On May 1, 2020, an institutional investor elected to convert its remaining shares of Series B Preferred Stock into an aggregate of 161 shares of common stock of the Company.

●	On April 1 and May 5, 2020, two institutional investors elected to convert their 1 share of Series C Preferred Stock of the Company into 1,379 shares of common stock of the Company.

●	On May 6, 2020, the Company granted 100 non-qualified stock options to a consultant.

●	On May 8 and May 14, the Company issued 25 and 35 shares of common stock for the extension of this not and accrued interest valued at $45. The Company recognized a loss of $13 on this issuance and conversion.

●	On May 10, 2020, the Company entered into letter agreements with accredited institutional investors holding an aggregate of 1,379 warrants issued on November 13, 2019 with an exercise price of $0.725 per share and aggregate of 5,882 warrants with and exercise price of $0.90 per share (collectively, the “Existing Warrants”). The shares of common stock issuable upon the exercise of the Existing Warrants were registered for resale pursuant to a registration statement on Form S-1 (File No. 333-235456) declared effective by the U.S. Securities and Exchange Commission on March 25, 2020. In consideration for the investors exercising in full all of the Existing Warrants on or before May 18, 2020, the Company issued to the investors new warrants to purchase up to 5,882 shares of common stock (the number of shares issued upon the exercise of the $0.90 warrants) and substantially in the form of the original $0.90 warrants, except that the exercise price is $1.10 per share. Between May 11, 2020 and May 18, 2020, the Company received $6,294 from the investors’ cash exercise of the Existing Warrants.

●	On May 18, 2020, the Company granted 50 warrants with an exercise price of $0.73 per share in consideration for extending the maturity date of the senior secured debt assumed by the Company in the Banner Midstream acquisition to March 27, 2020. The Company does not believe this transaction constitutes an accounting extinguishment of debt due to a material modification of the debt instrument.

●	Between May 11 and June 15, 2020, (a) the Company repaid long-term debt of $2,851 in cash; (b) converted $397 in long-term debt, plus $35 in accrued interest into 592 shares of common stock, and recorded a loss on conversion of $408 on this transaction; (c) repaid $140 in cash and converted $17 of amounts due to prior owners into 23 shares of common stock, and recorded a loss on conversion of $16 on this transaction; (d) converted $200 in long-term debt and $15 in accrued interest into 295 shares of common stock, and recorded a loss on conversion of $213 on this transaction; (e) repaid $3 and converted $507 of a vendor payable into 461 shares of common stock, and recorded a loss on conversion of $161 on this transaction; and (f) repaid $75 in cash and converted $825 in amounts due to prior owners into 1,130 shares of common stock, and recorded a loss on conversion of $350 on this transaction.

●	Between May 29, 2020 and June 1, 2020, the Company issued an aggregate of 319 shares of common stock upon the exercise of non-qualified stock options for aggregate proceeds of $203.

●	Between May 29, 2020 and June 3, 2020, an aggregate of 127 stock options granted under the Company’s 2017 Omnibus Incentive Plan were exercised for aggregate proceeds of $117.

●	On June 11, 2020, the Company acquired certain energy assets from SR Acquisition I, LLC for $1 as part of the ongoing bankruptcy reorganization of Sanchez Energy Corporation. The transaction, includes the transfer of 262 total wells in Mississippi and Louisiana, approximately 9,000 acres of active mineral leases, and drilling production materials and equipment. The 262 total wells include 57 active producing wells, 19 active disposal wells, 136 shut-in with future utility wells, and 50 shut-in pending plugging wells. Included in the assignment are 4 wells in the Tuscaloosa Marine Shale formation.

●

On June 18, 2020, the Company acquired certain energy assets from SN TMS, LLC for $1 as part of the ongoing bankruptcy reorganization of Sanchez Energy Corporation. The transaction includes the transfer of wells, active mineral leases, and drilling production materials and equipment.

●	Between June 19 and June 22, 2020, there were 395 warrants exercised for $399. Of these 400 warrants, 187 of them were cashless exercises.

Description of Business

Zest Labs

Zest Labs offers freshness management solutions for fresh food growers, suppliers, processors, distributors, grocers and restaurants. Its Zest Fresh solution is a cloud-based post-harvest shelf-life and freshness management solution that improves delivered freshness of produce and protein and reduces post-harvest losses at the retailer due to temperature handling and processing by 50% or more by intelligently matching customer freshness requirements with actual product freshness. It focuses on four primary value propositions – operational efficiency, consistent food freshness, reduced waste, and improved food safety. Zest Fresh empowers workers with real-time analytic tools and alerts that improve efficiency while driving quality consistency through best practice adherence at a pallet level. Zest Labs also offers its Zest Delivery solution that provides real-time monitoring and control for prepared food delivery containers, helping delivery and dispatch personnel ensure the quality and safety of delivered food.

On June 6, 2019, Zest Labs announced a strategic collaboration between AgroFresh and Zest Labs to strengthen their end-to-end solutions. AgroFresh will incorporate Zest Labs’ Zest Fresh™ solution into its FreshCloud™ Transit Insights platform. The agreement will utilize both companies’ resources and strengths to provide customers with a comprehensive solution that improves operations, increases visibility into produce shelf-life and reduces food waste.

Zest Labs was incorporated in the State of Delaware on September 23, 2004 under the name Intelleflex Corporation. Effective on October 28, 2016, Intelleflex Corporation changed its name to Zest Labs, Inc. to align its corporate name with its mission and the brand name of its products and services.

The Zest Fresh value proposition is to reduce fresh food loss by improving quality consistency. In the U.S. produce market, it is reported that roughly 30% of post-harvest fresh food is lost or wasted and therefore not consumed. Both fresh food producers and retailers bear significant expense when harvested food is either rejected due to early spoilage or reduced in value due to early ripening. Zest Labs believes that a significant portion of this waste can be attributed to inconsistent quality or freshness based on variable post-harvest processing and handling. Fresh food producers and retailers manage food distribution and inventory based on the harvest date, with the assumption that all food harvested on the same day will have the same freshness. However, studies have shown that harvest conditions and post-harvest handling can have a significant effect on the actual remaining freshness and, if not properly accounted for, can result in food loss or spoilage ahead of expectations. Zest Fresh empowers fresh food producers and retailers to significantly reduce the post-harvest loss by providing real-time guidance to process adherence, intelligent distribution and best handling practices, with a goal of providing significant financial savings to fresh food producers and retailers.

Zest Labs has developed the industry’s first freshness metric called the Zest Intelligent Pallet Routing Code (“ZIPR Code”). The ZIPR Code has three main components: (i) Harvest Quality which sets total freshness capacity (for example, 12 days for strawberries), (ii) Handling Impact which reflects aging acceleration due to improper handling, and (iii) Future Handling which accurately reflects how the product will be handled (for example, store shelf temperature may be 40 degrees Fahrenheit instead of the ideal 34 degrees Fahrenheit).

Zest Fresh is offered to fresh food producers, processors, distributors, restaurants and grocers with pricing based on the number of pallets managed by Zest Fresh, typically from the field harvest through retail grocery delivery. The Zest Fresh service includes a re-usable wireless Internet of Things (“IoT”) condition sensor that travels with the pallet of fresh food from the field or processor through retail delivery, continuously collecting product condition data. The collected pallet product data is analyzed, using artificial intelligence-based predictive analytics in real time by the Zest Fresh cloud-based solution, with the fresh food producers and retailers accessing data through Zest Fresh web and mobile applications. Zest Fresh provides workers with real-time feedback on the current handling or processing of each pallet, empowering best practice adherence to achieve maximum freshness. Zest Fresh also provides dynamic updates as to actual product freshness for each pallet, enabling intelligent routing and inventory management of each pallet in a manner that ensures optimum delivered freshness. Zest Fresh also includes integrated blockchain support to grower and shipper customers via the Zest Fresh platform.

Zest Labs’ Zest Delivery solution helps to manage prepared food delivery from the restaurant through to the customer. Zest Delivery manages the delivery container environment, both monitoring and controlling the product condition. The value of Zest Delivery is to manage prepared meals in an ideal state for consumption, while accommodating extended pre-staging or delivery times. Extended pre-staging times are associated with “instant delivery” services of prepared meals, where the meals are often pre-staged in a delivery area ahead of demand. While pre-staging enables fast demand response time, it can result in prepared meals being staged for extended periods, which can potentially impact quality, value and safety. Zest Delivery monitors and controls the delivery container environment to preserve the prepared meal in ideal, ready to consume condition. Zest Delivery also provides the dispatcher with real-time remote visibility to the condition of available meals and confirming quality prior to dispatch. Zest Delivery provides automated, real-time visibility for a very distributed fleet of drivers, reflecting prepared meal food safety, quality and availability. Zest Delivery is offered to meal delivery companies based on the quantity of delivery containers and frequency of use.

Zest Labs currently holds rights to 69 U.S. patents (with additional patents pending), numerous related foreign patents, and U.S. copyrights relating to certain aspects of its Zest software, hardware devices including Radio-Frequency Identification (“RFID”) technology, software, and services. In addition, Zest Labs has registered, and/or has applied to register trademarks and service marks in the U.S. and a number of foreign countries for “Intelleflex,” the Intelleflex logo, “Zest,” “Zest Data Services,” and the Zest, Zest Fresh and Zest Delivery logos, and numerous other trademarks and service marks. Many of Zest Labs’ products have been designed to include licensed intellectual property obtained from third-parties. Laws and regulations related to wireless communications devices in the jurisdictions in which Zest Labs operates and seeks to operate are extensive and subject to change. Wireless communication devices, such as RFID readers, are subject to certification and regulation by governmental and standardization bodies. These certification processes are extensive and time consuming, and could result in additional testing requirements, product modifications or delays in product shipment dates.

Although most components essential to Zest Labs’ business are generally available from multiple sources, certain key components including, but not limited to, microprocessors, enclosures, certain RFID or other wireless custom integrated circuits, and application-specific integrated circuits are currently obtained by Zest Labs from single or limited sources, principally in Asia.

Zest Labs is part of a very competitive industry that markets solutions to fresh food supply chain users, such as fresh food growers, producers and retailers. Many other companies that are both more established and command much greater resources compete in this market. While Zest Fresh and Zest Delivery offer new technical approaches and new user value, it remains uncertain if Zest Labs will gain sufficient adoption of its products to make them viable in the market. Further, it is unclear what industry competitors are developing that might address similar user needs. Zest Labs’ products provide a new approach for industry participants, and as with any new approach, adoption is uncertain as many in the industry can be slow to embrace new technology and/or new approaches. These market challenges can lead to extended sales cycles that may include extended pilot testing often at Zest Labs’ expense, for which the outcome remains unclear until the completion of each test. For these reasons, and others, forecasting new business adoption and future revenue can be very difficult and volatile; however, the Company believes that Zest Fresh offers fresh food retailers, growers, shippers, processors and distributors an opportunity to differentiate their businesses in ways that the shipment of canned and boxed food products cannot, as competition in the agriculture, grocery, food service and restaurant markets continues to accelerate.

The acquisition of 440labs in May 2017 allowed Zest Labs to internally maintain its software development and information solutions for cloud, mobile, and IoT applications. 440labs had been a key development partner with Zest Labs for more than four years prior to the May 2017 acquisition, contributing its expertise in scalable enterprise cloud solutions and mobile applications.

Trend Capital Management

Before we acquired Trend Holdings in May 2019 by merging Trend Holdings with and into the Company, Trend Holdings was a financial services holding company with two primary subsidiaries: Trend Discovery Capital Management, LLC, a Delaware limited liability company (“Trend Capital Management”), and Barrier Crest, LLC, a Delaware limited liability company (“Barrier Crest”).

Trend Capital Management was founded in 2011 and was Trend Holding’s primary asset. Trend Capital Management provides services and collects fees from entities including Trend LP and Trend SPV, both of which invest in securities. Trend Capital Management neither invests in securities nor have any role in Tend LP and Trend SPV’s purchase of securities. The investment capital in Trend LP and Trend SPV is from individual limited partners, and not from the Company.

In the near-term, Trend LP’s performance will be driven by its investment in Volans-i, a fully autonomous vertical takeoff and landing drone delivery platform (“Volans”). Trend LP currently owns approximately 1% of Volans and has participation rights to future financings to maintain such ownership at 1% indefinitely. More information can be found at website. www.flyvoly.com, the contents of which are not incorporated into this report.

Barrier Crest provides fund administration and fund formation services to institutional investors. Barrier Crest provides fund administration services to Trend LP and Trend SPV.

Banner Midstream Corp.

Banner Midstream has four operating subsidiaries: Pinnacle Frac, Capstone, White River, and Shamrock. Pinnacle Frac provides transportation of frac sand and logistics services to major hydraulic fracturing and drilling operations. Capstone procures and finances equipment to oilfield transportation service contractors. These two operating subsidiaries of Banner Midstream are revenue producing entities. White River and Shamrock are engaged in oil and gas exploration, production, and drilling operations on over 10,000 cumulative acres of active mineral leases in Texas, Louisiana, and Mississippi.

Discontinued Operations of Ecoark Holdings Inc (prior to acquisition of Banner Midstream):

Pioneer Products

Pioneer Products, LLC, an Arkansas limited liability company (“Pioneer Products”) was located in Rogers, Arkansas and was involved in the selling of recycled plastic products and other products. Pioneer Products recovered plastic waste from retail supply chains and converted the reclaimed material into new consumer products which completed a closed loop and reduced waste sent to landfills. Pioneer Products was purchased by Ecoark, Inc. in 2012. Pioneer Products acquired Sable Polymer Solutions, LLC (“Sable”) in a stock transaction on May 3, 2016. In May 2018 the Ecoark Holdings Board of Directors (“Board”) approved a plan to sell Pioneer and Sable. Pioneer concluded operations in February 2019, and the sale of Sable’s assets was completed in March 2019. Relevant assets and liabilities are classified as held for sale and operations are classified as discontinued in the consolidated financial statements.

Magnolia Solar, Inc.

Magnolia Solar, Inc. is located in Albany, New York and was principally engaged in the development and commercialization of nanotechnology-based, high-efficiency, thin-film technology that can be deposited on a variety of substrates, including glass and flexible structures. Magnolia Solar was a subsidiary of Magnolia Solar Corporation that merged with Ecoark Inc. (“Ecoark”) on March 24, 2016 to create Ecoark Holdings and continued as a subsidiary of Ecoark Holdings. In May 2018 the Ecoark Holdings Board approved a plan to sell Magnolia Solar, and the sale was completed in May 2019. Relevant assets and liabilities are classified as held for sale and operations are classified as discontinued in the consolidated financial statements.

Discontinued Operations of Banner Midstream

Pinnacle Vac, LLC

Banner Midstream made the decision to discontinue the operations of its wholly owned subsidiary, Pinnacle Vac Service LLC (“Pinnacle Vac”) effective October 31, 2018 due to the inability of Pinnacle Vac’s management to develop a sustainable, profitable business model. All of the non-managerial staff of Pinnacle Vac were terminated on October 23, 2018 and all of its oilfield services operations were terminated on October 23, 2018.

The managerial staff of Pinnacle Vac was terminated on November 15, 2018 and Pinnacle Vac’s rental facility at Sligo Rd was vacated on November 15, 2018.

Pursuant to Financial Accounting Standards Board Accounting Standard Codification (“ASC”) ASC 205-20, Presentation of Financial Statements – Discontinued Operations, ASC-20-45-1B, paragraph 360-10-45-15, Pinnacle Vac will be disposed of other than by sale via an abandonment and termination of operations with no intent to classify the entity or assets as Available for Sale. Pursuant to ASC 205-20-45-3A, the results of operations of Pinnacle Vac from inception to discontinuation of operations will be reclassified to a separate component of income, below Net Income/(Loss), as a Loss on Discontinued Operations.

All of the equipment assets of Pinnacle Vac and the related loan liabilities will be subsequently transitioned into Capstone to continue servicing the debt. The remaining current assets of Pinnacle Vac will be used to settle any outstanding current liabilities of Pinnacle Vac. A loss contingency will be recorded if any of the outstanding liabilities or obligations of Pinnacle Vac resulting from this abandonment are reasonably estimable and likely to be incurred.

Competition

Zest Labs operates in markets for products and services that are highly competitive and face aggressive competition in all areas of their business. The market for cloud-based, real-time supply chain analytic solutions—the market in which Zest Labs competes—is rapidly evolving. There are several new competitors with competing technologies, including companies that have greater resources than Ecoark Holdings, which operate in this space. Some of these companies are subsidiaries of large publicly traded companies that have brand recognition, established relationships with retailers, and own the manufacturing process.

Trend Holdings and its subsidiaries have significant competition from larger companies with greater assets and resources.

Banner Midstream expects to encounter intense competition from entities having a business objective similar to theirs. Some of these competitors possess greater technical, human and other resources than they do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses.

Sales and Marketing

Zest Labs sells its products and services principally through direct sales efforts and the utilization of third-party agents. Zest Labs has marketing operations and programs for demand generation, public relations, and branding/messaging that are scaled based on market engagement and available resources.

Trend Holdings and its subsidiaries provide fund administration and fund formation services to institutional investors and market their services through private marketing.

Banner Midstream sells and provides services to its customers via a blanket master services agreement (MSA). Banner Midstream sells hydrocarbon to midstream providers such as Plains Marketing L.P.

Government Regulations

Zest Labs

Laws and regulations related to wireless communications devices in the jurisdictions in which Zest Labs seeks to operate are extensive and subject to change. Wireless communication devices, such as RFID readers, are subject to certification and regulation by governmental and standardization bodies. These certification processes are extensive and time consuming, and could result in additional testing requirements, product modifications or delays in product shipment dates. The Federal Communications Commission (the “FCC”), is responsible for the assignment of spectrum for non-government use in the United States in accordance with regulations established by an international organization known as the International Telecommunications Union (the “ITU”). Any ITU or FCC reallocation of radio frequency spectrum, including frequency band segmentation or sharing of spectrum, could cause interference with the reception of GPS signals and may materially and adversely affect the utility and reliability of Zest Labs’ products, which would, in turn, cause a material adverse effect on our operating results.

Banner Midstream

Oil and gas production are regulated under a wide range of federal and state statutes, rules, orders and regulations. State and federal statutes and regulations require permits for drilling operations, drilling bonds and reports concerning operations. The states in which we operate, Texas, Louisiana, Oklahoma and New Mexico (the “Territory”), have regulations governing conservation matters, including provisions for the unitization or pooling of oil and gas properties, the establishment of maximum rates of production from oil and gas wells, the regulation of spacing, and requirements for plugging and abandonment of wells. Also, states in the Territory impose a severance tax on production and sales of oil, and gas within its jurisdiction. Failure to comply with these rules and regulations can result in substantial penalties. Our competitors in the oil and gas industry are subject to the same regulatory requirements and restrictions that affect our operations.

Environmental Compliance Expenses

We are currently not experiencing any material expenses related to the environmental compliance. Please review Risk Factors in Item 1A of this report with regard to potential environmental compliance expenses.

Research and Development

We have devoted a substantial amount of our resources to software and hardware development activities in recent years, principally for the Zest Labs initiatives. Ecoark Holdings believes that, analyzing the competitive factors affecting the market for the solutions and services its subsidiaries provide, its products and services compete favorably by offering integrated solutions to customers. The Company has incurred research and development expenses of $2,472 and $3,320 in the years ended March 31, 2020 and 2019, respectively, to develop its solutions and differentiate those solutions from competitive offerings. We incurred no capitalized software development costs in the years ended March 31, 2020 and 2019.

Intellectual Property

The Company, through Zest Labs, currently holds rights to 69 U.S. patents (with additional patents pending), numerous related foreign patents, and U.S. copyrights relating to certain aspects of its Zest software, hardware devices including Radio-Frequency Identification (“RFID”) technology, software, and services. In addition, Zest Labs has registered, and/or has applied to register trademarks and service marks in the U.S. and a number of foreign countries for “Intelleflex,” the Intelleflex logo, “Zest,” “Zest Data Services,” and the Zest, Zest Fresh and Zest Delivery logos, and numerous other trademarks and service marks. Many of Zest Labs’ products have been designed to include licensed intellectual property obtained from third-parties. Laws and regulations related to wireless communications devices in the jurisdictions in which Zest Labs operates and seeks to operate are extensive and subject to change. Wireless communication devices, such as RFID readers, are subject to certification and regulation by governmental and standardization bodies. These certification processes are extensive and time consuming, and could result in additional testing requirements, product modifications or delays in product shipment dates.

Equipment

Banner Midstream is pursuing additional purchases of machinery and equipment to become a fully vertically integrated exploration and production company.

No Foreign Operations

No foreign operations are expected in connection with the Company’s business.

Seasonality

Our business experiences a certain level of seasonality due to Banner Midstream’s oil and gas exploration and transportation business. Demand for oil, natural gas and energy is typically higher in the third and fourth quarters resulting in higher prices. Due to these seasonal fluctuations, results of operations for individual quarterly periods may not be indicative of the results that may be realized on an annual basis. Seasonal weather conditions and lease stipulations can limit drilling and producing activities and other oil and natural gas operations in a portion of our operating areas of trucking business. These seasonal anomalies can pose challenges for the drilling objectives and can increase competition for equipment, supplies and personnel during the spring and summer months, which could lead to shortages and increase costs or delay operations, thus, lowering the demand for trucking services.

Dependence on One or Few Major Customers

From time to time we may have customers generating 10 percent or more of the Company’s consolidated revenues, and loss of such customers could have a material adverse effect on the Company.

Employees

At March 31, 2020, we had 36 full time employees, and 98 owner-operator truck drivers leased on to Pinnacle Frac. None of our employees are represented by a labor union or a collective bargaining agreement. We consider our employee relations to be positive.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information appearing elsewhere in this prospectus, including our financial statements, the notes thereto and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding to invest in our common stock. The occurrence of any of the following risks could have a material and adverse effect on our business, reputation, financial condition, results of operations and future growth prospects, as well as our ability to accomplish our strategic objectives. As a result, the trading price of our common stock could decline and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations and stock price.

RISK FACTORS RELATING TO OUR COMPANY

We have experienced losses since our founding. A failure to obtain profitability and achieve consistent positive cash flows would have a significant adverse effect on our business.

We have incurred operating losses since our inception, including a reported net loss of $12,137 for the year ended March 31, 2020 as compared to $13,650 for the year ended March 31, 2019. Net cash used in operating activities was $5,490 for the year ended March 31, 2020, as compared to net cash used in operating activities of $9,040 for the year ended March 31, 2019. As of March 31, 2020, we had cash (including restricted cash) of $406, a working capital deficit of $16,689, and an accumulated deficit of $128,023. Some of our debt and equity instruments may contain derivative liabilities which may result in variability in our working capital deficit as these liabilities are re-measured each reporting period. Prior to the acquisition of Banner Midstream, we have funded our operations principally through the sale of our capital stock and debt instruments.

In their audit report for the fiscal year ended March 31, 2019, our independent auditors reported that there is substantial doubt about the Company’s ability to continue as a going concern to carry out our business plan. Although, we alleviated the substantial doubt for the fiscal year ended March 31, 2020 as a result of the Company raising over $6 million in the exercise of warrants and the entering into a $35 million secured funding for our new business venture with Banner Midstream, the global pandemic caused by COVID-19 has brought uncertainty to the global workforce as well as the capital markets.

The COVID-19 worldwide pandemic has disrupted the global economy and supply chains.

The short-term and long-term effects of the COVID-19 pandemic, including actions taken by businesses and governments, have adversely affected the global economy, disrupted global supply chains and created significant volatility in the financial markets. The extent to which the COVID-19 pandemic adversely affects the Company’s business, financial condition, results of operation and liquidity will depend on future developments, which are uncertain and cannot be predicted. Disruptions and/or uncertainties related to the COVID-19 pandemic for a sustained period of time could result in delays or modifications to the Company’s strategic plans and initiatives and hinder the Company’s ability to achieve its strategic goals.

We cannot predict our future results because we have a limited operating history.

Given our limited operating history, it may be difficult to evaluate our performance or prospects. You should consider the uncertainties that we may encounter as a company that should still be considered an early stage company. These uncertainties include:

●	our ability to market our services and products for a profit;

●	our ability to recruit and retain skilled personnel;

●	our ability to secure and retain key customers; and

●	our evolving business model.

If we are not able to address successfully some or all of these uncertainties, we may not be able to expand our business, compete effectively or achieve profitability.

We may require additional financing to support our operations. Any new equity financing could have a substantial dilutive effect on our existing stockholders.

As of March 31, 2020, we had cash (including restricted cash) of $406, a working capital deficit of $16,689, and an accumulated deficit of $128,023. While we expect cash can be provided by a $35,000 secured debt financing, the final agreement is still pending and not guaranteed to close. The Company has also raised substantial operating cash through the exercise of our warrants issued in capital raises over the past two years. We continue to seek additional financing in order to support current operations as well as potential vertical integration of existing assets or operations of similar companies. We may not be able to obtain additional financing on satisfactory terms, or at all, and any new equity financing could have a substantial dilutive effect on our existing stockholders and or contain complex terms subject to derivative accounting. Our operating results from our commodities segment and financial segment should be in position to provide for positive cash flow to assist in the support of our technology segment and holding company related costs.

Banner Midstream has devoted substantially all of their financial resources to purchase new equipment and to acquire existing businesses in the states of Texas, Louisiana, Oklahoma and New Mexico (the “Territory”). Banner Midstream had financed their operations primarily through the issuance of debt securities. The amount of their future net losses will depend, in part, on successful implementation of their business strategy, continuous increase in demand of tracking and freight services to maintain the oil-related enterprises, the rate of our future expenditures and our ability to obtain funding through the issuance of our securities, strategic collaborations with key customers. Trucking business development is a highly speculative undertaking and involves a substantial degree of risk. Banner Midstream is in the early stages of acquiring existing businesses and establishing operations of our wholly owned subsidiaries on the Territory. It may be several years, if ever, before the Company becomes profitable.

Our future revenue will depend upon the size of the markets which we target and our ability to achieve continuous and sufficient market acceptance.

Even if we enter all necessary agreements with key customers in the oil industry and purchase enough equipment to satisfy the demand for freight services in the market, our future revenue will depend upon the size of the markets which we target and our ability to achieve continuous and sufficient market acceptance, and such factors as pricing, reimbursement from third-party payors and adequate market share for our services at the target markets.

We anticipate that the Banner Midstream expenses will increase substantially if and as they:

●	continue the research of the market and potential private companies to acquire;

●	expand the scope of our operations on the Territory;

●	establish a supply-demand chain and a respective trucking infrastructure to commercialize our market opportunities;

●	acquire existing businesses and revitalize their operations with the Companies framework;

●	seek to maintain, protect, and expand the Territory;

●	seek to attract and retain skilled personnel; and

●	create additional infrastructure to support our operations as a public company and plan future commercialization efforts.

Any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to control the operational costs.

We cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. Moreover, the terms of any financing may adversely affect the holdings or the rights of holders of our securities and the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our shares to decline. The incurrence of indebtedness could result in increased fixed payment obligations, and we may be required to agree to certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire or sell other entities and other operating restrictions that could adversely impact our ability to conduct our business. We could also be required to seek funds through arrangements with collaborative partners or otherwise at an earlier stage than otherwise would be desirable, and we may be required to relinquish rights to some of our current master service agreements or otherwise agree to terms unfavorable to us, any of which may have a material adverse effect on our business, operating results and prospects. Even if we believe that we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or if we have specific strategic considerations.

If we are unable to obtain funding on a timely basis, we may be required to significantly curtail, delay or discontinue one or more of the lines of operations of our wholly owned subsidiaries or be unable to expand our operations or otherwise capitalize on our business opportunities, as desired, which could materially affect our business, financial condition and results of operations.

We will not be able to develop or continue our business if we fail to attract and retain key personnel.

Our future success depends on our ability to attract, hire, train and retain a number of highly skilled employees and on the service and performance of our senior management team and other key personnel. The loss of the services of our executive officers or other key employees could adversely affect our business. Competition for qualified personnel possessing the skills necessary to implement our strategy is intense, and we may fail to attract or retain the employees necessary to execute our business model successfully. We have obtained “key person” life insurance policies covering certain employees.

Our success will depend to a significant degree upon the continued contributions of our key management, engineering and other personnel, many of whom would be difficult to replace. In particular, we believe that our future success is highly dependent on Randy May, our Chief Executive Officer, and Peter Mehring, President of Zest Labs. If Messrs. May or Mehring, or any other key members of our management team, leave our employment, our business could suffer, and the share price of our common stock could decline.

Our acquisition strategy involves a number of risks.

We intend to pursue continued growth through opportunities to acquire companies or assets that will enable us to expand our product and service offerings and to increase our geographic footprint. We routinely review potential acquisitions. However, we may be unable to implement this growth strategy if we cannot reach agreement on potential strategic acquisitions on acceptable terms or for other reasons. Moreover, our acquisition strategy involves certain risks, including:

●	difficulties in the post-acquisition integration of operations and systems;

●	the termination of relationships with key personnel and customers of the acquired company;

●	a failure to add additional employees to manage the increased volume of business;

●	additional post acquisition challenges and complexities in areas such as tax planning, treasury management, financial reporting and legal compliance;

●	risks and liabilities from our acquisitions, some of which may not be discovered during the pre-acquisition due diligence process;

●	a disruption of our ongoing business or an inability of our ongoing business to receive sufficient management attention; and

●	a failure to realize the cost savings or other financial benefits we anticipated prior to acquisition.

Future acquisitions may require us to obtain additional equity or debt financing, which may not be available on current attractive market terms.

Risks Factors Relating to Zest Labs

If we are unable to develop and generate additional demand for our services or products, we will likely suffer serious harm to our business.

We have invested significant resources in developing and marketing our services and products. Some of our services and products are often considered complex and involve a new approach to the conduct of business by our customers. As a result, intensive marketing and sales efforts may be necessary to educate prospective customers regarding the uses and benefits of our services and products in order to generate additional demand. The market for our services and products may weaken, competitors may develop superior offerings, or we may fail to develop acceptable solutions to address new market conditions. Any one of these events could have a material adverse effect on our business, results of operations, cash flow and financial condition.

Undetected errors or failures in our software, products or services could result in loss or delay in the market acceptance for our products or lost sales.

Because our software services and products, and the environments in which they operate, are complex, our software and products may contain errors that can be detected at any point in its lifecycle. While we continually test our services and products for errors, errors may be found at any time in the future. Detection of any significant errors may result in, among other things, loss of, or delay in, market acceptance and sales of our services and products, diversion of development resources, injury to our reputation, increased service and warranty costs, license terminations or renegotiations or costly litigation. Additionally, because our services and products support or rely on other systems and applications, any software or hardware errors or defects in these systems or applications may result in errors in the performance of our service or products, and it may be difficult or impossible to determine where the error resides.

We may not be competitive, and increased competition could seriously harm our business.

Relative to us, some of our current competitors or potential competitors of our products and services may have one or more of the following advantages:

●	longer operating histories;

●	greater financial, technical, marketing, sales and other resources;

●	positive cash flows from operations;

●	greater name recognition;

●	a broader range of products to offer;

●	an established intellectual property portfolio;

●	a larger installed base of customers;

●	superior customer service;

●	higher levels of quality and reliability;

●	dependable and efficient distribution networks; and

●	competitive product and services pricing.

Although no single competitive factor is dominant, current and potential competitors may establish cooperative relationships among themselves or with third parties to enhance their offerings that are competitive with our products and services, which may result in increased competition. We cannot assure that we will be able to compete successfully against current or future competitors. Increased competition in mobile data capture products, software, and related products and solutions, or supplies may result in price reductions, low gross profit margins, and loss of market share, and could require increased spending on research and development, sales and marketing, and customer support. Some competitors may make strategic acquisitions or establish cooperative relationships with suppliers or companies that produce complementary products, which may create additional pressures on our competitive position in the marketplace.

Sales to many of our target customers involve long sales and implementation cycles, which may cause revenues and operating results to vary significantly.

A prospective customer’s decision to purchase our services or products may often involve lengthy evaluation and product qualification processes. Throughout the sales cycle, we anticipate often spending considerable time educating and providing information to prospective customers regarding the use and benefits of our services and products. Budget constraints and the need for multiple approvals within these organizations may also delay the purchase decision. Failure to obtain the timely required approval for a particular project or purchase decision may delay the purchase of our services or products. As a result, we expect that the sales cycle for some of our services and products will typically range to more than 360 days, depending on the availability of funding to the prospective customer. These long cycles may cause delays in any potential sale, and we may spend a large amount of time and resources on prospective customers who decide not to purchase our services or products, which could materially and adversely affect our business.

Additionally, some of our services and products are designed for corporate customers, which requires us to maintain a sales force that understands the needs of these customers, engages in extensive negotiations and provides support to complete sales. If we do not successfully market our services and products to these targeted customers, our operating results will be below our expectations and the expectations of investors and market analysts, which would likely cause the price of our common stock to decline.

Patents, trademarks, copyrights and licenses are important to the Company’s business, and the inability to defend, obtain or renew such intellectual property could adversely affect the Company’s operating results.

Through Zest Labs, the Company currently holds rights to patents and copyrights relating to certain aspects of its RFID technology, software, and services. In addition, the Company has registered, and/or has applied to register trademarks and service marks in the U.S. and a number of foreign countries for “Intelleflex,” the Intelleflex logo, “Zest,” “Zest Data Services”, the Zest logo, and numerous other trademarks and service marks. Although the Company believes the ownership of such patents, copyrights, trademarks and service marks is an important factor in its business and that its success does depend in part on the ownership thereof, the Company relies primarily on the innovative skills, technical competence, and marketing abilities of its personnel. Loss of a significant number of licenses may have an adverse effect of the Company’s operations.

Many of Zest Labs’ products are designed to include intellectual property obtained from third parties. While it may be necessary in the future to seek or renew licenses relating to various aspects of its products and business methods, the Company believes, based upon past experience and industry practice, such licenses generally could be obtained on commercially reasonable terms; however, there is no guarantee that such licenses could be obtained at all.

The Company relies on licenses to third-party patents and intellectual property, and the Company’s future results could be materially adversely affected if it is alleged or found to have infringed intellectual property rights.

Many of Zest Labs’ products are designed to use third-party intellectual property, and it may be necessary in the future to seek or renew licenses relating to various aspects of its products and business methods. Although the Company believes that, based on past experience and industry practice, such licenses generally could be obtained on commercially reasonable terms, there is no assurance that the necessary licenses would be available on acceptable terms or at all.

If we do not protect our proprietary information and prevent third parties from making unauthorized use of our products and technology, our financial results could be harmed.

Much of our software and underlying technology is proprietary. We seek to protect our proprietary rights through a combination of confidentiality agreements and through copyright, patent, trademark, and trade secret laws. However, all of these measures afford only limited protection and may be challenged, invalidated, or circumvented by third parties. Any patent licensed by us or issued to us could be challenged, invalidated or circumvented or rights granted thereunder may not provide a competitive advantage to us. Furthermore, patent applications that we file may not result in issuance of a patent or, if a patent is issued, the patent may not be issued in a form that is advantageous to us. Despite our efforts to protect our intellectual property rights, others may independently develop similar products, duplicate our products or design around our patents and other rights. In addition, it is difficult to monitor compliance with, and enforce, our intellectual property in a cost-effective manner.

Third parties claiming that we infringe their proprietary rights could cause us to incur significant legal expenses and prevent us from selling our products and services.

From time to time, we might receive claims that we have infringed the intellectual property rights of others, including claims regarding patents, copyrights, and trademarks. Because of constant technological change in the markets in which we compete, the extensive patent coverage of existing technologies, and the rapid rate of issuance of new patents, it is possible that the number of these claims may grow. In addition, former employers of our former, current, or future employees may assert claims that such employees have improperly disclosed to us the confidential or proprietary information of these former employers. Any such claim, with or without merit, could result in costly litigation and distract management from day-to-day operations. If we are not successful in defending such claims, we could be required to stop selling, delay shipments of, or redesign our products, pay monetary amounts as damages, enter into royalty or licensing arrangements, or satisfy indemnification obligations that we have with some of our customers. We cannot assure you that any royalty or licensing arrangements that we may seek in such circumstances will be available to us on commercially reasonable terms or at all. We may incur significant expenditures to investigate, defend and settle claims related to the use of technology and intellectual property rights as part of our strategy to manage this risk.

Periods of sustained economic adversity and uncertainty could negatively affect our business, results of operations and financial condition.

Demand for our services and products depend in large part upon the level of capital and maintenance expenditures by many of our customers. Lower budgets could have a material adverse effect on the demand for our services and products, and our business, results of operations, cash flow and overall financial condition would suffer.

Disruptions in the financial markets may have an adverse impact on regional and world economies and credit markets, which could negatively impact the availability and cost of capital for us and our customers. These conditions may reduce the willingness or ability of our customers and prospective customers to commit funds to purchase our services or products, or their ability to pay for our services after purchase. These conditions could result in bankruptcy or insolvency for some customers, which would impact our revenue and cash collections. These conditions could also result in pricing pressure and less favorable financial terms in our contracts and our ability to access capital to fund our operations.

Final assembly of certain products is performed by third-party manufacturers. We may be dependent on these third-party manufacturers as a sole-source of supply for the manufacture of such products.

A failure by such manufacturers to provide manufacturing services to us, or any disruption in such manufacturing services, may adversely affect our business results. We may incur increased business disruption risk due to the dependence on these third-party manufacturers, as we are not able to exercise direct control over the assembly or related operations of certain of our products. If these third-party manufacturers experience business difficulties or fail to meet our manufacturing needs, then we may be unable to satisfy customer product demands, lose sales, and be unable to maintain customer relationships. Longer production lead times may result in shortages of certain products and inadequate inventories during periods of unanticipated higher demand. Without such third parties continuing to manufacture our products, we may have no other means of final assembly of certain of our products until we are able to secure the manufacturing capability at another facility or develop an alternative manufacturing facility. This transition could be costly and time consuming.

Failure of information technology systems and breaches in data security could adversely affect the Company’s financial condition and operating results.

Information technology system failures and breaches of data security could disrupt the Company’s operations by causing delays or cancellation of customer orders, impeding the manufacture or shipment of products, or resulting in the unintentional disclosure of customer or Company information. Management has taken steps to address these concerns by implementing sophisticated network security and internal control measures. There can be no assurance, however, that a system failure or data security breach will not have a material adverse effect on the Company’s financial condition and operating results.

Failure in our operational systems or cyber security attacks on any of our facilities, or those of third parties, may adversely affect our financial results.

Our business is dependent upon our operational systems to process a large amount of data and complex transactions. If any of our financial, operational, or other data processing systems fail or have other significant shortcomings, our financial results could be adversely affected. Our financial results could also be adversely affected if an employee causes our operational systems to fail, either as a result of inadvertent error or by deliberately tampering with or manipulating our operational systems. Due to increased technology advances, we have become more reliant on technology to help increase efficiency in our business. We use computer programs to help run our financial and operations sectors, and this may subject our business to increased risks. Any future cyber security attacks that affect our facilities, our customers and any financial data could have a material adverse effect on our business. In addition, cyber-attacks on our customer and employee data may result in a financial loss, including potential fines for failure to safeguard data, and may negatively impact our reputation. Third-party systems on which we rely could also suffer operational system failure. Any of these occurrences could disrupt our business, result in potential liability or reputational damage or otherwise have an adverse effect on our financial results.

The Company is subject to risks associated with laws, regulations and industry-imposed standards related to wireless communications devices.

Laws and regulations related to wireless communications devices in the many jurisdictions in which Zest Labs operates and seeks to operate are extensive and subject to change. Such changes, which could include but are not limited to restrictions on production, manufacture, distribution, and use of the device, may have a material adverse effect on the Company’s financial condition and operating results.

Wireless communication devices, such as RFID readers, are subject to certification and regulation by governmental and standardization bodies. These certification processes are extensive and time consuming, and could result in additional testing requirements, product modifications or delays in product shipment dates, which may have a material adverse effect on the Company’s financial condition and operating results.

Because of technological changes in the business software, web and device applications, sensors and sensor-based devices, and RFID and wireless communication industries, current extensive patent coverage, and the rapid issuance of new patents, it is possible that certain components of Zest Labs’ products and business methods may unknowingly infringe the patents or other intellectual property rights of third parties. From time to time, Zest Labs may be notified that it may be infringing such rights. Responding to such claims, regardless of their merit, can consume significant time and expense. In certain cases, the Company may consider the desirability of entering into licensing agreements, although no assurance can be given that such licenses can be obtained on acceptable terms or that litigation will not occur. If there is a temporary or permanent injunction prohibiting the Company from marketing or selling certain products or a successful claim of infringement against the Company requires it to pay royalties to a third party, the Company’s financial condition and operating results could be materially adversely affected.

The inability to obtain certain components could adversely impact the Company’s ability to deliver on its contractual commitments which could negatively impact operations and cash flows.

Although most components essential to the Company’s business are generally available from multiple sources, certain key components including, but not limited to, microprocessors, enclosures, certain RFID custom integrated circuits, and application-specific integrated circuits are currently obtained by the Company from single or limited sources. Some key components, while currently available to the Company from multiple sources, are at times subject to industry-wide availability constraints and pricing pressures. If the supply of a key or single-sourced component to the Company were to be delayed or curtailed or in the event a key manufacturing vendor delayed shipment of completed products to the Company, the Company’s ability to ship related products in desired quantities, and in a timely manner, could be adversely affected. The Company’s business and financial performance could also be adversely affected depending on the time required to obtain sufficient quantities from the original source, or to identify and obtain sufficient quantities from an alternative source. Continued availability of these components may be affected if suppliers were to decide to concentrate on the production of common components instead of components customized to meet the Company’s requirements. The Company attempts to mitigate these potential risks by working closely with these and other key suppliers on product introduction plans, strategic inventories, coordinated product introductions, and internal and external manufacturing schedules and levels. Consistent with industry practice, the Company acquires components through a combination of formal purchase orders, supplier contracts, and open orders based on projected demand information. However, adverse changes in the supply chain of the Company’s vendors may adversely impact the supply of key components.

Risk Factors Relating to Banner Midstream

Our near-term success is dependent upon our ability to grow our oilfield services and transportation operations.

Our success will depend, in part, upon our ability to commence operation of our oilfield and transportation services operations. Attracting new customers and joining networks and demand-supply chains requires substantial time and expense. Any failure to commence operations timely would adversely affect our operating results. Many factors could affect the market acceptance and commercial success of our services, including:

●	our ability to convince our potential customers of the advantages, logistic and economic benefits of our services over competitors;

●	the niche scope of our product menu relative to competitors;

●	changes to policies, procedures or currently accepted best practices in transportation business, cargo, and transportation sectors;

●	changes to policies, procedures or currently accepted best practices in the transportation and logistics-industry

●	the extent and success of our marketing and sales efforts; and

●	our ability to commence operations of all acquired private companies in a timely fashion.

The transportation industry is affected by economic and business risks that are largely beyond our control.

The transportation industry is highly cyclical, and our business is dependent on a number of factors that may have a negative impact on our operating results, many of which are beyond our control. Our revenue is from customers in the oil exploration and production industry. As such, our volumes are largely dependent on the economy and our results may be more susceptible to trends in unemployment and how it affects oil prices than carriers that do not have this focus. We believe that some of the most significant factors beyond our control that may negatively impact our operating results are economic changes that affect supply and demand in transportation markets.

The risks associated with these factors are heightened when the United States economy is weakened. Some of the principal risks during such times are as follows:

●	low overall demand levels, which may impair our asset utilization;

●	customers with credit issues and cash flow problems we are not currently aware of;

●	customers bidding out our services or selecting competitors that offer lower rates, in an attempt to lower their costs, forcing us to lower our rates or lose revenue; and

●	more unbilled miles incurred to obtain loads.

Economic conditions that decrease shipping demand or increase the supply of capacity in the trucking transportation industry on the Territory can exert downward pressure on rates and equipment utilization, thereby decreasing asset productivity. Declining freight levels and rates, a prolonged recession or general economic instability could result in declines in our results of operations, which declines may be material.

We also are subject to cost increases outside our control that could materially reduce our profitability if we are unable to increase our rates sufficiently. Such cost increases include, but are not limited to, fuel and energy prices, driver wages, taxes and interest rates, tolls, license and registration fees, insurance premiums, regulations, revenue equipment and related maintenance costs and healthcare and other benefits for our associates. We cannot predict whether, or in what form, any such cost increase or event could occur. Any such cost increase or event could adversely affect our profitability.

In addition, events outside our control, such as strikes or other work stoppages at our facilities or at customer, port, border or other shipping locations, weather, actual or threatened armed conflicts or terrorist attacks, efforts to combat terrorism, military action against a foreign state or group located in a foreign state or heightened security requirements could lead to reduced economic demand, reduced availability of credit or temporary closing of shipping locations or United States borders. Such events or enhanced security measures in connection with such events could impair our operations and result in higher operating costs.

The transportation industry is highly competitive and fragmented, which subjects us to competitive pressures pertaining to pricing, capacity and service.

Our operating segments compete with many trucking carriers. The trucking industry in our Territory is highly competitive and fragmented. Some of our customers may utilize their own private fleets rather than outsourcing loads to us. Some of our competitors may have greater access to equipment, a larger fleet, a wider range of services, preferential dedicated customer contracts, greater capital resources or other competitive advantages. Numerous competitive factors could impair our ability to maintain or improve our profitability. These factors include the following:

●	Many of our competitors periodically reduce their freight rates to gain business, especially during times of reduced growth in the economy. This may make it difficult for us to maintain or increase freight rates, or may require us to reduce our freight rates. Additionally, it may limit our ability to maintain or expand our business.

●	We face competition in this market from competitors that have operated in this market for several years, which may hinder our ability to compete and gain market share.

●	Since some of our customers also operate their own private trucking fleets, they may decide to transport more of their own freight.

●	Some shippers have selected core carriers for their shipping needs, for which we may not be selected.

●	Many customers periodically solicit bids from multiple carriers for their shipping needs, despite the existence of dedicated contracts (Master Service Agreements), which may depress freight rates or result in a loss of business to our competitors.

●	The continuing trend toward consolidation in the trucking industry may result in more large carriers with greater financial resources and other competitive advantages, with which we may have difficulty competing.

●	Higher fuel prices and higher fuel surcharges to our customers may cause some of our customers to consider freight transportation alternatives, including rail transportation, if available.

●	Advancements in technology may necessitate that we increase investments in order to remain competitive, and our customers may not be willing to accept higher freight rates to cover the cost of these investments.

●	Competition from freight logistics and brokerage companies may negatively impact our customer relationships and freight rates.

●	Smaller carriers may build economies of scale with procurement aggregation providers, which may improve such carriers’ abilities to compete with us.

We may be affected by labor issues in the broader transportation industry.

Difficulty in attracting drivers could affect our profitability and ability to grow. Periodically, the trucking industry experiences difficulty in attracting and retaining qualified drivers, including independent contractors, resulting in intense competition for drivers. We have from time to time experienced underutilization and increased expenses due to a shortage of qualified drivers. If we are unable to attract drivers when needed or contract with independent contractors when needed, we could be required to further adjust our driver compensation packages or let trucks sit idle, which could adversely affect our growth and profitability. If we are unable to retain drivers, our business, financial condition and results of operations could be harmed.

We have several major customers, the loss of one or more of which could have a material adverse effect on our business.

A significant portion of our operating revenue is generated from a number of major customers, the loss of one or more of which could have a material adverse effect on our business. Economic and capital markets conditions may adversely affect our customers and their ability to remain solvent. Our customers’ financial difficulties can negatively impact our business and operating results and financial condition. Generally, we do not have contractual relationships with our customers that guarantee any minimum volumes, and our customer relationships may not continue as presently in effect. We generally do not have long-term contractual relationships with our customers, including our dedicated customers, and certain of these contracts contain clauses that permit cancellation on a short-term basis without cause, and accordingly any of our customers may not continue to utilize our services, renew our existing contracts or continue at the same volume levels. Despite the existence of contract arrangements with our customers, certain of our customers may nonetheless engage in competitive bidding processes that could negatively impact our contractual relationship. In addition, certain of our major customers may increasingly use their own trucking and delivery fleets, which would reduce our freight volumes. A reduction in or termination of our services by one or more of our major customers could have a material adverse effect on our business and operating results.

Fluctuations in the price or availability of fuel, the volume and terms of diesel fuel purchase commitments and surcharge collection may increase our costs of operation, which could materially and adversely affect our margins.

Fuel represents a significant expense for us. Diesel fuel prices fluctuate greatly due to factors beyond our control, such as political events, terrorist activities, armed conflicts, depreciation of the dollar against other currencies and weather, such as hurricanes, and other natural or man-made disasters, each of which may lead to an increase in the cost of fuel. Fuel prices also are affected by the rising demand in developing countries, and could be adversely impacted by diminished drilling activity and by the use of crude oil and oil reserves for other purposes. Such events may lead not only to increases in fuel prices, but also to fuel shortages and disruptions in the fuel supply chain. Because our operations are dependent upon diesel fuel, and a portion of our business is based on fuel purchased on the spot market at prevailing market rates, significant diesel fuel cost increases, shortages or supply disruptions could materially and adversely affect our operating results and financial condition.

Increases in fuel costs, to the extent not offset by rate per mile increases or fuel surcharges, have an adverse effect on our operations and profitability. While a portion of our fuel costs are covered by pass-through provisions in customer contracts and compensatory fuel surcharge programs, we also incur fuel costs that cannot be recovered even with respect to customers with which we maintain fuel surcharge programs, such as those associated with unbilled miles, or the time when our engines are idling. Because our fuel surcharge recovery lags behind changes in fuel prices, our fuel surcharge recovery may not capture the increased costs we pay for fuel, especially when prices are rising, leading to fluctuations in our levels of reimbursement. Further, during periods of low freight volumes, shippers can use their negotiating leverage to impose less compensatory fuel surcharge policies. In addition, the terms of each customer’s fuel surcharge agreement vary, and customers may seek to modify the terms of their fuel surcharge agreements to minimize recoverability for fuel price increases. Such fuel surcharges may not be maintained indefinitely or may not be sufficiently effective. As of the date of this prospectus, we had no derivative financial instruments to reduce our exposure to fuel price fluctuations, nor are we aware of existence thereof.

Difficulties attracting and retaining qualified drivers, including through owner-operators, could materially adversely affect our profitability and ability to maintain or grow our fleet.

Like many carriers, from time to time we may experience difficulty in attracting and retaining sufficient numbers of qualified drivers, including through owner-operators, and driver shortages may recur in the future. Our challenge with attracting and retaining qualified drivers stems from intense market competition and our driver quality standards, which subjects us to increased payments for driver compensation and owner-operator contracted rates. Our specialty equipment services targeting servicing oil exploration and oil development industries require special training to handle unique operating requirements. We may be legally obligated or otherwise subjected by the industry standards to use physical function tests and hair follicle and urine testing to screen and test all driver applicants, which we believe is a rigorous standard and could decrease the pool of qualified applicants available to us. Failure to recruit high-quality, safe drivers that meet our testing standards could diminish the safety of our fleet and could have a materially adverse effect on our customer relationships and our business.

Our Company drivers are generally compensated on a per-mile basis, and the rate per-mile generally increases with the drivers’ length of service. Owner-operators contracting with us are generally compensated on a percentage of revenue basis. The compensation we offer our drivers and owner-operators is also subject to market conditions and labor supply. We may in future periods increase company driver and owner-operator compensation, which will be more likely to the extent that economic conditions improve and industry regulation exacerbates driver shortages forcing driver compensation higher. The recent electronic logging device regulations, requiring compliance by nearly all carriers has further tightened the market for eligible drivers. In addition, with any driver voluntary turnover rate, we may suffer a loss of company drivers. Such turnover rate could require us to continually recruit a substantial number of drivers in order to operate our revenue-producing fleet equipment, including trucks, chassis and specialty equipment. If we are unable to continue to attract and retain a sufficient number of high-quality company drivers, and contract with suitable owner-operators, we could be required to adjust our compensation packages, or operate with fewer trucks and face difficulty meeting shipper demands, all of which could adversely affect our profitability and ability to maintain our size or grow.

Our use of owner-operators to provide a portion of our truck fleet exposes us to different risks than we face with our owned trucks.

We may contract with owner-operators and use more owner-operator trucks than some of our competitors. We are therefore more dependent on owner-operator trucks than some of our competitors. Failure to maintain owner-operator business and relationships and increased industry competition for owner-operators could have a materially adverse effect on our operating results. During times of increased economic activity, we face heightened competition for owner-operators from other carriers. To the extent our turnover increases, we may be required to increase owner-operator compensation or take other measures to remain an attractive option for owner-operators. If we cannot attract sufficient owner-operators, or it becomes economically difficult for owner-operators to survive, we may not be able to maintain the percentage of our fleet provided by owner-operators or maintain our delivery schedules.

We may provide financing to certain qualified owner-operators who qualify for financing in order to lease trucks from us. If we are unable to provide such financing in the future, due to liquidity constraints or other restrictions, we may experience a decrease in the number of owner-operators available to fully operate our assets. Further, if owner-operators operating the trucks we finance default under or otherwise terminate the financing arrangement and we are unable to find a replacement owner-operator, we may incur losses on amounts owed to us with respect to the truck in addition to any losses we may incur as a result of idling the truck.

Our lease contracts with owner-operators may be governed by the federal and other leasing regulations, which impose specific requirements on us and/or on owner-operators. It is possible that we could face lawsuits alleging the violation of leasing obligations or failure to follow the contractual terms, which could result in liability.

We may utilize owner-operators to complete our services. These owner-operators are subject to similar regulation requirements, such as the electronic on-board recording and driver Hours of Service (HOS) requirements that apply to larger carriers, which may have a more significant impact on their operations, causing them to exit the transportation industry. Aside from when these third parties may use our trailing equipment to fulfill loads, we do not own the revenue equipment or control the drivers delivering these loads. The inability to obtain reliable third-party owner-operators could have a material adverse effect on our operating results and business growth.

If we are unable to recruit, develop and retain our key associates, our business, financial condition and operating results could be adversely affected.

We are highly dependent upon the services of certain key employees, including our team of managers. We currently do not have employment agreements with any of our managers, and the loss of any of their services could negatively impact our operations and future profitability. Inadequate succession planning or unexpected departure of key managers could cause substantial disruption to our business operations, deplete our institutional knowledge base and erode our competitive advantage. Additionally, we may have to continue to recruit, develop and retain skilled and experienced service center managers if we are to realize our goal of expanding our operations and continuing our growth. Failure to recruit, develop and retain a core group of service center managers could have a materially adverse effect on our business.

Efforts by labor unions could divert management’s attention and could have a materially adverse effect on our operating results.

We face the risk that Congress or one or more states will issue or approve legislation significantly affecting our business and our relationship with our associates. We also face the risk that our associates, including drivers, may attempt to organize. Any attempt to organize by our associates could result in increased legal and other associated costs. In addition, if we were to enter into a collective bargaining agreement, the terms could negatively affect our costs, efficiency and ability to generate acceptable returns on the affected operations. Moreover, any labor disputes or work stoppages, whether or not our other associates unionize, could disrupt our operations and reduce our revenues.

Insurance and claims expenses could significantly reduce our earnings.

Our future insurance and claims expense might exceed historical levels, which could reduce our earnings. We self-insure or maintain a high deductible for a portion of our claims exposure resulting from workers’ compensation, auto liability, general liability, cargo and property damage claims, as well as associate health insurance. Estimating the number and severity of claims, as well as related judgment or settlement amounts is inherently difficult. This, along with legal expenses, incurred but not reported claims and other uncertainties can cause unfavorable differences between actual claim costs and our reserve estimates. We plan to reserve for anticipated losses and expenses and periodically evaluate and adjust our claims reserves to reflect our experience. However, ultimate results may differ from our estimates, which could result in losses over our reserved amounts.

We maintain insurance with licensed insurance carriers above the amounts which we retain. Although we believe our aggregate insurance limits should be sufficient to cover reasonably expected claims, it is possible that the amount of one or more claims could exceed our aggregate coverage limits. If any claim were to exceed our coverage, we would bear the excess, in addition to our other self-insured/retained amounts. Insurance carriers have raised premiums for many businesses, including transportation companies. As a result, our insurance and claims expense could increase, or we could raise our self-insured retention or deductible when our policies are renewed or replaced. Our operating results and financial condition could be materially and adversely affected if (i) cost per claim, premiums, or the number of claims significantly exceeds our estimates, (ii) we experience a claim in excess of our coverage limits, (iii) our insurance carriers fail to pay on our insurance claims or (iv) we experience a claim for which coverage is not provided.

Our operations are subject to various environmental laws and regulations, the violation of which could result in substantial fines or penalties.

We are subject to various environmental laws and regulations dealing with the hauling and handling of hazardous materials, waste and other oil, fuel storage tanks, air emissions from our vehicles and facilities, engine idling and discharge and retention of storm water. Our truck terminals often are located in industrial areas where groundwater or other forms of environmental contamination could occur. Our operations involve the risks of fuel spillage or seepage, environmental damage and hazardous waste disposal, among others. Certain of our facilities have waste oil or fuel storage tanks and fueling islands. If we are involved in a spill or other accident involving hazardous substances, if there are releases of hazardous substances we transport, if soil or groundwater contamination is found at our facilities or results from our operations, or if we are found to be in violation of applicable environmental laws or regulations, we could owe cleanup costs and incur related liabilities, including substantial fines or penalties or civil and criminal liability, any of which could have a materially adverse effect on our business and operating results.

We have significant ongoing capital requirements that could affect our profitability if we are unable to generate sufficient cash from operations or obtain financing on favorable terms.

The trucking industry generally, and our trucking business in particular, are capital intensive and asset heavy, and our policy of maintaining a young, technology-equipped fleet requires us to expend significant amounts in capital expenditures annually. We expect to pay for projected capital expenditures with cash flows from operations, proceeds from equity sales or financing available under our existing debt instruments. If we were unable to generate sufficient cash from operations, we would need to seek alternative sources of capital, including financing, to meet our capital requirements. In the event that we are unable to generate sufficient cash from operations or obtain financing on favorable terms in the future, we may have to limit our fleet size, enter into less favorable financing arrangements or operate our revenue equipment for longer periods, any of which could have a materially adverse effect on our profitability.

The seasonal pattern generally experienced in the trucking industry may affect our periodic results during traditionally slower shipping periods and winter months.

In the trucking industry, revenue generally follows a seasonal pattern which may affect our operating results. Operating levels of the oil industry have historically been lower in the winter months because of adverse winter weather conditions. Revenue can also be affected by other adverse weather conditions, holidays and the number of business days during a given period because revenue is directly related to the available working days. From time to time, we may also suffer short-term impacts from severe weather and similar events, such as tornadoes, hurricanes, blizzards, ice storms, floods, fires, earthquakes, and explosions that could harm our results of operations or make our results of operations more volatile.

We may be subject to various claims and lawsuits in the ordinary course of business, and increases in the amount or severity of these claims and lawsuits could adversely affect us.

We are exposed to various claims and litigation related to commercial disputes, personal injury, property damage, environmental liability and other matters. Proceedings include claims by third parties, and certain proceedings have been certified or purport to be class actions. Developments in regulatory, legislative or judicial standards, material changes to litigation trends, or a catastrophic accident or series of accidents, involving any or all of property damage, personal injury, and environmental liability could have a material adverse effect on our operating results, financial condition and liquidity.

If we commence operations and produce oil from a drilling, then unless we replace our reserves with new reserves and develop those reserves, our reserves and production will decline, which would adversely affect our future cash flows and results of operations.

Once we start oil production, then producing oil reservoirs generally are characterized by declining production rates that vary depending upon reservoir characteristics and other factors. Unless we conduct successful ongoing exploration and development activities or continually acquire properties containing proved reserves, our proved reserves will decline as those reserves are produced. Our future reserves and production, and therefore our future cash flow and results of operations, are highly dependent on our success in efficiently developing our current reserves and economically finding or acquiring additional recoverable reserves. We may not be able to develop, find or acquire sufficient additional reserves to replace our current and future production. If we are unable to replace our current and future production, the value of our reserves will decrease, and our business, financial condition and results of operations would be materially and adversely affected.

Drilling for and producing crude oil are high risk activities with many uncertainties that could adversely affect our business, financial condition or results of operations.

Our proposed drilling and operating activities will be subject to many risks, including the risk that we will not discover commercially productive reservoirs. Drilling for crude oil can be unprofitable, not only from dry holes, but from productive wells that do not produce sufficient revenues to return a profit. In addition, our drilling and producing operations may be curtailed, delayed or cancelled as a result of other factors, including:

●	unusual or unexpected geological formations and miscalculations;

●	fires;

●	explosions and blowouts;

●	pipe or cement failures;

●	environmental hazards, such as natural gas leaks, oil spills, pipeline and tank ruptures, encountering naturally occurring radioactive materials, and unauthorized discharges of toxic gases, brine, well stimulation and completion fluids, or other pollutants into the surface and subsurface environment;

●	loss of drilling fluid circulation;

●	title problems for the properties on which we drill and resulting restrictions or termination of lease for oil drilling and production operations;

●	facility or equipment malfunctions;

●	unexpected operational events, especially the need to drill significantly deeper than originally contemplated or finding, despite an engineering study to the contrary, that the drilling site is a dry hole that produces no appreciable amounts of crude oil or no crude oil;

●	shortages of skilled personnel or unexpected loss of key drilling and production workers;

●	shortages or delivery delays of equipment and services or of water used in hydraulic fracturing activities;

●	compliance with environmental and other regulatory requirements and any unexpected remedial requirements for violations of environmental or other regulatory requirements;

●	shareholder activism and activities by non-governmental organizations to restrict the exploration, development and production of oil and natural gas so as to minimize emissions of greenhouse gases of “GHG’s”;

●	natural disasters; and

●	adverse weather conditions.

Any of these risks can cause substantial losses, including personal injury or loss of life; severe damage to or destruction of property, natural resources and equipment, pollution, environmental contamination, clean-up responsibilities, loss of wells, repairs to resume operations; and regulatory fines or penalties.

Insurance against all operational risks may not be available to us or not affordable for us. Additionally, we may elect not to obtain insurance if we believe that the cost of available insurance is excessive relative to the perceived risks presented. The occurrence of an event that is not covered in full or in part by insurance could have a material adverse impact on our business activities, financial condition and results of operations. We only have standard business liability and casualty insurance as of the date of this prospectus. We will not pay for or require, and cannot afford, insurance covering drilling, production and storage of oil and establishing oil rigs until we receive sufficient funding from this Offering.

The extension of our active oil and gas mineral leases may be subject to performing continuous drilling operations.

Our oil and gas mineral leases may contain acreage that is either held by production or not. In order to extend the leased acreage not held by production, the Company must maintain minimum continuous drilling operations in order to extend these leases to future periods. The Company’s inability to perform operations during any given period could result in the Company’s losing the rights to future operations on that lease.

The potential lack of availability of, or cost of, drilling rigs, equipment, supplies, personnel and crude oil field services could adversely affect our ability to execute on a timely basis our exploration and development plans within our budget.

When the prices of crude oil increase, or the demand for equipment and services is greater than the supply in certain areas, we could encounter an increase in the cost of securing drilling rigs, equipment and supplies. In addition, larger producers may be more likely to secure access to such equipment by offering more lucrative terms. If we are unable to acquire access to such resources, or can obtain access only at higher prices, our ability to convert our reserves into cash flow could be delayed and the cost of producing those reserves could increase significantly, which would adversely affect our results of operations and financial condition.

We are subject to environmental, health and safety laws and regulations and related compliance expenditures and liabilities.

Once commenced, our oil drilling and production operations will be subject to numerous and significant federal, state, local and foreign laws, and other requirements governing or relating to the environment. Our facilities could experience incidents, malfunctions and other unplanned events, such as spills of hazardous materials that may result in personal injury, penalties and property damage. In addition, certain environmental laws may result in liability, regardless of fault, concerning contamination at a range of properties, including properties currently leased or operated by us and properties where we disposed of, or arranged for disposal of, waste and other hazardous materials. As such, the operation of our facilities carries an inherent risk of environmental liabilities and may result in our involvement from time to time in administrative and judicial proceedings relating to such matters. While we will implement environmental management programs designed to continually improve environmental, health and safety performance, we cannot assure you that such liabilities including significant required capital expenditures, as well as the costs for complying with environmental laws and regulations, will not have a material adverse effect on our business, financial condition, results of operations and cash flows.

Oil prices are volatile. Once we commence oil production, any sustained decline in oil prices could adversely affect our business, financial condition and results of operations and our ability to meet our capital expenditure obligations and financial commitments.

The prices we receive for our oil production will heavily influence our revenue, profitability, access to capital, future rate of growth and carrying value of our properties. Oil is a commodity and its price may fluctuate widely in response to relatively minor changes in the supply of and demand for oil and market uncertainty. Lower commodity prices may reduce our cash flows and borrowing ability. If we are unable to obtain needed capital or financing on satisfactory terms, our ability to develop future reserves could be adversely affected. Also, using lower prices in estimating proved reserves may result in a reduction in proved reserve volumes due to economic limits.

If we are required to curtail our drilling program, we may be unable to continue to hold leases that are scheduled to expire, which may further reduce our reserves. As a result, a substantial or extended decline in commodity prices may materially and adversely affect our future business, financial condition, results of operations, liquidity and ability to finance planned capital expenditures.

Historically, oil prices have been volatile. The prices we receive for our production, and the levels of our production, depend on numerous factors beyond our control, which include the following:

●	worldwide and regional economic conditions impacting the global supply and demand for oil;

●	the price and quantity of foreign imports of oil;

●	political and economic conditions in or affecting other producing regions or countries, including the Middle East, Africa, South America and Russia;

●	actions of the Organization of the Petroleum Exporting Countries, its members and other state-controlled oil companies relating to oil price and production controls;

●	the level of global exploration, development and production;

●	the level of global inventories;

●	prevailing prices on local price indexes in the area in which we operate;

●	the proximity, capacity, cost and availability of gathering and transportation facilities;

●	localized and global supply and demand fundamentals and transportation availability;

●	the cost of exploring for, developing, producing and transporting reserves;

●	weather conditions and other natural disasters;

●	technological advances affecting energy consumption;

●	the price and availability of alternative fuels;

●	expectations about future commodity prices; and

●	U.S. federal, state and local and non-U.S. governmental regulation and taxes.

Conservation measures and technological advances could reduce demand for oil and natural gas.

Fuel conservation measures, alternative fuel requirements, increasing consumer demand for alternatives to oil and natural gas, technological advances in fuel economy and energy generation devices could reduce demand for oil. The impact of the changing demand for oil may have a material adverse effect on our business, financial condition, results of operations and cash flows.

Climate change legislation and regulations restricting or regulating emissions of greenhouse gases (“GHGs”) could result in increased operating costs and reduced demand for the oil and natural gas while the potential physical effects of climate change could disrupt our production and cause us to incur significant costs in preparing for or responding to those effects.

Climate change continues to attract considerable public and scientific attention. As a result, numerous proposals have been made and are likely to continue to be made at the international, national, regional, and state levels of government to monitor and limit emissions of GHGs. While no comprehensive climate change legislation has been implemented at the federal level, the Environmental Protection Agency or “EPA” and states or groupings of states have pursued legal initiatives in recent years that seek to reduce GHG emissions through efforts that include consideration of cap-and-trade programs, carbon taxes, GHG reporting and tracking programs and regulations that directly limit GHG emissions from certain sources. In particular, the EPA has adopted rules under authority of the U.S. Clean Air Act of “CAA” that, among other things, establish certain permit reviews for GHG emissions from certain large stationary sources, which reviews could require securing permits at covered facilities emitting GHGs and meeting defined technological standards for those GHG emissions.

The EPA has also adopted rules requiring the monitoring and annual reporting of GHG emissions from certain petroleum and natural gas system sources in the United States, including, among others, onshore production.

Federal agencies also have begun directly regulating emissions of methane, a GHG, from oil and natural gas operations. In June 2016, the EPA published a final rule establishing NSPS Subpart OOOOa, that requires certain new, modified or reconstructed facilities in the oil and natural gas sector to reduce these methane gas and VOC emissions. However, in April 2017, the EPA announced that it would review this 2016 methane rule and would initiate reconsideration proceedings to potentially revise or rescind portions of the rule. Subsequently, effective June 2, 2017, the EPA issued a 90-day stay of certain requirements under the methane rule, but this stay was vacated by a three-judge panel of the U.S. Court of Appeals for the D.C. Circuit on July 3, 2017 and on August 10, 2017, the D.C. Circuit rejected petitions for an en banc review of its July 3, 2017 ruling. In the interim, on July 16, 2017, the EPA issued a proposed rule that would stay subpart OOOOa for two years, but this proposed rule is not yet final and may be subject to legal challenges. The court affirmed that the EPA must go through the formal rule change procedures under the Administrative Procedure Act (“APA”) to amend the 2016 rule on methane gas emissions. The EPA continued to evaluate the rule and proposed additional amendments. On October 15, 2018, EPA proposed rule changes to reduce restrictions on methane emissions from oil and gas production.

The Bureau of Land Management (“BLM”) also finalized rules regarding the control of methane emissions rules in November 2016 (“Revision Rule”) that apply to oil and natural gas exploration and development activities on public and tribal lands. The rules seek to minimize venting and flaring of emissions from storage tanks and other equipment, and also impose leak detection and repair requirements. The U.S. Department of the Interior attempted to suspend this rule, however on February 22, 2018, a U.S. District Court blocked the suspension. On September 18, 2018, BLM releases the final version of the Revision Rule, which was published in the Federal Register on September 28, 2018 and was to go into effect on November 27, 2018. On November 27, 2018, the attorneys general for California and New Mexico filed suit alleging BLM violated the Administrative Procedure Act, Mineral Leasing Act, and National Environmental Policy Act. On September 28, 2018, 18 environmental groups also legally challenged the Revision Rule.

The BLM rules on rolling back methane gas emissions under the Revision Rule remains in place at this time, but the future status of the rule change is unclear.

President Trump’s Administration has rolled back, cancelled or sought to roll back or cancel numerous rules restricting GHGs in the energy industry. These efforts have been mostly challenged in court. Whether the roll back of environmental regulations to cap or reduce GHGs will continue or survive legal challenges, as well as the impact on these rollback efforts by Democratic Party taking control of the U.S. House of Representatives in 2019, is uncertain as of the date of this prospectus. Company believes there is growing public support for the anti-GHG/environmental movement that may result in future changes in regulation, more anti-GHG rulings in courts and legal requirements for oil and gas production that may reduce the demand for oil and gas in the future, perhaps near future, as well as making oil and gas production more expensive and difficult in terms of regulation to conduct. The success of President Trump appointing conservative jurists to federal courts since 2017 presents another possible factor in future GHG regulation, which factor is not possible to ascertain in terms of impact on GHG regulation as of the date of this prospectus. In December 2015, the United States joined the international community at the 21st Conference of the Parties of the United Nations Framework Convention on Climate Change in Paris, France that prepared an agreement requiring member countries to review and “represent a progression” in their intended nationally determined contributions, which set GHG emission reduction goals every five years beginning in 2020. This “Paris Agreement” was signed by the United States in April 2016 and entered into force in November 2016; however, this agreement does not create any binding obligations for nations to limit their GHG emissions. On June 1, 2017, President Donald Trump announced that the United States plans to withdraw from the Paris Agreement and to seek negotiations either to re-enter the Paris Agreement on different terms or to establish a new framework agreement. The Paris Agreement provides for a four-year exit date of November 2020. The United States’ adherence to the exit process and/or the terms on which the United States may re-enter the Paris Agreement or a separately negotiated agreement are unclear at this time.

The adoption and implementation of any international, federal or state legislation or regulations that require reporting of GHGs or otherwise restrict emissions of GHGs could result in increased compliance costs or additional operating restrictions and could have a material adverse effect on our business, financial condition, results of operations, and cash flows.

Increasing concentrations of GHG in the Earth’s atmosphere may in all likelihood and based on current and widespread scientific opinion produce climate changes that have significant, perhaps catastrophic, physical effects, such as increased frequency and severity of storms, droughts, floods and other climatic events. If any such climatic events were to occur, they could have an adverse effect on our financial condition and results of operations and the financial condition and operations of our end user customers and oil and gas product consumers. Climate changes may force radical, unexpected changes in regulation of GHG and energy industries like oil and gas.

RISK FACTORS RELATING TO OUR COMMON STOCK AND WARRANTS

Our common stock is quoted on the OTCQB, which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTCQB, which is a significantly more limited trading market than the New York Stock Exchange, or the NASDAQ Stock Market. The quotation of the Company’s shares on the OTCQB may result in a less liquid market available for existing and potential shareholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

There is limited liquidity on the OTCQB, which may result in stock price volatility and inaccurate quote information.

When fewer shares of a security are being traded on the OTCQB, price volatility may increase and price movement may outpace the ability to deliver accurate quote information. Due to lower trading volumes in shares of our common stock, there may be a lower likelihood of one’s orders for shares of our common stock being executed, and current prices may differ significantly from the price one was quoted at the time of one’s order entry.

If we are unable to adequately fund our operations, we may be forced to voluntarily file for deregistration of our common stock with the SEC.

Compliance with the periodic reporting requirements required by the SEC consumes a considerable amount of both internal, as well external, resources and represents a significant cost for us. If we are unable to continue to devote adequate funding and the resources needed to maintain such compliance, while continuing our operations, we could be forced to deregister with the SEC. After the deregistration process, our common stock would only be tradable on the “Pink Sheets” and could suffer a decrease in or absence of liquidity.

Because we became public by means of a “reverse merger”, we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we became public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our common stock. We cannot assure you that brokerage firms will want to conduct any secondary offerings on behalf of our Company in the future.

Future sales of our common stock in the public market could lower the price of our common stock and impair our ability to raise funds in future securities offerings.

Future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the then prevailing market price of our common stock and could make it more difficult for us to raise funds in the future through a public offering of our securities.

Our common stock is thinly traded, so you may be unable to sell at or near asking prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Currently, the Company’s common stock is quoted in the OTCQB and future trading volume may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in OTCQB stocks and certain major brokerage firms restrict their brokers from recommending OTCQB stocks because they are considered speculative, volatile and thinly traded. The OTCQB market is an inter-dealer market much less regulated than the major exchanges and our common stock is subject to abuses, volatility and shorting. Thus, there is currently no broadly followed and established trading market for the Company’s common stock. An established trading market may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. Absence of an active trading market reduces the liquidity of the shares traded there.

Our common stock is subject to price volatility unrelated to our operations.

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting the Company’s competitors or the Company itself. In addition, the OTCQB is subject to extreme price and volume fluctuations in general. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

We are subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

Our common stock is currently quoted on the OTCQB. Our common stock is subject to the requirements of Rule 15(g)-9, promulgated under the Securities Exchange Act as long as the price of our common stock is below $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser’s consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990 also requires additional disclosure in connection with any trades involving a stock defined as a penny stock. Generally, the Commission defines a penny stock as any equity security not traded on a national exchange that has a market price of less than $5.00 per share. The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

Because we do not intend to pay dividends, shareholders will benefit from an investment in our common stock only if it appreciates in value.

We have never declared or paid any cash dividends on our preferred stock or common stock. For the foreseeable future, it is expected that earnings, if any, generated from our operations will be used to finance the growth of our business, and that no dividends will be paid to holders of the Company’s common stock. As a result, the success of an investment in our common stock will depend upon any future appreciation in its value. There can be no guarantee that our common stock will appreciate in value.

The price of our common stock may become volatile, which could lead to losses by investors and costly securities litigation.

The trading price of our common stock is likely to be highly volatile and could fluctuate in response to factors such as:

●	actual or anticipated variations in our operating results;

●	announcements of developments by us or our competitors;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

●	adoption of new accounting standards affecting our industry;

●	additions or departures of key personnel;

●	introduction of new products by us or our competitors;

●	sales of our common stock or other securities in the open market; and

●	other events or factors, many of which are beyond our control.

The stock market is subject to significant price and volume fluctuations. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against such a company. Litigation initiated against us, whether or not successful, could result in substantial costs and diversion of our management’s attention and Company resources, which could harm our business and financial condition.

Investors may experience dilution of their ownership interests because of the future issuance of additional shares of our common stock.

We intend to continue to seek financing through the issuance of equity or convertible securities to fund our operations. In the future, we may also issue additional equity securities resulting in the dilution of the ownership interests of our present shareholders. We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for our common stock in connection with hiring or retaining employees, future acquisitions or for other business purposes. The future issuance of any such additional shares of common stock will result in dilution to our shareholders and may create downward pressure on the trading price of our common stock.

The market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, there can be no assurance that we will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our common stock may not necessarily improve.

Our stock could be subject to volatility.

The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control, including:

●	actual or anticipated fluctuations in our quarterly and annual results;

●	changes in market valuations of companies in our industry;

●	announcements by us or our competitors of new strategies, significant contracts, acquisitions, strategic relationships, joint ventures, capital commitments or other material developments that may affect our prospects;

●	shortfalls in our operating results from levels forecasted by management;

●	additions or departures of key personnel;

●	sales of our capital stock in the future;

●	liquidity or cash flow constraints; and

●	fluctuations in stock market prices and volume, which are particularly common for the securities of emerging technology companies, such as us.

Future changes in the fair value of outstanding warrants could result in income volatility.

Changes in the fair value of the warrant liabilities caused by stock price volatility or other factors impacting the fair value determined by the Black Scholes model will impact other income or expense.

Our board of directors has authorized the designation of preferred stock without shareholder approval that have voting rights that adversely affect the voting power of holders of the Company’s common stock and may have an adverse effect on its stock price.

We are authorized to issue “blank check” preferred stock without stockholder approval, which could adversely impact the rights of holders of our common stock.

Our Articles of Incorporation authorize us to issue up to 5,000 shares of “blank check: preferred stock. Any additional preferred stock that we issue in the future may rank ahead of our common stock in terms of dividend priority or liquidation premiums and may have greater voting rights than our common stock. In addition, such preferred stock may contain provisions allowing those shares to be converted into shares of common stock, which could dilute the value of common stock to current stockholders and could adversely affect the market price, if any, of our common stock. In addition, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company. Although we have no present intention to issue any additional shares of authorized preferred stock, there can be no assurance that we will not do so in the future.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY AND
MARKET DATA

Special Note Regarding Forward-Looking Statements

This registration statement on Form S-1 contains forward-looking statements under Section 21E of the Exchange Act and other federal securities laws that are subject to a number of risks and uncertainties, many of which are beyond our control including without limitation the following: (i) our plans, strategies, objectives, expectations and intentions are subject to change at any time at our discretion; (ii) our plans and results of operations will be affected by our ability to manage growth; and (iii) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission (the “Commission” or “SEC”).

In some cases, you can identify forward-looking statements by terminology such as “may,’’ “will,’’ “should,’’ “could,’’ “expects,’’ “plans,’’ “intends,’’ “anticipates,’’ “believes,’’ “estimates,’’ “predicts,’’ “seeks,” “potential,’’ or “continue’’ or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements.

These forward-looking statements are made only as of the date hereof. We are under no duty to update or revise any of these forward-looking statements after the date of this report or to provide any assurance with respect to future performance or results. You are cautioned that any forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements and should read this report thoroughly with the understanding that the actual results may differ materially from those set forth in the forward-looking statements for many reasons, including, without limitation, unforeseen events beyond management’s control and assumptions that prove to be inaccurate or unfounded. The following list of examples, while not exclusive or exhaustive, includes some of the many possible unforeseen developments that may cause actual results to differ from anticipated or desired results:

●	Overall economic and business conditions;

●	Increased competition in the sustainability consumer and retail markets and the industries in which we compete;

●	Changes in the economic, competitive, legal, and business conditions in local and regional markets and in the national and international marketplace;

●	The actions of national, state and local legislative, regulatory, and judicial bodies and authorities;

●	Delays or interruptions in entering into contracts or acquiring necessary assets;

●	The necessity to expand or curtail operations, obtain additional capital, or change business strategy;

●	Changes in technology; and,

●	Any of the other factors discussed in this report, including those factors discussed in the section entitled “Risk Factors”.

You should read this prospectus, including the section titled “Risk Factors,” and the documents that we reference elsewhere in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual results may differ materially from what we expect as expressed or implied by our forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus regardless of the time of delivery of this prospectus or any sale of our common stock. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

USE OF PROCEEDS

The proceeds from the sale of the shares offered pursuant to this prospectus are solely for the accounts of the Selling Stockholders. Accordingly, we will not receive any of the proceeds from the sale of shares offered by this prospectus. We will, however, receive proceeds from the exercise of the Warrants if and when they are exercised in cash.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We do not anticipate paying cash dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects, the requirements of current or then-existing debt instruments and other factors our board of directors may deem relevant.

SELLING STOCKHOLDERS

The common stock being offered by the selling shareholders are those issuable to the selling shareholders, upon exercise of the warrants. For additional information regarding the issuances of those warrants, please refer to the description of the private placement and the description warrants that were issued in that private placement. We are registering the shares of common stock issuable upon exercise of warrants in order to permit the selling shareholders to offer the shares for resale from time to time. Except for the ownership of the shares of common stock, preferred stock and the warrants as well as prior investment transactions with certain selling shareholders, the selling shareholders have not had any material relationship with us within the past three years.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling shareholders. The second column lists the number of shares of common stock beneficially owned by each selling shareholder, based on its ownership of the warrants, as of July 22, 2020, assuming exercise of the warrants held by the selling shareholders on that date, without regard to any limitations exercises.

The third column lists the shares of common stock being offered by this prospectus by the selling shareholders.

In accordance with the terms of a letter agreement with the selling shareholders, this prospectus generally covers the resale of the number of shares of common stock issuable to the selling shareholders upon exercise of the related warrants, as provided in the letter agreement, without regard to any limitations on the exercise of the warrants. The fourth column assumes the sale of all of the shares offered by the selling shareholders pursuant to this prospectus.

Under the terms of the warrants, a selling shareholder may not exercise the warrants to the extent such exercise would cause such selling shareholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the warrants which have not been exercised. The number of shares in the second column does not reflect these limitations. The selling shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of shares of Common Stock Owned Prior to Offering(1)	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After Offering
Empery Asset Master, LTD (2)	1,147,059	1,147,059	-
Empery Tax Efficient, LP (3)	223,530	223,530	-
Empery Tax Efficient II, LP (4)	1,570,589	1,570,589	-
Sabby Healthcare Master Fund, Ltd. (5)	1,470,590	1,470,590	-
Sabby Volatility Warrant Master Fund, Ltd. (6)	1,470,590	1,470,590	-

(1)	Number of shares of common stock owned prior to offering includes shares of common stock issuable upon exercise of warrants. The warrants owned by each of the selling shareholders have a beneficial ownership limitation such that the number of shares of common stock cannot exceed 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock the exercise of any warrant. Each selling shareholder may, individually, increase or decrease the beneficial ownership limitation provisions, provided that the beneficial ownership limitation shall, in no event, exceed 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon the exercise of any warrant.

(2)	Empery Asset Management LP, the authorized agent of Empery Asset Master, LTD (“EAM”), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The Company is registering 1,147,059 shares of the Company’s common stock underlying EAM’s warrants.

(3)	Empery Asset Management LP, the authorized agent of Empery Tax Efficient, LP (“ETE”), has discretionary authority to vote and dispose of the shares held by ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting over the shares held by ETE. ETE, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The Company is registering 223,530 shares of the Company’s common stock underlying ETE’s warrants.

(4)	Empery Asset Management LP, the authorized agent of Empery Tax Efficient II, LP (“ETE II”), has discretionary authority to vote and dispose of the shares held by ETE II and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting over the shares held by ETE II. ETE II, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The Company is registering 1,570,589 shares of the Company’s common stock underlying ETE II’s warrants.

(5)	Sabby Management, LLC serves as the investment manager of Sabby Healthcare Master Fund, Ltd. (“SHMF”). Hal Mintz is the manager of Sabby Management, LLC and has voting and investment control of the securities held by SHMF. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities beneficially owned by SHMF except to the extent of their respective pecuniary interest therein. The Company is also registering 1,470,590 shares of the Company’s common stock underlying SHMF’s warrants.

(6)	Sabby Management, LLC serves as the investment manager of Sabby Volatility Warrant Master Fund, Ltd. (“SVWMF”). Hal Mintz is the manager of Sabby Management, LLC and has voting and investment control of the securities held by SVWMF. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities beneficially owned by SVWMF except to the extent of their respective pecuniary interest therein. The Company is registering 1,470,590 shares of the Company’s common stock underlying SVWMF’s warrants.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following management’s discussion and analysis of financial condition and results of operations describes the principal factors affecting the results of our operations, financial condition, and changes in financial condition. This discussion should be read in conjunction with the accompanying audited financial statements, and notes thereto, included elsewhere in this report. The information contained in this discussion is subject to a number of risks and uncertainties. We urge you to review carefully the sections of this report entitled “Risk Factors” and “Forward-Looking Statements” for a more complete discussion of the risks and uncertainties associated with an investment in our securities.

Dollar amounts and numbers of shares that follow in this report are presented in thousands, except per share amounts.

OVERVIEW

Ecoark Holdings is a diversified holding company incorporated in the state of Nevada on November 19, 2007. Ecoark Holdings has four wholly-owned subsidiaries: Ecoark, Inc. (“Ecoark”), a Delaware corporation which is the parent of Zest Labs, Inc. (“Zest Labs”), 440IoT Inc., a Nevada corporation (“440IoT”), Banner Midstream Corp., a Delaware corporation (“Banner Midstream”), and Trend Discovery Holdings Inc., a Delaware corporation (“Trend Holdings”).

Through its subsidiaries, the Company is engaged in three separate and distinct business segments: (i) technology; (ii) commodities; and (iii) financial.

●	Zest Labs offers the Zest Fresh solution, a breakthrough approach to quality management of fresh food, is specifically designed to help substantially reduce the $161 billion amount of food loss the U.S. experiences each year.

●	Banner Midstream is engaged in oil and gas exploration, production and drilling operations on over 10,000 cumulative acres of active mineral leases in Texas, Louisiana, and Mississippi. Banner Midstream also provides transportation and logistics services and procures and finances equipment to oilfield transportation service contractors.

●	Trend Holding’s primary asset is Trend Discovery Capital Management. Trend Discovery Capital Management provides services and collects fees from entities. Trend Holdings invests in a select number of early stage startups each year as part of the fund’s Venture Capital strategy.

●	440IoT is a cloud and mobile software developer based near Boston, Massachusetts and is a software development and information solutions provider for cloud, mobile, and IoT (Internet of Things) applications.

On May 31, 2019, the Company a Delaware corporation (“Trend Holdings”), pursuant to which the Trend Holdings merged with and into the Company (the “Merger”). The Merger was consummated on the May 31, 2019.

Pursuant to the Merger, the Company acquired Trend Holding’s primary asset, Trend Discovery Capital Management, LLC (“Trend Capital Management”). Trend Capital Management provides services and collects fees from entities including Trend Discovery LP (“Trend LP”) and Trend Discovery SPV I (“Trend SPV”). Trend Discovery and Trend SPV invest in securities. Trend Capital Management does not invest in securities or have any role in the purchase of securities by Trend LP and Trend SPV.

In the near-term, Trend LP’s performance will be driven by its investment in Volans-i, a fully autonomous vertical takeoff and landing drone delivery platform (“Volans”). Trend LP currently owns approximately 1% of Volans and has participation rights to future financings to maintain its ownership at 1% indefinitely. More information can be found at flyvoly.com. Our principal executive offices are located at 5899 Preston Road #505, Frisco, Texas 75034, and our telephone number is (479) 259-2977. Our website address is http://ecoarkusa.com/. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in and are not considered part of this report.

On March 27, 2020, the Company and Banner Energy, Inc., a Nevada corporation (“Banner Parent”), entered into a Stock Purchase and Sale Agreement (the “Banner Purchase Agreement”) to acquire Banner Midstream Corp., a Delaware corporation (“Banner Midstream”). Pursuant to the acquisition, Banner Midstream became a wholly-owned subsidiary of the Company.

Banner Midstream has four operating subsidiaries: Pinnacle Frac Transport LLC (“Pinnacle Frac”), Capstone Equipment Leasing LLC (“Capstone”), White River Holdings Corp. (“White River”), and Shamrock Upstream Energy LLC (“Shamrock”). Pinnacle Frac provides transportation of frac sand and logistics services to major hydraulic fracturing and drilling operations. Capstone procures and finances equipment to oilfield transportation service contractors. These two operating subsidiaries of Banner Midstream are revenue producing entities.

White River and Shamrock are engaged in oil and gas exploration, production, and drilling operations on over 10,000 cumulative acres of active mineral leases in Texas, Louisiana, and Mississippi.

Commitment on Secured Funding

The Company has secured a commitment for a $35 million long-term loan from an institutional lender to make additional investments in the energy sector. The supply-side shock from OPEC production increases coupled with the demand-side impact of the COVID-19 pandemic is continuing to drive oil prices to historic lows, resulting in unprecedented investment opportunities. This financing positions the Company to take advantage of these unique investment opportunities in the energy market. The loan commitment specifies a 20-year term and will carry a 6.25% interest rate. The agreement is pending final review and is not guaranteed to close.

Conversion of Credit Facility to Common Shares

The Company converted all principal and interest in the Trend SPV credit facility into shares of the Company’s common stock on March 31, 2020. The conversion of approximately $2,525 of principal and $290 of accrued interest resulted in the issuance of 3,855 shares of common stock at a value of $0.59 per share. This transaction resulted in a $541 gain upon conversion.

Increase in Authorized Common Shares

On March 31, 2020, the Company filed a Certificate of Amendment to the Company’s Articles of Incorporation to increase the authorized shares of common stock from 100 million to 200 million shares. The increase was approved by the Company’s shareholders at its annual meeting on February 27, 2020.

Critical Accounting Policies, Estimates and Assumptions

Principles of Consolidation

The consolidated financial statements include the accounts of Ecoark Holdings and its subsidiaries, collectively referred to as “the Company”. All significant intercompany accounts and transactions have been eliminated in consolidation.

The Company applies the guidance of Topic 810 Consolidation of the ASC to determine whether and how to consolidate another entity. Pursuant to ASC Paragraph 810-10-15-10 all majority-owned subsidiaries—all entities in which a parent has a controlling financial interest—are consolidated except when control does not rest with the parent. Pursuant to ASC Paragraph 810-10-15-8, the usual condition for a controlling financial interest is ownership of a majority voting interest, and, therefore, as a general rule ownership by one reporting entity, directly or indirectly, of more than 50 percent of the outstanding voting shares of another entity is a condition pointing toward consolidation. The power to control may also exist with a lesser percentage of ownership, for example, by contract, lease, agreement with other stockholders, or by court decree.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) and the rules and regulations of the United States Securities and Exchange Commission (the “Commission” or the “SEC”). It is management’s opinion that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. These estimates include, but are not limited to, management’s estimate of provisions required for uncollectible accounts receivable, fair value of assets held for sale and assets and liabilities acquired, impaired value of equipment and intangible assets, including goodwill, asset retirement obligations, estimates of discount rates in leases, liabilities to accrue, fair value of derivative liabilities associated with warrants, cost incurred in the satisfaction of performance obligations, permanent and temporary differences related to income taxes and determination of the fair value of stock awards. Actual results could differ from those estimates.

The estimates of proved, probable and possible oil and gas reserves are used as significant inputs in determining the depletion of oil and gas properties and the impairment of proved and unproved oil and gas properties. There are numerous uncertainties inherent in the estimation of quantities of proven, probable and possible reserves and in the projection of future rates of production and the timing of development expenditures. Similarly, evaluations for impairment of proved and unproved oil and gas properties are subject to numerous uncertainties including, among others, estimates of future recoverable reserves and commodity price outlooks. Actual results could differ from the estimates and assumptions utilized.

Cash

Cash consists of cash, demand deposits and money market funds with an original maturity of three months or less. The Company holds no cash equivalents as of March 31, 2020. The Company occasionally maintains cash balances in excess of the FDIC insured limit. The Company does not consider this risk to be material.

Property and Equipment and Long-Lived Assets

Property and equipment is stated at cost. Depreciation on property and equipment is computed using the straight-line method over the estimated useful lives of the assets, which range from two to ten years for all classes of property and equipment, except leasehold improvements which are depreciated over the term of the lease, which is shorter than the estimated useful life of the improvements.

ASC 360 requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company has early adopted Accounting Standard Update (“ASU”) 2017-04 Intangibles – Goodwill and Other (Topic 350), Simplifying the Test for Goodwill Impairment effective April 1, 2017. The adoption of this ASU did not have a material impact on our consolidated financial statements.

The Company reviews recoverability of long-lived assets on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets.

ASC 360-10 addresses criteria to be considered for long-lived assets expected to be disposed of by sale. Six criteria are listed in ASC 360-10-45-9 that must be met in order for assets to be classified as held for sale. Once the criteria are met, long-lived assets classified as held for sale are to be measured at the lower of carrying amount or fair value less costs to sell.

These intangible assets are being amortized over estimated flows over the estimated useful lives of ten years for the customer relationships and on a straight-line basis over five years for the non-compete agreements. These intangible assets will be amortized commencing April 1, 2020. Any expenditures on intangible assets through the Company’s filing of patent and trademark protection for Company-owned inventions are expensed as incurred.

The Company assesses the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers to be important which could trigger an impairment review include the following:

1.	Significant underperformance relative to expected historical or projected future operating results;

2.	Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and

3.	Significant negative industry or economic trends.

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows.

Oil and Gas Properties

The Company uses the full cost method of accounting for its investment in oil and natural gas properties. Under the full cost method of accounting, all costs associated with acquisition, exploration and development of oil and gas reserves, including directly related overhead costs are capitalized. General and administrative costs related to production and general overhead are expensed as incurred.

All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized on the unit of production method using estimates of proved reserves. Disposition of oil and gas properties are accounted for as a reduction of capitalized costs, with no gain or loss recognized unless such adjustment would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in operations. Unproved properties and development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs. If the results of an assessment indicate that the properties are impaired, the amount of the loss from operations before income taxes and the adjusted carrying amount of the unproved properties is amortized on the unit-of-production method.

Limitation on Capitalized Costs

Under the full-cost method of accounting, we are required, at the end of each reporting date, to perform a test to determine the limit on the book value of our oil and gas properties (the “Ceiling” test). If the capitalized costs of our oil and natural gas properties, net of accumulated amortization and related deferred income taxes, exceed the Ceiling, the excess or impairment is charged to expense. The expense may not be reversed in future periods, even though higher oil and gas prices may subsequently increase the Ceiling. The Ceiling is defined as the sum of: (a) the present value, discounted at 10% and assuming continuation of existing economic conditions, of (1) estimated future gross revenues from proved reserves, which is computed using oil and gas prices determined as the unweighted arithmetic average of the first-day-of-the-month price for each month within the 12-month hedging arrangements pursuant to SAB 103, less (2) estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves; plus, (b) the cost of properties being amortized; plus, (c) the lower of cost or estimated fair value of unproven properties included in the costs being amortized, net of (d) the related tax effects related to the difference between the book and tax basis of our oil and natural gas properties. A ceiling test was performed as of March 31, 2020 and there was no indication of impairment on the oil and gas properties.

Oil and Gas Reserves

Reserve engineering is a subjective process that is dependent upon the quality of available data and interpretation thereof, including evaluations and extrapolations of well flow rates and reservoir pressure. Estimates by different engineers often vary sometimes significantly. In addition, physical factors such as results of drilling, testing and production subsequent to the date of an estimate, as well as economic factors such as changes in product prices, may justify revision of such estimates. Because proved reserves are required to be estimated using recent prices of the evaluation, estimated reserve quantities can be significantly impacted by changes in product prices.

Accounting for Asset Retirement Obligation

Asset retirement obligations (“ARO”) primarily represent the estimated present value of the amount the Company will incur to plug, abandon and remediate its producing properties at the projected end of their productive lives, in accordance with applicable federal, state and local laws. The Company determined its ARO by calculating the present value of the estimated cash flows related to the obligation. The retirement obligation is recorded as a liability at its estimated present value as of the obligation’s inception, with an offsetting increase to proved properties.

Software Costs

The Company accounts for software development costs in accordance with ASC 985-730 Software Research and Development, and ASC 985-20 Costs of Software to be Sold, Leased or Marketed. ASC 985-20 requires that costs related to the development of the Company’s products be capitalized as an asset when incurred subsequent to the point at which technological feasibility of the enhancement is established and prior to when a product is available for general release to customers. ASC 985-20 specifies that technological feasibility can be established by the completion of a detailed program design. Costs incurred prior to achieving technological feasibility are expensed. The Company does utilize detailed program designs; however, the Company’s products are released soon after technological feasibility has been established and as a result software development costs have been expensed as incurred.

Research and Development Costs

Research and development costs are expensed as incurred. These costs include internal salaries and related costs and professional fees for activities related to development. These costs relate to the Zest Data Services platform, Zest Fresh and Zest Delivery.

Subsequent Events

Subsequent events were evaluated through the date the consolidated financial statements were filed.

Revenue Recognition

The Company accounts for revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers, which the Company early adopted effective April 1, 2017. No cumulative adjustment to accumulated deficit was required as a result of this adoption, and the early adoption did not have a material impact on our consolidated financial statements as no material arrangements prior to the adoption were impacted under the new pronouncement.

The Company accounts for a contract when it has been approved and committed to, each party’s rights regarding the goods or services to be transferred have been identified, the payment terms have been identified, the contract has commercial substance, and collectability is probable. Revenue is generally recognized net of allowances for returns and any taxes collected from customers and subsequently remitted to governmental authorities. Revenue recognition for multiple-element arrangements requires judgment to determine if multiple elements exist, whether elements can be accounted for as separate units of accounting, and if so, the fair value for each of the elements.

Revenue from software license agreements of Zest Labs is recognized over time or at a point in time depending on the evaluation of when the customer obtains control of the promised goods or services over the term of the agreement. For agreements where the software requires continuous updates to provide the intended functionality, revenue is recognized over the term of the agreement. For Software as a Service (“SaaS”) contracts that include multiple performance obligations, including hardware, perpetual software licenses, subscriptions, term licenses, maintenance and other services, the Company allocates revenue to each performance obligation based on estimates of the price that would be charged to the customer for each promised product or service if it were sold on a standalone basis. For contracts for new products and services where standalone pricing has not been established, the Company allocates revenue to each performance obligation based on estimates using the adjusted market assessment approach, the expected cost plus a margin approach or the residual approach as appropriate under the circumstances. Contracts are typically on thirty-day payment terms from when the Company satisfies the performance obligation in the contract.

Revenue under master service agreements is recorded upon the performance obligation being satisfied. Typically, the satisfaction of the performance obligation occurs upon the frac sand load being delivered to the customer site and this load being successfully invoiced and accepted by the Company’s factoring agent.

The Company accounts for contract costs in accordance with ASC Topic 340-40, Contracts with Customers. The Company recognizes the cost of sales of a contract as expense when incurred or at the time a performance obligation is satisfied. The Company recognizes an asset from the costs to fulfill a contract only if the costs relate directly to a contract, the costs generate or enhance resources that will be used in satisfying a performance obligation in the future and the costs are expected to be recovered. The incremental costs of obtaining a contract are capitalized unless the costs would have been incurred regardless of whether the contract was obtained.

Cost of sales for Pinnacle Frac includes all direct expenses incurred to produce the revenue for the period. This includes, but is not limited to, direct employee labor, direct contract labor and fuel.

Accounts Receivable and Concentration of Credit Risk

The Company considers accounts receivable, net of allowance for doubtful accounts, to be fully collectible. The allowance is based on management’s estimate of the overall collectability of accounts receivable, considering historical losses, credit insurance and economic conditions. Based on these same factors, individual accounts are charged off against the allowance when management determines those individual accounts are uncollectible. Credit extended to customers is generally uncollateralized, however credit insurance is obtained for some customers. Past-due status is based on contractual terms.

For Pinnacle Frac, accounts receivable is comprised of unsecured amounts due from customers that have been conveyed to a factoring agent without recourse. Pinnacle Frac receives an advance from the factoring agent of 98% of the amount invoiced to the customer within one business day. The Company recognizes revenue for 100% of the gross amount invoiced, records an expense for the 2% finance charge by the factoring agent, and realizes cash for the 98% net proceeds received.

Uncertain Tax Positions

The Company follows ASC 740-10 Accounting for Uncertainty in Income Taxes. This requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. Management evaluates their tax positions on an annual basis.

The Company files income tax returns in the U.S. federal tax jurisdiction and various state tax jurisdictions. The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they were filed.

Vacation and Paid-Time-Off Compensation

The Company follows ASC 710-10 Compensation – General. The Company records liabilities and expense when obligations are attributable to services already rendered, will be paid even if an employee is terminated, payment is probable, and the amount can be estimated.

Share-Based Compensation

The Company follows ASC 718 Compensation – Stock Compensation and has early adopted ASU 2017-09 Compensation – Stock Compensation (Topic 718) Scope of Modification Accounting as of July 1, 2017. The Company calculates compensation expense for all awards granted, but not yet vested, based on the grant-date fair values. Share-based compensation expense for all awards granted is based on the grant-date fair values. The Company recognizes these compensation costs, net of an estimated forfeiture rate, on a pro rata basis over the requisite service period of each vesting tranche of each award. The Company considers voluntary termination behavior as well as trends of actual option forfeitures when estimating the forfeiture rate.

The Company facilitates payment of the employee tax withholdings resulting from the issuances of these awards by remitting the employee taxes and recovering the resulting amounts due from the employee either via payments from employees or from the sale of shares issued sufficient to cover the amounts due the Company.

The Company measured compensation expense for its non-employee share-based compensation under ASC 505-50 Equity-Based Payments to Non-Employees through March 31, 2019. The fair value of the options and shares issued is used to measure the transactions, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company’s common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty’s performance is complete. The fair value of the equity instrument is charged directly to expense, or to a prepaid expense if shares of common stock are issued in advance of services being rendered, and additional paid-in capital.

The Company adopted ASU 2016-09 Improvements to Employee Share-Based Payment Accounting effective April 1, 2017. Cash paid when shares were directly withheld for tax withholding purposes is classified as a financing activity in the statement of cash flows. There were no other impacts from this adoption.

In June 2018, the FASB issued ASU 2018-07 Compensation – Stock Compensation (Topic 718), Improvements to Nonemployee Share-Based Payment Accounting. This ASU is intended to simplify aspects of share-based compensation issued to non-employees by making the guidance consistent with accounting for employee share-based compensation. It is effective for annual reporting periods, and interim periods within those years, beginning after December 15, 2018. The Company adopted ASU 2018-07 effective April 1, 2019. The adoption did not have a material impact on our consolidated financial statements.

Fair Value of Financial Instruments

ASC 825 Financial Instruments requires the Company to disclose estimated fair values for its financial instruments. Fair value estimates, methods, and assumptions are set forth below for the Company’s financial instruments: The carrying amount of cash, accounts receivable, prepaid and other current assets, accounts payable and accrued liabilities, and amounts payable to related parties, approximate fair value because of the short-term maturity of those instruments. The Company does not utilize derivative instruments. The carrying amount of the Company’s debt instruments also approximates fair value.

Leases

The Company followed ASC 840 Leases in accounting for leased properties through March 31, 2019. Effective April 1, 2019, the Company adopted ASC 842 Leases.

Earnings (Loss) Per Share of Common Stock

Basic net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (“EPS”) include additional dilution from common stock equivalents, such as convertible notes, preferred stock, stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for periods presented, so only basic weighted average number of common shares are used in the computations.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. Management evaluates all of the Company’s financial instruments, including warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. The Company generally uses a Black-Scholes model, as applicable, to value the derivative instruments at inception and subsequent valuation dates when needed. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is remeasured at the end of each reporting period. The Black-Scholes model is used to estimate the fair value of the derivative liabilities.

Fair Value Measurements

ASC 820 Fair Value Measurements defines fair value, establishes a framework for measuring fair value in accordance with GAAP, and expands disclosure about fair value measurements. ASC 820 classifies these inputs into the following hierarchy:

Level 1 inputs: Quoted prices for identical instruments in active markets.

Level 2 inputs: Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 inputs: Instruments with primarily unobservable value drivers.

Related-Party Transactions

Parties are considered to be related to the Company if the parties directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal stockholders of the Company, its management, members of the immediate families of principal stockholders of the Company and its management and other parties with which the Company may deal where one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all material related-party transactions. All transactions shall be recorded at fair value of the goods or services exchanged.

Recently Adopted Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02 and later updated with ASU 2019-01 in March 2019 Leases (Topic 842). The ASU’s change the accounting for leased assets, principally by requiring balance sheet recognition of assets under lease arrangements. It is effective for annual reporting periods, and interim periods within those years, beginning after December 15, 2018. On adoption, the Company recognized additional operating liabilities of approximately $99, with corresponding right of use assets of $99 based on the present value of the remaining minimum rental payments under leasing standards for existing operating leases.

In June 2018, the FASB issued ASU 2018-07 Compensation – Stock Compensation (Topic 718), Improvements to Nonemployee Share-Based Payment Accounting. This ASU is intended to simplify aspects of share-based compensation issued to non-employees by making the guidance consistent accounting for employee share-based compensation. It is effective for annual reporting periods, and interim periods within those years, beginning after December 15, 2018. The Company adopted ASU 2018-07 effective April 1, 2019. The adoption did not have a material impact on our consolidated financial statements.

Recently Issued Accounting Standards

There were updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

Segment Information

The Company follows the provisions of ASC 280-10 Segment Reporting. This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions. The Company and its Chief Operating Decision Makers determined that the Company’s operations effective with the May 31, 2019, acquisition of Trend Holdings and the March 27, 2020 acquisition of Banner Midstream now consist of three segments, Trend Holdings (Finance), Banner Midstream (Commodities) and Zest Labs (Technology).

RESULTS OF OPERATIONS

Fiscal year ended March 31, 2020 compared to the fiscal year ended March 31, 2019

As the Company acquired Trend Holdings and Banner Midstream during the year ended March 31, 2020 and sold Pioneer, Sable and Magnolia, the fiscal year ended March 31, 2020 and fiscal year ended March 31, 2019 periods are not comparable. Accordingly, many of the variances between operating revenues and operating expenditures are the result of these acquisitions and disposals.

Revenues

Revenues for the fiscal year ended March 31, 2020 were $581 as compared to $1,062 for the fiscal year ended March 31, 2019. Revenues were comprised of $175 and $0 in the financing segment; $173 and $1,062 in the technology segment; and $233 and $0 in the commodity segment for the fiscal years ended March 31, 2020 and 2019, respectively. Revenues of $1,000 for 2019 were from a project with Walmart related to freshness solutions. The acquisitions of Trend Discovery and Banner Midstream generated segment reporting in the year ended March 31, 2020.

Cost of Revenues and Gross Profit

Cost of revenues for the fiscal year ended March 31, 2020 was $259 as compared to $699 for the fiscal year ended March 31, 2019. Cost of Revenues were comprised of $0 and $0 in the financing segment; $165 and $699 in the technology segment; and $94 and $0 in the commodity segment for the fiscal years ended March 31, 2020 and 2019, respectively. Gross margins increased from 34% for the fiscal year ended March 31, 2019 to 55% for the fiscal year ended March 31, 2020 due to lower costs involved with executing the projects.

Operating Expenses

Operating expenses for the fiscal year ended March 31, 2020 were $10,129 as compared to $14,511 for the fiscal year ended March 31, 2019. Operating expenses were comprised of $729 and $0 in the financing segment; $9,330 and $14,511 in the technology segment; and $70 and $0 in the commodity segment for the fiscal years ended March 31, 2020 and 2019, respectively. The $4,382 decrease, or approximately 30%, was due principally to changes in operations for Zest Labs in their selling expenses as well as reductions in depreciation, amortization and impairment expenses as many of the intangible assets had been impaired in 2019.

Salaries and Salary Related Costs

Salaries and related costs for the fiscal year ended March 31, 2020 were $3,668, decreasing $1,180 from $4,848 for the fiscal year ended March 31, 2019. The decrease resulted primarily from a decrease in share-based compensation that did not require cash payments. A portion of that cost was derived from estimates of stock option expense calculated using a Black-Scholes model which can vary based on assumptions utilized and share-based compensation expense from awards of stock grants. Additional information on that equity expense can be found in the consolidated financial statements, which complies with critical accounting policies driven by ASC 718-10.

Professional Fees and Consulting

Professional fees and consulting expenses for the fiscal year ended March 31, 2020 of $2,333, increased $1,018, or 43%, from $1,315 incurred for the fiscal year ended March 31, 2019. The increase in professional fees was the result of increases in share-based compensation and consulting expenses due to the reliance of consultants rather than employees during the fiscal year ended March 31, 2020.

Share-based non-cash compensation of $1,692 in the fiscal year ended March 31, 2020 increased $1,287 from $405 recorded in the fiscal year ended March 31, 2019. Additional information on that equity expense can be found in the consolidated financial statements, which complies with critical accounting policies driven by ASC 505-50.

Selling, General and Administrative

Selling, general and administrative expenses for the fiscal year ended March 31, 2020 were $1,370 compared with $1,671 for the fiscal year ended March 31, 2019. Cost reduction initiatives were focused on salary related and professional fees costs. Spending in other areas included sales and business development efforts were not reduced.

Depreciation, Amortization and Impairment

Depreciation, amortization and impairment expenses for the fiscal year ended March 31, 2020 were $286 compared to $3,357 for the fiscal year ended March 31, 2019. Depreciation, amortization and impairment expenses were comprised of $0 and $0 in the financing segment; $282 and $3,357 in the technology segment; and $4 and $0 in the commodity segment for the fiscal years ended March 31, 2020 and 2019, respectively. The $3,071 decrease resulted primarily from impairment of long-lived tangible and intangible assets related to Zest Labs following loss of the expected contract from Walmart offset by charges related to the acquisition of Banner Midstream. We anticipate large increases in the fiscal year ending March 31, 2021 in depreciation due to this acquisition as opposed to having only 4 days’ worth of expenses in the fiscal year ended March 31, 2020.

Research and Development

Research and development expense decreased 26% to $2,472 in the fiscal year ended March 31, 2020 compared with $3,320 in the fiscal year ended March 31, 2019. The $848 reduction in costs related primarily to the maturing of development of the Zest Labs freshness solutions.

Interest and Other Expense

Change in fair value of derivative liabilities for the fiscal year ended March 31, 2020 was a loss of ($369) as compared to income of $3,160 for the fiscal year ended March 31, 2019. The $3,529 decrease was a result of the volatility in the stock price in the fiscal year ended March 31, 2020 compared to the fiscal year ended March 31, 2019. In addition, there was a loss in 2020 from the extinguishment of the derivative liabilities that when converted to shares of common stock of $2,099.

Interest expense, net of interest income, for the fiscal year ended March 31, 2020 was $422 as compared to $417 for the fiscal year ended March 31, 2019. The increase was a result of interest incurred on a $10,000 credit facility established in December 2018 offset by the interest for 4 days in the debt assumed in the Banner acquisition. We anticipate for the fiscal year ending March 31, 2021 interest expense to be higher than the fiscal year ended March 31, 2020 as a result of this acquisition and the assumed debt.

Net Loss

Net loss for the year ended March 31, 2020 was $12,137 as compared to $13,650 for the fiscal year ended March 31, 2019. The $1,513 decrease in net loss was primarily due to the decrease in operating expenses described above offset the change in the fair value of derivative liabilities. As described in Note 13 to the consolidated financial statements, the Company has a net operating loss carryforward for income tax purposes totaling approximately 109,794 at March 31, 2020 that can be utilized to reduce future income taxes. A valuation allowance has been estimated such that no deferred tax assets have been recognized in the financial statements. The net loss was comprised of $554 and $0 in the financing segment; $11,637 and $13,650 in the technology segment; and net income of $52 and $0 in the commodity segment for the fiscal years ended March 31, 2020 and 2019, respectively.

Results of Discontinued Operations

Loss from discontinued operations for the fiscal year ended March 31, 2019 was $2,300, an improvement from the loss of $4,181 incurred in the fiscal year ended March 31, 2018. Revenues from discontinued operations were $9,883 up slightly from $9,541 for the fiscal year ended March 31, 2018. Sable increased revenues by 20% due to a 10% increase in shipments and achieving higher selling prices per pound. Pioneer had a 30% decrease in sales due to a 23% decrease in shipments and a lower price per unit. The discontinued operations as of March 31, 2020 relates to a segment of the Banner Midstream business, Pinnacle Vac which had nominal activity in 2020.

LIQUIDITY AND CAPITAL RESOURCES

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Significant factors in the management of liquidity are funds generated by operations, levels of accounts receivable and accounts payable and capital expenditures.

To date we have financed our operations through sales of common stock and the issuance of debt. Significant capital raising during the year consisted of the following:

(a)	●	On August 21, 2019, the Company and two accredited investors entered into a Securities Purchase Agreement pursuant to which the Company sold and issued to the investors an aggregate of 2 shares of Series B Convertible Preferred Stock, par value $0.001 per share at a price of $1,000 per share. Each share of the Series B Convertible Preferred Stock has a par value of $0.001 per share and a stated value equal to $1,000 and is convertible at any time at the option of the holder into the number of shares of Common Stock determined by dividing the stated value by the conversion price of $0.51, subject to certain limitations and adjustments (the “Conversion Price”).

●	On October 15, 2019, nearly all the Series B Preferred Stock shares were converted into 3,761 shares of Common Stock.

●	On January 26, 2020, the Company entered into letter agreements (the “Letter Agreements”) with accredited institutional investors (the “Investors”) holding the warrants issued with the Company’s Series B Convertible Preferred Stock on August 21, 2019 (the “Warrants”). Pursuant to the Letter Agreements, the Investors agreed to a cash exercise of the Warrants at a price of $0.51. The Company additionally, granted 5,882 warrants at $0.90. On January 27, 2020, the Company received approximately $2,000 in cash from the exercise of the August 2019 warrants and issued the January 2020 warrants to the investors, which have an exercise price of $0.90 and may be exercised within five years of issuance.

(b)	●	On October 28, 2019, the Company entered into an Exchange Agreement with investors (the “Investors”) that are the holders of warrants issued in the Company’s purchase agreements entered into on (i) March 17, 2017 (the “March Purchase Agreement” and such warrants, the “March Warrants”) and (ii) May 26, 2017 (the “May Purchase Agreement” and such warrants, the “May Warrants”. The March Warrants and the May Warrants (collectively, the “Existing Securities”) were amended to, among other amendments, reduce the exercise price of the Existing Securities to $0.51.

●	Subject to the terms and conditions set forth in the Exchange Agreement and in reliance on Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), the Company issued 2,243 shares of the Company’s common stock to the Investors in exchange for the 2,875 of the Existing Securities. Upon the issuance of the 2,243 shares, the 2,875 Existing Securities were extinguished.

(c)	●	On November 11, 2019 (the “Effective Date”), the Company and two institutional accredited investors (each an “Investor” and, collectively, the “Investors”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) pursuant to which the Company sold and issued to the Investors an aggregate of 1,000 shares of Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), at a price of $1,000 per share (the “Private Placement”).

●	Pursuant to the Securities Purchase Agreement, the Company issued to each Investor a warrant (a “Warrant”) to purchase a number of shares of common stock of the Company, par value $0.001 per share (“Common Stock”), equal to the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock purchased by the Investor. Each Warrant has an exercise price equal to $0.73, subject to full ratchet price only anti-dilution provisions in accordance with the terms of the Warrants (the “Exercise Price”) and is exercisable for five years after the Effective Date. In addition, if the market price of the Common Stock for the five trading days prior to July 22, 2020 is less than $0.73, holder of the warrants shall be entitled to receive additional shares of common stock based on the number of shares of common stock that would have been issuable upon conversion of the Series C Convertible Preferred Stock had the initial conversion price been equal to the market price at such time (but not less than $0.25) less the number of shares of common stock issued or issuable upon exercise of the Series C Convertible Preferred Stock based on the $0.73 conversion price.

●	Each share of the Series C Preferred Stock has a par value of $0.001 per share and a stated value equal to $1,000 (the “Stated Value”) and is convertible at any time at the option of the holder into the number of shares of Common Stock determined by dividing the stated value by the conversion price of $0.73, subject to certain limitations and adjustments (the “Conversion Price”).

In addition to these transactions, the Company in the period April 1, 2020 through June 25, 2020, entered into the following transactions:

(a)	On April 16, 2020, the Company received $386 in Payroll Protection Program funding related to Ecoark Holdings, and the Company also received on April 13, 2020, $1,482 in Payroll Protection Program funds for Pinnacle Frac LLC, a subsidiary of Banner Midstream.

(b)	On May 1, 2020, an institutional investor elected to convert its remaining shares of Series B Preferred shares into 161 common shares.

(c)	On April 1 and May 5, 2020, two institutional investors elected to convert their 1 Series C Preferred share into 1,379 common shares.

(d)	On May 10, 2020, the Company received approximately $6,294 from accredited institutional investors holding 1,379 warrants issued on November 13, 2019 with an exercise price of $0.73 and holding 5,882 warrants with an exercise price of $0.90. The Company agreed to issue to these investors an additional number of warrants as a condition of their agreement to exercise the November 2019 warrants.

At March 31, 2020 and 2019 we had cash (including restricted cash) of $406 and $244, respectively, and a working capital deficit of $16,689 and $5,045 as of March 31, 2020 and 2019, respectively. The increase in the working capital deficit is the result of the liabilities assumed in the Banner Midstream acquisition. The Company is dependent upon raising additional capital from future financing transactions and had raised approximately $6,294 in a warrant exercise in the first quarter of fiscal 2021. The revenue generating operations of Banner Midstream will continue to improve the liquidity of the Company moving forward. The COVID-19 pandemic has had minimal impact on our operations to date, but the effect of this pandemic on the capital markets may affect some of our operations. The Company was successful in the repayment of a large portion of the debt assumed in the Banner Midstream acquisition in the first fiscal quarter of 2021.

Net cash used in operating activities was $5,490 for the fiscal year ended March 31, 2020, as compared to net cash used in operating activities of $9,040 for the fiscal year ended March 31, 2019. Cash used in operating activities is related to the Company’s net loss partially offset by non-cash expenses, including share-based compensation and depreciation, amortization and impairments. The decrease in operating cash burn was impacted favorably by collections of receivables and lower cash used by discontinued operations as a result of concerted efforts to improve those operations prior to sale.

Net cash used in investing activities was $775 for the fiscal year ended March 31, 2020, as compared to $536 net cash provided for the fiscal year ended March 31, 2019. Net cash provided by investing activities in 2019 related to proceeds from the sale of Sable assets and for the fiscal year ended March 31, 2020 related to the proceeds from the sale of Magnolia. Both the fiscal years ended March 31, 2020 and 2019 uses are related to purchases of property and equipment. In addition, the Company loaned $1,000 to Banner Midstream prior to the acquisition, which is now reflected as an intercompany advance and is eliminated in consolidation as of March 31, 2020.

Net cash provided by financing activities for the fiscal year ended March 31, 2020 was $6,427 that included $2,980 (net of fees) raised via issuance of preferred stock and warrants, $2,000 raised in the exchange of warrants, $1,137 provided through the credit facility, $403 raised from proceeds from notes payable from related parties offset by a $75 repayment, and $18 of repayments of long-term debt and amounts due prior owners. This compared with 2019 amounts of $5,018 provided by financing that included $4,221 (net of fees) raised via issuance of stock, $1,350 provided through the credit facility, offset by a $500 repayment of debt and purchases of treasury shares of $53.

Other commitments and contingencies are disclosed in Note 12 to the consolidated financial statements.

BUSINESS

Ecoark Holdings, Inc.

Ecoark Holdings is an innovative AgTech company focused on solutions that reduce food waste and improve delivered freshness and product margins for fresh and perishable foods for a wide range of organizations including growers, processors, distributors and retailers. Ecoark Holdings addresses this through its indirect wholly-owned subsidiary: Zest Labs, Inc. (“Zest Labs” or “Zest”). The Company committed to a plan to focus its business on Zest Labs and divested non-core assets in 2019 that included assets of Pioneer Products, LLC (“Pioneer Products” or “Pioneer”) and Magnolia Solar, Inc. (“Magnolia Solar”). Those assets are reported as held for sale and their operations are reported as discontinued operations in the consolidated financial statements. The subsidiary Eco3d, LLC (“Eco3d”) was sold on April 14, 2017 and is also reported as held for sale and discontinued operations in the consolidated financial statements. All discontinued operations have been sold or ceased operations by December 31, 2019, so there are no remaining assets or liabilities of the discontinued operations. The Company has 13 employees of continuing operations as of the date of this filing.

On September 26, 2017, the Company announced that its Board of Directors unanimously approved a new corporate strategy. The Company has transitioned from a diversified holding company into a company focused on its Zest Labs asset. The Company has divested all non-core holdings. In May 2018, the Ecoark Holdings Board approved a plan to sell key assets of Pioneer (including the assets of Sable) and Magnolia Solar. The sales were completed in 2019. Relevant assets and liabilities are classified as held for sale and operations are classified as discontinued in the consolidated financial statements. The Company will be focusing on three separate areas: the primary focus will continue to be the commercialization of the Zest Fresh solution across the country and abroad. The next area will be on licensing, partnerships, or joint ventures to apply a branding of the Zest Fresh certification to various perishable consumer goods and products. The final area will be to identify any bolt-on technologies or operations that can be acquired to open up new sales and distribution channels for the Zest solution.

On May 31, 2019, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Trend Discovery Holdings Inc., a Delaware corporation (“Trend Holdings”) for the Company to acquire 100% of Trend Holdings pursuant to a merger of Trend Holdings with and into the Company (the “Merger”). The Merger was completed on the May 31, 2019 and as agreed in the Merger Agreement, the Company is the surviving entity in the Merger and the separate corporate existence of Trend Holdings has ceased to exist.

Trend Holding’s primary asset is Trend Discovery Capital Management. Trend Discovery Capital Management provides services and collects fees from entities including Trend Discovery LP and Trend Discovery SPV I. Trend Discovery LP and Trend Discovery SPV I invest in securities. Neither Trend Holdings nor Trend Discovery Capital Management invest in securities or have any role in the purchase of securities by Trend Discovery LP and Trend Discovery SPV I. In the near-term, Trend Discovery LP’s performance will be driven by its investment in Volans-i, a fully autonomous vertical takeoff and landing (“VTOL”) drone delivery platform. Trend Discovery LP currently owns approximately 1% of Volans-i and has participation rights to future financings to maintain its ownership at 1% indefinitely. More information can be found at flyvoly.com.

Description of Business

Zest Labs

Zest Labs offers freshness management solutions for fresh food growers, suppliers, processors, distributors, grocers and restaurants. Its Zest Fresh solution is a cloud-based post-harvest shelf-life and freshness management solution that improves delivered freshness of produce and protein and reduces post-harvest losses at the retailer due to temperature handling and processing by 50% or more by intelligently matching customer freshness requirements with actual product freshness. It focuses on four primary value propositions – operational efficiency, consistent food freshness, reduced waste, and improved food safety. Zest Fresh empowers workers with real-time analytic tools and alerts that improve efficiency while driving quality consistency through best practice adherence at a pallet level. Zest Labs also offers its Zest Delivery solution that provides real-time monitoring and control for prepared food delivery containers, helping delivery and dispatch personnel ensure the quality and safety of delivered food.

Zest Labs was previously known as Intelleflex Corporation. Effective on October 28, 2016, Intelleflex Corporation changed its name to Zest Labs, Inc. to align its corporate name with its mission and the brand name of its products and services.

The Zest Fresh value proposition is to reduce fresh food loss by improving quality consistency. In the U.S. produce market, it is reported that roughly 30% of post-harvest fresh food is lost or wasted and therefore not consumed. Both fresh food producers and retailers bear significant expense when harvested food is either rejected due to early spoilage or reduced in value due to early ripening. Zest Labs believes that a significant portion of this waste can be attributed to inconsistent quality or freshness based on variable post-harvest processing and handling. Fresh food producers and retailers manage food distribution and inventory based on the harvest date, with the assumption that all food harvested on the same day will have the same freshness. However, studies have shown that harvest conditions and post-harvest handling can have a significant effect on the actual remaining freshness and, if not properly accounted for, can result in food loss or spoilage ahead of expectations. Zest Fresh empowers fresh food producers and retailers to significantly reduce the post-harvest loss by providing real-time guidance to process adherence, intelligent distribution and best handling practices, with a goal of providing significant financial savings to fresh food producers and retailers.

Zest Labs has developed the industry’s first freshness metric called the Zest Intelligent Pallet Routing Code (“ZIPR Code”). The ZIPR Code has three main components: Harvest Quality which sets total freshness capacity (for example, 12 days for strawberries), Handling Impact which reflects aging acceleration due to improper handling, and Future Handling which accurately reflects how the product will be handled (for example, store shelf temperature may be 40 degrees Fahrenheit instead of the ideal 34 degrees Fahrenheit).

Zest Fresh is offered to fresh food producers, processors, distributors, restaurants and grocers with pricing based on the number of pallets managed by Zest Fresh, typically from the field harvest through retail grocery delivery. The Zest Fresh service includes a re-usable wireless Internet of Things (“IoT”) condition sensor that travels with the pallet of fresh food from the field or processor through retail delivery, continuously collecting product condition data. The collected pallet product data is analyzed, using artificial intelligence-based predictive analytics in real time by the Zest Fresh cloud-based solution, with the fresh food producers and retailers accessing data through Zest Fresh web and mobile applications. Zest Fresh provides workers with real-time feedback on the current handling or processing of each pallet, empowering best practice adherence to achieve maximum freshness. Zest Fresh also provides dynamic updates as to actual product freshness for each pallet, enabling intelligent routing and inventory management of each pallet in a manner that ensures optimum delivered freshness. Zest Fresh also includes integrated blockchain support to grower and shipper customers via the Zest Fresh platform.

Zest Labs’ Zest Delivery solution helps to manage prepared food delivery from the restaurant through to the customer. Zest Delivery manages the delivery container environment, both monitoring and controlling the product condition. The value of Zest Delivery is to manage prepared meals in an ideal state for consumption, while accommodating extended pre-staging or delivery times. Extended pre-staging times are associated with “instant delivery” services of prepared meals, where the meals are often pre-staged in a delivery area ahead of demand. While pre-staging enables fast demand response time, it can result in prepared meals being staged for extended periods, which can potentially impact quality, value and safety. Zest Delivery monitors and controls the delivery container environment to preserve the prepared meal in ideal, ready to consume condition. Zest Delivery also provides the dispatcher with real-time remote visibility to the condition of available meals and confirming quality prior to dispatch. Zest Delivery provides automated, real-time visibility for a very distributed fleet of drivers, reflecting prepared meal food safety, quality and availability. Zest Delivery is offered to meal delivery companies based on the quantity of delivery containers and frequency of use.

Zest Labs currently holds rights to 69 U.S. patents (with additional patents pending), numerous related foreign patents, and U.S. copyrights relating to certain aspects of its Zest software, hardware devices including Radio-Frequency Identification (“RFID”) technology, software, and services. In addition, Zest Labs has registered, and/or has applied to register trademarks and service marks in the U.S. and a number of foreign countries for “Intelleflex,” the Intelleflex logo, “Zest,” “Zest Data Services,” and the Zest, Zest Fresh and Zest Delivery logos, and numerous other trademarks and service marks. Many of Zest Labs’ products have been designed to include licensed intellectual property obtained from third-parties. Laws and regulations related to wireless communications devices in the jurisdictions in which Zest Labs operates and seeks to operate are extensive and subject to change. Wireless communication devices, such as RFID readers, are subject to certification and regulation by governmental and standardization bodies. These certification processes are extensive and time consuming, and could result in additional testing requirements, product modifications or delays in product shipment dates.

Although most components essential to Zest Labs’ business are generally available from multiple sources, certain key components including, but not limited to, microprocessors, enclosures, certain RFID or other wireless custom integrated circuits, and application-specific integrated circuits are currently obtained by Zest Labs from single or limited sources, principally in Asia.

Zest Labs is part of a very competitive industry that markets solutions to fresh food supply chain users, such as fresh food growers, producers and retailers. Many other companies that are both more established and command much greater resources compete in this market. While Zest Fresh and Zest Delivery offer new technical approaches and new user value, it remains uncertain if Zest Labs will gain sufficient adoption of its products to make them viable in the market. Further, it is unclear what industry competitors are developing that might address similar user needs. Zest Labs’ products provide a new approach for industry participants, and as with any new approach, adoption is uncertain as many in the industry can be slow to embrace new technology and/or new approaches. These market challenges can lead to extended sales cycles that may include extended pilot testing often at Zest Labs’ expense, for which the outcome remains unclear until the completion of each test. For these reasons, and others, forecasting new business adoption and future revenue can be very difficult and volatile. However, the Company believes that Zest Fresh offers fresh food retailers, growers, shippers, processors and distributors an opportunity to differentiate their businesses in ways that the shipment of canned and boxed food products cannot, as competition in the agriculture, grocery, food service and restaurant markets continues to accelerate.

Acquisition of 440 Labs

On May 18, 2017, the Company entered into an exchange agreement (the “Exchange Agreement”) with Zest Labs, 440labs, Inc., a Massachusetts corporation (“440labs”), SphereIt, LLC, a Massachusetts limited liability company (“SphereIt”) and three of 440labs’ executive employees. Pursuant to the Exchange Agreement, on May 23, 2017 the Company acquired all of the shares of 440labs in exchange for 300 shares of the Company’s common stock issued to SphereIt. 440labs is a cloud and mobile software developer which is now a subsidiary of Zest Labs. 440labs’ three executive employees signed employment agreements pursuant to which each of the three executive employees received 100 shares of the Company’s common stock and became employed by Zest Labs. One of those employees resigned, and that position was filled with a new employee.

The acquisition of 440labs in May 2017 allowed Zest Labs to internally maintain its software development and information solutions for cloud, mobile, and IoT applications. 440labs had been a key development partner with Zest Labs for more than four years prior to the May 2017 acquisition, contributing its expertise in scalable enterprise cloud solutions and mobile applications.

Trend Discovery Holdings, Inc.

On May 31, 2019, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Trend Discovery Holdings Inc., a Delaware corporation (“Trend Holdings”) for the Company to acquire 100% of Trend Holdings pursuant to a merger of Trend Holdings with and into the Company (the “Merger”). The Merger was completed as agreed in the Merger Agreement, the Company is the surviving entity in the Merger and the separate corporate existence of Trend Holdings has ceased to exist. Pursuant to the Merger, each of the 1,000 issued and outstanding shares of common stock of Trend Holdings was converted into 5,500 shares of the Company’s common stock. No cash was paid relating to the acquisition.

Discontinued Operations

Significant transactions related to discontinued operations include the following transactions.

Sale of Eco3d

On April 14, 2017, the Company sold the assets, liabilities and membership interests in Eco3d to a group led by executives of Eco3d after the Company’s Board concluded that Eco3d did not fit the future strategic direction of the Company. The Company received $2,029 in cash and 560 shares of the Company’s common stock that were held by executives of Eco3d, which shares were canceled. In accordance with ASC 205-20 and having met the criteria for “held for sale”, the Company reflected amounts relating to Eco3d as a disposal group classified as held for sale at March 31, 2017 and included them as part of discontinued operations for the all periods presented. There was no significant continuing involvement with Eco3d following the sale. Gain on the sale of $636 was recognized in the Company’s quarter ended June 30, 2017.

Sable

On May 3, 2016, the Company entered into a share exchange agreement by and among the Company, Pioneer Products, Sable Polymer Solutions, LLC, an Arkansas limited liability company (“Sable”), and the holder of all of Sable’s membership interests. The Company issued 2,000 shares of the Company’s common stock in exchange for all of Sable’s membership interests. Sable has since been a wholly-owned subsidiary of Pioneer Products. In May 2018 the Ecoark Holdings Board approved a plan to sell Pioneer and Sable.

On March 12, 2019 Sable sold substantially all of its assets other than cash and receivables to Kal-Polymers Americas, LLC (“Kal”) for $1,553, $825 of which was paid at closing and $726 was paid subsequent to March 31, 2019. Kal assumed the lease obligations of Sable, and the Company agreed to perform certain transition services for Kal for up to six months, principally accounting and systems support. That support has now been completed.

Magnolia Solar

In May 2018 the Ecoark Holdings Board approved a plan to sell Magnolia Solar, and the sale was completed in May 2019.

Competition

Zest Labs operates in markets for products and services that are highly competitive and face aggressive competition in all areas of their business.

The market for cloud-based, real-time supply chain analytic solutions—the market in which Zest Labs competes—is rapidly evolving. There are several new competitors with competing technologies, including companies that have greater resources than Ecoark Holdings, which operate in this space. Some of these companies are subsidiaries of large publicly traded companies that have brand recognition, established relationships with retailers, and own the manufacturing process.

Trend Holdings and its subsidiaries have significant competition from larger companies with greater assets and resources.

Sales and Marketing

We sell our products and services principally through direct sales efforts and the utilization of third-party agents. Zest Labs has marketing operations and programs for demand generation, public relations, and branding/messaging.

Trend Holdings and its subsidiaries provide fund administration and fund formation services to institutional investors and market their services through private marketing.

Research and Development

We have devoted a substantial amount of our resources to software and hardware development activities in recent years, principally for the Zest Labs initiatives. Ecoark Holdings believes that, analyzing the competitive factors affecting the market for the solutions and services its subsidiaries provide, its products and services compete favorably by offering integrated solutions to customers. The Company has incurred research and development expenses of $2,109 and $2,541 in the nine months ended December 31, 2019 and 2018, respectively, to develop its solutions and differentiate those solutions from competitive offerings. Expenses in the three months ended December 31, 2019 and 2018 were $424 and $900, respectively. We incurred no capitalized software development costs in the nine months ended December 31, 2019 and 2018.

Intellectual Property

Ecoark Holdings and its subsidiaries have had 69 patents issued by the United States Patent and Trademark Office, and additional patent applications are currently pending.

Trend Holdings does not have any patents or trademarks.

MANAGEMENT

BOARD OF DIRECTORS

			Director of the
Name	Age	Positions Held with the Company	Company Since
Randy S. May	56	Chairman of the Board and Chief Executive Officer	2016*
John P. Cahill	64	Director	2016
Peter Mehring	58	President, CEO and President of Zest Labs, Inc. and Director	2017
Gary Metzger	68	Lead Director	2016*
Steven K. Nelson	62	Director	2017

*	Messrs. May and Metzger served on the board of directors of Ecoark, Inc. from 2011 and 2013, respectively, until it effected a reverse acquisition of Ecoark Holdings, Inc. (“Ecoark” or “the Company”, formerly known as Magnolia Solar Corporation) on March 24, 2016. Messrs. May and Metzger joined the Board effective on April 11, 2016.

All directors shall serve until the next annual meeting of stockholders and until successors are duly elected or until the earliest of their removal or resignation.

Randy S. May. Mr. May has been serving as Chairman of the Board of Ecoark Holdings, Inc. since March 2016 and served as Chief Executive Officer of the Company from March 2016 through March 28, 2017 and then from September 21, 2017 to the present. He previously served as chairman of the board of directors and as chief executive officer of Ecoark, Inc. from its incorporation until its reverse merger with Magnolia Solar in March 2016. Mr. May is a 25-year retail and supply-chain veteran with extensive experience in marketing, operational and executive roles. Prior to Ecoark, Mr. May held a number of roles with Wal-Mart Stores, Inc. (“Walmart”), the world’s largest retailer based in Bentonville, Arkansas. From 1998 to 2004, Mr. May served as Divisional Manager for half the United States for one of Walmart’s specialty divisions, where he was responsible for all aspects of strategic planning, finance, and operations for more than 1,800 stores. He had profit and loss responsibility for more than $4 billion of sales at the time. Under Mr. May’s leadership, the business grew sales and market share in a strong competitive market. Mr. May’s qualifications and background that qualify him to serve on the Board include his strong managerial and leadership experience, his extensive knowledge of strategic planning, finance and operations, as well his ability to guide the Company.

John P. Cahill. Mr. Cahill has been serving on the Board of Directors since May 2016. Mr. Cahill is currently Chief of Staff and Special Counsel to the Archbishop of New York. He has held this position since April of 2019. Previously he was Senior Counsel at the law firm of Norton Rose Fulbright (formerly Chadbourne & Parke LLP) and has served in that capacity since 2007. He is also a principal at the Pataki-Cahill Group LLC, a strategic consulting firm focusing on the economic and policy implications of domestic energy needs, which he co-founded in March 2007. He served in various capacities in the administration of the Governor of New York, George E. Pataki from 1997 to 2006, including Secretary and Chief of Staff to the Governor from 2002 to 2006. He also serves on the board of directors of Sterling Bancorp, Inc., a bank holding company listed on the New York Stock Exchange (“NYSE”). Mr. Cahill’s extensive experience as an attorney in government and in business, as well as his extensive knowledge of and high-level experience in energy and economic policy, qualifies him as a member of the Board.

Peter Mehring. Mr. Mehring has been serving as the Chief Executive Officer and President of Ecoark’s subsidiary, Zest Labs, Inc. since 2009 and became a member of the Board of Directors in January 2017. He was elected President of Ecoark on September 25, 2017. Mr. Mehring brings extensive experience in engineering, operations and general management at emerging companies and large enterprises. As Chief Executive Officer of Zest Labs, Inc., he has led the Company’s efforts in pioneering on-demand data visibility and condition monitoring solutions for the fresh produce market. Prior to joining Zest Labs, Inc., from 2004 to 2006, Mr. Mehring was the Vice President of Macintosh hardware group at Apple Computer, Senior Vice President of Engineering at Echelon, and founder, General Manager and Vice President of R&D at UMAX. Mr. Mehring held Engineering Management positions at Radius, Power Computing Corporation, Sun Microsystems and Wang Laboratories. Mr. Mehring’s knowledge and experience in engineering, operations, management, product and service development and technological innovation are among the many qualifications that have led to the conclusion that Mr. Mehring is qualified to serve on the Board.

Gary Metzger. Mr. Metzger has been serving on the Board of Directors since March 2016 and served on the Board of Directors of Ecoark, Inc. from 2013 until its reverse merger with Magnolia Solar in March 2016. Mr. Metzger offers 40 years of product development, strategic planning, management, business development and operational expertise to the Board. He served as an executive at Amco International, Inc. and Amco Plastics Materials, Inc., where in 1986 he was named President and served in such role for 24 years until Amco was sold to global resin distribution company, Ravago Americas, in December 2011, where he remains a product developer and product manager. Mr. Metzger was co-owner of Amco Plastics Materials, Inc. and Amco International. Mr. Metzger’s leadership and knowledge of manufacturing companies, product development, strategic planning, management and business development are an asset to the Board of Directors. In addition to his leadership functions, Mr. Metzger spearheaded research and development for recycled polymers, new alloy and bio-based polymer development, and introduced fragrance into polymer applications. He also developed encrypted item level bar code identification technology, anti-counterfeiting technologies, and antimicrobial technologies. Taken together, these are among the many qualifications and the significant experience that have led to the conclusion that Mr. Metzger is qualified to serve on the Board.

Steven K. Nelson. Mr. Nelson has been serving on the Board of Directors since April 2017. Since 2015, Mr. Nelson has been a lecturer for the Department of Accounting at the University of Central Arkansas. In 2015, Mr. Nelson retired as Vice-President, Controller of Dillard’s, Inc., where he was responsible for administering all aspects of financial accounting and reporting. Mr. Nelson began his career in 1980 as a staff accountant for Ernst & Young and attained the title of audit manager by the time he left the firm in 1984. Mr. Nelson maintains an active license as a Certified Public Accountant (“CPA”) in the State of Arkansas. Mr. Nelson’s 35-year career as a CPA and his extensive experience as controller of a publicly traded company qualify him to serve on the Board and its Audit Committee. His broad experience as the former controller of a public company uniquely qualifies Mr. Nelson to advise Ecoark not only on general accounting and financial matters but also on various technical accounting, corporate governance and risk management matters that the Board may address from time to time. He possesses key insight on financial reporting processes and external reporting issues. The Board has determined that Mr. Nelson qualifies as an “audit committee financial expert,” as defined by the rules of the SEC.

EXECUTIVE OFFICERS AND MANAGEMENT

Set forth below is biographical information with respect to each current executive officer of the Company. Mr. May and Mr. Mehring also serve as directors of the Company. Officers are elected by the board of directors to hold office until their successors are elected and qualified.

Name	Age	Positions Held with the Company
Randy S. May	56	Chairman of the Board and Chief Executive Officer
Peter Mehring	58	President, CEO and President of Zest Labs, Inc. and Director
William B. Hoagland	38	Secretary, Principal Financial Officer
Jay Puchir	44	Principal Accounting Officer, CEO and President of Banner Midstream Corp.

Jay Oliphant resigned as Principal Financial Officer and Principal Accounting Officer on May 15, 2019. Pursuant to a Separation Agreement with the Company (the “Separation Agreement”), Mr. Oliphant received his normal monthly salary through May 15, 2019. In connection with his resignation, Mr. Oliphant entered into a consulting agreement with the Company for a term of six months beginning May 16, 2019. Under the consulting agreement, Mr. Oliphant has agreed to assist the Company with financial reporting and related matters. William B. Hoagland was appointed as the Principal Financial Officer to succeed Mr. Oliphant. Mr. Hoagland has served as the Managing Member of Trend Capital Management, an investment fund, since 2011.

Executive Officers

Randy May. See “—Board of Directors” above for Mr. May’s biographical information.

Peter Mehring. See “—Board of Directors” above for Mr. Mehring’s biographical information.

William B. Hoagland. Mr. Hoagland is Principal Financial Officer of the Company. Immediately prior to joining Ecoark, Inc. in 2019, Mr. Hoagland spent the previous eight years as Managing Member of Trend Discovery Capital Management (“Trend Discovery”), a hybrid hedge fund since inception with a track record of outperforming the S&P 500. Prior to founding Trend Discovery in 2011, Mr. Hoagland spent six years as a Senior Associate at Prudential Global Investment Management (PGIM), working in both PGIM’s Newark, NJ and London, England offices. He has a Bachelor in Economics degree from Bucknell University. Mr. Hoagland holds the Chartered Financial Analyst designation and is a Level III candidate in the Chartered Market Technician Program.

Jay Puchir. Mr. Puchir is Principal Accounting Officer of the Company and the CEO and President of Banner Midstream Corp. Mr. Puchir is currently serving a dual role as the Chairman and CEO of Banner Energy Services Corp (OTC: BANM). Mr. Puchir has also served as the CEO and President of Banner Midstream Corp from its formation in April 2018 to present. Mr. Puchir served in various roles as an Executive at the Company from December 2016 to April 2018 including Director of Finance, Secretary, Treasurer, Chief Financial Officer and Chief Executive Officer. Mr. Puchir started his career as an auditor at PricewaterhouseCoopers and a consultant at Ernst & Young, ultimately achieving the position of Senior Manager at Ernst & Young. Mr. Puchir held the role of Associate Chief Financial Officer with HCA, and from March 2010 to February 2016 he served as both the Accounting Manager and Director of Finance/Controller at The Citadel. Mr. Puchir is a licensed Certified Public Accountant. He received a Bachelor of Arts from the University of North Carolina at Chapel Hill and a Master of Business Administration from Rutgers University.

Family Relationships

There are no family relationships among any of the directors or executive officers, except that Mr. Metzger is Mr. Hoagland’s stepfather-in-law.

Involvement in Legal Proceedings

None of our directors, persons nominated to become a director, executive officers or control persons have been involved in any of the following events during the past 10 years:

●	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of bankruptcy or within two years prior to that time; or

●	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences); or

●	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

●	Being found by a court of competent jurisdiction (in a civil violation), the SEC or the Commodity Future Trading Commission to have violated a federal or state securities or commodity law, and the judgment has not been reversed, suspended, or vacated; or

●	Being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: any federal or state securities or commodities law or regulation; or any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity. This violation does not apply to any settlement of a civil proceeding among private litigants; or

●	Being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Composition

Our business and affairs are organized under the direction of our board of directors, which currently consists of five members. Our directors hold office until the earlier of their death, resignation, removal or disqualification, or until their successors have been elected and qualified. Our board of directors does not have a formal policy on whether the roles of a Chief Executive Officer and Chairman of our board of directors should be separate. The primary responsibilities of our board of directors are to provide oversight, strategic guidance, counseling and direction to our management. Our board of directors meets on a regular basis. Our bylaws will be amended and restated to provide that the authorized number of directors may be changed only by resolution of the board of directors.

We have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business and understanding of the competitive landscape.

At each annual meeting of stockholders to be held after the initial classification, the successors to directors whose terms then expire will serve until the third annual meeting following their election and until their successors are duly elected and qualified. The authorized size of our board of directors is currently six members. The authorized number of directors may be changed only by resolution of the board of directors.

Director Independence

While our common stock is not listed on a national securities exchange that requires our independent board members, a majority of our directors and each member of our audit, compensation and nominating and governance committees are independent. A director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

After reviewing all relevant relationships, the Board of Directors concluded that Cahill, Metzger, and Nelson are independent under the SEC rules adopted pursuant to the requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and in accordance with NYSE Corporate Governance Rules. No director or executive officer of the Company is related to any other director or executive officer of the Company by blood, marriage or adoption. In making its independence determination, the Board considered all relevant transactions, relationships, or arrangements, including those disclosed under the section titled “Certain Relationships and Related Transactions.”

Board Leadership Structure. The Board of Directors has no fixed policy with respect to the separation of the offices of Chairman of the Board and Chief Executive Officer. The Board retains the discretion to determine, at any time, whether to combine or separate the positions as it deems to be in the best interests of the Company and its stockholders. The roles of the Chairman of the Board and Chief Executive Officer are currently performed by one individual.

Our bylaws provide that the Chairman of the Board may be elected by a majority vote of the Board of Directors and shall serve until the meeting of the Board following the next annual meeting of stockholders at which such Chairman is re-elected. The Chairman of the Board shall preside at all meetings. Otherwise, the Company’s Corporate Governance Guidelines (the “Guidelines”) provide that a lead director selected by the non-management directors (the “Lead Director”) shall preside at meetings of the Board at which the Chairman of the Board is not present. The Guidelines require that the Lead Director shall preside at executive sessions of the non-management directors. The non-management directors will meet in executive session, no less frequently than quarterly, as determined by the Lead Director, or when a director makes a request of the Lead Director. Gary Metzger currently serves as the Lead Director.

The Board believes that maintaining a healthy mix of qualified independent and management directors on the Board is an integral part of effective corporate governance and management of the Company. The Board also believes that the current leadership structure strikes an appropriate balance between independent directors and directors, which allows the Board to effectively represent the best interests of the Company’s entire stockholder base.

Role of the Board in Risk Oversight. The Board of Directors believes that risk management is an important part of establishing, updating and executing on our business strategy. The Board has oversight responsibility relating to risks that could affect the corporate strategy, business objectives, compliance, operations, and the financial condition and performance of the Company, and focuses its oversight on the most significant risks facing us and, on our processes, to identify, prioritize, assess, manage and mitigate those risks. The Board receives regular reports from members of the Company’s senior management on areas of material risk to us, including strategic, operational, financial, legal and regulatory risks. While the Board has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on us.

Corporate Governance and Nominating Committee (“Nominating Committee”). The duties and responsibilities of the Nominating Committee are set forth in the charter of the Nominating Committee adopted by the Board. The Nominating Committee is responsible for identifying individuals qualified to serve on the Board and recommending individuals to be nominated by the Board for election by stockholders or appointed by the Board to fill vacancies. Among its duties and responsibilities, the Nominating Committee is responsible for shaping corporate governance, reviewing and assessing the Guidelines, recommending Board compensation, and overseeing the annual evaluation of the Board. The Nominating Committee has the authority to retain compensation or other consultants as well as search firms for director candidates. In accordance with its charter, the Nominating Committee meets as often as it determines necessary, but at least four times each year.

The Nominating Committee currently consists of Messrs. Cahill, as chair, Metzger, and Nelson. The process followed by the Nominating Committee to identify and evaluate candidates includes (i) requesting recommendations from the Board, the Chief Executive Officer, and other parties, (ii) meeting to evaluate biographical information and background material relating to potential candidates and their qualifications, and (iii) interviewing selected candidates. The Nominating Committee also considers recommendations for nomination to the Board submitted by stockholders. A stockholder who desires to recommend a prospective nominee for the Board should notify the Secretary of the Company or any member of the Nominating Committee in writing with supporting material the stockholder considers appropriate. The Nominating Committee has the authority and ability to retain compensation or other consultants and search firms to identify or evaluate director candidates.

In evaluating the suitability of candidates to serve on the Board, including stockholder nominees, the Nominating Committee seeks candidates who are independent, as defined by the Sarbanes-Oxley Act, related SEC rules and NYSE listing standards, and who meet certain selection criteria established by the Nominating Committee. The selection criteria include many factors, including a candidate’s general understanding of elements relevant to the success of a publicly traded company in the current business environment, understanding of our business, and educational and professional background. The Nominating Committee also considers a candidate’s judgment, competence, anticipated participation in Board activities, experience, geographic location and special talents or personal attributes. The guidelines provide that the composition of the Board should encompass a broad range of skills, expertise, industry knowledge, diversity, and contacts relevant to our business. Moreover, with respect to incumbent directors, the Nominating Committee also considers past performance, including attendance at meetings and participation in and contributions to the activities of the Board, and the director’s ability to make contributions after any significant change in circumstances (including changes in employment or professional status).

Board Leadership Structure

Our board of directors is free to select the Chairman of the board of directors and a Chief Executive Officer in a manner that it considers to be in the best interests of our company at the time of selection. Currently, Randy May serves as our Chief Executive Officer and Chairman of the board of directors. Our board of directors, as a whole and also at the committee level, plays an active role overseeing the overall management of our risks. Our Audit Committee reviews risks related to financial and operational items with our management and our independent registered public accounting firm. Our board of directors is in regular contact with our Chief Executive Officer, who reports directly to our board of directors, and Principal Financial Officer.

Board Committees

Our board of directors has established three standing committees—audit, compensation, and nominating and corporate governance—each of which operates under a charter that has been approved by our board of directors. Prior to the completion of this offering, copies of each committee’s charter will be posted on the Investors section of our website, which is located at www.zestlabs.com. Each committee has the composition and responsibilities described below. Our board of directors may from time to time establish other committees.

Audit Committee

The current members of our Audit Committee are Messrs. Nelson, as chair, Cahill, and Metzger, each of whom is a non-employee member of our board of directors. Mr. Nelson is our audit committee chairman and financial expert, as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, and possesses financial sophistication, as defined under the rules of The Nasdaq Global Select Market.

The duties and responsibilities of the Audit Committee are set forth in the charter of the Audit Committee adopted by the Board. The Audit Committee generally assists the Board in its oversight of the relationship with our independent registered public accounting firm, financial statement and disclosure matters, the internal audit function, and our compliance with legal and regulatory requirements. In accordance with its charter, the Audit Committee meets as often as it determines necessary, and at least four times each year.

Management has the primary responsibility for our financial statements and the reporting process, and our independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. The Audit Committee also monitors our financial reporting process and internal control system, retains and pre-approves audit and any non-audit services to be performed by our independent registered accounting firm, directly consults with our independent registered public accounting firm, reviews and appraises the efforts of our independent registered public accounting firm, and provides an open avenue of communication among our independent registered public accounting firm, financial and senior management and the Board. The Audit Committee has the authority to retain independent legal, accounting, and other advisors.

The Board has determined that each member of the Audit Committee qualifies as an independent director under the Sarbanes-Oxley Act, related SEC rules and NASDAQ listing standards related to audit committees, and that each satisfies all other applicable standards for service on the Audit Committee. The Board has determined that Mr. Nelson meets the requirements adopted by the SEC for qualification as an audit committee financial expert. The identification of a person as an audit committee financial expert does not impose on such person any duties, obligations or liability that are greater than those that are imposed on such person as a member of the Audit Committee and the Board in the absence of such identification. Moreover, the identification of a person as an audit committee financial expert for purposes of the regulations of the SEC does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board. Finally, a person who is determined to be an audit committee financial expert will not be deemed an “expert” for purposes of Section 11 of the Securities Act of 1933.

The Audit Committee held seven meetings in fiscal 2020. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act and operates under a written charter that satisfies the applicable standards of the SEC A copy of the audit committee charter is available on our website at https://www.zestlabs.com/downloads/Audit-Commitee.pdf.

Code of Ethics

We have a Code of Ethics as defined in Item 406 of Regulation S-K, which code applies to all of our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. All directors, officers, and other employees are expected to be familiar with the Code of Ethics and to adhere to the principles and procedures set forth therein. The Code of Ethics forms the foundation of a comprehensive program that requires compliance with all corporate policies and procedures and seeks to foster an open relationship among colleagues that contributes to good business conduct and an abiding belief in the integrity of our employees. Our policies and procedures cover all areas of professional conduct, including employment policies, conflicts of interest, intellectual property, and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business.

Directors, officers, and other employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics. The full text of the Code of Ethics is available on our website at https://www.zestlabs.com/downloads/Code-of-Ethics-2016.pdf. We intend to satisfy the disclosure requirements of Form 8-K regarding any amendment to, or a waiver from, any provision of our Code of Ethics by posting such amendment or waiver on our website.

Role of Board in Risk Oversight Process

We face a number of risks, including those described under the caption “Risk Factors” contained elsewhere in this prospectus. Our board of directors believes that risk management is an important part of establishing, updating and executing on our business strategy. Our board of directors has oversight responsibility relating to risks that could affect the corporate strategy, business objectives, compliance, operations, and the financial condition and performance of our company. Our board of directors focuses its oversight on the most significant risks facing us and on our processes to identify, prioritize, assess, manage and mitigate those risks. Our board of directors receives regular reports from members of our senior management on areas of material risk to us, including strategic, operational, financial, legal and regulatory risks. While our board of directors has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on us.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information regarding the compensation of our named executive officers during the fiscal years ended March 31, 2020 and 2019.

Name and Principal Position	Fiscal Year	Salary(1)	Stock Awards(2)	Option Awards(2)	Total
Randy S. May(3)	2020	$200,000	$-	$-	$200,000
Chairman of the Board	2019	$200,000	$-	$-	$200,000
and Chief Executive Officer

Peter Mehring	2020	$200,000	$-	$-	$200,000
President, Chief Executive Officer	2019	$200,000	$-	$-	$200,000
and President of Zest Labs, Inc.

William B. Hoagland (4)	2020	$115,156	$-	$-	$115,156
Secretary, Principal Financial Officer	2019	N/A	N/A	N/A	N/A

Jay Puchir (5)	2020	$-	$-	$-	$-
Principal Accounting Officer and CEO and President of Banner Midstream	2019	N/A	N/A	N/A	N/A

Jay Oliphant (6)	2020	$36,098	$-	$-	$36,098
Former Principal Financial Officer	2019	$170,000	$-	$-	$170,000

(1)	We periodically review, and may increase, base salaries in accordance with the Company’s normal annual compensation review for each of our named executive officers.

(2)	Stock and option awards are based on the grant date fair values and are calculated utilizing the provisions of Accounting Standards Codification 718 “Compensation — Stock Compensation.” See Notes 1 and 11 to the consolidated financial statements of the Company contained in Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020 and 2019 for further information regarding assumptions underlying valuation of equity awards.

(3)	Mr. May served as Chief Executive Officer of Ecoark from March 2016 through March 28, 2017 and then from September 21, 2017 to the present.

(4)	Mr. Hoagland replaced Mr. Oliphant on June 1, 2019.

(5)	Mr. Puchir was named Principal Accounting Officer on March 27, 2020.

(6)	Jay Oliphant resigned as Principal Financial Officer and Principal Accounting Officer on May 15, 2019. Pursuant to a Separation Agreement with the Company (the “Separation Agreement”), Mr. Oliphant received his normal monthly salary through May 15, 2019. In connection with his resignation, Mr. Oliphant entered into a consulting agreement with the Company for a term of six months beginning May 16, 2019. Under the consulting agreement, Mr. Oliphant has agreed to assist the Company with financial reporting and related matters. William B. Hoagland was appointed as the Principal Financial Officer to succeed Mr. Oliphant. Mr. Hoagland has served as the Managing Member of Trend Discovery Capital Management, an investment fund, since 2011.

Employment, Severance, Separation and Change in Control Agreements

Executive Employment Arrangements

Peter Mehring

The terms of Mr. Mehring’s employment with Ecoark are set forth in an offer letter accepted on August 15, 2013. Pursuant to the offer letter, Mr. Mehring received an annual base salary of $300,000 (subsequently adjusted and accepted) and is eligible to participate in regular health insurance, bonus, and other employee benefit plans established by Ecoark. The offer letter also includes standard confidentiality and non-complete obligations. The parties are permitted to terminate employment for any reason, at any time, with or without notice and without cause. The offer letter also contains severance benefit provisions in the event that Mr. Mehring’s employment is terminated without “Cause” (as defined in the offer letter) or Mr. Mehring terminates his employment for “Good Reason” within 12 months following a “Change in Control” (as defined in the offer letter). If Mr. Mehring is terminated without “Cause,” then he is entitled to receive an amount equal to six months base salary. If he terminates his employment for “Good Reason” within 12 months following a “Change in Control,” then Mr. Mehring is entitled to receive an amount equal to six months base salary and accelerated vesting of a portion of the non-vested options or shares. In order to receive severance benefits under the offer letter, Mr. Mehring is required to sign a release and waiver of all claims. Finally, Ecoark reserves the right to change or otherwise modify, in its sole discretion, the terms of the offer letter.

Potential Payments Upon Change of Control

We have no liabilities under termination or change in control conditions. We do not have a formal policy to determine executive severance benefits. Each executive severance arrangement is negotiated on an individual basis.

Option Grants and Outstanding Equity Awards at March 31, 2020

Effective October 13, 2017, the Compensation Committee issued new options awards (the “Replacement Options”) in replacement of existing restricted stock and restricted stock unit awards (the “Existing Awards”) previously granted to Peter Mehring. In addition, the Committee approved new option awards to Mr. Mehring that vest over a four-year period (the “New Options”) to induce them to accept the Replacement Options; to compensate them for diminution in value of their Existing Awards as compared to the Replacement Options; and in consideration of a number of other factors, including each individual’s role and responsibility with the Company, their years of service to the Company, and market precedents and standards for modification of equity awards.

The Replacement Options and New Options are designed to better align Mr. Mehring’s potentially realizable equity compensation with Company performance. Because the incentive value of stock options is tied to future appreciation in stock price, the Committee believes stock option grants will better align our executive officers and employees’ interests with those of the Company and its stockholders and, as a result, the Compensation Committee intends to continue to utilize options to a greater extent in our equity compensation program on a going forward basis.

With respect to the Replacement Options, Mr. Mehring has agreed to forfeit Existing Awards covering 1,345 shares of the Company’s common stock, and was granted Replacement Options to purchase an equal number of shares of Company common stock. The exercise price for the Replacement Options was set at 100% of the fair market value of the Company’s stock price on the effective date of the grants (October 13, 2017). In consideration of Mr. Mehring’s agreement to forfeit their Existing Awards, the Committee, after careful deliberation, determined that 100% of Mr. Mehring’s Replacement Options would vest immediately upon grant.

With respect to the New Options, Mr. Mehring was granted options to purchase 2,018 shares of Company common stock, that vest at a rate of 25% per year on October 13th of each year from 2018 to 2021, subject to Mr. Mehring’s continued employment by the Company. As with the Replacement Options, the New Options have an exercise price set at 100% of the fair market value of the Company’s stock price on the effective date of the grant. The New Options were not granted under any of the Company’s existing equity compensation plans. On June 6, 2020, the Compensation Committee approved the modification of these stock options as allowable by the Company’s 2013 Incentive Stock Option Plan and 2017 Omnibus Stock Plan to amend the strike price of the executive’s stock option grant from $2.60 per share to $0.73 per share.

On October 3, 2019, the Company granted 1,000 options to Mr. Mehring that vest over four years at an exercise price of $0.50.

The following table presents information concerning equity awards held by our named executive officers as of March 31, 2020 (not in thousands).

		Number of Securities	Number of Securities	Option Awards
Name	Vesting Commencement Date	Underlying Options (#) Exercisable	Underlying Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Peter Mehring	10/13/2017	2,353,750	1,258,750	0.73	10/23/2027
	10/3/2019	250,000	750,000	0.73	10/23/2027

2020 Director Compensation Table

Directors may receive compensation for their services and reimbursement for their expenses as shall be determined from time to time by resolution of the Board. Beginning with the quarter ended June 30, 2018, directors will receive each quarter a stock option with a Black-Scholes value of $25,000. Additional options are granted for placement and attendance at committee meetings. Options will be granted with an exercise price equal to the fair market value of Ecoark’s common stock.

The following table sets forth the compensation earned to our non-employee directors for service during the year ended March 31, 2020:

Name	Fees Earned ($)	Stock Awards ($)	Total ($)
John P. Cahill	9,000	130,000	139,000
Gary Metzger	9,000	160,000	169,000
Steven K. Nelson	9,000	160,000	169,000
Michael Green	4,500	121,000	125,500

See additional information on compensation above in Summary Compensation Table for directors Randy May and Peter Mehring.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consists of three directors, each of whom is a non-employee director: Messrs. Cahill (formerly Green), as chair, Metzger and Nelson. None of the aforementioned individuals was an officer or employee of ours, was formerly an officer of ours or had any relationship requiring disclosure by us under Item 404 of Regulation S-K. No interlocking relationship as described in Item 407(e)(4) of Regulation S-K exists between any of our executive officers or Compensation Committee members, on the one hand, and the executive officers or compensation committee members of any other entity, on the other hand, nor has any such interlocking relationship existed in the past.

Employee Benefit Plans

Securities Authorized for Issuance Under Equity Compensation Plans

2013 Incentive Stock Plan

The 2013 Incentive Stock Plan of Ecoark Holdings (previously Magnolia Solar Corporation) (the “2013 Incentive Stock Plan”) was registered on February 7, 2013. Under the 2013 Incentive Stock Plan, the Company may grant incentive stock in the form of Stock Options, Stock Awards and Stock Purchase Offers of up to 5,500,000 shares of common stock to Company employees, officers, directors, consultants and advisors. The type of grant, vesting provisions, exercise price and expiration dates are to be established by the Board at the date of grant.

2017 Omnibus Incentive Plan

The 2017 Ecoark Holdings Omnibus Incentive Plan (“2017 Omnibus Incentive Plan”) was registered on June 14, 2017. Under the 2017 Omnibus Incentive Plan, the Company may grant nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, and other awards. Awards of up to 4,000,000 shares of common stock to Company employees, officers, directors, consultants and advisors are available under the 2017 Omnibus Incentive Plan. The type of grant, vesting provisions, exercise price and expiration dates are to be established by the Board at the date of grant.

Equity Compensation Plan Information

The following table contains information about the 2013 Incentive Stock Plan and the 2017 Omnibus Incentive Plan as of March 31, 2020:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by stockholders:
2013 Incentive Stock Plan	1,732,500		$2.52	454,000
2017 Omnibus Incentive Plan	2,671,084		$1.54	1,226,000
Equity compensation not approved by stockholders	8,222,270	(1)	$1.22	-
Total	12,625,854		$2.30	1,680,000

(1)	Represents non-qualified stock options not granted under any existing equity compensation plans.

Limitation on liability of officers and directors

Nevada law provides that subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by NRS Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the corporation’s articles of incorporation provides for greater individual liability.

Indemnification

Nevada law permits broad provisions for indemnification of officers and directors.

Our bylaws provide that each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any threatened, pending, or completed action, suit or proceeding, whether formal or informal, civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director of or who is or was serving at our request as a director, officer, employee or agent of this or another corporation or of a partnership, joint venture, trust, other enterprise, or employee benefit plan (a “covered person”), whether the basis of such proceeding is alleged action in an official capacity as a covered person shall be indemnified and held harmless by us to the fullest extent permitted by applicable law, as then in effect, against all expense, liability and loss (including attorneys’ fees, costs, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who ceased to be a covered person and shall inure to the benefit of his or her heirs, executors and administrators.

However, no indemnification shall be provided hereunder to any covered person to the extent that such indemnification would be prohibited by Nevada state law or other applicable law as then in effect, nor, with respect to proceedings seeking to enforce rights to indemnification, shall we indemnify any covered person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person except where such proceeding (or part thereof) was authorized by our board of directors, nor shall we indemnify any covered person who shall be adjudged in any action, suit or proceeding for which indemnification is sought, to be liable for any negligence or intentional misconduct in the performance of a duty.

SEC Policy on Indemnification for Securities Act liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PRINCIPAL STOCKHOLDERS

The following table provides information as of July 20, 2020, concerning beneficial ownership of our capital stock held by (1) each of our directors, (2) each of our named executive officers, (3) all of our current directors and executive officers as a group, and (4) each group, person or entity known by us to beneficially own more than 5% of any class of our voting securities. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Percentages are calculated based on 98,604,384 shares of our common stock outstanding as of July 20, 2020.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of July 20, 2020. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which that person has no economic interest.

Except as otherwise noted, the persons and entities listed in the table below have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o Ecoark Holdings, Inc., 5899 Preston Road #505, Frisco, Texas, 75034.

Security Ownership of Directors and Executive Officers

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent
Randy S. May	3,050,000	3.1%
John P. Cahill (1)	1,284,021	1.3%
Peter Mehring (2)	2,441,254	2.5%
Gary Metzger (3)	4,293,796	4.43%
Steven K. Nelson (3)	490,825	0.5%
William B. Hoagland	2,750,000	2.8%
Jay Puchir (5)	4,214,057	4.3%
Directors & Executive Officers as a Group (7 persons)	18,523,953	18.8%

5% or Greater Stockholders:
Nepsis Capital Management, Inc. (5)	12,596,486	12.8%

Notes:

(1)	Includes 4,591 shares held by the Pataki-Cahill Group, LLC, 868,612 shares of common stock from Banner Energy Services Corp, and options to purchase 409,818 shares.

(2)	Includes vested options to purchase 603,750 shares.

(3)	Includes options to purchase 455,075 shares.

(4)	Includes options to purchase 450,000 shares, as well as the control of 1,000,000 shares held by Banner Energy Services Corp, and 2,739,726 shares of common stock.

(5)	The address to this shareholder is 8692 Eagle Creek Circle, Minneapolis, MN 55378. Based solely upon the information contained in a Schedule 13D filed on January 24, 2019. According to that Schedule 13D, Nepsis Capital Management, Inc. disclaims all dispositive power and voting power over all reported shares.

Securities Authorized for Issuance Under Existing Equity Compensation Plans

On October 11, 2018, the Company filed a Form S-8 amending the Company’s 2017 Equity incentive plan, described in detail in the Company’s definitive proxy statement for the Meeting filed with the Securities and Exchange Commission on December 13, 2017. The amendment authorized an additional 5,000,000 shares to be added to the 2017 Equity incentive plan pool.

The Company does not have any individual compensation arrangements with respect to its common or preferred stock. The issuance of any of our common or preferred stock is within the discretion of our Board of Directors, which has the power to issue any or all of our authorized but unissued shares without stockholder approval.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Board of Directors has adopted a written policy regarding the review and approval of any related party transaction required to be disclosed under SEC rules. The Audit Committee of the Board of Directors is responsible for the review and approval of transactions covered by the policy. As provided in the policy, in reviewing the proposed transaction, the Audit Committee will consider all relevant facts and circumstances, including without limitation the commercial reasonableness of the terms, the benefit and perceived benefit, or lack thereof, to the Company, opportunity costs of alternate transactions, the materiality and character of the related party’s direct or indirect interest, and the actual or apparent conflict of interest of the related party.

The Audit Committee will not approve or ratify a related party transaction unless it will have determined that, upon consideration of all relevant information, the proposed transaction is in, or not inconsistent with, the best interests of the Company and its shareholders. Except as noted below, there were no commercial transactions between related parties and the Company that required disclosure in this Proxy Statement.

There were no transactions occurring since April 1, 2018, or that are currently proposed, (i) in which the Company was or is to be a participant, (ii) where the amount involved exceeds $120,000, and (iii) in which the Company’s executive officers, directors, principal stockholders and other related parties had a direct or indirect material interest, except the following:

Gary Metzger advanced $328 to the Company through March 31, 2020, under the terms of a note payable that bears 10% simple interest per annum, and the principal balance along with accrued interest is payable July 30, 2020 or upon demand. Interest expense on the note for the year ended March 31, 2020 was $27. In addition, the Company assumed $250 in notes entered into in March 2020 via the acquisition of Banner Midstream from the same board member at 15% interest.

The Company issued 8,945 shares of common stock (which Banner Parent issued to certain of its noteholders) and assumed $11,774 in debt and lease liabilities of Banner Midstream. The Company’s Chief Executive Officer and another director, John Cahill, recused themselves from all board discussions on the acquisition of Banner Midstream as they are stockholders and/or noteholders of Banner Midstream. The transaction was approved by all of the disinterested members of the Board of Directors of the Company. The Chairman and CEO of Banner Parent is a former officer of the Company and is currently the Principal Accounting Officer of the Company and Chief Executive Officer and President of Banner Midstream. Included in the shares issued in this transaction, John Cahill received 821,918 shares of common stock and Jay Puchir received 2,739,726 shares of common stock.

Other Transactions

We have entered into employment agreements with our executive officers that, among other things, provide for certain severance and change of control benefits. For a description of these agreements, see “Executive Compensation—Executive Employment Arrangements.”

We have granted stock options to our executive officers. Pursuant to our outside director compensation policy, we have paid cash compensation and granted restricted stock units to our non-employee directors. For a description of these arrangements, see “Executive Compensation.”

We have entered into indemnification agreements with our directors and executive officers.

Policies and Procedures for Related Party Transactions

All future transactions between us and our officers, directors or five percent stockholders, and respective affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of our independent directors who do not have an interest in the transactions and who had access, at our expense, to our legal counsel or independent legal counsel.

DESCRIPTION OF SECURITIES

The following is a summary of the rights of our capital stock, certain provisions of our amended and restated certificate of incorporation and our amended and restated bylaws as they became in effect upon completion of our initial public offering and applicable law. This summary does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been filed as exhibits to the registration statement and are incorporated by reference to our registration statement, of which this prospectus forms a part.

Capital Stock

Our authorized capital stock consists of 200,000 shares of common stock, par value $0.001 per share, and 5,000 shares of undesignated preferred stock, par value $0.001 per share.

Common Stock

As of July 20, 2020, we have 98,605 shares of common stock issued and outstanding. As of July 20, 2020, we had 101,396 shares of common stock available for issuance. Further, out of the unissued shares of common stock, as of July 20, 2020, we have unexercised options for 11,756 shares. Up to 7,593 shares may be issued upon the exercise of warrants. All shares in this paragraph are represented in thousands.

Under the terms of our amended and restated certificate of incorporation, holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors, and do not have cumulative voting rights. The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as our board of directors from time to time may determine. Our common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of our common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

On November 11, 2019 (the “Effective Date”), the Company and two institutional accredited investors (each an “Investor” and, collectively, the “Investors”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) pursuant to which the Company sold and issued to the Investors an aggregate of 1,000 shares of Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), at a price of $1,000 per share (the “Private Placement”). Each share of the Series C Preferred Stock has a par value of $0.001 per share and a stated value equal to $1,000 (the “Stated Value”) and is convertible at any time at the option of the holder into the number of shares of Common Stock determined by dividing the stated value by the conversion price of $0.725, subject to certain limitations and adjustments (the “Conversion Price”).

Our board of directors may, among other rights, determine, without further vote or action by our stockholders:

●	the number of shares constituting the series and the distinctive designation of the series;

●	the dividend rate on the shares of the series, whether dividends will be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series;

●	whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

●	whether the series will have conversion privileges and, if so, the terms and conditions of conversion;

●	whether or not the shares of the series will be redeemable or exchangeable, and, if so, the dates, terms and conditions of redemption or exchange, as the case may be;

●	whether the series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of the sinking fund; and

●	the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

Although we presently have no plans to issue any shares of preferred stock upon completion of the offering, any future issuance of shares of preferred stock, or the issuance of rights to purchase preferred shares, could, among other things, decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of the common stock.

Options

As of July 1, 2020, we had outstanding options to purchase an aggregate of 11,755,423 shares of our common stock, with a weighted-average exercise price of $1.00 per share.

Transfer Agent and Registrar

The transfer agent of our common stock is Philadelphia Stock Transfer, located at 2320 Haverford Road, Suite 230, Ardmore, Pennsylvania 19003.

PLAN OF DISTRIBUTION

Each Selling Stockholder (the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Carmel, Milazzo & Feil LLP, New York, New York.

EXPERTS

The financial statements of Ecoark Holdings, Inc. as of March 31, 2020 and 2019 and for each of the years ended March 31, 2020 and 2019 have been audited by RBSM, LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements are included in this prospectus and registration statement in reliance upon the report of RBSM, LLP, appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered in this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our common stock, we refer you to the registration statement and to its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers. Anyone may inspect and copy the registration statement and its exhibits and schedules at the Public Reference Room the SEC maintains at 100 F Street, N.E., Washington, D.C. 20549. You may obtain further information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect the registration statement and its exhibits and schedules and other information without charge at the website maintained by the SEC. The address of this site is http://www.sec.gov.

We also maintain a website at www.zestlabs.com, at which you may access our SEC filings free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus. You may also request a copy of these filings, at no cost, by writing to us at Ecoark Holdings, Inc., 5899 Preston Road #505, Frisco, Texas, 75034.

CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2020

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee and Board of Directors

Ecoark Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Ecoark Holdings, Inc. and subsidiaries (the “Company”) as of March 31, 2020 and 2019, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended March 31, 2020, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of March 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two-year ended March 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Change in Accounting Principles

As discussed the notes to the consolidated financial statements, the Company adopted ASU No. 2016-02, Leases (Topic 842), as amended, effective April 1, 2019.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ RBSM LLP

We have served as the Company’s auditor since 2019.

Larkspur, California

June 29, 2020

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31

	(Dollars in thousands, except per share data)
	2020	2019
ASSETS
CURRENT ASSETS
Cash ($85 and $35 pledged as collateral for credit as of March 31, 2020 and 2019, respectively)	$406	$244
Accounts receivable, net of allowance of $500 and $573 as of March 31, 2020 and 2019, respectively	172	520
Prepaid expenses and other current assets	676	900
Current assets held for sale – (Note 2)	-	23
Total current assets	1,254	1,687
NON-CURRENT ASSETS
Property and equipment, net	3,965	824
Intangible assets, net	2,350	-
Goodwill	10,225	-
Right of use assets	731	-
Oil and gas properties, full cost method	6,135	-
Non-current assets held for sale – (Note 2)	249	-
Other assets	7	27
Total non-current assets	23,662	851
TOTAL ASSETS	$24,916	$2,538

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$751	$1,416
Accrued liabilities	3,036	828
Due to prior owners	2,358	-
Current portion of long-term debt	6,401	1,350
Notes payable – related parties	2,172	-
Derivative liabilities	2,775	3,104
Current portion of lease liability	222	-
Current liabilities of discontinued operations	228	-
Current liabilities held for sale – (Note 2)	-	34
Total current liabilities	17,943	6,732
NON-CURRENT LIABILITIES
Lease liability, net of current portion	510
Long-term debt, net of current portion	421	-
Asset retirement obligation	295	-
COMMITMENTS AND CONTINGENCIES
Total liabilities	19,169	6,732

STOCKHOLDERS’ EQUITY (DEFICIT) (Numbers of shares rounded to thousands)

Preferred stock, $0.001 par value; 5,000 shares authorized; 1 and 0 (Series C) issued and outstanding as of March 31, 2020 and 2019, respectively	-	-
Common stock, $0.001 par value; 200,000 and 100,000 shares authorized, 85,876 shares issued and 85,291 shares outstanding as of March 31, 2020 and 52,571 shares issued and 51,986 outstanding as of March 31, 2019	86	53
Additional paid-in-capital	135,355	113,310
Accumulated deficit	(128,023)	(115,886)
Treasury stock, at cost	(1,671)	(1,671)
Total stockholders’ equity (deficit)	5,747	(4,194)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$24,916	$2,538

The accompanying notes are an integral part of these consolidated financial statements

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FISCAL YEARS ENDED MARCH 31

	(Dollars in thousands, except per share data)
	2020	2019

CONTINUING OPERATIONS:
REVENUES (Note 4)	$581	$1,062

COST OF REVENUES	259	699

GROSS PROFIT	322	363
OPERATING EXPENSES:
Salaries and salary related costs, including non-cash share-based compensation of $2,124 and $2,722 for 2020 and 2019, respectively (Note 11)	3,668	4,848
Professional fees and consulting, including non-cash share-based compensation of $1,692 and $405 for 2020 and 2019, respectively (Note 11)	2,333	1,315
Other selling, general and administrative	1,370	1,671
Depreciation, amortization, and impairment	286	3,357
Research and development	2,472	3,320
Total operating expenses	10,129	14,511
Loss from continuing operations before other expenses	(9,807)	(14,148)

OTHER INCOME (EXPENSE):
Change in fair value of derivative liabilities	(369)	3,160
Loss on exchange of warrants for common stock	(2,099)	-
Gain on conversion of credit facility	541	-
Gain on sale of equipment	17	-
Interest expense, net of interest income	(422)	(417)
Total other income	(2,332)	2,743
LOSS FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(12,139)	(11,405)
DISCONTINUED OPERATIONS:
Loss from discontinued operations	(- )	(2,300)
Gain on disposal of discontinued operations	2	57
Total discontinued operations	2	(2,243)
PROVISION FOR INCOME TAXES	-	(2)
NET LOSS	$(12,137)	$(13,650)

NET LOSS PER SHARE
Basic and diluted: Continuing operations	$(0.18)	$(0.23)
Discontinued operations	$(0.00)	$(0.04)
Total	$(0.18)	$(0.27)

SHARES USED IN CALCULATION OF NET LOSS PER SHARE
Basic and diluted	64,054	51,010

The accompanying notes are an integral part of these consolidated financial statements

ECOARK HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

MARCH 31, 2020 AND 2019

(Dollar amounts and number of shares in thousands)

	Preferred		Common		Additional Paid-In-	Accumulated	Treasury
	Shares	Amount	Shares	Amount	Capital	Deficit	Stock	Total
Balances at March 31, 2018	-	$-	49,468	$49	$108,585	$(102,236)	$(1,618)	$4,780

Shares issued for cash in private placement, net of expenses	-	-	2,969	3	1,648	-	-	1,651

Share-based compensation – options – Board of Directors	-	-	-	-	400	-	-	400

Share-based compensation – stock – services rendered	-	-	-	-	(14)	-	-	(14)

Share-based compensation – stock, options – employees	-	-	134	1	2,691	-	-	2,692

Purchase shares from employees in lieu of taxes	-	-	-	-	-	-	(53)	(53)

Net loss for the period	-	-	-	-	-	(13,650)	-	(13,650)

Balances at March 31, 2019	-	-	52,571	53	113,310	(115,886)	(1,671)	(4,194)

Shares issued in acquisition of Trend Holdings	-	-	5,500	5	3,232	-	-	3,237

Shares issued in the exercise of warrants, net of adjustments to derivative liabilities	-	-	6,520	6	5,473	-	-	5,479

Shares issued in exercise of warrants for cash	-	-	3,922	4	1,996	-	-	2,000

Shares issued for services rendered	-	-	802	1	716	-	-	717

Shares issued in conversion of debt and accrued interest	-	-	3,855	4	2,271	-	-	2,275

Shares issued in acquisition of Banner Midstream	-	-	8,945	9	4,857	-	-	4,866

Shares issued for cash (Series B), net of expenses and adjustments to derivative liabilities	2	-	--	-	405	-	-	405

Shares issued for cash (Series C), net of expenses and adjustments to derivative liabilities	1	-	-	-	-	-	-	-

Conversion of preferred shares (Series B) to common shares	(2)	-	3,761	4	(4)	-	-	-

Stock based compensation	-	-	-	-	3,099	-	-	3,099

Net loss for the period	-	-		-	-	(12,137)	-	(12,137)

Balances at March 31, 2020	1	$-	85,876	$86	$135,355	$(128,023)	$(1,671)	$5,747

The accompanying notes are an integral part of these consolidated financial statements

ECOARK HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FISCAL YEARS ENDED MARCH 31

	(Dollars in thousands)
	2020	2019

Cash flows from operating activities:
Net loss	$(12,137)	$(13,650)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and impairment	286	3,357
Gain on sale of assets	(17)	-
Bad debt expense	-	486
Interest expense on warrant derivative liabilities	107	-
Share-based compensation - services rendered	717	400
Share-based compensation - employees	3,099	2,673
Change in fair value of derivative liabilities	369	(3,160)
Gain on exchange of warrants	2,099	-
Gain on conversion of debt	(541)	-
Commitment fee on credit facility	38	-
Adjusted loss from discontinued operations	-	1,848
Gain on sale of discontinued operations	-	(57)
Loss on retirement of assets	-	5
Changes in assets and liabilities:
Accounts receivable	475	1,611
Prepaid expenses and other current assets	537	(36)
Other assets	21	(26)
Accounts payable	(838)	(934)
Accrued liabilities	329	291
Deferred revenue	(23)	-
Net cash used in operating activities of continuing operations	(5,479)	(7,192)
Net cash used in discontinued operations	(11)	(1,848)
Net cash used in operating activities	(5,490)	(9,040)

Cash flows from investing activities:
Proceeds from sale of discontinued operations	-	825
Purchases of property and equipment	-	(289)
Proceeds from sale of fixed assets	17	-
Cash acquired in acquisition of Trend Discovery	3	-
Cash acquired in acquisition of Banner Midstream	205	-
Investment in Banner Midstream (pre-acquisition)	(1,000)	-
Net cash provided by (used in) investing activities	(775)	536

Cash flows from financing activities:
Proceeds from issuance of common stock and warrants, net of fees	-	4,221
Proceeds from issuance of preferred stock and warrants, net of fees	2,980	-
Proceeds from the exercise of warrants into common stock	2,000	-
Proceeds from credit facility	1,137	1,350
Purchase of treasury shares from employees	-	(53)
Proceeds from notes payable – related parties	403	-
Repayments of amounts due to prior owners	(4)	-
Repayments of notes payable - related parties	(75)	-
Repayments of debt	(14)	(500)
Net cash provided by financing activities	6,427	5,018
NET INCREASE (DECREASE) IN CASH	162	(3,486)
Cash and restricted cash - beginning of period	244	3,730
Cash and restricted cash - end of period	$406	$244

SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$295	$382
Cash paid for income taxes	$-	$2

SUMMARY OF NONCASH ACTIVITIES:
Assets and liabilities acquired via acquisition of companies:
Acquisition of Trend Discovery:
Other receivables	$10	$-
Goodwill	$3,222	$-
Other assets	$1	$-
Acquisition of Banner Midstream:
Accounts receivable	$110	$-
Oil and gas receivables	$7	$-
Prepaid expenses	$578	$-
Property and equipment	$3,426	$-
Right of use assets	$731	$-
Oil and gas properties	$6,135	$-
Customer relationships	$2,100	$-
Non-compete agreements	$250	$-
Goodwill	$7,003	$-
Assets of discontinued operations	$249	$-
Accounts payable	$268	$-
Accrued expenses	$1,721	$-
Due to prior owners	$2,362	$-
Accrued interest	$640	$-
Other current liabilities	$1	$-
Lease liability	$732	$-
Liabilities of discontinued operations	$228	$-
Asset retirement obligation	$295	$-
Notes payable – related parties	$1,844	$-
Long-term debt	$6,836	$-

Conversion of long-term debt and accrued interest for common stock	$2,275	$-
Shares issued for warrant exercise and derivative liability	$5,479	$-
Conversion of preferred stock into common stock	$4	$-
Issuance of shares for prepaid services	$247	$-

The accompanying notes are an integral part of these consolidated financial statements

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2020

NOTE 1: ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Ecoark Holdings is a diversified holding company, incorporated in the state of Nevada on November 19, 2007. Ecoark Holdings has four wholly owned subsidiaries: Ecoark, Inc. (“Ecoark”), a Delaware corporation which is the parent of Zest Labs, Inc. (“Zest Labs”), 440IoT Inc., a Nevada corporation (“440IoT”), Banner Midstream Corp., a Delaware corporation (“Banner Midstream” and Trend Discovery Holdings Inc., a Delaware corporation (“Trend Holdings”). Zest Labs, offers the Zest Fresh solution, a breakthrough approach to quality management of fresh food, specifically designed to help substantially reduce the $161 billion amount of food loss the U.S. experiences each year. Banner Midstream is engaged in oil and gas exploration, production and drilling operations on over 10,000 cumulative acres of active mineral leases in Texas, Louisiana, and Mississippi. Banner Midstream also provides transportation and logistics services and procures and finances equipment to oilfield transportation service contractors. Trend Holdings invests in a select number of early stage startups each year as part of the fund’s Venture Capital strategy.

Trend Capital Management provides services and collects fees from entities including Trend Discovery LP and Trend Discovery SPV I. Trend Discovery LP and Trend Discovery SPV I invest in securities. Neither Trend Holdings nor Trend Capital Management invest in securities or have any role in the purchase of securities by Trend Discovery LP and Trend Discovery SPV I. In the near-term, Trend Discovery LP’s performance will be driven by its investment in Volans-i, a fully autonomous vertical takeoff and landing (“VTOL”) drone delivery platform. Trend Discovery LP currently owns approximately 1% of Volans-i and has participation rights to future financings to maintain its ownership at 1% indefinitely. More information can be found at flyvoly.com.

440IoT Inc. was incorporated in 2019 and is located near Boston, Massachusetts and is a software development and information solutions provider for cloud, mobile, and IoT (Internet of Things) applications.

On March 27, 2020, the Company and Banner Energy Services Corp., a Nevada corporation (“Banner Parent”), entered into a Stock Purchase and Sale Agreement (the “Banner Purchase Agreement”) to acquire Banner Midstream Corp., a Delaware corporation (“Banner Midstream”). Pursuant to the acquisition, Banner Midstream became a wholly-owned subsidiary of the Company and Banner Parent received shares of the Company’s common stock in exchange for all of the issued and outstanding shares of Banner Midstream.

Banner Midstream has four operating subsidiaries: Pinnacle Frac Transport LLC (“Pinnacle Frac”), Capstone Equipment Leasing LLC (“Capstone”), White River Holdings Corp. (“White River”), and Shamrock Upstream Energy LLC (“Shamrock”). Pinnacle Frac provides transportation of frac sand and logistics services to major hydraulic fracturing and drilling operations. Capstone procures and finances equipment to oilfield transportation service contractors. These two operating subsidiaries of Banner Midstream are revenue producing entities White River and Shamrock are engaged in oil and gas exploration, production, and drilling operations on over 10,000 cumulative acres of active mineral leases in Texas, Louisiana, and Mississippi.

Principles of Consolidation

The consolidated financial statements include the accounts of Ecoark Holdings and its subsidiaries, collectively referred to as “the Company”. All significant intercompany accounts and transactions have been eliminated in consolidation. Ecoark Holdings is a holding company that holds 100% of Ecoark and Magnolia Solar. Ecoark holds 100% of Eco360, Pioneer Products (which owned 100% of Sable), Zest Labs.

In May 2018 the Ecoark Holdings Board approved a plan to sell key assets of Pioneer (including the assets of Sable) and Magnolia Solar. Both of these subsidiaries were sold in May 2019.

On May 31, 2019, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Trend Discovery Holdings Inc., a Delaware corporation (“Trend Holdings”) for the Company to acquire 100% of Trend Holdings pursuant to a merger of Trend Holdings with and into the Company (the “Merger”). The Merger was completed, and Trend Holdings is now included in the consolidated financial statements.

On March 27, 2020, the Company and Banner Energy Services Corp, a Nevada corporation (“Banner Parent”), entered into a Stock Purchase and Sale Agreement (the “Banner Purchase Agreement”) to acquire Banner Midstream Corp., a Delaware corporation (“Banner Midstream”). Pursuant to the acquisition, Banner Midstream became a wholly-owned subsidiary of the Company and Banner Parent received shares of the Company’s common stock in exchange for all of the issued and outstanding shares of Banner Midstream.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2020

The Company applies the guidance of Topic 810 Consolidation of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) to determine whether and how to consolidate another entity. Pursuant to ASC Paragraph 810-10-15-10 all majority-owned subsidiaries—all entities in which a parent has a controlling financial interest—are consolidated except when control does not rest with the parent. Pursuant to ASC Paragraph 810-10-15-8, the usual condition for a controlling financial interest is ownership of a majority voting interest, and, therefore, as a general rule ownership by one reporting entity, directly or indirectly, of more than 50 percent of the outstanding voting shares of another entity is a condition pointing toward consolidation. The power to control may also exist with a lesser percentage of ownership, for example, by contract, lease, agreement with other stockholders, or by court decree.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) and the rules and regulations of the United States Securities and Exchange Commission (the “Commission” or the “SEC”). It is management’s opinion that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation.

Reclassification

The Company has reclassified certain amounts in the fiscal 2019 consolidated financial statements to comply with the 2020 presentation. These principally relate to classification of certain revenues, cost of revenues and related segment data, as well as certain research and development expenses. Reclassifications relating to the discontinued operations of Pioneer, Sable and Magnolia are described further in Note 2 for 2019 and Pinnacle Vac for 2020.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. These estimates include, but are not limited to, management’s estimate of provisions required for uncollectible accounts receivable, fair value of assets held for sale and assets and liabilities acquired, impaired value of equipment and intangible assets, including goodwill, asset retirement obligations, estimates of discount rates in lease, liabilities to accrue, fair value of derivative liabilities associated with warrants, cost incurred in the satisfaction of performance obligations, permanent and temporary differences related to income taxes and determination of the fair value of stock awards. Actual results could differ from those estimates.

The estimates of proved, probable and possible oil and gas reserves are used as significant inputs in determining the depletion of oil and gas properties and the impairment of proved and unproved oil and gas properties. There are numerous uncertainties inherent in the estimation of quantities of proven, probable and possible reserves and in the projection of future rates of production and the timing of development expenditures. Similarly, evaluations for impairment of proved and unproved oil and gas properties are subject to numerous uncertainties including, among others, estimates of future recoverable reserves and commodity price outlooks. Actual results could differ from the estimates and assumptions utilized.

Cash

Cash consists of cash, demand deposits and money market funds with an original maturity of three months or less. The Company holds no cash equivalents as of March 31, 2020 and 2019, respectively. The Company maintains cash balances in excess of the FDIC insured limit. The Company does not consider this risk to be material.

Property and Equipment and Long-Lived Assets

Property and equipment is stated at cost. Depreciation on property and equipment is computed using the straight-line method over the estimated useful lives of the assets, which range from two to ten years for all classes of property and equipment, except leasehold improvements which are depreciated over the term of the lease, which is shorter than the estimated useful life of the improvements.

ASC 360 requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company has early adopted Accounting Standard Update (“ASU”) 2017-04 Intangibles – Goodwill and Other (Topic 350), Simplifying the Test for Goodwill Impairment effective April 1, 2017. The adoption of this ASU did not have a material impact on our consolidated financial statements.

The Company reviews recoverability of long-lived assets on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2020

ASC 360-10 addresses criteria to be considered for long-lived assets expected to be disposed of by sale. Six criteria are listed in ASC 360-10-45-9 that must be met in order for assets to be classified as held for sale. Once the criteria are met, long-lived assets classified as held for sale are to be measured at the lower of carrying amount or fair value less costs to sell. The Company did consider it necessary to record impairment charges for equipment acquired as part of the Sable acquisition. As of March 31, 2019, the property and equipment of Sable and Magnolia Solar have been reclassified as assets held for sale as more fully described in Note 2.

These intangible assets are being amortized over estimated flows over the estimated useful lives of ten years for the customer relationships and on a straight-line basis over five years for the non-compete agreements. These intangible assets will be amortized commencing April 1, 2020. Any expenditures on intangible assets through the Company’s filing of patent and trademark protection for Company-owned inventions are expensed as incurred.

The Company assesses the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers to be important which could trigger an impairment review include the following:

1. Significant underperformance relative to expected historical or projected future operating results;

2. Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and

3. Significant negative industry or economic trends.

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows. The Company tested the carrying value of its long-lived assets for recoverability during the year ended March 31, 2020, and there was no impairment recorded during this period.

Oil and Gas Properties

The Company uses the full cost method of accounting for its investment in oil and natural gas properties. Under the full cost method of accounting, all costs associated with acquisition, exploration and development of oil and gas reserves, including directly related overhead costs are capitalized. General and administrative costs related to production and general overhead are expensed as incurred.

All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized on the unit of production method using estimates of proved reserves. Disposition of oil and gas properties are accounted for as a reduction of capitalized costs, with no gain or loss recognized unless such adjustment would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in operations. Unproved properties and development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs. If the results of an assessment indicate that the properties are impaired, the amount of the loss from operations before income taxes and the adjusted carrying amount of the unproved properties is amortized on the unit-of-production method.

There was no depreciation, depletion and amortization expense for the Company’s oil and gas properties for the years ended March 31, 2020 and 2019, respectively.

Limitation on Capitalized Costs

Under the full-cost method of accounting, we are required, at the end of each reporting date, to perform a test to determine the limit on the book value of our oil and gas properties (the “Ceiling” test). If the capitalized costs of our oil and natural gas properties, net of accumulated amortization and related deferred income taxes, exceed the Ceiling, the excess or impairment is charged to expense. The expense may not be reversed in future periods, even though higher oil and gas prices may subsequently increase the Ceiling. The Ceiling is defined as the sum of: (a) the present value, discounted at 10% and assuming continuation of existing economic conditions, of (1) estimated future gross revenues from proved reserves, which is computed using oil and gas prices determined as the unweighted arithmetic average of the first-day-of-the-month price for each month within the 12-month hedging arrangements pursuant to SAB 103, less (2) estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves; plus, (b) the cost of properties being amortized; plus, (c) the lower of cost or estimated fair value of unproven properties included in the costs being amortized, net of (d) the related tax effects related to the difference between the book and tax basis of our oil and natural gas properties. A ceiling test was performed as of March 31, 2020 and there was no indication of impairment on the oil and gas properties.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2020

Oil and Gas Reserves

Reserve engineering is a subjective process that is dependent upon the quality of available data and interpretation thereof, including evaluations and extrapolations of well flow rates and reservoir pressure. Estimates by different engineers often vary sometimes significantly. In addition, physical factors such as results of drilling, testing and production subsequent to the date of an estimate, as well as economic factors such as changes in product prices, may justify revision of such estimates. Because proved reserves are required to be estimated using recent prices of the evaluation, estimated reserve quantities can be significantly impacted by changes in product prices.

Accounting for Asset Retirement Obligation

Asset retirement obligations (“ARO”) primarily represent the estimated present value of the amount the Company will incur to plug, abandon and remediate its producing properties at the projected end of their productive lives, in accordance with applicable federal, state and local laws. The Company determined its ARO by calculating the present value of the estimated cash flows related to the obligation. The retirement obligation is recorded as a liability at its estimated present value as of the obligation’s inception, with an offsetting increase to proved properties.

Software Costs

The Company accounts for software development costs in accordance with ASC 985-730 Software Research and Development, and ASC 985-20 Costs of Software to be Sold, Leased or Marketed. ASC 985-20 requires that costs related to the development of the Company’s products be capitalized as an asset when incurred subsequent to the point at which technological feasibility of the enhancement is established and prior to when a product is available for general release to customers. ASC 985-20 specifies that technological feasibility can be established by the completion of a detailed program design. Costs incurred prior to achieving technological feasibility are expensed. The Company does utilize detailed program designs; however, the Company’s products are released soon after technological feasibility has been established and as a result software development costs have been expensed as incurred.

Research and Development Costs

Research and development costs are expensed as incurred. These costs include internal salaries and related costs and professional fees for activities related to development. These costs relate to the Zest Data Services platform, Zest Fresh and Zest Delivery.

Subsequent Events

Subsequent events were evaluated through the date the consolidated financial statements were filed.

Revenue Recognition

The Company accounts for revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers, which the Company early adopted effective April 1, 2017. No cumulative adjustment to accumulated deficit was required as a result of this adoption, and the early adoption did not have a material impact on our consolidated financial statements as no material arrangements prior to the adoption were impacted under the new pronouncement.

The Company accounts for a contract when it has been approved and committed to, each party’s rights regarding the goods or services to be transferred have been identified, the payment terms have been identified, the contract has commercial substance, and collectability is probable. Revenue is generally recognized net of allowances for returns and any taxes collected from customers and subsequently remitted to governmental authorities. Revenue recognition for multiple-element arrangements requires judgment to determine if multiple elements exist, whether elements can be accounted for as separate units of accounting, and if so, the fair value for each of the elements.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2020

Revenue from software license agreements of Zest Labs is recognized over time or at a point in time depending on the evaluation of when the customer obtains control of the promised goods or services over the term of the agreement. For agreements where the software requires continuous updates to provide the intended functionality, revenue is recognized over the term of the agreement. For software as a service (“SaaS”) contracts that include multiple performance obligations, including hardware, perpetual software licenses, subscriptions, term licenses, maintenance and other services, the Company allocates revenue to each performance obligation based on estimates of the price that would be charged to the customer for each promised product or service if it were sold on a standalone basis. For contracts for new products and services where standalone pricing has not been established, the Company allocates revenue to each performance obligation based on estimates using the adjusted market assessment approach, the expected cost plus a margin approach or the residual approach as appropriate under the circumstances. Contracts are typically on thirty-day payment terms from when the Company satisfies the performance obligation in the contract. In fiscal 2020 and 2019, the Company did not have significant revenue from software license agreements.

Revenue under master service agreements is recorded upon the performance obligation being satisfied. Typically, the satisfaction of the performance obligation occurs upon the frac sand load being delivered to the customer site and this load being successfully invoiced and accepted by the Company’s factoring agent.

The Company accounts for contract costs in accordance with ASC Topic 340-40, Contracts with Customers. The Company recognizes the cost of sales of a contract as expense when incurred or at the time a performance obligation is satisfied. The Company recognizes an asset from the costs to fulfil a contract only if the costs relate directly to a contract, the costs generate or enhance resources that will be used in satisfying a performance obligation in the future and the costs are expected to be recovered. The incremental costs of obtaining a contract are capitalized unless the costs would have been incurred regardless of whether the contract was obtained.

Cost of sales for Pinnacle Frac includes all direct expenses incurred to produce the revenue for the period. This includes, but is not limited to, direct employee labor, direct contract labor and fuel.

Accounts Receivable and Concentration of Credit Risk

The Company considers accounts receivable, net of allowance for doubtful accounts, to be fully collectible. The allowance is based on management’s estimate of the overall collectability of accounts receivable, considering historical losses, credit insurance and economic conditions. Based on these same factors, individual accounts are charged off against the allowance when management determines those individual accounts are uncollectible. Credit extended to customers is generally uncollateralized, however credit insurance is obtained for some customers. Past-due status is based on contractual terms.

For Pinnacle Frac, accounts receivable is comprised of unsecured amounts due from customers that have been conveyed to a factoring agent without recourse. Pinnacle Frac receives an advance from the factoring agent of 98% of the amount invoiced to the customer within one business day. The Company recognizes revenue for 100% of the gross amount invoiced, records an expense for the 2% finance charge by the factoring agent, and realizes cash for the 98% net proceeds received.

Uncertain Tax Positions

The Company follows ASC 740-10 Accounting for Uncertainty in Income Taxes. This requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. Management evaluates their tax positions on an annual basis.

The Company files income tax returns in the U.S. federal tax jurisdiction and various state tax jurisdictions. The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they were filed.

Vacation and Paid-Time-Off Compensation

The Company follows ASC 710-10 Compensation – General. The Company records liabilities and expense when obligations are attributable to services already rendered, will be paid even if an employee is terminated, payment is probable, and the amount can be estimated.

The Company measures compensation expense for its non-employee share-based compensation under ASC 505-50 Equity-Based Payments to Non-Employees. The fair value of the options and shares issued is used to measure the transactions, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company’s common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty’s performance is complete. The fair value of the equity instrument is charged directly to expense, or to a prepaid expense if shares of common stock are issued in advance of services being rendered, and additional paid-in capital.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2020

The Company adopted ASU 2016-09 Improvements to Employee Share-Based Payment Accounting effective April 1, 2017. Cash paid when shares were directly withheld for tax withholding purposes is classified as a financing activity in the statement of cash flows. There were no other impacts from this adoption.

Fair Value of Financial Instruments

ASC 825 Financial Instruments requires the Company to disclose estimated fair values for its financial instruments. Fair value estimates, methods, and assumptions are set forth below for the Company’s financial instruments: The carrying amount of cash, accounts receivable, prepaid and other current assets, accounts payable and accrued liabilities, and amounts payable to related parties, approximate fair value because of the short-term maturity of those instruments. The Company does not utilize derivative instruments. The carrying amount of the Company’s debt instruments also approximates fair value.

Leases

The Company follows ASC 840 Leases in accounting for leased properties. The Company leases office and production facilities for terms typically ranging from three to five years. Rent escalations over the term of a lease are considered at the inception of the lease such that the monthly average for all payments is recorded as straight-line rent expense with any differences recorded in accrued liabilities. As subsequently described, the Company is adopting ASC 842 Leases for the fiscal year beginning April 1, 2019.

Earnings (Loss) Per Share of Common Stock

Basic net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (“EPS”) include additional dilution from common stock equivalents, such as convertible notes, preferred stock, stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for periods presented, so only basic weighted average number of common shares are used in the computations.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. Management evaluates all of the Company’s financial instruments, including warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. The Company generally uses a Black-Scholes model, as applicable, to value the derivative instruments at inception and subsequent valuation dates when needed. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is remeasured at the end of each reporting period. The Black-Scholes model is used to estimate the fair value of the derivative liabilities.

Fair Value Measurements

ASC 820 Fair Value Measurements defines fair value, establishes a framework for measuring fair value in accordance with GAAP, and expands disclosure about fair value measurements. ASC 820 classifies these inputs into the following hierarchy:

Level 1 inputs: Quoted prices for identical instruments in active markets.

Level 2 inputs: Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 inputs: Instruments with primarily unobservable value drivers.

Segment Information

The Company follows the provisions of ASC 280-10 Segment Reporting. This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions. The Company and its Chief Operating Decision Makers determined that the Company’s operations effective with the May 31, 2019, acquisition of Trend Holdings and the March 27, 2020 acquisition of Banner Midstream now consist of three segments, Trend Holdings (Finance), Banner Midstream (Commodities) and Zest Labs (Technology).

Related-Party Transactions

Parties are considered to be related to the Company if the parties directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal stockholders of the Company, its management, members of the immediate families of principal stockholders of the Company and its management and other parties with which the Company may deal where one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all material related-party transactions. All transactions shall be recorded at fair value of the goods or services exchanged.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2020

Recently Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02 and later updated with ASU 2019-01 in March 2019 Leases (Topic 842). The ASU’s change the accounting for leased assets, principally by requiring balance sheet recognition of assets under lease arrangements. It is effective for annual reporting periods, and interim periods within those years, beginning after December 15, 2018.

In June 2018, the FASB issued ASU 2018-07 Compensation – Stock Compensation (Topic 718), Improvements to Nonemployee Share-Based Payment Accounting. This ASU is intended to simplify aspects of share-based compensation issued to non-employees by making the guidance consistent with accounting for employee share-based compensation. It is effective for annual reporting periods, and interim periods within those years, beginning after December 15, 2018. The Company adopted ASU 2018-07 effective April 1, 2019. The adoption did not have a material impact on our consolidated financial statements.

In January 2017, the FASB issued ASU 2017-04 Intangibles – Goodwill and Other (Topic 350), Simplifying the Test for Goodwill Impairment. The amendments in this update are required for public business entities that have goodwill reported in their financial statements and have not elected the private company alternative for the subsequent measurement of goodwill. The update is intended to simplify the annual or interim goodwill impairment test. A public business entity that is a U.S. SEC filer must adopt the amendments in this update for its annual or interim goodwill impairment tests in fiscal years beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company adopted ASU 2017-04 effective April 1, 2017. The adoption of this ASU did not have a material impact on our consolidated financial statements.

Recently Issued Accounting Standards

There were other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

Liquidity

For the year ended March 31, 2019, the Company disclosed that there was substantial doubt about the Company’s ability to continue as a going concern to carry out its business plan. For the years ended March 31, 2020 and 2019, the Company had a net loss of $12,137 and $13,650, respectively, and has an accumulated deficit as of March 31, 2020 of $128,023. As of March 31, 2020, the Company has $406 in cash and cash equivalents

The Company alleviated the substantial doubt regarding this uncertainty as of March 31, 2020 as a result of the Company’s acquisition of Banner Midstream on March 27, 2020 which bring revenue generating subsidiaries with reserves of oil properties over $6 million and existing customer relationships over $2 million, coupled with the raising of over $6 million in the exercise of warrants and the entering into a secured funding of $35 million for accretive cash flow producing oil assets for its new business venture with Banner Midstream

If the Company raises additional funds by issuing equity securities, its stockholders would experience dilution. Additional debt financing, if available, may involve covenants restricting its operations or its ability to incur additional debt. Any additional debt financing or additional equity that the Company raises may contain terms that are not favorable to it or its stockholders and require significant debt service payments, which diverts resources from other activities. If the Company is unable to obtain additional financing, it may be required to significantly scale back its business and operations. The Company’s ability to raise additional capital will also be impacted by the recent outbreak of COVID-19.

Based on this acquisition, company-wide consolidation, and management’s plans, the Company believes that the current cash on hand and anticipated cash from operations is sufficient to conduct planned operations for one year from the issuance of the consolidated financial statements.

Impact of COVID-19

The recent outbreak of COVID-19, which has been declared by the World Health Organization to be a pandemic, has spread across the globe and is impacting worldwide economic activity. A pandemic, including COVID-19, or other public health epidemic poses the risk that the Company or its employees, suppliers, and other partners may be prevented from conducting business activities at full capacity for an indefinite period of time, including due to spread of the disease within these groups or due to shutdowns that may be requested or mandated by governmental authorities. While it is not possible at this time to estimate the impact that COVID-19 could have on the Company’s business, the continued spread of COVID-19 and the measures taken by the governments of countries affected and in which the Company operates could disrupt the operation of the Company’s business. The COVID-19 outbreak and mitigation measures may also have an adverse impact on global economic conditions, which could have an adverse effect on the Company’s business and financial condition, including on its potential to conduct financings on terms acceptable to the Company, if at all. In addition, the Company may take temporary precautionary measures intended to help minimize the risk of the virus to its employees, including temporarily requiring all employees to work remotely, and discouraging employee attendance at in-person work-related meetings, which could negatively affect the Company’s business. The extent to which the COVID-19 outbreak impacts the Company’s results will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the virus and the actions to contain its impact.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2020

NOTE 2: DISCONTINUED OPERATIONS

As a result of receiving letters of intent for the sale of key assets of Sable, Pioneer and Magnolia Solar, and the approval by the Company’s Board in May 2018 to sell the assets, those assets were included in assets held for sale and their operations included in discontinued operations. All discontinued operations have been sold or ceased operations by May 31, 2019, so there are no remaining assets or liabilities of the discontinued operations.

Carrying amounts of major classes of assets and liabilities classified as held for sale and included as part of discontinued operations in the consolidated balance sheet as of March 31, 2019 consisted of the following:

2019
Other current assets	$23
Current assets – held for sale	$23

Accounts payable	$23
Accrued liabilities	11
Current liabilities – held for sale	$34

Major line items constituting income (loss) from discontinued operations in the consolidated statements of operations for the year ended March 31, 2019 related to Sable, Pioneer and Magnolia consisted of the following:

2019
Revenue	$9,883
Cost of revenue	10,515
Gross (loss)	(632)
Operating expenses	1,668
Loss from discontinued operations	$(2,300)
Non-cash expenses	$452

Non-cash expenses above consist principally of depreciation, amortization and impairment costs. Capital expenditures of discontinued operations were principally at Sable and amounted to $268 for fiscal 2019.

Gain on the sale of Sable assets of $57 in March 2019 was recognized in discontinued operations.

Pursuant to ASC 205-20, Presentation of Financial Statements – Discontinued Operations, ASC-20-45-1B, paragraph 360-10-45-15, Pinnacle Vac will be disposed of other than by sale via an abandonment and termination of operations with no intent to classify the entity or assets as Available for Sale. Pursuant to ASC 205-20-45-3A, the results of operations of Pinnacle Vac from inception to discontinuation of operations will be reclassified to a separate component of income, below Net Income/(Loss), as a Loss on Discontinued Operations.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2020

All of the equipment assets of Pinnacle Vac and the related loan liabilities will be subsequently transitioned into Capstone to continue servicing the debt. The remaining current assets of Pinnacle Vac will be used to settle any outstanding current liabilities of Pinnacle Vac. A loss contingency will be recorded if any of the outstanding liabilities or obligations of Pinnacle Vac resulting from this abandonment are reasonably estimable and likely to be incurred.

Banner Midstream made the decision to discontinue the operations of its wholly owned subsidiary, Pinnacle Vac Service LLC (“Pinnacle Vac”), effective October 31, 2018 due to the inability of Pinnacle Vac’s management to develop a sustainable, profitable business model. The managerial staff of Pinnacle Vac was terminated on November 15, 2018 and Pinnacle Vac’s rental facility at Sligo Rd was vacated on November 15, 2018.

Carrying amounts of major classes of assets and liabilities included as part of discontinued operations in the consolidated balance sheet as of March 31, 2020 for Pinnacle Vac consisted of the following:

Property and equipment, net	$249
Non-current assets	$249

Accounts payable	$228
Current liabilities	$228

There was no income (loss) from discontinued operations for the period March 28, 2020 through March 31, 2020.

After consideration of all the evidence, both positive and negative, management has recorded a full valuation allowance due to the uncertainty of realizing income tax benefit for all periods presented, and the income tax provision for all periods presented was considered immaterial. Thus, no separate tax provision or benefit relating to discontinued operations is included here or on the face of the consolidated statements of operations.

NOTE 3: REVENUE

The Company accounts for revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers, which the Company early adopted effective April 1, 2017. No cumulative adjustment to accumulated deficit was required, and the early adoption did not have a material impact on our consolidated financial statements, as no material arrangements prior to the adoption were impacted by the new pronouncement.

The following table disaggregates the Company’s revenue by major source for the years ended March 31:

	2020	2019
Revenue:
Walmart	$-	$1,000
Software as a Service (“SaaS”)	28	62
Professional Services	145	-
Financial Services	175	-
Oil and Gas Services	225	-
Equipment rental	4	-
Fuel rebate	4	-
	$581	$1,062

Revenues in the year ended March 31, 2019 were principally from a project with Walmart. After paying invoices for $1,000 through June, Walmart has not paid the final $500. As a result, the Company had established an allowance for doubtful accounts of $500 and subsequently wrote off the allowance against the receivable when it was determined that this receivable would not be collected despite the performance obligation satisfied. Zest SaaS revenues in the years ended March 31, 2020 and 2019 were from retailers and produce growers. There were no significant contract asset or contract liability balances for all periods presented. The Company does not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less and (ii) contracts for which we recognize revenue at the amount to which we have the right to invoice for services performed.

Subsequent to the acquisitions of Trend Discovery and Banner Midstream, the Company in 2020 recorded revenues for financial services and oil and gas services and production. For both of these entities, revenues are billed upon the completion of the performance obligations.

Collections of the amounts billed are typically paid by the customers within 30 to 60 days.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2020

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of March 31:

	2020	2019
Zest Labs freshness hardware	$2,493	$2,493
Computers and software costs	222	222
Leasehold improvements – Pinnacle Frac	18	-
Machinery and equipment - Technology	200	200
Machinery and equipment – Commodity	3,405	-
Total property and equipment	6,338	2,915
Accumulated depreciation and impairment	(2,373)	(2,091)
Property and equipment, net	$3,965	$824

As of March 31, 2020 and 2019, the Company performed an evaluation of the recoverability of these long-lived assets. The analysis resulted in an impairment of $1,139 which was recorded as of March 31, 2019 related to these assets.

The Company acquired $3,423 in property and equipment on March 27, 2020 in the acquisition of Banner Midstream.

Depreciation expense for the years ended March 31, 2020 and 2019 was $286 and $672, respectively.

NOTE 5: INTANGIBLE ASSETS AND GOODWILL

Intangible assets consisted of the following as of March 31:

	2020	2019
Patents	$1,013	$1,013
Customer relationships	2,100	-
Non-compete agreements	250	-
Outsourced vendor relationships	340	340
Non-compete agreements	1,017	1,017
Total intangible assets	4,720	2,370
Accumulated amortization and impairment	(2,370)	(2,370)
Intangible assets, net	$2,350	$-

All intangible assets prior to the acquisition of Banner Midstream were fully impaired as of March 31, 2019. Those intangible assets related to the outsourced vendor relationships and non-compete agreements were recorded as part of the acquisition of 440labs. Goodwill of $3,222 was recorded in the Trend Holdings acquisition, and $7,003 was recorded in the Banner Midstream acquisition as fully described in Note 15.

In the acquisition of Banner Midstream, the Company acquired the customer relationships and non-compete agreements valued at $2,350. There was no amortization in the 4 days March 28, 2020 through March 31, 2020.

As of March 31, 2020, the Company evaluated the recoverability of the remaining intangible assets of the Company and determined that no additional impairment was necessary.

Amortization expense for the years ended March 31, 2020 and 2019 was $0 and $553, respectively.

In addition to the statutory based intangible assets noted above, the Company incurred $10,225 in the purchase of Trend and Banner Midstream as follows:

Acquisition – Trend Discovery	$3,222
Acquisition – Banner Midstream	7,003
Goodwill – March 31, 2020	$10,225

The Company assessed the criteria for impairment, and there were no indicators of impairment present as of March 31, 2020, and therefore no impairment is necessary.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2020

NOTE 6: OTHER LIABILITIES

Accrued liabilities consisted of the following as of March 31:

	2020	2019
Professional fees and consulting costs	$106	$150
Vacation and paid time off	126	345
Legal fees	503	108
Compensation	865	50
Interest	673	11
Insurance	548	-
Other	215	174
Total	$3,036	$828

On March 27, 2020, the Company assumed $2,362 in the acquisition of Banner Midstream, and in addition, assumed $2,362 in amounts that are due to prior owners of Banner Midstream and their subsidiaries. These amounts are non-interest bearing and due on demand. As of March 31, 2020, $2,358 of the amounts due to prior owners is currently due. $900 of the amounts due to prior owners was repaid ($75) and converted ($825) into shares of common stock in May 2020.

NOTE 7: WARRANT DERIVATIVE LIABILITIES

The Company issued common stock and warrants in several private placements in March 2017, May 2017, March 2018 and August 2018. The March and May 2017 and March and August 2018 warrants (collectively the “Derivative Warrant Instruments”) are classified as liabilities. The Derivative Warrant Instruments have been accounted for utilizing ASC 815 “Derivatives and Hedging”. The Company has incurred a liability for the estimated fair value of Derivative Warrant Instruments. The estimated fair value of the Derivative Warrant Instruments has been calculated using the Black-Scholes fair value option-pricing model with key input variables provided by management, as of the date of issuance, with changes in fair value recorded as gains or losses on revaluation in other income (expense).

The Company identified embedded features in the March and May 2017 warrants which caused the warrants to be classified as a liability. These embedded features included the implicit right for the holders to request that the Company settle the warrants in registered shares. Since maintaining an effective registration of shares is potentially outside the control of the Company, these warrants were classified as liabilities as opposed to equity. The accounting treatment of derivative financial instruments requires that the Company treat the whole instrument as liability and record the fair value of the instrument as derivatives as of the inception date of the instrument and to adjust the fair value of the instrument as of each subsequent balance sheet date.

On October 28, 2019, the Company issued 2,243 shares of the Company’s common stock to investors in exchange for the March and May 2017 warrants. Upon the issuance of the 2,243 shares, the March and May 2017 warrants were extinguished. The fair value of the shares issued was $2,186, and the fair value of the warrants was $1,966 resulting in a loss of $220 that was recognized on the exchange.

The Company identified embedded features in the March and August 2018 warrants which caused the warrants to be classified as a liability. These embedded features included the right for the holders to request that the Company cash settle the warrant instruments from the holder by paying to the holder an amount of cash equal to the Black-Scholes value of the remaining unexercised portion of the Derivative Warrant Instruments on the date of the consummation of a fundamental transaction. The accounting treatment of derivative financial instruments requires that the Company treat the whole instrument as liability and record the fair value of the instrument as derivatives as of the inception date of the instrument and to adjust the fair value of the instrument as of each subsequent balance sheet date.

On July 12, 2019, the March and August 2018 warrants were exchanged for 4,277 shares of Company common stock, and all of those warrants were extinguished. The fair value of the shares issued was $3,293, and the fair value of the warrants was $2,455 resulting in a loss of $840 that was recognized on the exchange.

As described further in Note 11 below, on August 22, 2019 the Company issued warrants that can be exercised in exchange for 3,922 shares of Company common stock to investors that invested in shares of Company preferred stock. The fair value of those warrants was estimated to be $1,576 at inception and on January 26, 2020, the Company entered into letter agreements with accredited institutional investors holding the warrants issued with the Company’s Series B Convertible Preferred Stock on August 21, 2019. Pursuant to the agreements, the investors agreed to a cash exercise of 3,921 of the warrants at a price of $0.51. The Company additionally, granted 5,882 warrants at $0.90. On January 27, 2020, the Company received approximately $2,000 in cash from the exercise of the August 2019 warrants and issued the January 2020 warrants to the investors, which have an exercise price of $0.90 and may be exercised within five years of issuance. This transaction resulted in a loss on extinguishment of $1,038.

On November 11, 2019, the Company issued warrants that can be exercised to purchase a number of shares of common stock of the Company equal to the number of shares of common stock issuable upon conversion of the Series C Preferred Stock purchased by the investors. The fair value of those warrants was estimated to be $1,107 at inception and $543 as of March 31, 2020. The Company recognized $107 of interest expense related to the fair value of the warrants at inception that exceeded the proceeds received for the preferred stock on November 11, 2019.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2020

The Company determined our derivative liabilities to be a Level 3 fair value measurement and used the Black-Scholes pricing model to calculate the fair value as of March 31, 2020. The Black-Scholes model requires six basic data inputs: the exercise or strike price, time to expiration, the risk-free interest rate, the current stock price, the estimated volatility of the stock price in the future, and the dividend rate. Changes to these inputs could produce a significantly higher or lower fair value measurement. The fair value of each warrant is estimated using the Black-Scholes valuation model. The following assumptions were used in March 31, 2020 and March 31, 2019 and at inception:

	Year Ended	Year Ended
	March 31, 2020	March 31, 2019	Inception

Expected term	4.67- 4.83 years	3.00 - 4.42 years	5.00 years
Expected volatility	95%	96%	91% - 107%
Expected dividend yield	-	-	-
Risk-free interest rate	0.70%	2.23%	1.50% - 2.77%

The Company’s derivative liabilities associated with the warrants are as follows:

	March 31, 2020	March 31, 2019	Inception
Fair value of 1,000 March 17, 2017 warrants	$-	$256	$4,609
Fair value of 1,850 May 22, 2017 warrants	-	505	7,772
Fair value of 2,565 March 16, 2018 warrants	-	1,040	3,023
Fair value of 2,969 August 14, 2018 warrants	-	1,303	2,892
Fair value of 3,922 August 22, 2019 warrants	-	-	1,576
Fair value of 1,379 November 11, 2019 warrants	543	-	1,107
Fair value of 5,882 January 27, 2020 warrants	2,232	-	3,701
	$2,775	$3,104

During the years ended March 31, 2020 and 2019 the Company recognized changes in the fair value of the derivative liabilities of $(369) and $3,160, respectively. As described in Note 11 below, the March and May 2017 warrants, March and August 2018 warrants and the August 2019 warrants were exchanged and thus were no longer outstanding as of March 31, 2020. The November 2019 and January 2020 warrants were exercised in May 2020.

Activity related to the warrant derivative liabilities for the year ended March 31, 2020 is as follows:

Beginning balance as of March 31, 2019	$3,104
Issuances of warrants – derivative liabilities	6,384
Warrants exchanged for common stock	(6,344)
Change in fair value of warrant derivative liabilities	(369)
Ending balance as of March 31, 2020	$2,775

NOTE 8: OIL AND GAS PROPERTIES

The Company’s holdings in oil and gas mineral lease (“OGML”) properties as of March 31 are as follows:

	2020	2019
Property acquired from Shamrock	$1,970	$-
Properties acquired from White River	4,165	-
Total OGML Properties	$6,135	$-

Cherry et al OGML including shallow drilling rights was acquired by Shamrock from Hartoil Company on July 1, 2018.

O’Neal Family OGML and Weyerhaeuser OGML including shallow drilling rights were acquired by White River on July 1, 2019 from Livland, LLC and Hi-Tech Onshore Exploration, LLC respectively in exchange for a $125 drilling credit to be applied by Livland, LLC on subsequent drilling operations.

Taliaferro Family OGML including shallow drilling rights was acquired by White River on June 10, 2019 from Lagniappe Operating, LLC.

Kingrey Family OGML including both shallow and deep drilling rights was entered into by White River and the Kingrey Family on April 3, 2019.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2020

Peabody Family OGML including both shallow and deep drilling rights was acquired by White River on June 18, 2019 from SR Acquisition I, LLC, a subsidiary of Sanchez Energy Corporation, for a 1% royalty retained interest in conjunction with White River executing a lease saving operation in June 2019.

Banner Midstream acquired the Cherry et al OGML via the Shamrock acquisition and the remaining OGML’s via the White River acquisition. The Company then acquired all of the OGML properties as part of the acquisition of Banner Midstream on March 27, 2020.

The following table summarizes the Company’s oil and gas activities by classification for the year ended March 31, 2020:

Activity Category	March 31, 2019	Adjustments (1)	March 31, 2020
Proved Developed Producing Oil and Gas Properties
Cost	$-	$167	$167
Accumulated depreciation, depletion and amortization	-	-	-

Total	$-	$167	$167

Undeveloped and Non-Producing Oil and Gas Properties
Cost	$-	$5,968	$5,968
Accumulated depreciation, depletion and amortization	-	-	-

Total	$-	$5,968	$5,968

Grand Total	$-	$6,135	$6,135

(1)	Pursuant to the preliminary asset allocation in Banner Midstream acquisition (See Note 15)

NOTE 9: LONG-TERM DEBT

Long-term debt consisted of the following as of March 31:

	2020	2019
Secured convertible promissory note – Ecoark Holdings (a)	$-	$-
Credit facility – Trend Discovery SPV 1, LLC (b)	-	1,350
Senior secured bridge loan – Banner Midstream (c)	2,222	-
Note payable – LAH 1 (d)	110	-
Note payable – LAH 2 (e)	77	-
Note payable – Banner Midstream 1 (f)	303	-
Note payable – Banner Midstream 2 (g)	397	-
Note payable – Banner Midstream 3 (h)	500	-
Merchant Cash Advance (MCA) loan – Banner Midstream 1 (i)	361	-
MCA loan – Banner Midstream 2 (j)	175	-
MCA loan – Banner Midstream 3 (k)	28	-
Note payable – Banner Midstream – Alliance Bank (l)	1,239	-
Commercial loan – Pinnacle Frac – Firstar Bank (m)	952	-
Auto loan 1 – Pinnacle Vac – Firstar Bank (n)	40	-
Auto loan 2 – Pinnacle Frac – Firstar Bank (o)	52	-
Auto loan 3 – Pinnacle Vac – Ally Bank (p)	42	-
Auto loan 4 – Pinnacle Vac – Ally Bank (q)	47	-
Auto loan 5 – Pinnacle Vac – Ally Bank (r)	44	-
Auto loan 6 – Capstone – Ally Bank (s)	97	-
Tractor loan 7 – Capstone – Tab Bank (t)	235	-
Equipment loan – Shamrock – Workover Rig (u)	50	-
Total long-term debt	6,971	1,350
Less: debt discount	(149)	-
Less: current portion	(6,401)	(1,350)
Long-term debt, net of current portion	$421	$-

(a)	Ecoark Holdings had a secured convertible promissory note (“convertible note”) bearing interest at 10% per annum, entered into on January 10, 2017 for $500 with the principal due in one lump sum payment on or before July 10, 2018. The principal along with accrued interest of $11 was paid on July 2, 2018. Interest expense on the long-term debt for the years ended March 31, 2020 and 2019 was $0 and $12, respectively.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)
MARCH 31, 2020

(b)	On December 28, 2018, the Company entered into a $10,000 credit facility that includes a loan and security agreement (the “Agreement”) where the lender agreed to make one or more loans to the Company, and the Company may make a request for a loan or loans from the lender, subject to the terms and conditions. The Company is required to pay interest biannually on the outstanding principal amount of each loan calculated at an annual rate of 12%. The loans are evidenced by demand notes executed by the Company. The Company is able to request draws from the lender up to $1,000 with a cap of $10,000, including the $1,000 advanced on December 28, 2018 and an additional $350 advanced through March 31, 2019, resulting in a balance of $1,350 at March 31, 2019. An additional $1,137 was advanced during the year ended March 31, 2020; and $38 of commitment fees, to bring the balance of the notes payable to $2,525 at March 31, 2020. Loans made pursuant to the Agreement are secured by a security interest in the Company’s collateral held with the lender and guaranteed by the Company’s subsidiary, Zest Labs.

The Company pays to the lender a commitment fee on the principal amount of each loan requested thereunder in the amount of 3.5% of the amount thereof. The Company also paid an arrangement fee of $300 to the lender which was paid upon execution of the Agreement. The aforementioned fees were and are netted from proceeds advanced and are recorded as interest expense. Zest Labs is a plaintiff in a litigation styled as Zest Labs, Inc. vs Walmart, Inc., Case Number 4:18-cv-00500 filed in the United States District Court for the Eastern District of Arkansas (the “Zest Litigation”). The Company agrees that within five days of receipt by Zest Labs or the Company of any settlement proceeds from the Zest Litigation, the Company will pay or cause to be paid over to lender an additional fee in an amount equal to (i) 0.50 multiplied by (ii) the highest aggregate principal balance of the loans over the life of the loans through the date of the payment from settlement proceeds; provided, however, that such additional fee shall not exceed the amount of the settlement proceeds.

Subject to customary carve-outs, the Agreement contains customary negative covenants and restrictions for agreements of this type on actions by the Company including, without limitation, restrictions on indebtedness, liens, investments, loans, consolidation, mergers, dissolution, asset dispositions outside the ordinary course of business, change in business and restriction on use of proceeds. In addition, the Agreement requires compliance by the Company of covenants including, but not limited to, furnishing the lender with certain financial reports and protecting and maintaining its intellectual property rights. The Agreement contains customary events of default, including, without limitation, non-payment of principal or interest, violation of covenants, inaccuracy of representations in any material respect and cross defaults with certain other indebtedness and agreements.

Interest expense on the note for the years ended March 31, 2020 and 2019 was $286 and $35, respectively.

On March 31, 2020, the Company converted all principal and interest in the Trend Discovery SPV I, LLC credit facility into shares of the Company’s common stock. The conversion of $2,525 of principal and $290 of accrued interest resulted in the issuance of 3,855 shares of common stock at a value of $0.59 per share. This transaction resulted in a gain on conversion of $541. As a result of the conversion, there are no amounts outstanding as of March 31, 2020.

(c)	Senior secured bridge loan of $2,222, containing a debt discount of $132 as of March 31, 2020. This was assumed in the Banner Midstream acquisition, and fully repaid in May 2020, and was secured by machinery and equipment of Pinnacle Frac. Accrued interest on this debt was $48 at March 31, 2020 of which $39 was assumed in the acquisition.

(d)	Unsecured note payable previously issued April 2, 2018 which was assumed by Banner Midstream in the acquisition of a previous entity. The amount is past due and bears interest at 10% per annum. Accrued interest at March 31, 2020 is $22. This amount along with accrued interest of $22 was assumed on March 27, 2020 in the acquisition of Banner Midstream.

(e)	Unsecured note payable previously issued April 2, 2018 which was assumed by Banner Midstream in the acquisition of a previous entity. The amount is past due and bears interest at 10% per annum. Accrued interest at March 31, 2020 is $22. This amount along with accrued interest of $22 was assumed on March 27, 2020 in the acquisition of Banner Midstream.

(f)	Junior secured note payable issued January 16, 2019 to an unrelated third party at 10% interest. Accrued interest at March 31, 2020 is $40. This amount along with accrued interest of $39 was assumed on March 27, 2020 in the acquisition of Banner Midstream. This note was repaid in May 2020.

(g)	Unsecured notes payable issued in June and July 2019 to an unrelated third party at 10% interest. There are three notes to this party in total. Accrued interest on these notes at March 31, 2020 is $30. This amount along with accrued interest of $29 was assumed on March 27, 2020 in the acquisition of Banner Midstream. These notes were converted in May 2020.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)
MARCH 31, 2020

(h)	Unsecured note payable issued October 2019 to an unrelated third party at 10% interest. Accrued interest on this note at March 31, 2020 is $24. This amount along with accrued interest of $23 was assumed on March 27, 2020 in the acquisition of Banner Midstream.

(i)	Merchant cash advance loan on Banner Midstream. Accrued interest on this note at March 31, 2020 is $141. The Company assumed $368 of this note along with accrued interest of $144. A total of $7 of principal and $3 of accrued interest was paid between March 28, 2020 and March 31, 2020. This note was repaid in May 2020.

(j)	Merchant cash advance loan on Banner Midstream. Accrued interest on this note at March 31, 2020 is $68. The Company assumed $181 of this note along with accrued interest of $70. A total of $6 of principal and $2 of accrued interest was paid between March 28, 2020 and March 31, 2020. This note was repaid in May 2020.

(k)	Merchant cash advance loan on Banner Midstream. Accrued interest on this note at March 31, 2020 is $12. The Company assumed $69 of this note along with accrued interest of $21. A total of $2 of principal and $1 of accrued interest was paid between March 28, 2020 and March 31, 2020. This note was repaid in May 2020.

(l)	Original loan date of June 14, 2019 with an original maturity date of April 14, 2020. The Company extended this loan for $1,239 at 4.95% with a new maturity date of April 14, 2025. Debt discount on this loan at March 31, 2020 was $16. This loan and discount was assumed in the Banner Midstream acquisition.

(m)	Original loan date of February 28, 2018, due July 28, 2020 at 4.5% interest. This loan was assumed in the Banner Midstream acquisition.

(n)	On July 20, 2018, Pinnacle Vac Service entered into a long-term secured note payable for $56 for a service truck maturing July 20, 2023. The note is secured by the collateral purchased and accrued interest annually at 6.50% with principal and interest payments due monthly. There is no accrued interest as of March 31, 2020. This note was assumed in the acquisition of Banner Midstream on March 27, 2020.

(o)	On August 3, 2018, Pinnacle Frac Transport entered into a long-term secured note payable for $73 for a service truck maturing August 3, 2023. The note is secured by the collateral purchased and accrued interest annually at 6.50% with principal and interest payments due monthly. There is no accrued interest as of March 31, 2020. This note was assumed in the acquisition of Banner Midstream on March 27, 2020.

(p)	On July 18, 2018, Pinnacle Vac Service entered into a long-term secured note payable for $56 for a service truck maturing August 17, 2024. The note is secured by the collateral purchased and accrued interest annually at 9.00% with principal and interest payments due monthly. There is no accrued interest as of March 31, 2020. This note was assumed in the acquisition of Banner Midstream on March 27, 2020.

(q)	On July 26, 2018, Pinnacle Vac Service entered into a long-term secured note payable for $54 for a service truck maturing September 9, 2024. The note is secured by the collateral purchased and accrued interest annually at 7.99% with principal and interest payments due monthly. There is no accrued interest as of March 31, 2020. This note was assumed in the acquisition of Banner Midstream on March 27, 2020.

(r)	On July 26, 2018, Pinnacle Vac Service entered into a long-term secured note payable for $54 for a service truck maturing September 9, 2024. The note is secured by the collateral purchased and accrued interest annually at 7.99% with principal and interest payments due monthly. There is no accrued interest as of March 31, 2020. This note was assumed in the acquisition of Banner Midstream on March 27, 2020.

(s)	On November 5, 2018, Capstone Equipment Leasing entered into four long-term secured notes payable for $140 maturing on November 5, 2021. The notes are secured by the collateral purchased and accrued interest annually at rates ranging between 6.89% and 7.87% with principal and interest payments due monthly. There is no accrued interest as of March 31, 2020. These notes were assumed in the acquisition of Banner Midstream on March 27, 2020.

(t)	On November 7, 2018, Capstone Equipment Leasing entered into a long-term secured note payable for $301 maturing on November 22, 2023. The note is secured by the collateral purchased and accrued interest annually at 10.25% with principal and interest payments due monthly. There is no accrued interest as of March 31, 2020. This note was assumed in the acquisition of Banner Midstream on March 27, 2020.

(u)	Note payable assumed in the Banner Midstream acquisition at 5% interest. Was used in the purchase of a workover rig for Shamrock. This amount which includes $5 of accrued interest of which that was assumed in the acquisition of Banner Midstream was repaid in June 2020.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2020

The following is a list of maturities (net of discount) as of March 31:

2021	$6,401
2022	182
2023	126
2024	93
2025	20
$6,822

NOTE 10: NOTES PAYABLE - RELATED PARTIES

Notes payable to related parties consisted of the following as of March 31:

	2020	2019
Ecoark Holdings Board Member (a)	$578	$-
Ecoark Holdings Officers (b)	1,242	-
Banner Midstream Officers (c)	152	-
Ecoark Holdings – common ownership (d)	200	-
Total Notes Payable – Related Parties	2,172	-
Less: Current Portion of Notes Payable – Related Parties	(2,172)	(-)
Long-term debt, net of current portion	$-	$-

(a)	A board member advanced $328 to the Company through March 31, 2020, under the terms of a note payable that bears 10% simple interest per annum, and the principal balance along with accrued interest is payable July 30, 2020 or upon demand. Interest expense on the note for the year ended March 31, 2020 was $27. In addition, the Company assumed $250 in notes entered into in March 2020 via the acquisition of Banner Midstream from the same board member at 15% interest.

(b)	William B. Hoagland, Principal Financial Officer, advanced $30 to the Company in May 2019 pursuant to a note with the same terms as the note with the board member. Randy May, CEO, advanced $45 to the Company in August 2019 pursuant to a note with the same terms as the note with the board member. Interest expense on both of these notes was $5. Both of these amounts along with the accrued interest was repaid during the year ended March 31, 2020. In addition, Randy May advanced $1,242 in five separate notes to Banner Midstream and its subsidiaries prior to the acquisition by the Company. These amounts are due at various times through July 2020 and bear interest at 10-15% interest per annum. Accrued interest on these notes as of March 31, 2020 is $186. $968 of these notes were repaid in May 2020.

(c)	An officer of Banner Midstream who remains an officer of this subsidiary advanced $152 in three separate notes to Banner Midstream and its subsidiaries prior to the acquisition by the Company. These amounts are due at various times through July 2020 and bear interest at 10-15% interest per annum. Accrued interest on these notes as of March 31, 2020 is $17. $55 of these notes were repaid in May 2020.

(d)	A company controlled by an officer of the Company advanced $200 to Banner Midstream and its subsidiaries prior to the acquisition by the Company. These amounts were due April 15, 2020 and bears interest at 14% interest per annum. Accrued interest on this note as of March 31, 2020 is $8. These notes were converted in May 2020.

NOTE 11: STOCKHOLDERS’ EQUITY (DEFICIT)

Ecoark Holdings Preferred Stock

On March 18, 2016, the Company created 5,000 shares of “blank check” preferred stock, par value $0.001. On August 21, 2019 (the “Effective Date”), the Company and two accredited investors entered into a Securities Purchase Agreement pursuant to which the Company sold and issued to the investors an aggregate of 2 shares of Series B Convertible Preferred Stock, par value $0.001 per share at a price of $1,000 per share.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2020

Pursuant to the Securities Purchase Agreement, the Company issued to each investor a warrant (a “Warrant”) to purchase a number of shares of common stock of the Company, par value $0.001 per share (“Common Stock”), equal to the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock purchased by the investor. Each Warrant has an exercise price equal to $0.51, subject to full ratchet price only anti-dilution provisions in accordance with the terms of the Warrants (the “Exercise Price”) and is exercisable for five years after the Effective Date. In addition, if the market price of the Common Stock on the 11 month anniversary of the closing date of the offering is less than $0.51, holder of the warrants shall be entitled to receive additional shares of common stock based on the number of shares of common stock that would have been issuable upon conversion of the Series B Convertible Preferred Stock had the initial conversion price been equal to the market price at such time (but not less than $0.25) less the number of shares of common stock issued or issuable upon exercise of the Series B Convertible Preferred Stock based on the $0.51 conversion price.

The Company also agreed to amend the current exercise price of the warrants that the investors received in connection with the Securities Purchase Agreements dated March 14, 2017 (the “March Warrants”) and May 22, 2017 (the “May Warrants” and, together with the March Warrants, the “Existing Securities”). The Existing Securities have a current exercise price of $0.59, which was amended from $2.50 on July 12, 2019. The current exercise price for the Existing Securities shall be amended to reduce the exercise price to $0.51 on August 21, 2019, subject to adjustment pursuant to the provisions of the Existing Securities.

Each share of the Series B Preferred Stock has a par value of $0.001 per share and a stated value equal to $1,000 (the “Stated Value”) and is convertible at any time at the option of the holder into the number of shares of Common Stock determined by dividing the stated value by the conversion price of $0.51, subject to certain limitations and adjustments (the “Conversion Price”).

The Company received gross proceeds from the Private Placement of $2,000, before deducting transaction costs, fees and expenses payable by the Company. The Company intends to use the net proceeds of the Private Placement to support the Company’s general working capital requirements.

As required by the Securities Purchase Agreement, each director and officer of the Company has previously entered into a lock-up agreement with the Company whereby each director and officer has agreed that during the period commencing from the Effective Date until 120 days after the Effective Date, such director or officer will not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of or enter into any transaction to dispose of, or establish or increase a put position or liquidate or decrease a call position, with respect to any share of Common Stock or securities convertible, exchangeable or exercisable into, shares of Common Stock. On August 21, 2019, the Company issued 300 shares of common stock to advisors that assisted with the securities purchase agreement and exchange agreement.

On October 15, 2019, nearly all the Series B Preferred Stock shares were converted into 3,761 shares of Common Stock.

On November 11, 2019, the Company and two accredited investors entered into a securities purchase agreement (the “Securities Purchase Agreement”) pursuant to which the Company sold and issued to the investors an aggregate of 1 share of Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), at a price of $1,000 per share (the “Private Placement”).

Pursuant to the Securities Purchase Agreement, the Company issued to each investor a warrant (a “Warrant”) to purchase a number of shares of common stock of the Company, par value $0.001 per share (“Common Stock”), equal to the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock purchased by the Investor. Each Warrant has an exercise price equal to $0.73, subject to full ratchet price only anti-dilution provisions in accordance with the terms of the Warrants (the “Exercise Price”) and is exercisable for five years after the Effective Date. In addition, if the market price of the Common Stock for the five trading days prior to July 22, 2020 is less than $0.73, holder of the warrants shall be entitled to receive additional shares of common stock based on the number of shares of common stock that would have been issuable upon conversion of the Series C Convertible Preferred Stock had the initial conversion price been equal to the market price at such time (but not less than $0.25) less the number of shares of common stock issued or issuable upon exercise of the Series C Convertible Preferred Stock based on the $0.73 conversion price.

Each share of the Series C Preferred Stock has a par value of $0.001 per share and a stated value equal to $1,000 (the “Stated Value”) and is convertible at any time at the option of the holder into the number of shares of Common Stock determined by dividing the stated value by the conversion price of $0.73, subject to certain limitations and adjustments (the “Conversion Price”).

The Company received gross proceeds from the Private Placement of $1,000. The Company intends to use the net proceeds of the Private Placement to support the Company’s general working capital requirements.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2020

As required by the Securities Purchase Agreement, each director and officer of the Company has previously entered into a lock-up agreement with the Company whereby each director and officer has agreed that during the period commencing from the Effective Date until 120 days after the Effective Date, such director or officer will not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of or enter into any transaction to dispose of, or establish or increase a put position or liquidate or decrease a call position, with respect to any share of Common Stock or securities convertible, exchangeable or exercisable into, shares of Common Stock.

Ecoark Holdings Common Stock

The Company has 100,000 shares of common stock, par value $0.001 which were authorized on March 18, 2016. On March 31, 2020 this amount was increased to 200,000, par value $0.001.

On May 31, 2019, the Company acquired Trend Discovery Holdings, Inc. for 5,500 shares of common stock. The value of this transaction was $3,237.

On July 12, 2019, the Company entered into an exchange agreement with investors that are the holders of March and August 2018 warrants. As a result of a cashless exercise, the Company issued 4,277 shares of the Company’s common stock to the investors. Upon the issuance of the 4,277 shares, the March and August 2018 warrants for 5,677 shares were extinguished. The fair value of the shares issued was $3,293, and the fair value of the warrants was $2,455 resulting in a loss of $839 that was recognized on the exchange. On August 21, 2019, the Company issued 300 shares to advisors that assisted with the securities purchase agreement and exchange agreement.

On October 15, 2019, nearly all the Series B Preferred Stock shares were converted into 3,761 shares of Common Stock. On October 28, 2019, the Company issued 2,243 shares of the Company’s common stock to investors in exchange for the March and May 2017 warrants. Upon the issuance of the 2,243 shares, the March and May 2017 warrants were extinguished. The fair value of the shares issued was $2,186, and the fair value of the warrants was $1,966 resulting in a loss of $220 that was recognized on the exchange. On October 31, 2019, the Company issued 120 shares of common stock for services rendered. On December 20, 2019, the Company issued 128 shares of common stock for services rendered. A loss of $100 was recognized related to the issuance of the 248 shares. On December 24, 2019, the Company issued 247 shares of common stock for services to be rendered in 2020.

On February 21, 2020, the Company issued 8 shares of common stock for services valued at $7.

On January 27, 2020, the Company exercised the 3,922 warrants which were granted in August 2019 into common shares.

On March 27, 2020, the Company and Banner Energy, a Nevada corporation (“Banner Parent”), entered into a Stock Purchase and Sale Agreement (the “Banner Purchase Agreement”) to acquire Banner Midstream Corp., a Delaware corporation (“Banner Midstream”). Pursuant to the acquisition, Banner Midstream will became a wholly-owned subsidiary of the Company and Banner Parent received shares of the Company’s common stock in exchange for all of the issued and outstanding shares of Banner Midstream.

The Company issued 8,945 shares of common stock (which Banner Parent issued to certain of its noteholders) and assumed $11,771 in debt of Banner Midstream. The Company’s Chief Executive Officer and another director recused themselves from all board discussions on the acquisition of Banner Midstream as they are stockholders and/or noteholders of Banner Midstream. The transaction was approved by all of the disinterested members of the Board of Directors of the Company. The Chairman and CEO of Banner Parent is a former officer of the Company and has maintained a relationship with the Company as a consultant.

On March 31, 2020, the Company converted all principal and interest in the Trend Discovery SPV I, LLC credit facility into shares of the Company’s common stock. The conversion of approximately $2,525 of principal and $290 of accrued interest resulted in the issuance of 3,855 shares of common stock at a value of $0.59 per share. As a result of the conversion, there are no amounts outstanding as of March 31, 2020.

As of March 31, 2020, 85,876 total shares were issued and 85,291 shares were outstanding, net of 585 treasury shares.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2020

Changes in the warrants are described in the table below for the years ended March 31:

	2020		2019
	Number	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
Beginning balance	9,206	$2.12	10,577	$4.37
Granted	13,426	$0.72	3,177	$2.00
Exercised	(11,633)	$(1.25)	-
Cancelled	(2,877)	$(5.16)	-
Expired	(-)	$-	(4,547)	$5.17
Ending balance	8,122	$1.12	9,206	$2.12
Intrinsic value of warrants	$-

Weighted Average Remaining Contractual Life (Years)	4.6		3.0

The originally granted March 2017 (1,000 at an exercise price of $5.50) and May 2017 (1,875 at an exercise price of $5.00) warrants were replaced with October 2019 (2,243) warrants with a new exercise price of $0.59. The March 2017 and May 2017 are reflected as cancelled and the October 2019 are included in warrants granted.

Share-based Compensation Expense

Share-based compensation for employees is included in salaries and salary related costs and directors and services are included in professional fees and consulting in the consolidated statement of operations as follows for the years ended March 31:

	2013 Incentive Stock Plan	2017 Omnibus Incentive Plan	Non- Qualified Stock Options	Common Stock	Warrants	Total
2020
Directors	$-	$200	$334	$-	$-	$534
Employees	-	568	1,556	-	-	2,124
Services	-	245	196	717	-	1,158
	$-	$1,013	$2,086	$717	$-	$3,816

2019
Directors	$-	$400	$-	$-	$-	$400
Employees	270	356	2,066	-	-	2,692
Services	-	(14)	-	-	-	(14)
Services prepaid expense	-	-	-	-	-	-
	$270	$742	$2,066	$-	$-	$3,078

Modification of Awards

During the three months ended December 31, 2017, the Compensation Committee of the Board of Directors of the Company issued option awards to individuals in replacement of existing restricted stock and restricted stock unit awards previously granted. In addition, the Committee approved 2,909 new option awards that vest over a four-year period to induce certain employees to accept the replacement options, to compensate them for diminution in value of their existing awards and in consideration of a number of other factors, including each individual’s role and responsibility with the Company, their years of service to the Company, and market precedents and standards for modification of equity awards. With respect to the replacement options, grantees agreed to exchange the existing awards covering 2,718 shares of the Company’s common stock and were granted replacement options to purchase 2,926 shares of the Company’s common stock at an exercise price set at 100% of the fair market value of the Company’s stock price on the effective date of the grants. In consideration of the agreements, the majority of replacement options vested immediately upon grant. The new option awards vest in twelve equal installments, with the first installment vesting on January 15, 2018, and additional installments vesting on the last day of each of the eleven successive three-month periods, subject to continued employment by the Company. The replacement options were issued under the 2017 Omnibus Incentive Plan or 2013 Incentive Stock Plan to correspond with the plan under which the existing awards were issued. The new options were not granted under any of the Company’s existing equity compensation plans.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2020

In accordance with ASU 2017-09 Compensation – Stock Compensation (Topic 718) Scope of Modification Accounting, the Company recognized the total compensation cost measured at the date of a modification which is the sum of the portion of the grant-date fair value of the original award for which the requisite service is expected to be rendered (or has already been rendered) at that date and the incremental cost resulting from the modification. The replacement and new options had a fair value of $10,290, of which $4,507 (including $3,286 of fair value adjustments to the new instruments) was recognized as share-based compensation in the three months ended December 31, 2017 and the remaining $5,783 will be recognized in periods through December 2021.

During the three months ended March 31, 2018, the Compensation Committee of the Board of Directors of the Company issued option awards to individuals in replacement of existing restricted stock and restricted stock unit awards previously granted. With respect to the replacement options, grantees agreed to exchange the existing awards covering 300 shares of the Company’s common stock and were granted replacement options to purchase 300 shares of the Company’s common stock at an exercise price set at 100% of the fair market value of the Company’s stock price on the effective date of the grants. The replacement options vest according to the original vesting schedule of the awards exchanged. The replacement options were issued under the 2013 Incentive Stock Plan to correspond with the plan under which the existing awards were issued.

In accordance with ASU 2017-09 Compensation – Stock Compensation (Topic 718) Scope of Modification Accounting, the Company recognized the total compensation cost measured at the date of a modification which is the sum of the portion of the grant-date fair value of the original award for which the requisite service is expected to be rendered (or has already been rendered) at that date and the incremental cost resulting from the modification. The replacement options had a fair value of $467, which was less than the fair value of the existing awards exchanged and therefore an incremental share-based compensation cost was not recognized and the $467 will be recognized in periods through December 2018.

On June 6, 2020 the Board Compensation Committee approved the modification of an executive’s stock option as allowable by the Company’s 2013 Incentive Stock Option Plan and 2017 Omnibus Stock Plan to amend the strike price of the executive’s 3,362,500 stock option grant from $2.60 per share to $0.73 per share.

Non-Qualified Stock Options

As previously described, new option awards were granted to induce individuals in replacement of existing restricted stock and restricted stock unit awards previously granted. The individuals were granted options to purchase 2,909 shares of Company common stock that vest at a rate of 25% per year from 2018 to 2021, subject to continued employment by the Company. As with the replacement options, the new options have an exercise price set at 100% of the fair market value of the Company’s stock price on the effective date of the grant. Share-based compensation costs of $1,684 for grants not yet recognized will be recognized as expense through 2021, subject to any change for actual versus estimated forfeitures. The new options were not granted under any of the Company’s existing equity compensation plans, however they have terms consistent with terms of the plans.

The Company records share-based compensation in accordance with ASC 718 for employees and ASC 505 for non-employees. Management valued the options utilizing the Black-Scholes model with the following criteria: stock price - $2.60; exercise price - $2.60; expected term – 4 years; discount rate – 2.03%; and volatility – 97%.

In 2019, the Company entered into a settlement agreement with a former consultant which provided for the issuance of options for 7 shares of common stock in addition to other terms. The options entitle the holders to purchase shares of common stock for $0.98 per share through November 2023. Management valued the options utilizing the Black-Scholes model with the following criteria: stock price - $0.98; exercise price - $0.98; expected term – 4 years; discount rate – 2.51%; and volatility – 148%.

In 2020, the Company granted 5,560 options to consultants, board members and employees for the non-qualified stock options as well as the options granted under the 2017 Omnibus plan below, that vest over time in service-based grants. The options were valued under the Black-Scholes model with the following criteria: stock price range of - $0.50 - $1.35; range of exercise price - $0.50 - $1.35; expected term – 4 years; discount rate – 1.12%; and volatility – average of 84%.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2020

Changes in the non-qualified stock options are described in the table below for the years ended March 31:

	2020		2019
	Number	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
Beginning balance	2,916	$2.60	2,909	$2.60
Granted	5,560	$0.57	7	$0.98
Exercised	-		-
Cancelled	(254)	$(2.60)	-
Forfeited	-		-
Ending balance	8,222	$1.22	2,916	$2.60
Intrinsic value of options	$372

Weighted Average Remaining Contractual Life (Years)	8.7		8.5

2013 Incentive Stock Plan

The 2013 Incentive Stock Plan was registered on February 7, 2013. Under the 2013 Incentive Stock Plan, the Company may grant incentive stock in the form of stock options, stock awards and stock purchase offers of up to 5,500 shares of common stock to Company employees, officers, directors, consultants and advisors. The type of grant, vesting provisions, exercise price and expiration dates are to be established by the Board at the date of grant. At the time of the Merger, 5,497 shares were available to issue under the 2013 Incentive Stock Plan.

As previously described, during the three months ended March 31, 2018, new option awards were granted to individuals in replacement of existing restricted stock and restricted stock unit awards previously granted. With respect to the replacement options, grantees agreed to exchange the existing awards covering 300 shares of the Company’s common stock and were granted 300 replacement options to purchase shares of Company common stock at an exercise price set at 100% of the fair market value of the Company’s stock price on the effective date of the grants. The replacement options vest according to the original vesting schedule of the awards exchanged through December 2018. The replacement options were issued under the 2013 Incentive Stock Plan to correspond with the plan under which the existing awards were issued.

Share-based compensation costs have been fully recognized as expense through December 31, 2018.

The Company records share-based compensation in accordance with ASC 718 for employees and ASC 505 for non-employees. Management valued the options utilizing the Black-Scholes model with the following criteria ranges: stock price - $2.10 to $2.60 exercise price - $2.10 to $2.60; expected term – 4.0 to 5.2 years; discount rate – 2.22% to 2.7%; and volatility – 95 to 105%. Changes in the options under the 2013 Incentive Stock Plan are described in the table below for the years ended March 31:

	2020		2019
	Number	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
Beginning balance	2,353	$2.52	2,563	$2.52
Granted	-		-
Options granted in exchange for shares	-		-
Exercised	-		-
Expired/Cancelled	(495)		-
Forfeited	(125)		(210)
Ending balance	1,733	$2.52	2,353	$2.52
Intrinsic value of options	$-

Weighted Average Remaining Contractual Life (Years)	7.6		8.6

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2020

A summary of the activity for service-based grants as of March 31, 2020 and 2019 is presented below for the years ended March 31:

	2020		2019
	Number	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
Beginning balance	-	$-	105	$4.90
Granted	-
Issued	-		(96)
Expired	-		-
Forfeited	-		(9)
Options granted in exchange for shares	-		-
Ending balance	-	$-	-	$-

Weighted Average Remaining Contractual Life (Years)	-		-

A reconciliation of the shares available and issued under the 2013 Incentive Stock Plan is presented in the table below for the years ended March 31:

	2020	2019
Beginning available	454	235
Shares modified to options	-	-
Options in exchange for shares	-	-
Shares forfeited	-	219
Ending available	454	454

Vested stock awards (1)	4,414	2,353

Beginning number of shares issued	2,681	2,585
Issued	-	96
Cancelled	-	-
Ending number of shares issued	2,681	2,681

(1)	For 2020, Includes 2,681 of vested RSU’s and 1,773 of vested stock options

2017 Omnibus Incentive Plan

The 2017 Omnibus Incentive Plan was registered on June 14, 2017. Under the 2017 Omnibus Incentive Plan, the Company may grant nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, and other awards. Awards of up to 4,000 shares of common stock to Company employees, officers, directors, consultants and advisors are available under the 2017 Omnibus Incentive Plan. The type of grant, vesting provisions, exercise price and expiration dates are to be established by the Board at the date of grant.

As previously described, new option awards were granted to individuals in replacement of existing restricted stock and restricted stock unit awards previously granted. With respect to the replacement options, grantees agreed to exchange the existing awards covering 525 shares of the Company’s common stock and were granted 663 replacement options to purchase shares of Company common stock at an exercise price set at 100% of the fair market value of the Company’s stock price on the effective date of the grants. In consideration of the agreements, the majority of the replacement options vested immediately upon grant. The remaining replacement options will vest in equal installments through July 2020, subject to continued employment by the Company.

Share-based compensation costs of approximately $629 for grants not yet recognized will be recognized as expense through October 2023 subject to any changes for actual versus estimated forfeitures.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2020

	2020		2019
	Number	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
Beginning balance	1,870	$1.54	1,374	$2.76
Granted	879	$1.21	1,034	$0.93
Shares modified to options	-	-	-	-
Exercised	-		-
Cancelled	(78)		-
Forfeited	-		(538)
Ending balance	2,671	$1.54	1,870	$1.54
Intrinsic value of options	$-

Weighted Average Remaining Contractual Life (Years)	9.2		9.2

A summary of the activity for service-based RSUs as of March 31, 2020 and March 31, 2019 is presented below for the years ended March 31:

	2020		2019
	Number	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
Beginning balance	-	$-	50	$2.60
Granted	-		-	-
Issued	-		(25)
Expired	-		-
Forfeited	-		(25)
Options granted in exchange	-
Ending balance	-	$-	-	$-

Weighted Average Remaining Contractual Life (Years)	-		-

Additional information regarding the RSUs is presented in the table below as of and for the years ended March 31:

	2020	2019
Total market value of shares/units vested	$-	$-
Share-based compensation expense for RSUs	$-	$(254)
Total tax benefit related to RSU share-based compensation expense	$-	$-
Cash tax benefits realized for tax deductions for RSUs	$-	$-

At March 31, 2019, there was no unrecognized compensation cost related to non-vested RSUs with a weighted average vesting period of 0 years.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2020

A reconciliation of the total shares available and issued under the 2017 Omnibus Incentive Plan is presented in the table below for the years ended March 31:

	2020	2019
Beginning available	1,615	2,111
Shares granted	(604)	(1,034)
Shares modified to options	-	-
Options in exchange for shares	(-)	(-)
Shares expired	-	-
Shares forfeited	215	538
Ending available	1,226	1,615

Vested stock awards (1)	2,451	905

Beginning number of shares issued	490	465
Issued	-	25
Cancelled	-	-
Ending number of shares issued	490	490

(1)	For 2020, Includes 490 of vested RSU’s and 1,961 of vested stock options

NOTE 12: COMMITMENTS AND CONTINGENCIES

Legal Proceedings

We are presently involved in the following in Arkansas and Florida. To the best of our knowledge, no governmental authority is contemplating any proceeding to which we are a party or to which any of our properties or businesses are subject, which would reasonably be likely to have a material adverse effect on the Company.

●	On August 1, 2018, Ecoark Holdings, Inc. and Zest Labs, Inc. filed a complaint against Walmart Inc. in the United States District Court for the Eastern District of Arkansas, Western Division. The complaint includes claims for violation of the Arkansas Trade Secrets Act, violation of the Federal Defend Trade Secrets Act, breach of contract, unfair competition, unjust enrichment, breach of the covenant of good faith and fair dealing, conversion and fraud. Ecoark Holdings and Zest Labs are seeking monetary damages and other related relief to the extent it is deemed proper by the court. The Company does not believe that expenses incurred in pursuing the complaint have had a material effect on the Company’s net income or financial condition for the fiscal year ended March 31, 2020 or any individual fiscal quarter. On October 22, 2018, the Court issued an order initially setting a trial date of June 1, 2020, which has been delayed due to COVID-19.

●	On December 12, 2018, a complaint was filed against the Company in the Twelfth Judicial Circuit in Sarasota County, Florida by certain investors who invested in the Company before it was public. The complaint alleges that the investment advisors who solicited the investors to invest into the Company made omissions and misrepresentations concerning the Company and the shares. The Company filed a motion to dismiss the complaint which is pending.

In the opinion of management, there are no legal matters involving us that would have a material adverse effect upon the Company’s financial condition, results of operations or cash flows.

Royalties

The Company has cross-licensing agreements with several technology companies that require payment of royalties upon the sale and or use of certain patented technologies. One of these agreements requires minimum annual payments of $50 until the last of the patents expire.

NOTE 13: INCOME TAXES

The Company accounts for income taxes under ASC Topic 740: Income Taxes which requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards. ASC Topic 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. The Company has a net operating loss carryforward for tax purposes totaling approximately $109,794 at March 31, 2020. Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carryforwards after certain ownership shifts. The Company is in process of determining all potential limitations with respect to Section 382 and will adjust in future periods. There is a full valuation allowance on these net operating loss carryforwards, so there will be no impact on the financial position of the Company.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2020

The table below summarizes the differences between the tax benefit computed at the statutory federal tax rate and the Company’s net income tax benefit for the years ended March 31:

	2020	2019
Tax benefit computed at expected statutory rate	$(2,549)	$(2,867)
State income taxes	(288)	2
Permanent differences:
Intangibles purchased	(2,185)	-
Change in fair value of derivative liabilities	77	(664)
Gain/Loss on conversion of liabilities	364	-
Temporary differences:
Share-based compensation	892	728
Property and equipment	(94)	(48)
Intangible assets	-	640
Other adjustments	657	42
Increase in valuation allowance	3,280	2,169
Net income tax benefit	$-	$-

The Company has deferred tax assets (liabilities) which are summarized as follows at March 31:

	2020	2019
Net operating loss carryover	$25,659	$23,327
Depreciable and amortizable assets	1,866	1,761
Share-based compensation	4,548	3,586
Accrued liabilities	42	57
Allowance for bad debts	135	120
Change in fair value of derivative liabilities	(802)	(2,884)
Intangible assets purchased	(2,185)	-
Other	365	381
Less: valuation allowance	(29,628)	(26,348)
Net deferred tax asset	$-	$-

After consideration of all the evidence, both positive and negative, management has recorded a full valuation allowance at March 31, 2020, due to the uncertainty of realizing the deferred income tax assets. The valuation was increased by approximately $3,280 as a result of differences relating to fiscal 2020 operations offset by the non-deductibility of the intangibles acquired in the Banner Midstream acquisition. The Company has not identified any uncertain tax positions and has not received any notices from tax authorities.

NOTE 14: CONCENTRATIONS

Concentration of Credit Risk. The Company’s customer base for its Zest Lab products is concentrated with a small number of customers. The Company does not generally require collateral or other security to support accounts receivable. To reduce credit risk, the Company performs ongoing credit evaluations on its customers’ financial condition. The Company establishes allowances for doubtful accounts based upon factors surrounding the credit risk of customers, historical trends and other information. Two customers, both in the commodity segment accounted for more than 10% of the accounts receivable balance at March 31, 2020 for a total of 63% of accounts receivable), and represented approximately 32% of total revenues for the Company for the year ended March 31, 2020 (both over 10% individually). J. Terrence Thompson accounted for more than 10% of the Company’s accounts receivable as of March 31, 2019.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2020

Supplier Concentration. Certain of the raw materials, components and equipment used by the Company in the manufacture of its products are available from single-sourced vendors. Shortages could occur in these essential materials and components due to an interruption of supply or increased demand in the industry. If the Company were unable to procure certain materials, components or equipment at acceptable prices, it would be required to reduce its manufacturing operations, which could have a material adverse effect on its results of operations. In addition, the Company may make prepayments to certain suppliers or enter into minimum volume commitment agreements. Should these suppliers be unable to deliver on their obligations or experience financial difficulty, the Company may not be able to recover these prepayments.

The Company occasionally maintains cash balances in excess of the FDIC insured limit. The Company does not consider this risk to be material.

NOTE 15: ACQUISITIONS

Trend Discovery Holdings, Inc.

On May 31, 2019, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Trend Discovery Holdings Inc., a Delaware corporation (“Trend Holdings”) for the Company to acquire 100% of Trend Holdings pursuant to a merger of Trend Holdings with and into the Company (the “Merger”). The Merger was completed as agreed in the Merger Agreement, the Company is the surviving entity in the Merger and the separate corporate existence of Trend Holdings has ceased to exist. Pursuant to the Merger, each of the 1,000 issued and outstanding shares of common stock of Trend Holdings was converted into 5,500 shares of the Company’s common stock. No cash was paid relating to the acquisition.

The Company acquired the assets and liabilities noted below in exchange for the 5,500 shares and accounted for the acquisition in accordance with ASC 805. Based on the fair values at the effective date of acquisition the purchase price was recorded as follows:

Cash	$3
Receivables	10
Other assets	2
Goodwill	3,222
$3,237

The Acquisition has been accounted for under the acquisition method of accounting. Under the acquisition method of accounting, the total acquisition consideration price was allocated to the assets acquired and liabilities assumed based on their preliminary estimated fair values. The fair value measurements utilize estimates based on key assumptions of the Acquisition, and historical and current market data. The excess of the purchase price over the total of estimated fair values assigned to tangible and identifiable intangible assets acquired and liabilities assumed is recognized as goodwill. In order to ultimately determine the fair values of tangible and intangible assets acquired and liabilities assumed for Trend Holdings, we have engaged a third-party independent valuation specialist. The Company has recognized the purchase price allocations based on historical inputs and data as of May 31, 2019. The allocation of the purchase price is based on the best information available, amongst other things: (i) the valuation of the fair values and useful lives of tangible assets acquired; (ii) valuations and useful lives for intangible assets; (iii) valuation of accounts payable and accrued expenses; and (iv) the fair value of non-cash consideration.

The Company had an independent valuation consultant confirm the valuation of Trend Holdings and the allocation of the intangible assets.

The goodwill is not expected to be deductible for tax purposes.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)
MARCH 31, 2020

Banner Midstream

On March 27, 2020, the Company and Banner Energy, a Nevada corporation (“Banner Parent”), entered into a Stock Purchase and Sale Agreement (the “Banner Purchase Agreement”) to acquire Banner Midstream Corp., a Delaware corporation (“Banner Midstream”). Pursuant to the acquisition, Banner Midstream became a wholly-owned subsidiary of the Company and Banner Parent received shares of the Company’s common stock in exchange for all of the issued and outstanding shares of Banner Midstream.

Banner Midstream has four operating subsidiaries: Pinnacle Frac Transport LLC (“Pinnacle Frac”), Capstone Equipment Leasing LLC (“Capstone”), White River Holdings Corp. (“White River”), and Shamrock Upstream Energy LLC (“Shamrock”). Pinnacle Frac provides transportation of frac sand and logistics services to major hydraulic fracturing and drilling operations. Capstone procures and finances equipment to oilfield transportation service contractors. These two operating subsidiaries of Banner Midstream are revenue producing entities. White River and Shamrock are engaged in oil and gas exploration, production, and drilling operations on over 10,000 cumulative acres of active mineral leases in Texas, Louisiana, and Mississippi.

The Company issued 8,945 shares of common stock (which Banner Parent issued to certain of its noteholders) and assumed $11,774 in debt and lease liabilities of Banner Midstream. The Company’s Chief Executive Officer and another director recused themselves from all board discussions on the acquisition of Banner Midstream as they are stockholders and/or noteholders of Banner Midstream. The transaction was approved by all of the disinterested members of the Board of Directors of the Company. The Chairman and CEO of Banner Parent is a former officer of the Company and is currently the Principal Accounting Officer of the Company and Chief Executive Officer and President of Banner Midstream.

The Company acquired the assets and liabilities noted below in exchange for the 8,945 shares and accounted for the acquisition in accordance with ASC 805. Based on the fair values at the effective date of acquisition the purchase price was recorded as follows (subject to adjustment):

Cash (including restricted cash)	$205
Accounts receivables	110
Prepaid expenses and other current assets	585
Machinery and equipment	3,426
Oil and gas properties	6,135
Customer relationships	2,100
Trade name	250
Right of use assets	731
Assets of discontinued operations	249
Goodwill	8,364
Accounts payable	(268)
Accrued liabilities	(2,362)
Due to prior owners	(2,362)
Lease liabilities	(732)
Liabilities of discontinued operations	(228)
Asset retirement obligation	(295)
Notes payable – related parties	(1,844)
Long-term debt	(6,836)
$4,866

The consideration paid for Banner Midstream was in the form of 8,945 shares of stock at a fair value of $0.544 per share or $4,867. The Company had an independent valuation consultant perform a valuation of Banner Midstream.

The Acquisition has been accounted for under the acquisition method of accounting. Under the acquisition method of accounting, the total acquisition consideration price was allocated to the assets acquired and liabilities assumed based on their preliminary estimated fair values. The fair value measurements utilize estimates based on key assumptions of the Acquisition, and historical and current market data. The excess of the purchase price over the total of the estimated fair values assigned to tangible and identifiable intangible assets acquired and liabilities assumed is recognized as goodwill. In order to determine the fair values of tangible and intangible assets acquired and liabilities assumed for Banner Midstream, we have engaged a third-party independent valuation specialist. The Company has estimated the preliminary purchase price allocations based on historical inputs and data as of March 27, 2020. The preliminary allocation of the purchase price is based on the best information available and is pending, amongst other things: (i) the finalization of the valuation of the fair values and useful lives of tangible assets acquired; (ii) the finalization of the valuations and useful lives for the reserves and intangible assets acquired; (iii) finalization of the valuation of accounts payable and accrued expenses; and (iv) finalization of the fair value of non-cash consideration.

During the measurement period (which is the period required to obtain all necessary information that existed at the acquisition date, or to conclude that such information is unavailable, not to exceed one year), additional assets or liabilities may be recognized, or there could be changes to the amounts of assets or liabilities previously recognized on a preliminary basis, if new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of these assets or liabilities as of that date.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)
MARCH 31, 2020

The goodwill is not expected to be deductible for tax purposes.

The following table shows the unaudited pro-forma results for the years ended March 31, 2020 and 2019, as if the acquisition had occurred on April 1, 2018. These unaudited pro forma results of operations are based on the historical financial statements and related notes of Trend Holdings, Banner Midstream (which includes White River and Shamrock) and the Company.

	Years Ended
	March 31,
	2020	2019
	(Unaudited)	(Unaudited)

Revenues	$16,297	$10,101
Net loss	$(17,618)	$(17,351)
Net loss per share	$(0.28)	$(0.34)

NOTE 16: FAIR VALUE MEASUREMENTS

The Company measures and discloses the estimated fair value of financial assets and liabilities using the fair value hierarchy prescribed by U.S. generally accepted accounting principles. The fair value hierarchy has three levels, which are based on reliable available inputs of observable data. The hierarchy requires the use of observable market data when available. The three-level hierarchy is defined as follows:

Level 1 – quoted prices for identical instruments in active markets;

Level 2 – quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model derived valuations in which significant inputs and significant value drivers are observable in active markets; and

Level 3 – fair value measurements derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Financial instruments consist principally of cash, accounts receivable and other receivables, accounts payable and accrued liabilities, notes payable, and amounts due to related parties. The fair value of cash is determined based on Level 1 inputs. There were no transfers into or out of “Level 3” during the years ended March 31, 2020 and 2019. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective relatively short maturity dates or durations.

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates. The Company records the fair value of the of the warrant derivative liabilities disclosed in Note 9 in accordance with ASC 815, Derivatives and Hedging. The fair values of the derivatives were calculated using the Black-Scholes Model. The fair value of the derivative liabilities is revalued on each balance sheet date with corresponding gains and losses recorded in other income (expense) in the consolidated statement of operations.

The following table presents assets and liabilities that are measured and recognized at fair value on a recurring basis as of and for the year ended March 31:

2020	Level 1	Level 2	Level 3	Total Gains and (Losses)
Warrant derivative liabilities	-	-	$2,775	$(3,182)

2019
Warrant derivative liabilities	-	-	$3,104	$3,160

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2020

NOTE 17: SEGMENT INFORMATION

The Company follows the provisions of ASC 280-10 Disclosures about Segments of an Enterprise and Related Information. This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making operating decisions. As of March 31, 2020, and for the year ended March 31, 2020, the Company operated in three segments. The segments are Financial Services (Trend Holdings), Technology (Zest Labs (which includes the operations of 440IoT Inc.)), and Commodities (Banner Midstream). As of March 31, 2019 and for the year ended March 31, 2019, the Company operated in one segment only, so therefore there is no breakout presented for that period. Home office costs are allocated to the three segments based on the relative support provided to those segments.

Year Ended March 31, 2020	Commodities	Financial	Technology	Total
Segmented operating revenues	$233	$175	$173	$581
Cost of revenues	94	-	165	259
Gross profit	139	175	8	322
Total operating expenses net of depreciation, amortization, and impairment	66	729	9,048	9,843
Depreciation and amortization	4	-	282	286
Other expense	(17)	-	(2,315)	(2,332)
Loss from continuing operations	$52	$(554)	$(11,637)	$(12,139)

Segmented assets as of March 31, 2020
Property and equipment, net	$3,423	$-	$542	$3,965
Oil and Gas Properties	$6,135	$-	$-	$6,135
Intangible assets, net	$9,353	$3,222	$-	$12,575
Capital expenditures	$-	$-	$-	$-

NOTE 18: LEASES

The Company has adopted ASU No. 2016-02, Leases (Topic 842), as of April 1, 2019 and will account for their leases in terms of the right of use assets and offsetting lease liability obligations under this pronouncement. The Company had had only short-term leases up through the acquisition of Banner Midstream. The Company acquired a right of use asset and lease liability of $731 and $732, respectively on March 27, 2020. There were no adjustments to these amounts as of March 31, 2020. The Company recorded these amounts at present value, in accordance with the standard, using discount rates ranging between 2.5% and 6.8%. The right of use asset is composed of the sum of all lease payments, at present value, and is amortized straight line over the life of the expected lease term. For the expected term of the lease the Company used the initial terms ranging between 42 and 60 months. Upon the election by the Company to extend the lease for additional years, that election will be treated as a lease modification and the lease will be reviewed for remeasurement. This lease will be treated as an operating lease under the new standard.

The Company has chosen to implement this standard using the modified retrospective model approach with a cumulative-effect adjustment, which does not require the Company to adjust the comparative periods presented when transitioning to the new guidance on April 1, 2019. The Company has also elected to utilize the transition related practical expedients permitted by the new standard. The modified retrospective approach provides a method for recording existing leases at adoption and in comparative periods that approximates the results of a modified retrospective approach. Adoption of the new standard did not result in an adjustment to retained earnings for the Company.

As of March 31, 2020, the value of the unamortized lease right of use asset is $731. As of March 31, 2020, the Company’s lease liability was $732.

Maturity of Lease Liability for fiscal year ended March 31,
2021	$222
2022	$191
2023	$169
2024	$132
2025	$18

Total lease payments	$732

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2020

Amortization of the right of use asset for fiscal year ended March 31,
2021	$218
2022	$187
2023	$168
2024	$140
2025	$18

Total lease payments	$731

NOTE 19: ASSET RETIREMENT OBLIGATIONS

In conjunction with the approval permitting the Company to resume drilling in the existing fields, the Company has recorded an asset retirement obligation based upon the plan submitted in connection with the permit. The following table summarizes activity in the Company’s ARO for the years ended March 31, 2020 and 2019:

	2020	2019
Balance, beginning of year	$-	$-
Accretion expense	-	-
ARO liability acquired in Banner Midstream acquisition	295	-
Reclamation obligations settled	-	-
Additions and changes in estimates	-	-
Balance, end of year	$295	$-

NOTE 20: SUBSEQUENT EVENTS

Subsequent to March 31, 2020, the Company had the following transactions:

On April 15, 2020, the Company granted 200 warrants with an exercise price of $0.73 per share to extend the maturity date of the Senior Secured Debt acquired in the Banner Midstream acquisition to May 31, 2020.

On April 15, 2020, the Company granted 50 warrants with an exercise price of $0.73 to extend the maturity date of the Senior Secured Debt acquired in the Banner Midstream acquisition to May 31, 2020. The Company does not believe this transaction constitutes an accounting extinguishment of debt due to a material modification of the debt instrument.

On April 15 and 16, 2020, the Company received $438 in proceeds in a loan provided by Trend Discovery SPV I. Since they were the borrower and responsible for repayment of these amounts the Company granted 1,000 warrants at $0.73 for collateral for the loan. In addition, on May 29, 2020, the Company issued 521 shares of common stock in conversion of $380 of loans payable and accrued interest. The conversion was done at $0.73 per share and resulted in a loss on conversion of $1,027.

On April 16, 2020, the Company received $386 in Payroll Protection Program funding related to Ecoark Holdings, and the Company also received on April 13, 2020, $1,482 in Payroll Protection Program funds for Pinnacle Frac LLC, a subsidiary of Banner Midstream.

On May 1, 2020, an institutional investor elected to convert its remaining shares of Series B Preferred shares into 161 common shares.

On April 1 and May 5, 2020, two institutional investors elected to convert their 1 Series C Preferred share into 1,379 common shares.

On May 6, 2020, the Company granted 100 non-qualified stock options to a consultant.

On May 8 and May 14, the Company issued 25 and 35 shares of common stock for the extension of this not and accrued interest valued at $45. The Company recognized a loss of $13 on this issuance and conversion

On May 10, 2020, the Company entered into letter agreements with accredited institutional investors holding 1,379 warrants issued on November 13, 2019 with an exercise price of $0.725 and holding 5,882 warrants with and exercise price of $0.90 (collectively, the “Existing Warrants”). The Existing Warrants have been registered for resale pursuant to a registration statement on Form S-1 (File No. 333-235456). In consideration for the investors exercising in full all of the Existing Warrants on or before May 18, 2020, the Company has agreed to issue the investors new warrants pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, to purchase up to a number of shares of common stock equal to 100% of the number of shares issued upon the exercise of the $0.90 warrants pursuant to the warrant exercise , which the new warrants substantially in the form of the original $0.90 warrants, except for the exercise price which will be $1.10. Between May 11, 2020 and May 18, 2020, the Company received $6,294 from the cash exercise of these Existing Warrants.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2020

Between May 11 and June 15, 2020, (a) the Company repaid long-term debt of $2,851 in cash; (b) converted $397 in long-term debt, plus $35 in accrued interest into 592 shares of common stock, and recorded a loss on conversion of $408 on this transaction; (c) repaid $140 in cash and converted $17 of amounts due to prior owners into 23 shares of common stock, and recorded a loss on conversion of $16 on this transaction; (d) converted $200 in long-term debt and $15 in accrued interest into 295 shares of common stock, and recorded a loss on conversion of $213 on this transaction; (e) repaid $3 and converted $507 of a vendor payable into 461 shares of common stock, and recorded a loss on conversion of $161 on this transaction; and (f) repaid $75 in cash and converted $825 in amounts due to prior owners into 1,130 shares of common stock, and recorded a loss on conversion of $350 on this transaction.

On May 26, 2020 the Company issued 5 shares of common stock for the conversion of an accrued expense valued at $4. The Company recognized a loss of $4 on this conversion.

Between May 29, 2020 and June 22, 2020, 319 non-qualified stock options were exercised for proceeds of $203.

Between May 29, 2020 and June 3, 2020, 127 2017 Omnibus stock options were exercised for proceeds of $117.

On June 6, 2020 the Board Compensation Committee approved the modification of an executive’s stock option as allowable by the Company’s 2013 Incentive Stock Option Plan and 2017 Omnibus Stock Plan to amend the strike price of the executive’s 3,363 stock option grant from $2.60 per share to $0.73 per share.

On June 11, 2020, the Company acquired certain energy assets from SR Acquisition I, LLC for $1 as part of the ongoing bankruptcy reorganization of Sanchez Energy Corporation. The transaction includes the transfer of 262 total wells in Mississippi and Louisiana, approximately 9,000 acres of active mineral leases, and drilling production materials and equipment. The 262 total wells include 57 active producing wells, 19 active disposal wells, 136 shut-in with future utility wells, and 50 shut-in pending plugging wells. Included in the assignment are 4 wells in the Tuscaloosa Marine Shale formation.

On June 18, 2020, the Company acquired certain energy assets from SN TMS, LLC for $1 as part of the ongoing bankruptcy reorganization of Sanchez Energy Corporation. The transaction includes the transfer of wells, active mineral leases, and drilling production materials and equipment.

Between June 19 and June 22, 2020, there were 395 warrants exercised for $399. Of these 400 warrants, 187 of them were cashless exercises.

The recent outbreak of COVID-19, which has been declared by the World Health Organization to be a pandemic, has spread across the globe and is impacting worldwide economic activity. A pandemic, including COVID-19, or other public health epidemic poses the risk that the Company or its employees, suppliers, and other partners may be prevented from conducting business activities at full capacity for an indefinite period of time, including due to spread of the disease within these groups or due to shutdowns that may be requested or mandated by governmental authorities. While it is not possible at this time to estimate the impact that COVID-19 could have on the Company’s business, the continued spread of COVID-19 and the measures taken by the governments of countries affected and in which the Company operates could disrupt the operation of the Company’s business. The COVID-19 outbreak and mitigation measures may also have an adverse impact on global economic conditions, which could have an adverse effect on the Company’s business and financial condition, including on its potential to conduct financings on terms acceptable to the Company, if at all. In addition, the Company may take temporary precautionary measures intended to help minimize the risk of the virus to its employees, including temporarily requiring all employees to work remotely, and discouraging employee attendance at in-person work-related meetings, which could negatively affect the Company’s business. The extent to which the COVID-19 outbreak impacts the Company’s results will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the virus and the actions to contain its impact.

SUPPLEMENTAL INFORMATION ON OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

The following supplemental unaudited information regarding the Company’s oil and gas activities is presented pursuant to the disclosure requirements of ASC 932. All of the Company’s activities are in the United States.

The Company has performed due diligence in addition to the determination of estimated proved reserves which on one of their leases which has 9,615 acres of oil and gas mineral rights at both shallow and deep levels and identified average recoverable cumulative production of 3,540,000 barrels of oil. This due diligence is not included in any of the amounts provided as of and for the fiscal year ended March 31, 2020.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2020

Results of Operations

Results of Operations	March 31, 2020	March 31, 2019

Sales	$-	$-
Lease operating costs	-	-
Depletion, accretion and impairment	-	-

	$-	$-

Since the acquisition of Banner Midstream occurred on March 27, 2020, there were no sales and related costs during the four-day period March 28, 2020 through March 31, 2020.

Reserve Quantity Information

The supplemental unaudited presentation of proved reserve quantities and related standardized measure of discounted future net cash flows provides estimates only and does not purport to reflect realizable values or fair market values of the Company’s reserves. The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, significant changes to these estimates can be expected as future information becomes available.

Proved reserves are those estimated reserves of crude oil (including condensate and natural gas liquids) and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those expected to be recovered through existing wells, equipment, and operating methods.

Estimated Quantities of Proved Reserves (Mbbl)

Estimated Quantities of Proved Reserves	March 31, 2020	March 31, 2019

Proved Developed, Producing	17	-
Proved Developed, Non-Producing	-	-
Total Proved Developed	-	-
Proved Undeveloped	-	-
Total Proved	17	-

Petroleum and Natural Gas Reserves

Reserves are estimated remaining quantities of oil and natural gas and related substances, which by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward, from known resources, and under existing economic conditions, operating methods and government regulations prior to the time at which contracts providing the right to operate expire.

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Reserves

The standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves and the changes in standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves were prepared in accordance with provisions of ASC 932, “Extractive Activities – Oil and Gas.” Future cash inflows as March 31, 2020 and 2019 were computed by applying the unweighted, arithmetic average of the closing price on the first day of each month for the twelve month period prior to March 31, 2020 and 2019 to estimated future production. Future production and development costs are computed by estimating the expenditures to be incurred in developing and producing the proved oil and natural gas reserves at year-end, based on year-end costs and assuming continuation of existing economic conditions.

Future income tax expenses are calculated by applying appropriate year-end tax rates to future pretax net cash flows relating to proved oil and natural gas reserves, less the tax basis of properties involved. Future income tax expenses give effect to permanent differences, tax credits and loss carry forwards relating to the proved oil and natural gas reserves. Future net cash flows are discounted at a rate of ten percent annually to derive the standardized measure of discounted future net cash flows. This calculation procedure does not necessarily result in an estimate of the fair market value of the Company’s oil and natural gas properties.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2020

The standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves for the years ended March 31, 2020 and 2019 are as follows:

Standardized Measure of Discounted Future Net Cash Flow	March 31, 2020	March 31, 2019

Future gross revenue	$767	$-
Less: Future production tax expense	(35)	-
Future gross revenue after production taxes	732	-
Less: Future operating costs	(565)	-
Less: Development costs	(295)	-
Future net income (loss) before taxes	(128)	-
10% annual discount for estimated timing of cash flows	40	-
Standardized measure of discounted future net cash flows (PV10)	$(88)	$-

Changes in Standardized Measure of Discounted Future Net Cash Flows

The changes in the standardized measure of future net cash flows relating to proved oil and natural gas reserves for the years ended March 31, 2020 and 2019 are as follows:

Change in Standardized Measure of Discounted Future Net Cash Flow	March 31, 2020	March 31, 2019

Balance - beginning	$-	$-
Net changes in prices and production costs	(412)	-
Net changes in future development costs	(203)	-
Sales of oil and gas produced, net	-	-
Extensions, discoveries and improved recovery	-	-
Purchases of reserves	527	-
Sales of reserves	-	-
Revisions of previous quantity estimates	-	-
Previously estimated development costs incurred	-	-
Net change income taxes	-	-
Accretion of discount	-	-
Balance - ending	$(88)	$-

In accordance with SEC requirements, the pricing used in the Company’s standardized measure of future net revenues in based on the twelve month unweighted arithmetic average of the first day of the month price for the period April through March for each period presented and adjusted by lease for transportation fees and regional price differentials. The use of SEC pricing rules may not be indicative of actual prices realized by the Company in the future.

Banner Midstream Corp.

Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm

805 Third Avenue New York, NY 10022 Tel. 212.838.5100 Fax 212.838.2676 www.rbsmllp.com

To the Shareholders and Audit Committee

Banner Midstream Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Banner Midstream Corp. (The “Company”) as of December 31, 2019 and 2018, and the related consolidated statements of operations, stockholders’ deficit and cash flows for the year ended December 31, 2019 and for the period from inception April 2, 2018 through December 31, 2018, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the year ended December 31, 2019 and for the period from inception April 2, 2018 through December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Change in Accounting Principles

The Company followed ASC 840 Leases in accounting for leased properties until 2019 when it adopted ASC 842 for its accounting for finance and operating leases in 2019. The Company accounts for revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers, which the Company adopted effective January 1, 2019.

The Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has an accumulated deficit, recurring losses, and negative cash flows that raise substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ RBSM LLP

We have served as the Company’s auditor since 2018

805 Third Avenue
New York, NY 10022

July 13, 2020

Banner Midstream Corp.

Consolidated Balance Sheets

December 31, 2019 and 2018

	2019	2018
Assets
Current assets:
Cash	$226,917	$207,094
Accounts receivable, net	43,845	20,550
Prepaid expenses and other current assets, current portion	522,950	254,740
Total current assets	793,712	482,384
Noncurrent assets:
Prepaid expenses, long-term portion	-	69,375
Fixed assets, net	3,488,993	4,868,275
Right of use assets	779,199	-
Other assets	-	101
Assets of discontinued operations	249,017	290,149
Total noncurrent assets	4,517,209	5,227,900
Total assets	$5,310,921	$5,710,284

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable and other current liabilities	$2,198,558	$1,049,284
Accounts payable – related parties	1,787	3,324
Current liabilities of discontinued operations	227,522	276,785
Current portion of lease liability	220,234	-
Current portion of long-term debt	5,412,287	3,423,432
Notes payable – related parties	2,029,492	1,100,000
Total current liabilities	10,089,880	5,852,825

Long-term debt, net of current portion	463,269	1,561,512
Lease liability, net of current portion	566,145	-
Total liabilities	11,119,294	7,414,337

Commitments and contingencies

Stockholders’ Deficit:
Preferred stock, $0.0001 par value; 5,000,000 shares authorized, none issued and outstanding as of December 31, 2019 and 2018, respectively	-	-
Common stock, $0.0001 par value; 45,000,000 shares authorized, 5,565,976 and 5,320,807 shares issued and outstanding at December 31, 2019 and 2018, respectively	557	532
Additional paid in capital	2,539,291	2,003,775
Accumulated deficit	(8,348,221)	(3,708,360)
Total stockholder’ deficit	(5,808,373)	(1,704,053)
Total liabilities and stockholders’ deficit	$5,310,921	$5,710,284

The accompanying notes are an integral part of the consolidated financial statements.

Banner Midstream Corp.

Consolidated Statements of Operations

For the Year Ended December 31, 2019 and Period April 2, 2018 (Inception) through December 31, 2018

	2019	2018

Revenue	$14,715,217	$8,614,989
Cost of Sales	10,228,168	7,052,762
Gross Profit	4,487,049	1,562,227
Operating expenses:
Salaries and wages, including stock-based compensation	1,940,050	2,117,285
Selling, general and administrative expenses	3,516,515	2,200,718
Total operating expenses	5,456,565	4,318,003
Operating loss	(969,516)	(2,755,776)

Other income (expense):
Bargain purchase gain	-	208,690
Forgiveness of debt	300,643	-
Other income (expense)	(1,099,303)	315,055
Interest expense	(2,866,449)	(1,168,357)
Total other income (expense)	(3,665,109)	(644,612)

Loss from continuing operations before provision for income taxes	(4,634,625)	(3,400,388)
Provision for income taxes	-	-
Loss from continuing operations	(4,634,625)	(3,400,388)
Loss from discontinued operations	(5,236)	(307,972)

Net loss	$(4,639,861)	$(3,708,360)

Net loss per share:
Basic and diluted – continuing operations	$(0.85)	$(0.86)
Basic and diluted – discontinued operations	(0.00)	(0.08)
Net loss per share	$(0.85)	$(0.94)

Weighted average shares outstanding	5,444,094	3,940,094

The accompanying notes are an integral part of the consolidated financial statements.

BANNER MIDSTREAM CORP

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

For the Year ended December 31, 2019 and Period April 2, 2018 (Inception) through December 31, 2018

	Preferred		Common		Additional Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balances at April 2, 2018 (Inception)	-	$-	-	$-	$-	$-	$-

Shares issued to founder	-	-	5,000,000	500	(500)	-	-
Shares issued for cash in private placement	-	-	70,807	7	212,906	-	212,913
Shares issued for services	-	-	250,000	25	749,975	-	750,000
Warrants granted with placement of convertible note	-	-	-	-	1,041,394	-	1,041,394
Net loss for the period	-	-	-	-	-	(3,708,360)	(3,708,360)

Balances at December 31, 2018	-	$-	5,320,807	$532	$2,003,775	$(3,708,360)	$(1,704,053)

Shares issued for services	-	-	60,000	6	179,994	-	180,000

Shares issued for cash in private placement	10,000	1	85,169	9	355,531	-	355,541

Conversion of preferred stock to common stock	(10,000)	(1)	100,000	10	(9)	-	-

Net loss for the year	-	-	-	-	-	(4,639,861)	(4,639,861)

Balances at December 31, 2019	-	$-	5,565,976	$557	$2,539,291	$(8,348,221)	$(5,808,373)

The accompanying notes are an integral part of the consolidated financial statements.

Banner Midstream Corp.

Consolidated Statements of Cash Flows

For the Year Ended December 31, 2019 and Period April 2, 2018 (Inception) through December 31, 2018

	2019	2018

Cash flows from operating activities
Net loss	$(4,634,625)	$(3,400,388)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and impairment	1,336,557	352,836
Gain from settlement	-	(87,731)
Loss from disposal of assets	36,000	314,114
Share based compensation	180,000	750,000
Bargain purchase gain	-	(208,690)
Forgiveness of debt	(300,643)	-
Amortization of debt discount	317,532	712,986
Changes in operating assets and liabilities:
Accounts receivable	(23,295)	698,050
Prepaid expenses	(198,835)	(323,251)
Interest of lease liability	(146,188)	-
Amortization of right of use asset	153,369	-
Other assets	101	(202)
Accounts payable and other current liabilities	1,188,417	(301,590)
Net cash used in operating activities	(2,091,610)	(1,493,866)
Cash flows from investing activities
Cash paid for acquisition	-	(303,434)
Proceeds from sale of fixed assets	32,000	-
Purchase of fixed assets	(25,276)	(1,957,422)
Net cash provided by (used in) investing activities	6,724	(2,260,856)
Cash flows from financing activities
Proceeds from issuance of shares	355,541	212,913
Proceeds from notes payable – related parties	155,463	400,000
Proceeds from long-term debt	5,637,823	5,910,573
Payments on long-term debt	(4,030,751)	(2,243,658)
Proceeds (repayments) from related parties	-	3,324
Net cash provided by financing activities	2,118,076	4,283,152
Net cash used in discontinued operations – operating activities	(13,367)	(33,923)
Net cash used in discontinued operations – investing activities	-	(287,413)
Net cash used in discontinued operations	(13,367)	(321,336)
Net increase (decrease) in cash and cash equivalents	19,823	207,094
Cash and restricted cash – beginning of year	207,094	-
Cash and restricted cash – end of year	$226,917	$207,094

Supplemental schedule of cash flow information
Cash paid for interest	$762,237	$161,123
Cash paid for income taxes	$48,429	$–

Supplemental schedule of non-cash information
Lease liability for right of use assets at inception	$932,567	$-
Debt for payment of convertible note via intermediary	500,000	-
Payment of convertible note via intermediary	$(500,000)	$-
Original issue discounts on notes payable	$551,504	$301,413
Warrant value attached to convertible note payable	$-	$1,041,394
Assets acquired from acquisition of LAH	$-	$4,297,267
Liabilities assumed from acquisition of LAH	$–	$3,785,042

The accompanying notes are an integral part of the consolidated financial statements.

Banner Midstream Corp.

Notes to Consolidated Financial Statements

December 31, 2019 and 2018

NOTE 1:	DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Pinnacle Frac Holdings Corp (the “Company” or “Banner Midstream”) is a corporation established pursuant to the laws of the State of Delaware on April 2, 2018. Pinnacle Frac Holdings Corp was renamed Banner Midstream Corp by the Delaware Division of Corporations on December 6, 2018. The Company entered into an agreement with Ozark Empire Capital Management (“Ozark”) on June 20, 2018 for 2,000,000 shares for Ozark to manage the executive function of the Company, raise capital for the Company, identify and complete acquisitions for the Company, and lead the Company’s effort to go public. The Company is operating as a holding company and acquisition vehicle for an ongoing roll-up of oilfield services companies focused on drilling rig, fracking, and oil and natural gas production services.

Banner Midstream acquired one hundred percent of the issued and outstanding membership interests of Pinnacle Frac Transport LLC (“Pinnacle Frac”) for 3,000,000 shares on May 24, 2018. Pinnacle Frac is a limited liability company pursuant to the laws of the State of Arkansas established on January 15, 2018. Pinnacle Frac is currently structured as a wholly owned subsidiary of the Company. Pinnacle Frac has three wholly owned subsidiaries, LAH Lease Service LLC (“LAH”), LSQL Truck & Trailer Sales LLC (“LSQL”), and Triumph Energy Services, LLC (“Triumph”) which are limited liability companies pursuant to the laws of the State of Texas. Pinnacle Frac acquired one hundred percent of the issued and outstanding membership interests of LAH and LSQL on April 30, 2018, and subsequently transferred selected operations, employees, equipment, and contracts into Pinnacle Frac. Neither LAH nor LSQL currently have active operations or any assets. Pinnacle Frac acquired one hundred percent of the issued and outstanding membership interests of Triumph on November 6, 2018, and subsequently transferred selected contracts into Pinnacle Frac. Triumph currently has an active bank account and Department of Transportation (“DOT”) Motor Carrier Number (“MC Number”) but no active employees or operations. Pinnacle Frac commenced operations in May 2018 and is engaged in the business of providing transportation of frac sand and logistics services to major hydraulic fracturing and drilling operators in the domestic United States.

Banner Midstream established Pinnacle Vac Service LLC (“Pinnacle Vac”) as a limited liability company pursuant to the laws of the State of Texas on May 8, 2018, with the Company having ownership of one hundred percent of the issued and outstanding membership interests of Pinnacle Vac. Pinnacle Vac is currently structured as a wholly owned subsidiary of the Company. Pinnacle Vac commenced operations in July 2018 and engaged in the business of providing water transportation (“vacuum services”) and roustabout work to major drilling operators and production wells in the domestic United States. As of November 15, 2018, Pinnacle Vac no longer has any active operations or employees. See NOTE 8 – DISCONTINUED OPERATIONS.

Banner Midstream established Pinnacle Frac Sales & Service LLC dba Capstone Equipment Leasing (“Capstone”) as a limited liability company pursuant to the laws of the State of Texas on May 23, 2018, with the Company having ownership of one hundred percent of the issued and outstanding membership interests of Capstone. Capstone is currently structured as a wholly owned subsidiary of the Company. Pinnacle Frac Sales & Service LLC was renamed Capstone Equipment Leasing, LLC by the Office of the Secretary of State of Texas on October 4, 2018. Capstone commenced operations in October 2018 and is engaged in the business of procuring and financing equipment to various oilfield transportation services contractors (“owner-operators”).

Basis of Presentation

The Company’s consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States (GAAP). Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (ASC) and Accounting Standards Update (ASU) of the Financial Accounting Standards Board (FASB). All adjustments considered necessary for a fair presentation have been included. These adjustments consist of normal and recurring accruals, as well as non-recurring charges.

Principles of Consolidation

The Company prepares its consolidated financial statements on the accrual basis of accounting. The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, all of which have a year end of December 31. All intercompany accounts, balances and transactions have been eliminated in the consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. These estimates include, but are not limited to, management’s estimate of provisions required for uncollectible accounts receivable, fair value of assets held for sale and assets and liabilities acquired, impaired value of equipment and intangible assets, including goodwill, estimates of discount rates in lease, liabilities to accrue, cost incurred in the satisfaction of performance obligations, permanent and temporary differences related to income taxes and determination of the fair value of stock awards. Actual results could differ from those estimates.

Acquisition Accounting

The Company’s acquisitions are accounted for under the acquisition method of accounting whereby purchase price is allocated to tangible and intangible assets acquired and liabilities assumed based on fair value. The excess of the fair value of the consideration conveyed over the fair value of the net assets acquired is recorded as goodwill. The excess of the fair value of the net assets acquired over the fair value of the consideration conveyed is recorded as a nonoperating gain on acquisition. The statements of operations for the periods presented include the results of operations for each of the acquisitions from the date of acquisition. See NOTE 7 – ACQUISITION.

Customer Concentration and Credit Risk

During 2019 and 2018, one of our customers accounted for approximately 88.0% and 93.5% respectively of our total gross revenues within our core frac sand transportation division. No other customers exceeded 10% of revenues during 2019 and 2018. 86.1% and two customers accounting for 57.3% and 28.8% of accounts receivable at December 31, 2019, and with the customer with the higher balance in 2019 accounting for 100% of accounts receivable at December 31, 2018. The Company believes it will continue to reduce the customer concentration risks by engaging new customers within its core frac sand transportation business and by continuing acquisitions exploration and production (E&P) for diversification purposes.

57% and three vendors account for 20.6%, 18.3%, and 18.1% respectively of accounts payable at December 31, 2019. 37% and, 37% and two different vendors account for 20.6% and 17.2% respectively at December 31, 2018. No other vendors exceeded 10% of accounts payable at December 31, 2019 and 2018.

The Company maintains demand deposits with commercial banks. At times, certain balances held within these accounts may not be fully guaranteed or insured by the U.S. federal government. The uninsured portion of cash are backed solely by the assets of the underlying institution. As such, the failure of an underlying institution could result in financial loss to the Company.

Cash and Cash Equivalents

Cash equivalents include all highly liquid investments with original maturities of three months or less. The Company often maintains cash balances more than the $250,000 FDIC insured limit per account holder. The Company does not consider this risk to be material.

Accounts Receivable

Accounts receivable are comprised of unsecured amounts due from customers that have been conveyed to a factoring agent without recourse. The Company receives an advance from the factoring agent of 98% of the amount invoiced to the customer within one business day. The Company recognizes revenue for 100% of the gross amount invoiced, records an expense for the 2% finance fee charged by the factoring agent, and realizes cash for the 98% net proceeds received. The Company does not record an allowance for bad debts on any amounts that have been factored non-recourse.

The Company, at times, may conduct business with a customer that has not been approved by the factoring agent to be factored with recourse. The Company will record an allowance for bad debts on receivables that have been factored with recourse due to risk of non-collection falling on the Company versus the factoring agent. As of December 31, 2019, and 2018, all receivables were factored without recourse, so the Company did not record an allowance for doubtful accounts. The factoring agent has the ability to hold various receivables into a reserve account due to various reasons such as documentation errors or customer disputes. As of December 31, 2019, and 2018, the Company had a factoring agent reserve balance of $0 and ($12,100) so a contra asset for that reserve was recorded against the Company’s accounts receivable balances.

Property and Equipment and Long-Lived Assets

Property and equipment is stated at cost. Depreciation on property and equipment is computed using the straight-line method over the estimated useful lives of the assets, of ten years for all property and equipment, except leasehold improvements which are depreciated over the term f the lease, which is shorter than the estimated useful life of the improvements.

ASC 360 requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company reviews recoverability of long-lived assets on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets.

ASC 360-10 addresses criteria to be considered for long-lived assets expected to be disposed of by sale. Six criteria are listed in ASC 360-10-45-9 that must be met in order for assets to be classified as held for sale. Once the criteria are met, long-lived assets classified as held for sale are to be measured at the lower of carrying amount or fair value less costs to sell.

The Company assesses the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers to be important which could trigger an impairment review include the following:

1. Significant underperformance relative to expected historical or projected future operating results;

2. Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and

3. Significant negative industry or economic trends.

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows. The Company tested the carrying value of its long-lived assets for recoverability during the year ended December 31, 2019 and period April 2, 2018 (Inception) through December 31, 2018, and there was impairment recorded in the amount of $525,693 for the year ended December 31, 2019.

Accrued Expenses

To prepare its financial statements, the Company estimates accrued expenses. The accrual process involves reviewing open contracts, communicating with personnel to identify services that have been performed on behalf of the Company and estimating the level of service performed and the associated cost incurred for the service when the Company has not yet been invoiced or otherwise notified of the actual cost. The Company makes estimates of accrued expenses as of each balance sheet date based on the facts and circumstances known to the Company at that time. Although the Company does not expect the estimates to be materially different from amounts actually incurred, if the estimates of the status and timing of services performed differs from the actual status and timing of services performed, the Company may report amounts that are too high or too low in any particular period. Historically, the estimated accrued liabilities have approximated actual expenses incurred. Subsequent changes in estimates may result in a material change in the accruals.

Fair Value Measurements

The accounting guidance defines fair value, establishes a consistent framework for measuring fair value and expands disclosure for each major asset and liability category measured at fair value on either a recurring or non-recurring basis. Fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the accounting guidance establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets.

Level 2: Inputs, other than the quoted prices in active markets that are observable either directly or indirectly.

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The carrying values of the Company’s financial instruments such as cash, accounts payable, and accrued expenses approximate their respective fair values because of the short-term nature of those financial instruments.

Revenue Recognition

The Company accounts for revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers.

The Company accounts for a contract when it has been approved and committed to, each party’s rights regarding the goods or services to be transferred have been identified, the payment terms have been identified, the contract has commercial substance, and collectability is probable. Revenue is generally recognized net of allowances for returns and any taxes collected from customers and subsequently remitted to governmental authorities. Revenue recognition for multiple-element arrangements requires judgment to determine if multiple elements exist, whether elements can be accounted for as separate units of accounting, and if so, the fair value for each of the elements.

Revenue under master service agreements is recorded upon the performance obligation being satisfied. Typically, the satisfaction of the performance obligation occurs upon the frac sand load being delivered to the customer site and this load being successfully invoiced and accepted by the Company’s factoring agent.

The Company accounts for contract costs in accordance with ASC Topic 340-40, Contracts with Customers. The Company recognizes the cost of sales of a contract as expense when incurred or at the time a performance obligation is satisfied. The Company recognizes an asset from the costs to fulfil a contract only if the costs relate directly to a contract, the costs generate or enhance resources that will be used in satisfying a performance obligation in the future and the costs are expected to be recovered. The incremental costs of obtaining a contract are capitalized unless the costs would have been incurred regardless of whether the contract was obtained.

Cost of sales for Pinnacle Frac includes all direct expenses incurred to produce the revenue for the period. This includes, but is not limited to, direct employee labor, direct contract labor and fuel.

Income Taxes

The Company provides for income taxes under Financial Accounting Standards Board (“FASB”) Accounting Codification Number (“ASC”) 740, “Accounting for Income Taxes.” ASC 740 requires the use of an asset and liability approach in accounting for income taxes. ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all the deferred tax assets will not be realized. In accordance with ASC 740, the Company must evaluate its tax positions and determined that there was no tax loss carryforward and no deferred tax assets or deferred tax liabilities at December 31, 2019 and 2018.

Share-Based Payment Arrangements

The Company has accounted for stock-based compensation arrangements in accordance with Accounting Standards Codification subtopic 718-10, Compensation (“ASC 718”). This guidance addresses all forms of share-based payment awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights, as well as share grants and other awards issued to employees and non-employees under free-standing arrangements. These awards are recorded at costs that are measured at fair value on the awards’ grant dates, based on the estimated number of awards that are expected to vest and will result in charges to operations.

There were no employee equity awards from inception to December 31, 2019. The Company granted 500,000 shares of restricted common stock in October 2018 to various advisors representing the Company for business development. The Company issued 250,000 shares of common stock to these advisors in October through December 2018 based on the vesting date of each award. The remaining 250,000 granted shares had not vested as of December 31, 2018. There were no employee or contractor stock options (“stock option awards”) granted from inception to December 31, 2019.

The Company issued 353,448 warrants to purchase common stock in conjunction with a short-term senior secured convertible note payable. The grant-date fair value of warrants was estimated using the Black-Scholes option-pricing model, which incorporated a volatility of 221% based on 4 publicly comparable public companies in the same sector of oilfield services as the Company. A discount yield of 2.51% was used based on the recent yield of a 10-year treasury bond. The value of the 5-year warrants of $1,041,394 was recorded as a discount to note payable and will be amortized via interest expense over the life of the 8-month note payable. The warrants were cancelled in November 2019 at the election of the note holder prior to the Company’s reverse merger. See NOTE 7: ACQUISITIONS for more information on the reverse merger transaction.

December 31, 2019:		Weighted Average
	Number	Exercise Price
Beginning Balance	353,448	$5.75

Granted	-	-
Exercised	-
Forfeited	-

Cancelled	(353,448)

Ending Balance	-	$-

Weighted Average Remaining Contractual Life (Years)	-

December 31, 2018:		Weighted Average
	Number	Exercise Price
Beginning Balance	-	$-

Granted	353,448	$5.75
Exercised	-
Forfeited	-
Cancelled	-

Ending Balance	353,448	$5.75

Weighted Average Remaining Contractual Life (Years)	4.7

Leases

The Company followed ASC 840 Leases in accounting for leased properties until 2019 when it adopted ASC 842 for its accounting for finance and operating leases in 2019. The Company leases office and production facilities for terms typically ranging from three to five years. Rent escalations over the term of a lease are considered at the inception of the lease such that the monthly average for all payments is recorded as straight-line rent expense with any differences recorded in accrued liabilities.

Earnings (Loss) Per Share of Common Stock

Basic net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (“EPS”) include additional dilution from common stock equivalents, such as convertible notes, preferred stock, stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for periods presented, so only basic weighted average number of common shares are used in the computations.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies that are adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

Going Concern

The Company concluded that its negative cash flows from operations raise substantial doubt about the Company’s ability to continue as a going concern for one year from the date the consolidated financial statements are issued.

Management believes that with the Company being acquired by Ecoark Holdings, Inc. on March 27, 2020 as discussed below, this will result in sufficient capital to sustain operations for the next 12 months. Even though management believes this plan will allow the Company to continue as a going concern, there are no guarantees to the successful execution of this plan.

These consolidated financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable period of time.

On March 27, 2020, the Company was acquired by Ecoark Holdings, Inc. for 8,945,205 shares of common stock, and Ecoark Holdings, Inc. assumed all of the debt of the Company.

Impact of COVID-19

The recent outbreak of COVID-19, which has been declared by the World Health Organization to be a pandemic, has spread across the globe, and is impacting worldwide economic activity. A pandemic, including COVID-19, or other public health epidemic poses the risk that the Company or its employees, suppliers, and other partners may be prevented from conducting business activities at full capacity for an indefinite period of time, including due to spread of the disease within these groups or due to shutdowns that may be requested or mandated by governmental authorities. While it is not possible at this time to estimate the impact that COVID-19 could have on the Company’s business, the continued spread of COVID-19 and the measures taken by the governments of countries affected and in which the Company operates could disrupt the operation of the Company’s business. The COVID-19 outbreak and mitigation measures may also have an adverse impact on global economic conditions, which could have an adverse effect on the Company’s business and financial condition, including on its potential to conduct financings on terms acceptable to the Company, if at all. In addition, the Company may take temporary precautionary measures intended to help minimize the risk of the virus to its employees, including temporarily requiring all employees to work remotely, and discouraging employee attendance at in-person work-related meetings, which could negatively affect the Company’s business. The extent to which the COVID-19 outbreak impacts the Company’s results will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the virus and the actions to contain its impact.

NOTE 2: REVENUE

The Company accounts for revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers, which the Company adopted effective January 1, 2019. No cumulative adjustment to members equity was required, and the adoption did not have a material impact on our financial statements, as no material arrangements prior to the adoption were impacted by the new pronouncement.

The following table disaggregates the Company’s revenue by major source for the year ended December 31, 2019 and period April 2, 2018 (Inception) through December 31, 2018:

	2019	2018
Revenue:
Transportation and logistics	$13,652,256	$8,418,966
Equipment rental revenue	923,617	194,788
Fuel rebate	139,344	-
Other revenue	-	1,235
	$14,715,217	$8,614,989

There were no significant contract asset or contract liability balances for all periods presented. The Company does not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less and (ii) contracts for which we recognize revenue at the amount to which we have the right to invoice for services performed.

Collections of the amounts billed are typically paid by the customers within 30 to 60 days.

NOTE 3: PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of December 31:

	2019	2018
Machinery and equipment – Pinnacle Frac Transport	$4,343,242	$4,750,923
Machinery and equipment – Capstone Equipment Leasing	456,622	456,622
Leasehold improvements	25,276	-
Accumulated depreciation and impairment	(1,336,147)	(339,270)
Property and equipment, net	$3,488,993	$4,868,275

Machinery and equipment with a net book value of $1,741,365 was recorded at the time of the acquisition of LAH Lease Service on April 30, 2018. Depreciation expense net of disposals from inception to December 31, 2018 was $339,270, and loss on disposal of assets was $314,114.

Depreciation expense for the year ended December 31, 2019 was $483,183 and impairment expense on fixed assets of $525,693. Loss on disposal via assets sold was $36,000, while loss on disposal via assets impaired or taken out of service was $327,682.

NOTE 4: LONG-TERM DEBT

Long-term debt consisted of the following as of December 31:

	2019	2018
Senior secured bridge loan (a)	$1,666,667	$3,534,475
Note payable – working capital (b)	200,000	-
Note payable – LAH 1 (c)	110,000	110,000
Note payable – Unsecured note payable (d)	500,000	-
Merchant Cash Advance (MCA) loan –1 (e)	266,786	-
MCA loan – 2 (f)	347,222	-
MCA loan - 3 (g)	135,417	-
Note payable – Alliance Bank (h)	1,368,500	-
Commercial loan – Pinnacle Frac – Firstar Bank (i)	999,692	1,261,517
Auto loan 1 – Pinnacle Vac – Firstar Bank (j)	42,155	52,260
Auto loan 2 – Pinnacle Frac – Firstar Bank (k)	55,532	68,496
Auto loan 3 – Pinnacle Vac – Ally Bank (l)	44,435	53,508
Auto loan 4 – Pinnacle Vac – Ally Bank (m)	45,824	51,398
Auto loan 5 – Pinnacle Vac – Ally Bank (n)	45,629	51,649
Auto loan 6 – Capstone – Ally Bank (o)	248,269	301,148
Tractor Loan 7 – Capstone – Tab Bank (p)	111,717	130,314
Total long-term debt	6,187,845	5,614,765
Less: debt discount	(312,289)	(629,821)
Less: current portion	(5,412,287)	(3,423,432)
Long-term debt, net of current portion	$463,269	$1,561,512

(a)	On November 21, 2019, the Company entered into a senior secured convertible note for $1,666,667 with an original issue discount of $204,230. The note bears interest at the rate of 10% per annum and is due on November 15, 2020. The Company also issued 300,000 shares of common stock to the lender upon issuance. The conversion price of the loan was the lesser of $1.50 per share and the lowest of a 30% discount to the 3 lowest closing prices of the Mount Tam’s common stock for 10 days end on the day prior to the conversion notice. The Company’s previous senior secured note holders agreed to waive $261,500 of outstanding principal and $39,143 in remaining interest on their note at the request of the new senior lender to facilitate the successful closure of the transaction. Accrued interest on the note was $18,519 as of December 31, 2019.

(b)	An unrelated third-party advanced $200,000 to the Company. These amounts were due April 15, 2020 and bears interest at 14% interest per annum. Accrued interest on this note as of December 31, 2019 is $3,392.

(c)	Unsecured note payable previously issued April 2, 2018 which was assumed by the Company in the acquisition of a previous entity. The amount is past due and bears interest at 15% per annum. Accrued interest at December 31, 2019 is $18,188.

(d)	Unsecured notes payable issued in October 2019 to two unrelated third parties at 12% interest. There are two notes to this party in total. Accrued interest on these notes at December 31, 2019 is $10,795.

(e)	Merchant cash advance loan. Accrued interest on this note at December 31, 2019 is $104,119.

(f)	Merchant cash advance loan. Accrued interest on this note at December 31, 2019 is $135,417.

(g)	Merchant cash advance loan. Accrued interest on this note at December 31, 2019 is $40,625.

(h)	Original interest only loan dated June 14, 2019 with an original maturity date of April 14, 2020. The Company extended this loan at 4.95% with a new maturity date of April 14, 2025. Debt discount on this loan at December 31, 2019 was $129,994.

(i)	Original loan date of February 28, 2018, due July 28, 2020 at an interest rate of the Wall Street Journal Prime Rate adjusting annually on the anniversary of the note for $1,428,132 for 18 tractor trucks maturing on February 28, 2020. The note is secured by the collateral purchased and accrues interest annually at 4.50% with principal and interest payments due monthly.

(j)	On July 20, 2018, Pinnacle Vac Service entered into a long-term secured note payable for $56,300 for a service truck maturing July 20, 2023. The note is secured by the collateral purchased and accrued interest annually at 6.50% with principal and interest payments due monthly. There is no accrued interest as of December 31, 2019.

(k)	On August 3, 2018, Pinnacle Frac Transport entered into a long-term secured note payable for $72,669 for a service truck maturing August 3, 2023. The note is secured by the collateral purchased and accrued interest annually at 6.50% with principal and interest payments due monthly. There is no accrued interest as of December 31, 2019.

(l)	On July 18, 2018, Pinnacle Vac Service entered into a long-term secured note payable for $55,525 for a service truck maturing August 17, 2024. The note is secured by the collateral purchased and accrued interest annually at 9.00% with principal and interest payments due monthly. There is no accrued interest as of December 31, 2019.

(m)	On July 26, 2018, Pinnacle Vac Service entered into a long-term secured note payable for $53,593 for a service truck maturing September 9, 2024. The note is secured by the collateral purchased and accrued interest annually at 7.99% with principal and interest payments due monthly. There is no accrued interest as of December 31, 2019.

(n)	On July 26, 2018, Pinnacle Vac Service entered into a long-term secured note payable for $55,268 for a service truck maturing September 9, 2024. The note is secured by the collateral purchased and accrued interest annually at 7.99% with principal and interest payments due monthly. There is no accrued interest as of December 31, 2019.

(o)	On November 5, 2018, Capstone Equipment Leasing entered into four long-term secured notes payable for $139,618 maturing on November 5, 2021. The notes are secured by the collateral purchased and accrued interest annually at rates ranging between 6.89% and 7.87% with principal and interest payments due monthly. There is no accrued interest as of December 31, 2019.

(p)	On November 7, 2018, Capstone Equipment Leasing entered into a long-term secured note payable for $301,148 maturing on November 22, 2023. The note is secured by the collateral purchased and accrued interest annually at 10.25% with principal and interest payments due monthly. There is no accrued interest as of December 31, 2019.

In addition, on September 28, 2018 the Company repaid a short-term senior secured note payable, originally due July 31, 2018, for $1,536,437. This note was issued on April 30, 2018 with interest accruing at 10% annually with interest due upon maturity. The note principal and all accrued interest totaling $55,891 were paid in full on September 28, 2018.

The Company incurred interest expense of $2,866,449 and $1,168,357 for the year ended December 31, 2019 and period April 2, 2018 (Inception) through December 31, 2018.

The following is a list of maturities (net of discount) as of December 31:

2020	$5,412,287
2021	197,936
2022	123,586
2023	117,389
2024	24,358
$5,875,556

NOTE 5: NOTES PAYABLE - RELATED PARTIES

Notes payable to related parties consisted of the following as of December 31:

	2019	2018
Note - Director (a)	$631,492	$77,000
Notes - Director (b)	1,080,500	968,000
Note – Director (c)	250,000	-
Note – Officer (d)	67,500	55,000
Total Notes Payable – Related Parties	2,029,492	1,100,000
Less: Current Portion of Notes Payable – Related Parties	(2,029,492)	(1,100,000)
Long-term debt, net of current portion	$-	$-

(a)	A director advanced $234,000 in four notes ($474,492) and in advances ($157,000) to the Company. One of the note amounts is past due and bears interest at 10% per annum. Accrued interest at December 31, 2019 is $39,365.

(b)	A director advanced $1,080,500 in four separate notes to the Company. Two of these amounts are past due and these notes are due at various times through December 2020 and bear interest at 10-15% interest per annum. Accrued interest on these notes as of December 31, 2019 is $153,560.

(c)	On January 16, 2019, the Company entered into a short-term junior secured promissory note payable with a director for $250,000 maturing on June 15, 2019, extended to December 16, 2019, and further extended to June 30, 2020. The note accrues interest annually at 10% and has a subordinated security interest to the senior secured convertible note payable entered into on August 24, 2018. Accrued interest at December 31, 2019 is $19,041.

(d)	An officer of the Company advanced $67,500 in two notes. This amount is due July 2020 and bears interest at 10-15% interest per annum. Accrued interest on these notes as of December 31, 2019 is $14,786.

The Company incurred interest expense of $129,036 and $97,718 for the year ended December 31, 2019 and period April 2, 2018 (Inception) through December 31, 2018.

 NOTE 6: STOCKHOLDERS’ EQUITY

The Company has 5,000,000 shares of preferred stock authorized at $0.0001 par value per share, and there were no preferred shares issued or outstanding at December 31, 2019 and 2018.

The Company issued 10,000 shares of preferred stock in July 2019 at $10.00 per share for proceeds totaling $100,000 to a high net worth accredited investor. The preferred shares have a conversion feature where they would convert into common stock at 30% discount to the closing price on the date of the company’s first trading day as a public company. The preferred shares include 10,000 warrants with a 5-year maturity and exercisable at a 15% premium to the issuance price.

The Company has 45,000,000 shares of common stock authorized at $0.0001 par value per share, and there were 5,565,976 and 5,320,807 common shares issued and outstanding at December 31, 2019 and 2018, respectively.

The Company issued 3,000,000 shares of restricted common stock for one hundred percent of the issued and outstanding membership interest of Pinnacle Frac Transport LLC on May 24, 2018. The Company issued 2,000,000 shares of restricted common stock on June 20, 2018 at a part of a management agreement with Ozark Empire Capital Management to manage the executive function of the Company, raise capital for the Company, identify and complete acquisitions for the Company, and lead the Company’s effort to file to go public. The Company issued an additional 70,807 shares of restricted common stock in September through December 2018 at $3 per share for proceeds totaling $212,913 to various high net worth accredited investors as a part of an equity financing round. The Company issued an additional 250,000 shares of restricted common stock in October through December 2018 to various advisors representing the Company for business development, which have been valued at $3 per share for a total $750,000.

The Company issued an additional 85,169 shares of common stock in January through April 2019 at $3.00 per share for proceeds totaling $255,507 to various high net worth accredited investors as a part of an equity financing round.

On February 1, 2019 and on April 1, 2019, the Company issued 30,000 shares on each vesting date (60,000 total) to an advisor representing the Company for business development.

The Company terminated an agreement with an advisor on January 13, 2019 resulting in the forfeiture of 190,000 previously granted but unvested shares of restricted common stock. 10,000 of the 200,000 shares were issued in 2018 with no further commitment required in 2019 after the execution of the termination to the agreement.

NOTE 7: ACQUISITIONS

LAH Lease Service LLC Acquisition

The Company made a bargain purchase of $100 for LAH Lease Service LLC, on April 30, 2018, which was insolvent at the time of acquisition. All of the issued and outstanding membership interests of LAH were purchased for a cost of $208,690 below net book value which resulted in the gain on acquisition.

LAH LEASE SERVICE LLC

STATEMENT OF ASSETS AND LIABILITIES

As of April 30, 2018

Assets
Accounts Receivable (net of allowance for uncollectible accounts)	718,600
Machinery & Equipment (net of accumulated depreciation)	1,741,365
Total Assets	$2,459,965
Liabilities
Cash Overdrawn	3,434
Accounts Payable	123,423
Accrued Expenses	1,424,318
Short-term Notes Payable	100,000
Related Party Notes Payable	600,000
Total Liabilities	$2,251,175

Net Book Value	$208,790
Acquisition Purchase Price	100
Gain on Acquisition	$208,690

Pro forma (Unaudited)

Pinnacle Frac acquired one hundred percent of the issued and outstanding membership interests of LAH and LSQL on April 30, 2018, and subsequently transferred selected operations, employees, equipment, and contracts into Pinnacle Frac.

The following unaudited pro forma information presents the combined results of operations as if the acquisitions had been completed on April 30, 2018. The unaudited pro forma results include amortization associated with preliminary estimates for the acquired intangible assets on these unaudited pro forma adjustments.

The unaudited pro forma results do not reflect any cost saving synergies from operating efficiencies, or the effect of the incremental costs incurred in integrating the two companies. Accordingly, these unaudited pro forma results are presented for informational purpose only and are not necessarily indicative of what the actual results of operations of the combined company would have been if the acquisition had occurred at the beginning of the period presented, nor are they indicative of future results of operations:

From May 1, 2018	Pinnacle Frac
to December 31, 2018	Transport	LAH	LSQL	Total	Dr	Cr	Proforma
Revenues	$8,420,200	$-	$-	$8,420,200	$-		$8,420,200
Net income (loss)	$(1,565,945)	$(372)	$(272)	$(1,566,589)		$(314,114)	$(1,566,589)

From May 1, 2018 to December 31, 2018, the proforma adjustment of $314,114 is for a loss on disposal recorded for the 8 months ended December 31, 2018 for equipment that was acquired and not deemed fit to be placed into service. There was no amortization expense recorded from the acquisition date to December 31, 2018 due to the acquisition being purchased below net book value and no goodwill being recorded.

Mount Tam Reverse Merger

On September 26, 2019, the Company executed a reverse merger agreement with Mount Tam Biotechnologies, Inc. (OTC: MNTM) (“Mount Tam”). The merger closed on November 18, 2019, with Banner Midstream becoming a wholly owned subsidiary of Mount Tam. Under terms of the agreement, Banner Midstream as the surviving entity and became a subsidiary of Mount Tam. Upon closure of the transaction, Mount Tam changed its name to MTB Corp. and executed a successful reverse split of its common stock at a ratio of one new share for each 95 existing shares. The reverse split and name change to MTB Corp. took effect November 14, 2019. At the time of closing, shareholders of Mount Tam had a combined ownership position of approximately 10%, and the former Banner shareholders collectively owned approximately 90% of the outstanding stock. Mount Tam’s shares traded under the temporary ticker symbol “MNTMD” and following a 20-day trading period, the Company’s symbol transitioned to the permanent ticker symbol “BANM.” On February 12, 2020, the name from MTB Corp. was changed to Banner Energy Services Corp. On March 27, 2020, Banner Energy Services Corp divested Banner Midstream to Ecoark Holdings, Inc. See NOTE 13: SUBSEQUENT EVENTS.

NOTE 8: DISCONTINUED OPERATIONS

The Company made the decision to discontinue the operations of its wholly owned subsidiary, Pinnacle Vac Service LLC (“Pinnacle Vac”), effective October 31, 2018 due to the inability of Pinnacle Vac’s management to develop a sustainable, profitable business model. All of the non-managerial staff of Pinnacle Vac were terminated on October 23, 2018 and all of its oilfield services operations were terminated on October 23, 2018. The managerial staff of Pinnacle Vac was terminated on November 15, 2018 and Pinnacle Vac’s rental facility at Sligo Rd was vacated on November 15, 2018.

Pursuant to ASC 205-20, Presentation of Financial Statements – Discontinued Operations, ASC-20-45-1B, paragraph 360-10-45-15, Pinnacle Vac will be disposed of other than by sale via an abandonment and termination of operations with no intent to classify the entity or assets as Available for Sale. Pursuant to ASC 205-20-45-3A, the results of operations of Pinnacle Vac from inception to discontinuation of operations will be reclassified to a separate component of income, below Net Income/(Loss), as a Loss on Discontinued Operations.

All of the equipment assets of Pinnacle Vac and the related loan liabilities will be subsequently transitioned into a separate wholly owned subsidiary of Banner, Capstone Equipment Leasing LLC to continue servicing the debt. The remaining current assets of Pinnacle Vac will be used to settle any outstanding current liabilities of Pinnacle Vac. A loss contingency will be recorded on the books of Banner if any of the outstanding liabilities or obligations of Pinnacle Vac resulting from this abandonment are reasonably estimable and likely to be incurred.

December 31, 2019 and 2018	2019	2018
Cash and Cash Equivalents	$51	$183
Prepaid Expenses	-	10,500
	$51	$10,683

Machinery and Equipment (net of accumulated depreciation)	248,966	248,966
Intangible Assets (net of accumulated amortization)	-	30,500
	$249,017	$290,149

Accounts Payable	227,522	245,285
Accrued Expenses	-	31,500
	$227,522	$276,785

Year Ended December 31, 2019 and May 8, 2018 (Inception) to October 31, 2018
Revenue	$-	$369,781
Cost of Sales	-	245,759
Gross Profit	-	124,022
Operating Expenses	5,236	431,994
Loss from discontinued operations	$(5,236)	$(307,972)
Non-cash revenues (expenses)	8,131	(13,364)
Net cash used in discontinued operations	$(13,367)	$(321,336)

NOTE 9: COMMITMENTS AND CONTINGENCIES

Litigation

Pinnacle Frac Transport LLC has retained Almanza, Blackburn, Dickie & Mitchell LLP (“ABDM”) for representation in the case Garnett, Mark vs. Hamrick, William “Bill”. Bill Hamrick is the former owner of LAH Lease Service LLC and LSQL Truck and Trailer Sales LLC which were acquired by Pinnacle Frac Transport on April 30, 2018. The Company has not accrued a loss contingency due to the inability to estimate a reasonable estimate of the amount of loss and the unlikelihood of an unfavorable outcome. The Company received a full settlement and release from all plaintiffs on December 31, 2019 and incurred no loss liabilities other than the costs for its external legal counsel at ABDM.

The Company has been assigned a $1,661,858 judgment against William “Bill” Hamrick, the former owner of LAH and LSQL. The judgment was transferred by FracSure LLC (“FracSure”) to the Company on September 28, 2018 because of the Company satisfying the payment in full on a $1,536,437 note payable for equipment in September 2018. The Company engaged with the law firm, Pakis, Giotes, Page & Burleson (“Pakis”) on November 15, 2018 to begin collection efforts on the judgment in the State of Texas. The Company engaged with the law firm, Wiener, Weiss & Madison (“WWM”) on January 31, 2019 to begin collection efforts on the Hamrick judgment in the State of Louisiana. As of December 31, 2019, the Company has not been successful in its attempts to collect on the judgment.

Accounts Payable

Pinnacle Vac Service has $227,522 and $245,285 in accounts payable as of December 31, 2019 and 2018 and has not had sufficient funds to make any significant payments since operations were discontinued in October 2018. The Company has not signed any corporate guaranty on this subsidiary’s payables, but the accounts payable balance remains as a liability until each payable can successfully be satisfied with the vendor.

NOTE 10: LEASES

The Company has adopted ASU No. 2016-02, Leases (Topic 842), as of January 2019 when they entered into their first operating lease and will account for their leases in terms of the right of use assets and offsetting lease liability obligations under this pronouncement and the first finance lease was created when the equipment was financed. The Company records their leases at present value, in accordance with the standard, using discount rates ranging between 2.5% and 6.8%. The right of use asset is composed of the sum of all lease payments, at present value, and is amortized straight line over the life of the expected lease term. For the expected term of the lease the Company used the initial terms ranging between 42 and 60 months. Upon the election by the Company to extend the lease for additional years, that election will be treated as a lease modification and the lease will be reviewed for remeasurement. This lease will be treated as an operating lease under the new standard.

The Company has also elected to utilize the transition related practical expedients permitted by the new standard. The modified retrospective approach provides a method for recording existing leases at adoption and in comparative periods that approximates the results of a modified retrospective approach. Adoption of the new standard did not result in an adjustment to retained earnings for the Company.

The leased property at the Preston Rd Office was assigned by Razor to Capstone for and in consideration of $10.00 on January 1, 2019. The Company’s co-tenancy agreement with Razor was subsequently terminated on January 1, 2019.

As of December 31, 2019, the value of the unamortized lease right of use asset is $779,199. As of December 31, 2019, the Company’s lease liability was $786,379.

Maturity of Lease Liability for year ended December 31,
2021	$220,234
2022	$199,838
2023	$179,722
2024	$135,260
2025	$51,325

Total lease payments	$786,379

Amortization of the right of use asset for fiscal year ended December 31,
2021	$215,727
2022	$195,536
2023	$177,391
2024	$138,609
2025	$51,936

Total lease payments	$779,199

NOTE 11: RELATED PARTY TRANSACTIONS

The Company and its subsidiaries Pinnacle Frac Transport, Pinnacle Vac Service, and Capstone Equipment Leasing have been domiciled at the location of 5899 Preston Road #505, Frisco, TX 75034 (“Preston Rd Office”) since inception. In addition to the domicile, the principal operations of the Company and Capstone Equipment Leasing have been managed out of the aforementioned location. The Preston Rd Office is currently being leased but not utilized by a related party managed by Ozark Empire Capital Management, Razor Medical Science LLC (“Razor”). The Company previously had entered into a co-tenancy agreement with Razor where the Company would $1,600 per month which is equal to one half of the total lease payment owed by Razor to the lessor; the agreement was for 36 months beginning in April 2018, the original usage date by the Company. Razor discontinued operations on January 1, 2019 and an assignment was executed to transfer the lease into the name of Capstone Equipment Leasing LLC for full-time usage by the Company at a rental rate of $3,300 per month.

NOTE 12: INCOME TAXES

The Company is a newly created legal entity during the tax year 2018 (April 2, 2018) and was not eligible to file tax returns in prior years. All of the Company’s wholly owned subsidiaries were disregarded entities prior to acquisition and continue to be after acquisition. The Company has elected to report its fiscal year end as of December 31 and has elected tax treatment as of a December 31 calendar year end.

The Company accounts for income taxes under ASC Topic 740: Income Taxes which requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards. ASC Topic 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. The Company has a net operating loss carryforward for tax purposes totaling ($7,259,899) at December 31, 2019.

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”), which makes broad and complex changes to the U.S. tax code. Certain of these changes may be applicable to the Company, including but not limited to, reducing the U.S. federal corporate tax rate from 35 percent to 21 percent, creating a new limitation on deductible interest expense, eliminating the corporate alternative minimum tax (“AMT”), modifying the rules related to uses and limitations of net operating loss carryforwards generated in tax years ending after December 31, 2017, and changing the rules pertaining to the taxation of profits earned abroad (IRC Sec. 965. Changes in tax rates and tax laws are accounted for in the period of enactment. The Tax Act reduces the corporate tax rate to 21 percent, effective January 1, 2018.

Pursuant to Internal Revenue Code Sections 382 and 383, the utilization of net operating losses and other tax attributes may be substantially limited or eliminated due to cumulative changes in ownership greater than 50% that may have occurred during an applicable testing periods. Management has not performed a Section 382/383 analysis to determine the possible limitation on its net operating losses in 2018.

Management has placed a full valuation allowance on its Net Deferred Tax Assets since it is more likely than not that the Net Deferred Tax Asset will not be utilized.

The table below summarizes the differences between the tax benefit computed at the statutory federal tax rate and the Company’s net income tax benefit from April 2, 2018 (Inception) to December 31, 2018 and the year ended December 31, 2019:

	2019	2018
Net operating loss carryover	$4,639,861	$3,708,360
Fixed Assets	(839,807)	(314,114)
Share-based compensation	(180,000)	(750,000)
Depreciation expense	(483,183)	(339,270)
Valuation allowance	(3,136,871)	(2,304,976)
Net deferred tax asset	$-	$-

Tax benefit computed at expected statutory rate	$(974,371)	$(778,756)
State income taxes	-	-
Permanent differences:
Depletion	176,359	65,964
Temporary differences:
Share-based compensation	37,800	157,500
Depreciation expense	101,468	71,247
Valuation Allowance	658,744	484,045
Net income tax benefit	$-	$-

Federal statutory rate (benefit)	(21)%	(21)%
Permanent differences	3%	1%
Change in valuation allowance	18%	20%
Effective Tax Rate	(0)%	(0)%

NOTE 13: SUBSEQUENT EVENTS

On March 27, 2020, the Company entered into a Membership Interest Purchase Agreement (the “MIPA”) with Shamrock Upstream Energy LLC (“Shamrock”) as a closing condition of a Stock Purchase Agreement (the “SPA”) with Banner Energy Services Corp (“Banner Energy”) to divest the Company into Ecoark Holdings, Inc. (“Ecoark”). The SPA was completed on March 27, 2020 immediately after the completion of the MIPA. Pursuant to the terms of the MIPA, the members of Shamrock exchanged their membership interests for a $1,800,000 seller note payable and a $1,200,000 short-term due to seller liability.

On March 27, 2020 WR Holdings Corp. (“WR Holdings”) entered into a Stock Purchase Agreement (“SPA 1”) with the Company as a closing condition with a Stock Purchase Agreement (“SPA 2”) with Banner Energy Services Corp (“Banner Energy”) to divest the Company into Ecoark Holdings, Inc. (“Ecoark”). SPA 2 was completed on March 27, 2020 immediately after the completion of SPA 1. Pursuant to the terms of SPA 1, the stockholders of WR Holdings exchanged their shares for a $4,000,000 seller note payable and a $1,000,000 short-term due to seller liability. The proceeds from the $1,000,000 short-term due to seller liability were used to return capital to the members of SPV 1 and allow the dissolution of that entity.

On March 16, 2020, and March 19, 2020, the Company amended its senior secured convertible note payable to adjust for change of control clauses and a technical default related to the pending sale to Ecoark. Principal balance was subsequently increased to $2,222,222 and the interest rate and late fee penalty rates were adjusted to 18% respectively.

On March 27, 2020, the Company was acquired by Ecoark Holdings, Inc. for 8,945,205 shares of common stock, and Ecoark Holdings, Inc. assumed all of the debt of the Company.

On April 14, 2020, after the Company was acquired by Ecoark Holdings Inc. amended its interest only loan with Alliance Bank to a principal and interest payment amortizing loan with a maturity date of April 14, 2025. Interest rate is 4.95% and monthly payments $23,371 starting May 14, 2020 until maturity.

White River Operating LLC and White River Energy LLC

Combined Financial Statements

Report of Independent Registered Public Accounting Firm

805 Third Avenue New York, NY 10022 Tel. 212.838.5100 Fax 212.838.2676 www.rbsmllp.com

To the Members of

White River Energy LLC and White River Operating LLC

Opinion on the Financial Statements

We have audited the accompanying combined balance sheet of White River Energy LLC and White River Operating LLC (The “Company”) as of June 30, 2019 and the related statement of operations, statement of changes in member’s equity, and cash flows for the period from inception April 1, 2019 through June 30, 2019, and the related notes (collectively referred to as the combined financial statements). In our opinion, the combined financial statements present fairly, in all material respects, the combined financial position of the Company as of June 30, 2019, and the results of its operations and its cash flows for the period from inception April 1, 2019 through June 30, 2019, in conformity with accounting principles generally accepted in the United States of America.

The Company's Ability to Continue as a Going Concern

The accompanying combined financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable period of time. As discussed in Note 1 of the financial statements, the Company has experienced loss for the period ended June 30, 2019, and has relied on members of the Company to contribute capital for operations which has resulted in the uncertainty of the Company’s ability to continue as a going concern.

Basis for Opinion

These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s combined financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

/s/ RBSM LLP

We have served as the Company’s auditor since 2019

805 Third Avenue
New York, NY 10022

July 13, 2020

White River Energy LLC and White River Operating LLC

Combined Balance Sheets

June 30, 2019

June 30,
2019
Assets
Current assets:
Cash	$68,852
Restricted cash	50,000
Total current assets	118,852
Noncurrent assets:
Oil and gas properties	461,288
Total noncurrent assets	461,288
Total assets	$580,140

Liabilities and Member’s Equity
Current liabilities:
Accounts payable and other current liabilities	$5,575
Loans payable to related parties	114,844
Total current liabilities	120,419

Total liabilities	120,419

Commitments and contingencies	-

Member’s equity:
Total member’s equity	459,721
Total liabilities and member’s equity	$580,140

The accompanying notes are an integral part of the combined financial statements.

White River Energy LLC and White River Operating LLC

Combined Statements of Operations

From April 1, 2019 (Inception) to June 30, 2019

April 1 to June 30,
2019

Oil and gas production revenue	$-
Cost of Sales	21,399
Gross Loss	(21,399)
Operating expenses:
General and administrative	118,118
Total operating expenses	118,118

Other expenses – interest expense, net	(762)

Net loss	$(140,279)

The accompanying notes are an integral part of the combined financial statements.

White River Energy LLC and White River Operating LLC

Combined Statements of Changes in Member’s Equity

From April 1, 2019 (Inception) to June 30, 2019

Balance at April 1, 2019	$-
Contributions by Members	600,000
Distributions to Members agreements	-
Net loss	(140,279)
Balance at June 30, 2019	$459,721

The accompanying notes are an integral part of the combined financial statements.

White River Energy LLC and White River Operating LLC

Combined Statements of Cash Flows

From April 1, 2019 (Inception) to June 30, 2019

April 1 to June 30,
2019

Cash flows from operating activities
Net loss	$(140,279)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment	59,902
Bad debt	38,500
Changes in operating assets and liabilities:
Accounts payable and other current liabilities	5,575
Net cash used in operating activities	(36,302)

Cash flows from investing activities
Amount advanced to Rabb Resources	(25,000)
Amount advanced to officer	(48,500)
Purchase of oil and gas properties	(441,288)
Purchase of equipment	(24,902)
Net cash used in investing activities	(539,690)

Cash flows from financing activities
Capital from White River SPV 1 LLC	600,000
Proceeds (repayments) of related party loans	94,844
Net cash provided by financing activities	694,844

Net increase in cash and restricted cash and cash equivalents	118,852
Cash and restricted cash – beginning of period	-
Cash and restricted cash – end of period	$118,852

Supplemental schedule of cash flow information
Cash paid for interest	$–
Cash paid for income taxes	$–

Supplemental non-cash investing and financing activities:
Lease property acquired through loan	$20,000
Equipment purchased through note receivable	$35,000

The accompanying notes are an integral part of the combined financial statements.

White River Energy LLC and White River Operating LLC

Notes to Combined Financial Statements

June 30, 2019

NOTE 1:	DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

White River Energy LLC (“WR Energy”) is an exploration and production company (“E&P) with assets in the areas of Louisiana and Mississippi. White River Operating LLC (“WR Operating”) is a licensed and bonded drilling operator in the States of Louisiana and Mississippi. Both WR Energy and WR Operating are collectively referred to as the “Company” or “Companies”.

WR Energy’s primary asset is certain oil and gas mineral leases (“OGML”) in Louisiana and Mississippi which contain a number of producing and non-producing oil and gas wells. WR Operating has various fixed assets and equipment used for drilling operations and maintenance. WR Operating also has a certificate of deposit which is pledged to the State of Louisiana’s Department of Natural Resources as security against any potential unfunded plugging liabilities.

Basis of Presentation

The Company’s combined financial statements have been prepared in conformity with accounting principles generally accepted in the United States (GAAP). Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (ASC) and Accounting Standards Update (ASU) of the Financial Accounting Standards Board (FASB). All adjustments considered necessary for a fair presentation have been included. These adjustments consist of normal and recurring accruals, as well as non-recurring charges.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and reported amounts of revenues and expenses during the reporting period. These estimates include, but are not limited to, management’s estimate of provisions required for uncollectible other receivable, impaired value of equipment and intangible assets, asset retirement obligations, liabilities to accrue, and cost incurred in the satisfaction of performance obligations. Actual results could differ from those estimates.

The estimates of proved, probable and possible oil and gas reserves are used as significant inputs in determining the depletion of oil and gas properties and the impairment of proved and unproved oil and gas properties. There are numerous uncertainties inherent in the estimation of quantities of proven, probable and possible reserves and in the projection of future rates of production and the timing of development expenditures. Similarly, evaluations for impairment of proved and unproved oil and gas properties are subject to numerous uncertainties including, among others, estimates of future recoverable reserves and commodity price outlooks. Actual results could differ from the estimates and assumptions utilized.

Property and Equipment and Long-Lived Assets

Property and equipment is stated at cost. Depreciation on property and equipment is computed using the straight-line method over the estimated useful lives of the assets, of ten years for all property and equipment.

ASC 360 requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company reviews recoverability of long-lived assets on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets.

ASC 360-10 addresses criteria to be considered for long-lived assets expected to be disposed of by sale. Six criteria are listed in ASC 360-10-45-9 that must be met in order for assets to be classified as held for sale. Once the criteria are met, long-lived assets classified as held for sale are to be measured at the lower of carrying amount or fair value less costs to sell.

The Company assesses the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers to be important which could trigger an impairment review include the following:

1. Significant underperformance relative to expected historical or projected future operating results;

2. Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and

3. Significant negative industry or economic trends.

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows. The Company tested the carrying value of its long-lived assets for recoverability during the period ended June 30, 2019, and there was $59,902 of impairment recorded during this period.

Oil and Gas Properties

The Company uses the full cost method of accounting for its investment in oil and natural gas properties. Under the full cost method of accounting, all costs associated with acquisition, exploration and development of oil and gas reserves, including directly related overhead costs are capitalized. General and administrative costs related to production and general overhead are expensed as incurred.

All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized on the unit of production method using estimates of proved reserves. Disposition of oil and gas properties are accounted for as a reduction of capitalized costs, with no gain or loss recognized unless such adjustment would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in operations. Unproved properties and development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs. If the results of an assessment indicate that the properties are impaired, the amount of the loss from operations before income taxes and the adjusted carrying amount of the unproved properties is amortized on the unit-of-production method.

There was no depletion expense for the Company’s oil and gas properties for the period ended June 30, 2019 as there was no production.

Limitation on Capitalized Costs

Under the full-cost method of accounting, we are required, at the end of each reporting date, to perform a test to determine the limit on the book value of our oil and gas properties (the “Ceiling” test). If the capitalized costs of our oil and natural gas properties, net of accumulated amortization and related deferred income taxes, exceed the Ceiling, the excess or impairment is charged to expense. The expense may not be reversed in future periods, even though higher oil and gas prices may subsequently increase the Ceiling. The Ceiling is defined as the sum of: (a) the present value, discounted at 10% and assuming continuation of existing economic conditions, of (1) estimated future gross revenues from proved reserves, which is computed using oil and gas prices determined as the unweighted arithmetic average of the first-day-of-the-month price for each month within the 12-month hedging arrangements pursuant to SAB 103, less (2) estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves; plus, (b) the cost of properties being amortized; plus, (c) the lower of cost or estimated fair value of unproven properties included in the costs being amortized, net of (d) the related tax effects related to the difference between the book and tax basis of our oil and natural gas properties.

Oil and Gas Reserves

Reserve engineering is a subjective process that is dependent upon the quality of available data and interpretation thereof, including evaluations and extrapolations of well flow rates and reservoir pressure. Estimates by different w33engineers often vary sometimes significantly. In addition, physical factors such as results of drilling, testing and production subsequent to the date of an estimate, as well as economic factors such as changes in product prices, may justify revision of such estimates. Because proved reserves are required to be estimated using recent prices of the evaluation, estimated reserve quantities can be significantly impacted by changes in product prices.

Accounting for Asset Retirement Obligation

Asset retirement obligations (“ARO”) primarily represent the estimated present value of the amount the Company will incur to plug, abandon and remediate its producing properties at the projected end of their productive lives, in accordance with applicable federal, state and local laws. The Company determined its ARO by calculating the present value of the estimated cash flows related to the obligation. The retirement obligation is recorded as a liability at its estimated present value as of the obligation’s inception, with an offsetting increase to proved properties.

Concentrations of Credit Risk and Other Risks and Uncertainties

The Company’s cash and cash equivalents are invested in federally uninsured readily available money market accounts and deposited with one financial institution in the U.S. with maturities of three months or less. At times, deposits in this institution may exceed the Federal Deposit Insurance Corporation (FDIC) or Securities Investors Protection Corporation (SIPC) limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which these deposits are held and of the money market funds and other entities in which these investments are made.

The Company’s oil and production revenue are exposed to volatile energy prices. The West Texas Intermediate (WTI) crude index can have a material impact on the Company’s operations and its ability to continue as a going concern.

Accrued Expenses

To prepare its financial statements, the Company estimates accrued expenses. The accrual process involves reviewing open contracts, communicating with personnel to identify services that have been performed on behalf of the Company and estimating the level of service performed and the associated cost incurred for the service when the Company has not yet been invoiced or otherwise notified of the actual cost. The Company makes estimates of accrued expenses as of each balance sheet date based on the facts and circumstances known to the Company at that time. Although the Company does not expect the estimates to be materially different from amounts actually incurred, if the estimates of the status and timing of services performed differs from the actual status and timing of services performed, the Company may report amounts that are too high or too low in any particular period. Historically, the estimated accrued liabilities have approximated actual expenses incurred. Subsequent changes in estimates may result in a material change in the accruals.

Fair Value Measurements

The accounting guidance defines fair value, establishes a consistent framework for measuring fair value and expands disclosure for each major asset and liability category measured at fair value on either a recurring or non-recurring basis. Fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the accounting guidance establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets.
Level 2: Inputs, other than the quoted prices in active markets that are observable either directly or indirectly.
Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The carrying values of the Company’s financial instruments such as cash, accounts payable, and accrued expenses approximate their respective fair values because of the short-term nature of those financial instruments.

Revenue Recognition

The Company recognizes revenue under ASC 606 when: (i) the Company receives notification of the successful sale of a load of crude oil to a buyer such as Plains Marketing, L.P. (ii) the buyer will provide a price based on the average monthly price of crude oil in the most recent month (iii) cash is received the following month from the crude oil buyer.

Inventory

At any time, the Company will have an inventory of crude oil in its supply tanks that is below the minimum purchase amount from a crude oil buyer. Due to volatile commodity prices and an inability to accurately measure crude oil inventories, the Company does not recognize revenue until a load of oil is successfully sold. As of June 30, 2019, there was no inventory recognized as the amounts in the trucks was nominal and not measurable.

Income Taxes

The Companies are limited liability companies with all income tax liabilities and/or benefits of the Company being passed through to the members. As such, no recognition of federal or state income taxes for the Company has been provided for in the accompanying financial statements. Any uncertain tax position taken by the members are not an uncertain position of the Company’s.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies that are adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

Going Concern

The Company has experienced a loss of $140,279 for the period ended June 30, 2019, and has just been formed and relied on members of the Company to contribute capital for operations which has resulted in the uncertainty of the Company’s ability to continue as a going concern.

These combined financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable period of time.

On March 27, 2020, the Company was acquired by Banner Energy Services, Inc for $5,000,000 with the consideration being paid in the form of issuance of WR Holdings preferred stock and debt. The Company’s owner’s agreed for $1,000,000 of this $5,000,000 to be paid in the future to retire its funding vehicle, White River SPV 1, LLC, and the remaining $4,000,000 of preferred stock issued to the owners was converted into shares of Banner Energy Services, Inc., who simultaneously with the acquisition of the Company, was sold to Ecoark Holdings, Inc.

Impact of COVID-19

The recent outbreak of COVID-19, which has been declared by the World Health Organization to be a pandemic, has spread across the globe and is impacting worldwide economic activity. A pandemic, including COVID-19, or other public health epidemic poses the risk that the Company or its employees, suppliers, and other partners may be prevented from conducting business activities at full capacity for an indefinite period of time, including due to spread of the disease within these groups or due to shutdowns that may be requested or mandated by governmental authorities. While it is not possible at this time to estimate the impact that COVID-19 could have on the Company’s business, the continued spread of COVID-19 and the measures taken by the governments of countries affected and in which the Company operates could disrupt the operation of the Company’s business. The COVID-19 outbreak and mitigation measures may also have an adverse impact on global economic conditions, which could have an adverse effect on the Company’s business and financial condition, including on its potential to conduct financings on terms acceptable to the Company, if at all. In addition, the Company may take temporary precautionary measures intended to help minimize the risk of the virus to its employees, including temporarily requiring all employees to work remotely, and discouraging employee attendance at in-person work-related meetings, which could negatively affect the Company’s business. The extent to which the COVID-19 outbreak impacts the Company’s results will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the virus and the actions to contain its impact.

NOTE 2: cash and cash equivalents

Included in the Company’s $118,852 in cash and cash equivalents is a $50,000 certificate of deposit (the “CD”) which has been pledged to the Louisiana Department of Natural Resources as security against any potential unfunded plugging liabilities.

NOTE 3: fixed ASSETS

On June 24, 2019, the Company acquired $59,902 of fixed assets through an auction of Permian International Energy Services, LLC. This asset was fully impaired as of June 30, 2019.

NOTE 4: NOTE RECEIVABLE

On May 9, 2019, the Company entered into a secured promissory note receivable with Rabb Resources, Limited for $25,000. The note is non-interest bearing and matured on June 9, 2019. The note is secured by the assets of Rabb Resources, Limited. As of June 30, 2019, the Company had not commenced collection procedures on the matured note balance and has established an allowance for doubtful accounts for the full value of this note receivable. The Company has received and repaid advances from an officer during the period. There were no amounts outstanding as of June 30, 2019 to this officer.

NOTE 5: OIL AND GAS PROPERTIES

The Company’s holdings in oil and gas mineral lease (“OGML”) properties as of June 30, 2019 is as follows:

June 30, 2019
Total OGML Properties	$461,288

Taliaferro Family OGML including shallow drilling rights was acquired by White River on June 10, 2019 from Lagniappe Operating, LLC.

Kingrey Family OGML including both shallow and deep drilling rights was entered into by White River and the Kingrey Family on April 3, 2019.

Peabody Family OGML including both shallow and deep drilling rights was acquired by White River on June 18, 2019 from SR Acquisition I, LLC, a subsidiary of Sanchez Energy Corporation, for a 1% royalty retained interest in conjunction with White River executing a lease saving operation in June 2019.

The following table summarizes the Company’s oil and gas activities by classification for the period ended June 30, 2019:

Activity Category	April 1, 2019	Adjustments (1)	June 30, 2019
Proved Developed Producing Oil and Gas Properties
Cost	$-	$-	$-
Accumulated depreciation, depletion and amortization	-	-	-

Total	$-	$-	$-

Undeveloped and Non-Producing Oil and Gas Properties
Cost	$-	$461,288	$461,288
Accumulated depreciation, depletion and amortization	-	-	-

Total	$-	$461,288	$461,288

Grand Total	$-	$461,288	$461,288

(1)	Pursuant to preliminary geology report

NOTE 6: RELATED PARTY NOTES PAYABLE

On April 1, 2019, the Company entered into Revolving Promissory Notes with its founders, Randy May, and Jay Puchir. As of June 30, 2019, the balance on the notes due to Mr. May and Mr. Puchir was $60,000 and $54,844 respectively. The notes bear interest at 10% annually and mature on July 1, 2020 and have accrued interest of $763 through June 30, 2019.

NOTE 7: ASSET RETIREMENT OBLIGATIONS

In conjunction with the approval permitting the Company to resume drilling in the existing fields, the Company has recorded an asset retirement obligation based upon the plan submitted in connection with the permit. The following table summarizes activity in the Company’s ARO for the period ended June 30, 2019:

June 30, 2019
Balance, beginning of period	$-
Accretion expense	-
ARO liability acquired	-
Reclamation obligations settled	-
Additions and changes in estimates	-
Balance, end of period	$-

NOTE 8: MEMBER’S EQUITY

WR Energy received $600,000 in contributions into the partnership on behalf of the investors in White River SPV 1 LLC (“SPV 1”) and made no distributions to members.

NOTE 9: SUBSEQUENT EVENTS

On January 1, 2020 both WR Energy and WR Operating entered into separate Membership Interest Purchase Agreements (the “MIPAs”) with White River Holdings Corp (“WR Holdings”) which was formed on September 4, 2019. Pursuant to the closing of the MIPAs, both WR Energy and WR Operating became wholly owned subsidiaries of WR Holdings.

On February 29, 2020, WR Operating successfully performed an operation to satisfy the Continuous Drilling Operating provisions within WR Energy’s 9,615-acre Peabody lease to extend the lease for an additional 270 days.

On March 27, 2020 WR Holdings entered into a Stock Purchase Agreement (“SPA 1”) with Banner Midstream Corp as a closing condition with a Stock Purchase Agreement (“SPA 2”) with Banner Energy Services Corp (“Banner Energy”) to divest Banner Midstream to Ecoark Holdings, Inc. (“Ecoark”). SPA 2 was completed on March 27, 2020 immediately after the completion of SPA 1. Pursuant to the terms of SPA 1, the stockholders of WR Holdings exchanged their shares for a $4,000,000 seller note payable and a $1,000,000 short-term due to seller liability. The proceeds from the $1,000,000 short-term due to seller liability were used to return capital to the members of SPV 1 and allow the dissolution of the entity.

White River Holdings Corp., White River Operating LLC and White River Energy LLC

Combined Financial Statements

White River Holdings Corp., White River Energy LLC and White River Operating LLC

Combined Balance Sheets

December 31, 2019 (UNAUDITED) AND June 30, 2019

	December 31,	June 30,
	2019	2019
Assets
Current assets:
Cash and restricted cash	$101,068	$118,852
Other assets	11,262	-
Total current assets	112,330	118,852
Noncurrent assets:
Oil and gas properties	520,125	461,288
Total noncurrent assets	520,125	461,288
Total assets	$632,455	$580,140

Liabilities and Stockholders’/Member’s Equity
Current liabilities:
Accounts payable and other current liabilities	$270,033	$5,575
Loans payable to related parties	275,638	114,844
Total current liabilities	545,671	120,419

Total liabilities	545,671	120,419

Commitments and contingencies	-	-

Stockholders’/Member’s equity:
Stockholders’ Equity
Common stock, $0.000001 par value, 100,000,000 shares authorized, 60,000,000 shares issued and outstanding	60	-
Accumulated deficit – WR Holdings	(8,706)	-
Total member’s equity – WR Energy and WR Operating	95,430	459,721
Total stockholders’/member’s equity	86,784	459,721
Total liabilities and stockholders’/member’s equity	$632,455	$580,140

The accompanying notes are an integral part of the combined financial statements.

White River Holdings Corp., White River Energy LLC and White River Operating LLC

Combined Statements of Operations

From July 1, 2019 to December 31, 2019

July 1 to December 31,
2019

Oil and gas production revenue	$592,618
Cost of Sales	527,142
Gross Profit	65,476
Operating expenses:
General and administrative	774,604
Total operating expenses	774,604
Net operating loss	(709,128)

Other income (loss)
Gain on sale of oil and gas property	133,837
Interest expense, net	(7,306)
Total other income (loss)	126,531

Net loss	$(582,597)

The accompanying notes are an integral part of the combined financial statements.

White River Holdings Corp., White River Energy LLC and White River Operating LLC

Combined Statements of Changes in Stockholders’/Member’s Equity

From April 1, 2019 (Inception) to December 31, 2019

	Preferred		Common		Additional Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balances at April 1, 2019 (Inception)	-	$-	-	$-	$-	$-	$-

Shares issued for cash in private placement	-	-	60,000,000	60	-	-	60
Net loss for the period	-	-	-	-	-	(8,706)	(8,706)

Balances at December 31, 2019	-	$-	60,000,000	$60	$-	$(8,706)	$(8,646)

Member’s Equity – WR Energy and WR Operating:
Balance at April 1, 2019	$-
Contributions by Members	1,000,000
Distributions to Members agreements	(190,400)
Net loss – April 1, 2019 (Inception) through June 30, 2019	(140,279)
Net loss – July 1, 2019 through December 31, 2019	(573,891)
Balance at December 31, 2019	$95,430

The accompanying notes are an integral part of the combined financial statements.

White River Holdings Corp., White River Energy LLC and White River Operating LLC

Combined Statements of Cash Flows

From July 1, 2019 to December 31, 2019

July 1 to December 31,
2019

Cash flows from operating activities
Net loss	$(582,597)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment	50,349
Gain on sale of property	(133,837)
Revenue credit adjusted against mineral lease purchase	(125,000)
Bade debt	223,171
Changes in operating assets and liabilities:
Other receivable and prepaid expenses	(219,975)
Accounts payable and other current liabilities	264,458
Net cash used in operating activities	(523,431)

Cash flows from investing activities
Purchase of fixed assets	(50,349)
Sale of oil and gas property	200,000
Net cash provided by investing activities	149,651

Cash flows from financing activities
Capital from White River SPV 1 LLC	400,000
Distributions to member	(190,400)
Proceeds from sale of common stock	60
Related party loans, net	146,336
Net cash provided by financing activities	355,996

Net increase in cash and restricted cash	(17,784)
Cash and restricted cash – beginning of period	118,852
Cash and restricted cash – end of period	$101,068

Supplemental schedule of cash flow information
Cash paid for interest	$–
Cash paid for income taxes	$–

The accompanying notes are an integral part of the combined financial statements.

White River Holdings Corp., White River Energy LLC and White River Operating LLC

Notes to Combined Financial Statements

December 31, 2019

NOTE 1:	DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

White River Holdings Corp., was formed on September 4, 2019 (“WR Holdings”) and on January 1, 2020 both White River Energy LLC (“WR Energy”) and White River Operating LLC (“WR Operating”) entered into separate Membership Interest Purchase Agreements (the “MIPAs”) with WR Holdings. Pursuant to the closing of the MIPAs, both WR Energy and WR Operating became wholly owned subsidiaries of WR Holdings.

WR Energy is an exploration and production company (“E&P) with assets in the areas of Louisiana and Mississippi. WR Operating is a licensed and bonded drilling operator in the States of Louisiana and Mississippi. Both WR Energy and WR Operating are collectively referred to as the “Company” or “Companies”.

WR Energy’s primary asset is certain oil and gas mineral leases (“OGML”) in Louisiana and Mississippi which contain a number of producing and non-producing oil and gas wells. WR Operating has various fixed assets and equipment used for drilling operations and maintenance. WR Operating also has a certificate of deposit which is pledged to the State of Louisiana’s Department of Natural Resources as security against any potential unfunded plugging liabilities.

Basis of Presentation

The Company’s combined financial statements have been prepared in conformity with accounting principles generally accepted in the United States (GAAP). Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (ASC) and Accounting Standards Update (ASU) of the Financial Accounting Standards Board (FASB). All adjustments considered necessary for a fair presentation have been included. These adjustments consist of normal and recurring accruals, as well as non-recurring charges.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. These estimates include, but are not limited to, management’s estimate of provisions required for uncollectible other receivable, impaired value of equipment and intangible assets, asset retirement obligations, liabilities to accrue, and cost incurred in the satisfaction of performance obligations. Actual results could differ from those estimates.

The estimates of proved, probable and possible oil and gas reserves are used as significant inputs in determining the depletion of oil and gas properties and the impairment of proved and unproved oil and gas properties. There are numerous uncertainties inherent in the estimation of quantities of proven, probable and possible reserves and in the projection of future rates of production and the timing of development expenditures. Similarly, evaluations for impairment of proved and unproved oil and gas properties are subject to numerous uncertainties including, among others, estimates of future recoverable reserves and commodity price outlooks. Actual results could differ from the estimates and assumptions utilized.

Property and Equipment and Long-Lived Assets

Property and equipment is stated at cost. Depreciation on property and equipment is computed using the straight-line method over the estimated useful lives of the assets, of ten years for all property and equipment.

ASC 360 requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company reviews recoverability of long-lived assets on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets.

ASC 360-10 addresses criteria to be considered for long-lived assets expected to be disposed of by sale. Six criteria are listed in ASC 360-10-45-9 that must be met in order for assets to be classified as held for sale. Once the criteria are met, long-lived assets classified as held for sale are to be measured at the lower of carrying amount or fair value less costs to sell.

The Company assesses the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers to be important which could trigger an impairment review include the following:

1. Significant underperformance relative to expected historical or projected future operating results;

2. Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and

3. Significant negative industry or economic trends.

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows. The Company tested the carrying value of its long-lived assets for recoverability during the six months ended December 31, 2019, and there was $50,349 of impairment recorded during this period.

Oil and Gas Properties

The Company uses the full cost method of accounting for its investment in oil and natural gas properties. Under the full cost method of accounting, all costs associated with acquisition, exploration and development of oil and gas reserves, including directly related overhead costs are capitalized. General and administrative costs related to production and general overhead are expensed as incurred.

All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized on the unit of production method using estimates of proved reserves. Disposition of oil and gas properties are accounted for as a reduction of capitalized costs, with no gain or loss recognized unless such adjustment would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in operations. Unproved properties and development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs. If the results of an assessment indicate that the properties are impaired, the amount of the loss from operations before income taxes and the adjusted carrying amount of the unproved properties is amortized on the unit-of-production method.

There was no depletion expense for the Company’s oil and gas properties for the period ended December 31, 2019 as there was no production.

Limitation on Capitalized Costs

Under the full-cost method of accounting, we are required, at the end of each reporting date, to perform a test to determine the limit on the book value of our oil and gas properties (the “Ceiling” test). If the capitalized costs of our oil and natural gas properties, net of accumulated amortization and related deferred income taxes, exceed the Ceiling, the excess or impairment is charged to expense. The expense may not be reversed in future periods, even though higher oil and gas prices may subsequently increase the Ceiling. The Ceiling is defined as the sum of: (a) the present value, discounted at 10% and assuming continuation of existing economic conditions, of (1) estimated future gross revenues from proved reserves, which is computed using oil and gas prices determined as the unweighted arithmetic average of the first-day-of-the-month price for each month within the 12-month hedging arrangements pursuant to SAB 103, less (2) estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves; plus, (b) the cost of properties being amortized; plus, (c) the lower of cost or estimated fair value of unproven properties included in the costs being amortized, net of (d) the related tax effects related to the difference between the book and tax basis of our oil and natural gas properties.

Oil and Gas Reserves

Reserve engineering is a subjective process that is dependent upon the quality of available data and interpretation thereof, including evaluations and extrapolations of well flow rates and reservoir pressure. Estimates by different engineers often vary sometimes significantly. In addition, physical factors such as results of drilling, testing and production subsequent to the date of an estimate, as well as economic factors such as changes in product prices, may justify revision of such estimates. Because proved reserves are required to be estimated using recent prices of the evaluation, estimated reserve quantities can be significantly impacted by changes in product prices.

Accounting for Asset Retirement Obligation

Asset retirement obligations (“ARO”) primarily represent the estimated present value of the amount the Company will incur to plug, abandon and remediate its producing properties at the projected end of their productive lives, in accordance with applicable federal, state and local laws. The Company determined its ARO by calculating the present value of the estimated cash flows related to the obligation. The retirement obligation is recorded as a liability at its estimated present value as of the obligation’s inception, with an offsetting increase to proved properties.

Concentrations of Credit Risk and Other Risks and Uncertainties

The Company’s cash and cash equivalents are invested in federally uninsured readily available money market accounts and deposited with one financial institution in the U.S. with maturities of three months or less. At times, deposits in this institution may exceed the Federal Deposit Insurance Corporation (FDIC) or Securities Investors Protection Corporation (SIPC) limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which these deposits are held and of the money market funds and other entities in which these investments are made.

The Company’s oil and production revenue are exposed to volatile energy prices. The West Texas Intermediate (WTI) crude index can have a material impact on the Company’s operations and its ability to continue as a going concern.

Accrued Expenses

To prepare its financial statements, the Company estimates accrued expenses. The accrual process involves reviewing open contracts, communicating with personnel to identify services that have been performed on behalf of the Company and estimating the level of service performed and the associated cost incurred for the service when the Company has not yet been invoiced or otherwise notified of the actual cost. The Company makes estimates of accrued expenses as of each balance sheet date based on the facts and circumstances known to the Company at that time. Although the Company does not expect the estimates to be materially different from amounts actually incurred, if the estimates of the status and timing of services performed differs from the actual status and timing of services performed, the Company may report amounts that are too high or too low in any particular period. Historically, the estimated accrued liabilities have approximated actual expenses incurred. Subsequent changes in estimates may result in a material change in the accruals.

Fair Value Measurements

The accounting guidance defines fair value, establishes a consistent framework for measuring fair value and expands disclosure for each major asset and liability category measured at fair value on either a recurring or non-recurring basis. Fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the accounting guidance establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets.

Level 2: Inputs, other than the quoted prices in active markets that are observable either directly or indirectly.

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The carrying values of the Company’s financial instruments such as cash, accounts payable, and accrued expenses approximate their respective fair values because of the short-term nature of those financial instruments.

Revenue Recognition

The Company recognizes revenue under ASC 606 when: (i) the Company receives notification of the successful sale of a load of crude oil to a buyer such as Plains Marketing, L.P. (ii) the buyer will provide a price based on the average monthly price of crude oil in the most recent month (iii) cash is received the following month from the crude oil buyer.

Inventory

At any time, the Company will have an inventory of crude oil in its supply tanks that is below the minimum purchase amount from a crude oil buyer. Due to volatile commodity prices and an inability to accurately measure crude oil inventories, the Company does not recognize revenue until a load of oil is successfully sold. As of December 31, 2019, there was no inventory recognized as the amounts in the trucks was nominal and not measurable.

Income Taxes

The Company’s with the exception of WR Holdings are limited liability companies with all income tax liabilities and/or benefits of the Company being passed through to the members. As such, no recognition of federal or state income taxes for the Company has been provided for in the accompanying financial statements. Any uncertain tax position taken by the members are not an uncertain position of the Company’s.

WR Holdings was formed on September 4, 2019 and is a Texas corporation. There was nominal activity for the period September 4, 2019 through December 31, 2019.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies that are adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

Going Concern

The Company has experienced a loss of $582,597 for the six months ended December 31, 2019, and has just been formed and relied on members of the Company to contribute capital for operations which has resulted in the uncertainty of the Company’s ability to continue as a going concern.

These combined financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable period of time.

On March 27, 2020, the Company was acquired by Banner Energy Services, Inc for $5,000,000 with the consideration being paid in the form of issuance of WR Holdings preferred stock and debt. The Company’s owner’s agreed for $1,000,000 of this $5,000,000 to be paid in the future to retire its funding vehicle, White River SPV 1, LLC, and the remaining $4,000,000 of preferred stock issued to the owners was converted into shares of Banner Energy Services, Inc., who simultaneously with the acquisition of the Company, was sold to Ecoark Holdings, Inc.

Impact of COVID-19

The recent outbreak of COVID-19, which has been declared by the World Health Organization to be a pandemic, has spread across the globe and is impacting worldwide economic activity. A pandemic, including COVID-19, or other public health epidemic poses the risk that the Company or its employees, suppliers, and other partners may be prevented from conducting business activities at full capacity for an indefinite period of time, including due to spread of the disease within these groups or due to shutdowns that may be requested or mandated by governmental authorities. While it is not possible at this time to estimate the impact that COVID-19 could have on the Company’s business, the continued spread of COVID-19 and the measures taken by the governments of countries affected and in which the Company operates could disrupt the operation of the Company’s business. The COVID-19 outbreak and mitigation measures may also have an adverse impact on global economic conditions, which could have an adverse effect on the Company’s business and financial condition, including on its potential to conduct financings on terms acceptable to the Company, if at all. In addition, the Company may take temporary precautionary measures intended to help minimize the risk of the virus to its employees, including temporarily requiring all employees to work remotely, and discouraging employee attendance at in-person work-related meetings, which could negatively affect the Company’s business. The extent to which the COVID-19 outbreak impacts the Company’s results will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the virus and the actions to contain its impact.

NOTE 2: cash and cash equivalents

Included in the Company’s $101,068 in cash and cash equivalents is a $50,000 certificate of deposit (the “CD”) which has been pledged to the Louisiana Department of Natural Resources as security against any potential unfunded plugging liabilities.

NOTE 3: fixed ASSETS

In July 2019, the Company acquired $50,349 of equipment from various vendors. These assets were fully impaired as of December 31, 2019.

NOTE 4: NOTE RECEIVABLE

On May 9, 2019, the Company entered into a secured promissory note receivable with Rabb Resources, Limited for $25,000. The note is non-interest bearing and matured on June 9, 2019. The note is secured by the assets of Rabb Resources, Limited. As of December 31, 2019, the Company had not commenced collection procedures on the matured note balance and has established an allowance for doubtful accounts for the full value of this note receivable. The Company has received and repaid advances from an officer during the period. There were no amounts outstanding as of December 31, 2019 to this officer.

NOTE 5: OIL AND GAS PROPERTIES

The Company’s holdings in oil and gas mineral lease (“OGML”) properties as of December 31, 2019 is as follows:

December 31, 2019
Total OGML Properties	$520,125

Taliaferro Family OGML including shallow drilling rights was acquired by White River on June 10, 2019 from Lagniappe Operating, LLC.

Kingrey Family OGML including both shallow and deep drilling rights was entered into by White River and the Kingrey Family on April 3, 2019.

Peabody Family OGML including both shallow and deep drilling rights was acquired by White River on June 18, 2019 from SR Acquisition I, LLC, a subsidiary of Sanchez Energy Corporation, for a 1% royalty retained interest in conjunction with White River executing a lease saving operation in June 2019.

O’Neal Family OGML and Weyerhaeuser OGML including shallow drilling rights were acquired by White River on July 1, 2019 from Livland, LLC and Hi-Tech Onshore Exploration, LLC respectively in exchange for a $125 drilling credit to be applied by Livland, LLC on subsequent drilling operations.

The following table summarizes the Company’s oil and gas activities by classification for the period ended December 31, 2019:

Activity Category	April 1, 2019	Adjustments (1)	December 31, 2019
Proved Developed Producing Oil and Gas Properties
Cost	$-	$-	$-
Accumulated depreciation, depletion and amortization	-	-	-

Total	$-	$-	$-

Undeveloped and Non-Producing Oil and Gas Properties
Cost	$-	$520,125	$520,125
Accumulated depreciation, depletion and amortization	-	-	-

Total	$-	$520,125	$520,125

Grand Total	$-	$520,125	$520,125

(1)	Pursuant to preliminary geology report

NOTE 6: RELATED PARTY NOTES PAYABLE

On April 1, 2019, the Company entered into Revolving Promissory Notes with its founders, Randy May, and Jay Puchir. As of December 31, 2019, the balance on the notes due to Mr. May and Mr. Puchir was $191,500 and $84,138 respectively. The notes bear interest at 10% annually and mature on July 1, 2020 and have accrued interest of $8,706 through December 31, 2019.

NOTE 7: ASSET RETIREMENT OBLIGATIONS

In conjunction with the approval permitting the Company to resume drilling in the existing fields, the Company has recorded an asset retirement obligation based upon the plan submitted in connection with the permit. The following table summarizes activity in the Company’s ARO for the period ended December 31, 2019:

December 31, 2019
Balance, beginning of period	$-
Accretion expense	-
ARO liability acquired	-
Reclamation obligations settled	-
Additions and changes in estimates	-
Balance, end of period	$-

NOTE 8: MEMBER’S/STOCKHOLDERS EQUITY

WR Energy received $600,000 in contributions into the partnership on behalf of the investors in White River SPV 1 LLC (“SPV 1”) and made $190,400 in distributions to members.

WR Holdings was formed with 1,000 shares of preferred stock authorized, and 100,000,000 shares of common stock authorized, both with a par value of $0.000001. WR Holdings issued 60,000,000 of these shares for $60.

NOTE 9: SUBSEQUENT EVENTS

On January 1, 2020 both WR Energy and WR Operating entered into separate Membership Interest Purchase Agreements (the “MIPAs”) with White River Holdings Corp (“WR Holdings”). Pursuant to the closing of the MIPAs, both WR Energy and WR Operating became wholly owned subsidiaries of WR Holdings.

On February 29, 2020, WR Operating successfully performed an operation to satisfy the Continuous Drilling Operating provisions within WR Energy’s 9,615-acre Peabody lease to extend the lease for an additional 270 days.

On March 27, 2020 WR Holdings entered into a Stock Purchase Agreement (“SPA 1”) with Banner Midstream Corp as a closing condition with a Stock Purchase Agreement (“SPA 2”) with Banner Energy Services Corp (“Banner Energy”) to divest Banner Midstream to Ecoark Holdings, Inc. (“Ecoark”). SPA 2 was completed on March 27, 2020 immediately after the completion of SPA 1. Pursuant to the terms of SPA 1, the stockholders of WR Holdings exchanged their shares for a $4,000,000 seller note payable and a $1,000,000 short-term due to seller liability. The proceeds from the $1,000,000 short-term due to seller liability were used to return capital to the members of SPV 1 and allow the dissolution of the entity.

Shamrock Upstream Energy LLC

Financial Statements

Report of Independent Registered Public Accounting Firm

805 Third Avenue New York, NY 10022 Tel. 212.838.5100 Fax 212.838.2676 www.rbsmllp.com

To the Members of

Shamrock Upstream Energy LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Shamrock Upstream Energy LLC (The “Company”) as of December 31, 2019 and 2018 and the related statements of operations, statement of member’s equity, and cash flows for each of the two- years period ended December 31, 2019 and 2018, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the two-years ended December 31, 2019 and 2018, in conformity with accounting principles generally accepted in the United States of America.

The Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable period of time. As discussed in Note 1 of the financial statements, the Company has experienced recurring losses for the two year period ended December 31, 2019 and 2018, and has relied on members of the Company to contribute capital for operations which has resulted in the uncertainty of the Company’s ability to continue as a going concern.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ RBSM LLP

We have served as the Company’s auditor since 2018

805 Third Avenue
New York, NY 10022

July 13, 2020

Shamrock Upstream Energy LLC

Balance Sheets

December 31, 2019 and 2018

	2019	2018
Assets
Current assets:
Cash	$5,591	$14,931
Restricted cash	50,000	50,000
Total current assets	55,591	64,931
Noncurrent assets:
Fixed assets, net	42,083	47,083
Oil and gas properties, net of depletion	581,738	603,335
Total noncurrent assets	623,821	650,418
Total assets	$679,412	$715,349

Liabilities and Member’s Equity
Current liabilities:
Accounts payable and other current liabilities	$3,959	$1,459
Asset retirement obligations	223,078	221,558
Note payable	50,000	50,000
Total current liabilities	277,037	273,017

Total liabilities	277,037	273,017

Commitments and contingencies

Member’s equity:
Total member’s equity	402,375	442,332
Total liabilities and member’s equity	$679,412	$715,349

The accompanying notes are an integral part of the financial statements.

Shamrock Upstream Energy LLC

Statements of Income

For the Years Ended December 31, 2019 and 2018

	2019	2018

Oil and gas production revenue	$36,650	$18,915
Cost of Sales	269,947	172,314
Gross Loss	(233,297)	(153,399)
Operating expenses:
General and administrative	115,460	92,266
Total operating expenses	115,460	92,266

Other expense – Interest expense	2,500	1,459
Total other expense	2,500	1,459

Net loss	$(351,257)	$(247,124)

The accompanying notes are an integral part of the financial statements.

Shamrock Upstream Energy LLC

Statements of Changes in Member’s Equity

For the Years Ended December 31, 2019 and 2018

Balance at December 31, 2017	$-
Contributions by Members	689,456
Distributions to Members agreements	-
Net loss	(247,124)
Balance at December 31, 2018	442,332

Contributions by Members	311,300
Distributions to Members agreements	-
Net loss	(351,257)
Balance at December 31, 2019	$402,375

The accompanying notes are an integral part of the financial statements.

Shamrock Upstream Energy LLC

Statements of Cash Flows

For the Years Ended December 31, 2019 and 2018

	2019	2018
Cash flows from operating activities
Net loss	$(351,257)	$(247,124)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, depletion and accretion	28,117	14,450

Changes in operating assets and liabilities:
Accounts payable and other current liabilities	2,500	1,459
Net cash used in operating activities	(320,640)	(231,215)

Cash flows from investing activities
Purchase of oil and gas mineral leases	-	(393,310)

Net cash used in investing activities	-	(393,310)

Cash flows from financing activities
Contributions by members	311,300	689,456

Net cash provided by financing activities	311,300	689,456

Net increase (decrease) in cash and cash equivalents	(9,340)	64,931
Cash and restricted cash – beginning of year	64,931	-
Cash and restricted cash – end of year	$55,591	$64,931

Supplemental schedule of cash flow information
Cash paid for interest	$–	$–
Cash paid for income taxes	$–	$–
Asset retirement obligation incurred for oil and gas properties	$19,583	$211,031
Note payable issued for equipment	$-	$50,000

The accompanying notes are an integral part of the financial statements.

Shamrock Upstream Energy LLC

Notes to Financial Statements

December 31, 2019 and 2018

NOTE 1:	DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Shamrock Upstream Energy LLC, a Texas limited liability company (“Shamrock” or the “Company”), is an exploration and production company (“E&P) based in the Permian Basin in West Texas.

Shamrock’s primary asset is certain oil and gas mineral leases (“OGML”) in Big Spring, TX which contain a number of producing and non-producing oil and gas wells. Shamrock’s only significant fixed asset is a workover rig which is used by the Company for various re-entry drilling projects on its OGML’s. Shamrock also has an individual performance bond with the Texas Railroad Commission to secure its wells.

Basis of Presentation

The Company’s financial statements have been prepared in conformity with accounting principles generally accepted in the United States (GAAP). Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (ASC) and Accounting Standards Update (ASU) of the Financial Accounting Standards Board (FASB). All adjustments considered necessary for a fair presentation have been included. These adjustments consist of normal and recurring accruals, as well as non-recurring charges.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. These estimates include, but are not limited to, management’s estimate of provisions required for uncollectible accounts receivable, impaired value of equipment and intangible assets, asset retirement obligations, liabilities to accrue, and cost incurred in the satisfaction of performance obligations. Actual results could differ from those estimates.

The estimates of proved, probable and possible oil and gas reserves are used as significant inputs in determining the depletion of oil and gas properties and the impairment of proved and unproved oil and gas properties. There are numerous uncertainties inherent in the estimation of quantities of proven, probable and possible reserves and in the projection of future rates of production and the timing of development expenditures. Similarly, evaluations for impairment of proved and unproved oil and gas properties are subject to numerous uncertainties including, among others, estimates of future recoverable reserves and commodity price outlooks. Actual results could differ from the estimates and assumptions utilized.

Property and Equipment and Long-Lived Assets

Property and equipment is stated at cost. Depreciation on property and equipment is computed using the straight-line method over the estimated useful lives of the assets, of ten years for all property and equipment.

ASC 360 requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company reviews recoverability of long-lived assets on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets.

ASC 360-10 addresses criteria to be considered for long-lived assets expected to be disposed of by sale. Six criteria are listed in ASC 360-10-45-9 that must be met in order for assets to be classified as held for sale. Once the criteria are met, long-lived assets classified as held for sale are to be measured at the lower of carrying amount or fair value less costs to sell.

The Company assesses the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers to be important which could trigger an impairment review include the following:

1. Significant underperformance relative to expected historical or projected future operating results;

2. Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and

3. Significant negative industry or economic trends.

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows. The Company tested the carrying value of its long-lived assets for recoverability during the years ended December 31, 2019 and 2018, and there was no impairment recorded during this period.

Oil and Gas Properties

The Company uses the full cost method of accounting for its investment in oil and natural gas properties. Under the full cost method of accounting, all costs associated with acquisition, exploration and development of oil and gas reserves, including directly related overhead costs are capitalized. General and administrative costs related to production and general overhead are expensed as incurred.

All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized on the unit of production method using estimates of proved reserves. Disposition of oil and gas properties are accounted for as a reduction of capitalized costs, with no gain or loss recognized unless such adjustment would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in operations. Unproved properties and development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs. If the results of an assessment indicate that the properties are impaired, the amount of the loss from operations before income taxes and the adjusted carrying amount of the unproved properties is amortized on the unit-of-production method.

There was $2,014 and $1,006 recorded for depletion expense for the Company’s oil and gas properties for the years ended December 31, 2019 and 2018, respectively.

Limitation on Capitalized Costs

Under the full-cost method of accounting, we are required, at the end of each reporting date, to perform a test to determine the limit on the book value of our oil and gas properties (the “Ceiling” test). If the capitalized costs of our oil and natural gas properties, net of accumulated amortization and related deferred income taxes, exceed the Ceiling, the excess or impairment is charged to expense. The expense may not be reversed in future periods, even though higher oil and gas prices may subsequently increase the Ceiling. The Ceiling is defined as the sum of: (a) the present value, discounted at 10% and assuming continuation of existing economic conditions, of (1) estimated future gross revenues from proved reserves, which is computed using oil and gas prices determined as the unweighted arithmetic average of the first-day-of-the-month price for each month within the 12-month hedging arrangements pursuant to SAB 103, less (2) estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves; plus, (b) the cost of properties being amortized; plus, (c) the lower of cost or estimated fair value of unproven properties included in the costs being amortized, net of (d) the related tax effects related to the difference between the book and tax basis of our oil and natural gas properties.

Oil and Gas Reserves

Reserve engineering is a subjective process that is dependent upon the quality of available data and interpretation thereof, including evaluations and extrapolations of well flow rates and reservoir pressure. Estimates by different engineers often vary sometimes significantly. In addition, physical factors such as results of drilling, testing and production subsequent to the date of an estimate, as well as economic factors such as changes in product prices, may justify revision of such estimates. Because proved reserves are required to be estimated using recent prices of the evaluation, estimated reserve quantities can be significantly impacted by changes in product prices.

Accounting for Asset Retirement Obligation

Asset retirement obligations (“ARO”) primarily represent the estimated present value of the amount the Company will incur to plug, abandon and remediate its producing properties at the projected end of their productive lives, in accordance with applicable federal, state and local laws. The Company determined its ARO by calculating the present value of the estimated cash flows related to the obligation. The retirement obligation is recorded as a liability at its estimated present value as of the obligation’s inception, with an offsetting increase to proved properties.

Concentrations of Credit Risk and Other Risks and Uncertainties

The Company’s cash and cash equivalents are invested in federally uninsured readily available money market accounts and deposited with one financial institution in the U.S. with maturities of three months or less. At times, deposits in this institution may exceed the Federal Deposit Insurance Corporation (FDIC) or Securities Investors Protection Corporation (SIPC) limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which these deposits are held and of the money market funds and other entities in which these investments are made.

The Company’s oil and production revenue are exposed to volatile energy prices. The West Texas Intermediate (WTI) crude index can have a material impact on the Company’s operations and its ability to continue as a going concern.

Accrued Expenses

To prepare its financial statements, the Company estimates accrued expenses. The accrual process involves reviewing open contracts, communicating with personnel to identify services that have been performed on behalf of the Company and estimating the level of service performed and the associated cost incurred for the service when the Company has not yet been invoiced or otherwise notified of the actual cost. The Company makes estimates of accrued expenses as of each balance sheet date based on the facts and circumstances known to the Company at that time. Although the Company does not expect the estimates to be materially different from amounts actually incurred, if the estimates of the status and timing of services performed differs from the actual status and timing of services performed, the Company may report amounts that are too high or too low in any particular period. Historically, the estimated accrued liabilities have approximated actual expenses incurred. Subsequent changes in estimates may result in a material change in the accruals.

Fair Value Measurements

The accounting guidance defines fair value, establishes a consistent framework for measuring fair value and expands disclosure for each major asset and liability category measured at fair value on either a recurring or non-recurring basis. Fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the accounting guidance establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets.
Level 2: Inputs, other than the quoted prices in active markets that are observable either directly or indirectly.
Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The carrying values of the Company’s financial instruments such as cash, accounts payable, and accrued expenses approximate their respective fair values because of the short-term nature of those financial instruments.

Revenue Recognition

The Company accounts for revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers.

The Company accounts for a contract when it has been approved and committed to, each party’s rights regarding the goods or services to be transferred have been identified, the payment terms have been identified, the contract has commercial substance, and collectability is probable. Revenue is generally recognized net of allowances for returns and any taxes collected from customers and subsequently remitted to governmental authorities. Revenue recognition for multiple-element arrangements requires judgment to determine if multiple elements exist, whether elements can be accounted for as separate units of accounting, and if so, the fair value for each of the elements.

The Company recognizes revenue under ASC 606 when: (i) the Company receives notification of the successful sale of a load of crude oil to a buyer such as Plains Marketing, L.P. (ii) the buyer will provide a price based on the average monthly price of crude oil in the most recent month (iii) cash is received the following month from the crude oil buyer.

Inventory

At any time, the Company will have an inventory of crude oil in its supply tanks that is below the minimum purchase amount from a crude oil buyer. Due to volatile commodity prices and an inability to accurately measure crude oil inventories, the Company does not recognize revenue until a load of oil is successfully sold. As of December 31, 2019, and 2018, there was no inventory recognized as the amounts in the trucks was nominal and not measurable.

Income Taxes

The Company is a limited liability company with all income tax liabilities and/or benefits of the Company being passed through to the members. As such, no recognition of federal or state income taxes for the Company has been provided for in the accompanying financial statements. Any uncertain tax position taken by the members are not an uncertain position of the Company.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies that are adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

Going Concern

The Company has experienced recurring losses of $351,257 and $247,124 for the years ended December 31, 2019 and 2018, respectively, and has relied on members of the Company to contribute capital for operations which has resulted in the uncertainty of the Company’s ability to continue as a going concern.

These financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable period of time.

On March 27, 2020, the Company was acquired by Banner Energy Services, Inc for $3,000,000 with the consideration being paid in the form of debt. The Company’s owners agreed to be paid $1,200,000 of this $3,000,000 in the future and the remaining $1,800,000 was converted into shares of Banner Energy Services, Inc., who simultaneously with the acquisition of the Company, was sold to Ecoark Holdings, Inc.

Impact of COVID-19

The recent outbreak of COVID-19, which has been declared by the World Health Organization to be a pandemic, has spread across the globe and is impacting worldwide economic activity. A pandemic, including COVID-19, or other public health epidemic poses the risk that the Company or its employees, suppliers, and other partners may be prevented from conducting business activities at full capacity for an indefinite period of time, including due to spread of the disease within these groups or due to shutdowns that may be requested or mandated by governmental authorities. While it is not possible at this time to estimate the impact that COVID-19 could have on the Company’s business, the continued spread of COVID-19 and the measures taken by the governments of countries affected and in which the Company operates could disrupt the operation of the Company’s business. The COVID-19 outbreak and mitigation measures may also have an adverse impact on global economic conditions, which could have an adverse effect on the Company’s business and financial condition, including on its potential to conduct financings on terms acceptable to the Company, if at all. In addition, the Company may take temporary precautionary measures intended to help minimize the risk of the virus to its employees, including temporarily requiring all employees to work remotely, and discouraging employee attendance at in-person work-related meetings, which could negatively affect the Company’s business. The extent to which the COVID-19 outbreak impacts the Company’s results will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the virus and the actions to contain its impact.

NOTE 2: RESTRICTED CASH

On July 10, 2018, the Company sent $50,000 to the Texas Railroad Commission to establish an individual performance bond to secure the oil and gas wells assumed as a part of the Hartoil acquisition.

NOTE 3: REVENUE

The Company accounts for revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers, which the Company early adopted effective January 1, 2018. No cumulative adjustment to members equity was required, and the adoption did not have a material impact on our financial statements, as no material arrangements prior to the adoption were impacted by the new pronouncement.

The following table disaggregates the Company’s revenue by major source for the years ended December 31:

	2019	2018
Revenue:
Oil and Gas Production	$36,650	$18,915

	$36,650	$18,915

There were no significant contract asset or contract liability balances for all periods presented. The Company does not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less and (ii) contracts for which we recognize revenue at the amount to which we have the right to invoice for services performed.

Collections of the amounts billed are typically paid by the customers within 30 to 60 days.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of December 31:

	2019	2018
Workover rig	$50,000	$50,000
Accumulated depreciation and impairment	(7,917)	(2,917)
Property and equipment, net	$42,083	$47,083

Depreciation expense for the years ended December 31, 2019 and 2018 was $5,000 and $2,917, respectively.

NOTE 5: OIL AND GAS PROPERTIES

The Company’s holdings in oil and gas mineral lease (“OGML”) properties as of December 31 are as follows:

	2019	2018
Total OGML Properties	$581,738	$603,335

Cherry et al OGML including shallow drilling rights was acquired by the Company from Hartoil Company on July 1, 2018.

The following table summarizes the Company’s oil and gas activities by classification for the year ended December 31, 2019 and 2018:

Activity Category	December 31, 2018	Adjustments (1)	December 31, 2019
Proved Developed Producing Oil and Gas Properties
Cost	$283,000	$(141,608)	$141,392
Accumulated depreciation, depletion and amortization	(471)	(254)	(725)

Total	$282,529	$(141,862)	$140,667

Undeveloped and Non-Producing Oil and Gas Properties
Cost	$321,341	$122,026	$443,367
Accumulated depreciation, depletion and amortization	(535)	(1,761)	(2,296)

Total	$320,806	$120,265	$441,071

Grand Total	$603,335	$(21,597)	$581,738

(1)	Pursuant to the preliminary geology report

Activity Category	December 31, 2017	Adjustments (1)	December 31, 2018
Proved Developed Producing Oil and Gas Properties
Cost	$-	$283,000	$283,000
Accumulated depreciation, depletion and amortization	-	(471)	(471)

Total	$-	$282,529	$282,529

Undeveloped and Non-Producing Oil and Gas Properties
Cost	$-	$321,341	$321,341
Accumulated depreciation, depletion and amortization	-	(535)	(535)

Total	$-	$320,806	$320,806

Grand Total	$-	$603,335	$603,335

(1)	Pursuant to the preliminary geology report

NOTE 6: NOTES PAYABLE

One June 1, 2018 the Company entered into a $50,000 promissory note payable with Blue River, Inc. for the purchase of a workover rig. The note bears interest at 5% annually and matured on June 1, 2019. The note payable was not repaid until June 4, 2020, so was in technical default from June 2019 through the date of repayment. Interest expense for the years ended December 31, 2019 and 2018 was $2,500 and $1,459, respectively.

NOTE 7: ASSET RETIREMENT OBLIGATIONS

In conjunction with the approval permitting the Company to resume drilling in the existing fields, the Company has recorded an asset retirement obligation based upon the plan submitted in connection with the permit. The following table summarizes activity in the Company’s ARO for the years ended December 31, 2019 and 2018:

	2019	2018
Balance, beginning of year	$221,558	$-
Accretion expense	21,103	10,526
ARO liability acquired	-	211,032
Reclamation obligations settled	-	-
Additions and changes in estimates	(19,583)	-
Balance, end of year	$223,078	$221,558

NOTE 8: MEMBER’S EQUITY

The Company during the years ended December 31, 2019 and 2018 received contributions from its members into the partnership of $311,300 and $689,456, respectively and made no distributions to members.

NOTE 9: SUBSEQUENT EVENTS

On March 27, 2020, the Company entered into a Membership Interest Purchase Agreement (the “MIPA”) with Banner Midstream Corp (“Banner Midstream”) as a closing condition of a Stock Purchase Agreement (the “SPA”) with Banner Energy Services Corp (“Banner Energy”) to divest Banner Midstream to Ecoark Holdings, Inc. (“Ecoark”). The SPA was completed on March 27, 2020 immediately after the completion of the MIPA. Pursuant to the terms of the MIPA, the members of the Company exchanged their membership interests for a $1,800,000 seller note payable and a $1,200,000 short-term due to seller liability.

On June 4, 2020, the Company paid off the Note Payable to Blue River, Inc. in full including $5,000 of accrued interest payable.

5,882,358 Shares of

Common Stock

ECOARK HOLDINGS, INC.

PROSPECTUS

July , 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee, the Financial Industry Regulatory Authority, Inc., or FINRA, filing fee and the Nasdaq Capital Market listing fee.

Amount to be Paid
SEC registration fee	$839.88
Accounting fees and expenses	$7,500
Legal fees and expenses	$40,000
Transfer agent and registrar fees	$1,000
Miscellaneous fees and expenses	$2,000
Total	$50,844.64

Item 14. Indemnification of Directors and Officers.

Nevada Revised Statutes 78.7502 and 78.751 provide broad authority for the indemnification of directors, officers and certain other persons.

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138, or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liability pursuant to Nevada Revised Statute 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751 of the Nevada Revised Statutes provides that such indemnification may also include payment by the Company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if he shall be ultimately found not to be entitled to indemnification under Section 78.751. Indemnification may be provided even though the person to be indemnified is no longer a director, officer, employee or agent of the Company or such other entities.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

(a)	the creation of a trust fund;

(b)	the establishment of a program of self-insurance;

(c)	the securing of its obligations of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d)	the establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses of indemnification ordered by a court.

Any discretionary indemnification pursuant to Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)	by the stockholders;

(b)	by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d)	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Subsection 7 of Section 78.138 of the Nevada Revised Statutes provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the corporation’s articles of incorporation provides for greater individual liability.

Our bylaws provide that each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any threatened, pending, or completed action, suit or proceeding, whether formal or informal, civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director of or who is or was serving at our request as a director, officer, employee or agent of this or another corporation or of a partnership, joint venture, trust, other enterprise, or employee benefit plan (a “covered person”), whether the basis of such proceeding is alleged action in an official capacity as a covered person shall be indemnified and held harmless by us to the fullest extent permitted by applicable law, as then in effect, against all expense, liability and loss (including attorneys’ fees, costs, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who ceased to be a covered person and shall inure to the benefit of his or her heirs, executors and administrators.

However, no indemnification shall be provided hereunder to any covered person to the extent that such indemnification would be prohibited by Nevada state law or other applicable law as then in effect, nor, with respect to proceedings seeking to enforce rights to indemnification, shall we indemnify any covered person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person except where such proceeding (or part thereof) was authorized by our board of directors, nor shall we indemnify any covered person who shall be adjudged in any action, suit or proceeding for which indemnification is sought, to be liable for any negligence or intentional misconduct in the performance of a duty.

Our directors may cause us to purchase and maintain insurance for the benefit of a person who is or was serving as a director, officer, employee or agent of us or of a corporation of which we are or were a stockholder and his heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities.

Dollar amounts and number of shares in this Item 15 are expressed in thousands, except per share amounts.

On May 10, 2020, the Company entered into letter agreements (the “Letter Agreements”) with accredited institutional investors (the “Investors”) holding 1,379 Common Stock Purchase Warrants issued on November 13, 2019 with an exercise price of $0.725 (“$0.725 Warrants”) and holding 5,882,358 Common Stock Purchase Warrants with an exercise price of $0.90 (“$0.90 Warrants and, collectively with the $0.725 Warrants, the “Existing Warrants”). In consideration for the investors exercising in full all of the Existing Warrants (the “Warrant Exercise”) on or before May 18, 2020, the Company has agreed to issue the investors Common Stock Purchase Warrants (“New Warrants”) pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, to purchase up to a number of shares of Common Stock equal to 100% the number of shares issued upon the exercise of the $0.90 Warrants pursuant to the Warrant Exercise, which New Warrant shall be substantially in the form of the $0.90 Warrants, except for that the exercise price of the New Warrant shall be equal to $1.10.

Trend Discovery SPV I, LLC

The Company converted all principal and interest in the Trend Discovery SPV I, LLC credit facility, into the Company’s common stock on March 31, 2020. The conversion includes the issuance of 3,855 shares of common stock at $0.73 per share to convert approximately $2.5 million of principal and $0.3 million of accrued interest. The shares were issued to the investor without registration under the Securities Act of 1933, as amended, based upon exemptions from registration provided under Section 4(2) of the Act and Regulation D promulgated thereunder. The issuances did not involve any public offering. No general solicitation or general advertising was used in connection with the offering.

Banner Energy Services Corp.

On March 27, 2020, the Company and Banner Energy Services Corp., also a Nevada corporation (“Banner Parent”), entered into a Stock Purchase and Sale Agreement (the “Purchase Agreement”) to acquire Banner Midstream Corp., a Delaware corporation (“Banner OpCo”). Pursuant to the acquisition, Banner OpCo will become a wholly-owned subsidiary of the Company and Banner Parent, the sole stockholder of Banner OpCo, will receive shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) in exchange for all of the issued and outstanding shares of Banner OpCo.

The Company shall issue 8,945 of Ecoark common stock (which Banner Parent shall issue to certain of its noteholders) and assume up to $11,774 in short-term and long-term debt of Banner OpCo. The Common Stock issued pursuant to the Purchase Agreement will not be registered under the Securities Act of 1933, as amended, by reason of a specific exemption from the registration provisions of the Securities Act, which depends, in part, upon the accuracy of the Banner Parent’s representations as expressed in the Purchase Agreement will be “restricted securities” under applicable U.S. federal securities Laws and may be disposed of only pursuant to an effective registration statement under the Securities Act or an exemption from registration under the Securities Act.

Ecoark Holdings Series B Preferred Stock

On August 21, 2019 (the “Effective Date”), the Company and two accredited investors entered into a Securities Purchase Agreement pursuant to which the Company sold and issued to the investors an aggregate of 2 shares of Series B Convertible Preferred Stock, par value $0.001 per share at a price of $1,000 per share.

Pursuant to the Securities Purchase Agreement, the Company issued to each investor a warrant (a “Warrant”) to purchase a number of shares of common stock of the Company, par value $0.001 per share (“Common Stock”), equal to the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock purchased by the investor. Each Warrant has an exercise price equal to $0.51, subject to full ratchet price only anti-dilution provisions in accordance with the terms of the Warrants (the “Exercise Price”), and is exercisable for five years after the Effective Date. In addition, if the market price of the Common Stock on the 11 month anniversary of the closing date of the offering is less than $0.51, holder of the warrants shall be entitled to receive additional shares of common stock based on the number of shares of common stock that would have been issuable upon conversion of the Series B Convertible Preferred Stock had the initial conversion price been equal to the market price at such time (but not less than $0.25) less the number of shares of common stock issued or issuable upon exercise of the Series B Convertible Preferred Stock based on the $0.51 conversion price.

The Company also agreed to amend the current exercise price of the warrants that the investors received in connection with the Securities Purchase Agreements dated March 14, 2017 (the “March Warrants”) and May 22, 2017 (the “May Warrants” and, together with the March Warrants, the “Existing Securities”). The Existing Securities have a current exercise price of $0.59, which was amended from $2.50 on July 12, 2019. The current exercise price for the Existing Securities shall be amended to reduce the exercise price to $0.51 on August 21, 2019, subject to adjustment pursuant to the provisions of the Existing Securities.

Each share of the Series B Preferred Stock has a par value of $0.001 per share and a stated value equal to $1,000 (the “Stated Value”) and is convertible at any time at the option of the holder into the number of shares of Common Stock determined by dividing the stated value by the conversion price of $0.51, subject to certain limitations and adjustments (the “Conversion Price”).

The Company received gross proceeds from the Private Placement of $2,000, before deducting transaction costs, fees and expenses payable by the Company. The Company intends to use the net proceeds of the Private Placement to support the Company’s general working capital requirements.

On August 21, 2019, the Company issued 300 shares of common stock to advisors that assisted with the securities purchase agreement and exchange agreement. The value of the 300 shares of common stock which the Company issued on August 21, 2019 to advisors for services were approximately one hundred and fifty thousand U.S. dollars.

On October 15, 2019, nearly all the Series B Preferred Stock shares were converted into 3,761 shares of Common Stock.

Ecoark Holdings Series C Preferred Stock

On November 11, 2019, the Company and two accredited investors (each an “Investor” and, collectively, the “Investors”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) pursuant to which the Company sold and issued to the Investors an aggregate of 1 shares of Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), at a price of $1,000 per share (the “Private Placement”).

Pursuant to the Securities Purchase Agreement, the Company issued to each Investor a warrant (a “Warrant”) to purchase a number of shares of common stock of the Company, par value $0.001 per share (“Common Stock”), equal to the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock purchased by the Investor. Each Warrant has an exercise price equal to $0.73, subject to full ratchet price only anti-dilution provisions in accordance with the terms of the Warrants (the “Exercise Price”), and is exercisable for five years after the Effective Date. In addition, if the market price of the Common Stock for the five trading days prior to July 22, 2020 is less than $0.73, holder of the warrants shall be entitled to receive additional shares of common stock based on the number of shares of common stock that would have been issuable upon conversion of the Series C Convertible Preferred Stock had the initial conversion price been equal to the market price at such time (but not less than $0.25) less the number of shares of common stock issued or issuable upon exercise of the Series C Convertible Preferred Stock based on the $0.73 conversion price.

Each share of the Series C Preferred Stock has a par value of $0.001 per share and a stated value equal to $1,000 (the “Stated Value”) and is convertible at any time at the option of the holder into the number of shares of Common Stock determined by dividing the stated value by the conversion price of $0.73, subject to certain limitations and adjustments (the “Conversion Price”).

The Company received gross proceeds from the Private Placement of $1,000, before deducting transaction costs, fees and expenses payable by the Company. The Company intends to use the net proceeds of the Private Placement to support the Company’s general working capital requirements.

The Series B Preferred Stock and the Series C Preferred Stock were issued to accredited investors pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder.

Other Transactions

No underwriters were involved in the foregoing issuances of securities. The issuances of shares of common stock described in this subsection were issued pursuant to Section 4(a)(2) under the Securities Act as transactions by an issuer not involving any public offering.

In the quarter ended December 31, 2019, the Company issued 248 shares of common stock for services rendered. Further, in the third quarter ended December 31, 2019, the Company issued 247 shares of common stock for services to be rendered in 2020.

The Company issued 300 shares in May 2017 for the acquisition of 440labs valued at $1,500.

The Company issued 300 shares in May 2017 upon the execution of employment agreements with employees of 440labs valued at $1,500 recorded as share-based compensation.

In May 2017, the Company issued 49 shares for the cashless exercise of 100 warrants to a consultant. The remaining 51 shares were forfeited.

On August 9, 2018, the Company entered into an Amendment to Common Stock Warrant with the institutional purchasers in the March 17, 2017 and May 22, 2017 that modified the purchase price of the March 17, 2017 warrants from $5.00 per share to $2.50 per share and modified the purchase price of the May 22, 2017 warrants from $5.50 per share to $2.50 per share. The reductions in the exercise prices resulted in charges resulting from the changes in fair value of the derivative liabilities of $845 and $1,635 for the March 17 and May 22 warrants, respectively. (see Securities Purchase Agreements – Institutional Funds on page F-32). The Company issued the shares of its common stock in reliance on exemptions from registration provided by Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated thereunder.

On August 14, 2018, the Company completed a private placement agreement related to the issuance and sale of 2,969 shares of common stock that raised $4,221 (net of fees) to institutional investors. The investors also received 2,969 warrants exercisable into common stock at an exercise price of $2.09. The Company also provided 208 warrants at an exercise price of $1.92 to the investment banker in the transaction. The warrants due to certain embedded features that preclude equity treatment are accounted for under liability accounting and are fair valued at each reporting period. The Company uses the Black Scholes option pricing model for determining fair value of the warrants at the end of each period. Of the total net proceeds of $4,221, $2,892 were determined to be warrant liabilities, and $322 of the fees that were considered related to liabilities were charged to other expense. A reduction in the exercise price to $1.34 for the March 16, 2018 and August 14, 2018 warrants resulted in a charge due to the change in fair value of the derivative liabilities of $260. (see Securities Purchase Agreements – Institutional Funds on page F-32). The Company issued the shares of its common stock in reliance on exemptions from registration provided by Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated thereunder.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

The exhibits to the registration statement are listed in the Exhibit Index attached hereto and are incorporated by reference herein.

(b)	Financial Statement Schedules.

All other schedules are omitted because they are not required, are not applicable, or the information is included in the financial statements or the related notes to financial statements thereto.

Item 17. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit No.	Description of Exhibit
(2)	Plan of acquisition, reorganization, arrangement, liquidation or succession
2.1	Agreement and Plan of Merger by and between Magnolia Solar Corporation and Ecoark Inc. dated as of January 29, 2016, incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated and filed with the SEC as of February 4, 2016 (File No. 000-53361).
(3)	(i) Articles of Incorporation; and (ii) Bylaws
3.1	Articles of Incorporation, incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on June 13, 2008 (File No. 333-151633).
3.2	Amended and Restated Bylaws, incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC as of January 7, 2010 (File No. 000-53361).
3.3	Certificate of Amendment of Certificate of Incorporation of Magnolia Solar Corporation, incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the SEC as of March 24, 2016 (File No. 000-53361).
3.4	Certificate of Amendment to the Bylaws of Ecoark Holdings, Inc., incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K filed with the SEC as of April 14, 2016 (File No. 000-53361).
3.5	Amended and Restated Bylaws of Ecoark Holdings, Inc., incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC as of April 28, 2017 (File No. 000-53361).
3.6	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock dated as of November 12, 2019, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated and filed with the SEC as of November 12, 2019 (File No. 000-53361).
3.7	Certificate of Amendment to Articles of Incorporation of Ecoark Holdings, Inc., incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC as of April 7, 2020 (File No. 000-53361).
(4)	Instruments defining the rights of securities holders
4.1	Magnolia Solar Corporation 2013 Incentive Stock Plan, incorporated by reference to the Company’s Registration Statement on Form S-8 filed with the SEC as of February 7, 2013 (File No. 333-186505)
(5)	Opinion re legality
5.1	Opinion of Carmel, Milazzo & Feil LLP
(10)	Material Contracts
10.1	Form of Modification Agreement between Magnolia Solar Corporation and holders of Original Issue Discount Senior Secured Convertible Notes and Warrants, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC as of February 4, 2016 (File No. 000-53361).
10.2	Form of Subscription Agreement, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC as of April 6, 2016 (File No. 000-53361).
10.3	Form of Common Stock Purchase Warrant, incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-1 filed with the SEC as of April 29, 2016 (File No. 333-211045).
10.4	Form of Subscription Agreement, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K/A filed with the SEC as of May 4, 2016 (File No. 000-53361).
10.5	Form of Common Stock Purchase Warrant, incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K/A filed with the SEC as of May 4, 2016 (File No. 000-53361).
10.6	Share Exchange Agreement by and between Pioneer Products, LLC, Sable Polymer Solutions, LLC and Ecoark Holdings, Inc., dated as of May 3, 2016, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC as of May 9, 2016 (File No. 000-53361).
10.7	Master License Agreement by and between Magnolia Solar, Inc. and Magnolia Optical Technologies, Inc., dated as of April 30, 2008, incorporated by reference to Exhibit 10.8 to the Company’s Amended Registration Statement on Form S-1/A filed with the SEC as of June 17, 2016 (File No. 333-211045).
10.8	Share Exchange Agreement by and between Ecoark Holdings, Inc., Eco3D, LLC and Ken Smerz and Ted Mort, dated as of September 22, 2016, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC as of September 28, 2016 (File No. 000-53361).
10.9	Form of 10% Secured Convertible Promissory Note of Ecoark Holdings, Inc., incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC as of January 13, 2017 (File No. 000-53361).
10.10	Purchase Agreement by and between Ecoark Holdings, Inc. and Reddiamond Partners LLC, dated as of January 13, 2017, incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC as of January 13, 2017 (File No. 000-53361).
10.11	Form of 10% Secured Convertible Promissory Note of Ecoark Holdings, Inc., incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC as of March 6, 2017 (File No. 000-53361).
10.12	Form of Securities Purchase Agreement, dated March 14, 2017, by and between Ecoark Holdings, Inc. and various purchasers named therein, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC as of March 14, 2017 (File No. 000-53361).
10.13	Form of Warrant Agreement of Ecoark Holdings, Inc., dated March 14, 2017, by and between Ecoark Holdings, Inc. and various purchasers of common stock, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC as of March 14, 2017 (File No. 000-53361).
10.14	Form of Warrant Agreement of Ecoark Holdings, Inc., dated March 31, 2017, by and between Ecoark Holdings, Inc. and various holders of convertible debt, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC as of April 3, 2017 (File No. 000-53361).

10.15	Form of Asset Purchase Agreement, dated as of April 10, 2017 by and among Eco3d Acquisition LLC, the Company, and Eco3d LLC, an indirect wholly-owned subsidiary of the Company, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC as of April 14, 2017 (File No. 000-53361).
10.16	Form of Securities Purchase Agreement, dated May 22, 2017, by and between Ecoark Holdings, Inc. and various purchasers named therein, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC as of May 23, 2017 (File No. 000-53361).
10.17	Form of Warrant Agreement of Ecoark Holdings, Inc., dated May 22, 2017, by and between Ecoark Holdings, Inc. and various purchasers of common stock, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC as of May 23, 2017 (File No. 000-53361).
10.18	Exchange Agreement, entered into on May 18, 2017 by and among the Company, Zest Labs, Inc., 440labs, Inc., SphereIt, LLC and certain other parties, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC as of May 24, 2017 (File No. 000-53361).
10.19	Ecoark Holdings, Inc. 2017 Omnibus Incentive Plan, effective June 13, 2017 (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8 dated and filed with the SEC on June 14, 2017 (File No. 333-218748).
10.20	Form of Stock Option Agreement under the Ecoark Holdings, Inc. 2017 Omnibus Incentive Plan, incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC as of June 20, 2017 (File No. 000-53361).
10.21	Form of Restricted Stock Award Agreement under the Ecoark Holdings, Inc. 2017 Omnibus Incentive Plan, incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC as of June 20, 2017 (File No. 000-53361).
10.22	Form of Restricted Stock Unit Award Agreement under the Ecoark Holdings, Inc. 2017 Omnibus Incentive Plan, incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC as of June 20, 2017 (File No. 000-53361).
10.23	Form of Securities Purchase Agreement, dated March 14, 2018, by and between Ecoark Holdings, Inc. and various purchasers named therein, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC as of March 20, 2018 (File No. 000-53361).
10.24	Form of Warrant Agreement of Ecoark Holdings, Inc., dated March 14, 2018, by and between Ecoark Holdings, Inc. and various purchasers of common stock, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC as of March 20, 2018 (File No. 000-53361).
10.25	Separation Agreement between the Company and Jay Puchir, dated May 11, 2018, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC as of May 17, 2018 (File No. 000-53361).
10.26	Asset Purchase Agreement, dated as of August 8, 2018, by and among Virterras Materials US LLC, Sable Polymer Solutions, LLC, Pioneer Products, LLC, Ecoark, Inc., and Ecoark Holdings, Inc., incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC as of August 13, 2018 (File No. 000-53361).
10.27	Form of Loan and Security Agreement, dated December 28, 2018, by and between Trend Discovery SPV I, LLC and Ecoark Holdings, Inc., incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC as of January 4, 2019 (File No. 000-53361).
10.28	Form of Exchange Agreement of Ecoark Holdings, Inc., dated October 28, 2019, by and between Ecoark Holdings, Inc. and the investor signatory thereto, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC as of October 28, 2019 (File No. 000-53361).
10.29	Form of Common Stock Purchase Warrant, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC as of November 12, 2019 (File No. 000-53361).
10.30	Form of Registration Rights Agreement, dated as of November 13, 2019, by and between Ecoark, Inc. and various purchasers named therein, incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC as of November 12, 2019 (File No. 000-53361).
10.31	Securities Purchase Agreement, dated November 11, 2019, by and between Ecoark Holdings, Inc. and various purchasers named therein, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC as of November 12, 2019 (File No. 000-53361).
10.32	Form of Letter Agreement, dated as of January 26, 2020, by and between Ecoark, Inc. and various purchasers named therein, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC as of January 30, 2020 (File No. 000-53361).
10.33	Form of Replacement Warrant, incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC as of January 30, 2020 (File No. 000-53361).
10.34	Stock Purchase and Sale Agreement, dated March 27, 2020, by and between Ecoark Holdings, Inc. and Banner Energy Services Corp., incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC as of April 2, 2020 (File No. 000-53361).
10.35	Form of Letter Agreement, dated as of May 9, 2020, by and between Ecoark, Inc. and various purchasers named therein, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC as of May 11, 2020 (File No. 000-53361).
10.36	Form of Replacement Warrant, incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC as of May 11, 2020 (File No. 000-53361).
(16)	Letter re change in certifying accountant
16.1	Letter from KBL, LLP dated November 19, 2019 (incorporated by reference to Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC as of November 19, 2018 (File No. 000-53361).

(21)	Subsidiaries of the Registrant
21.1	List of Subsidiaries
(23)	Consents of Experts and Counsel
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Carmel, Milazzo & Feil LLP (contained in Exhibit 5.1)
23.3	Consent of Independent Registered Public Accounting Firm
23.4	Consent of Independent Registered Public Accounting Firm
23.5	Consent of Independent Registered Public Accounting Firm
(99)	Additional Exhibits
99.1	Press Release dated August 1, 2018 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K/A filed with the SEC as of August 1, 2018 (File No. 000-53361).
99.2	Press Release dated March 13, 2019 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC as of March 15, 2019 (File No. 000-53361).
99.3	Press Release dated November 11, 2019 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC as of November 12, 2019 (File No. 000-53361).
99.4	Press Release dated January 27, 2020 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC as of January 30, 2020 (File No. 000-53361).
99.5	Press Release dated March 31, 2020 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC as of April 2, 2020 (File No. 000-53361).
99.6	Press Release dated April 6, 2020 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC as of April 7, 2020 (File No. 000-53361).
(101)	Interactive Data Files
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Frisco, State of Texas, on July 22, 2020.

Ecoark Holdings, Inc.
(Registrant)

By:	/s/ RANDY S. MAY
Randy S. May
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: July 22, 2020	By:	/s/ RANDY S. MAY
Randy S. May
Chief Executive Officer
(Principal Executive Officer)

Date: July 22, 2020	By:	/s/ WILLIAM B. HOAGLAND
William B. Hoagland
(Principal Financial Officer and Principal Accounting Officer)

Date: July 22, 2020	By:	/s/ STEVEN K. NELSON
Steven K. Nelson
Director

Date: July 22, 2020	By:	/s/ PETER A. MEHRING
Peter A. Mehring
Director

Date: July 22, 2020	By:	/s/ GARY M. METZGER
Gary M. Metzger
Director

Date: July 22, 2020	By:	/s/ JOHN P. CAHILL
John P. Cahill
Director